CREDIT AGREEMENT

among

EXIDE TECHNOLOGIES,

CERTAIN OTHER U.S. ABL BORROWERS,

EXIDE GLOBAL HOLDING NETHERLANDS C.V.,

VARIOUS LENDING INSTITUTIONS

and

DEUTSCHE BANK AG NEW YORK BRANCH,

as Administrative Agent

Dated as of May 15, 2007

MERRILL LYNCH CAPITAL,
a division of Merrill Lynch Business Financial Services Inc.
and
WELLS FARGO FOOTHILL, LLC,
as Documentation Agents,

CREDIT SUISSE SECURITIES (USA) LLC
and
WACHOVIA CAPITAL MARKETS, LLC,
as Syndication Agents

and

DEUTSCHE BANK SECURITIES INC.
and
CREDIT SUISSE SECURITIES (USA) LLC,
as Joint Lead Arrangers and Joint Bookrunners

CREDIT AGREEMENT, dated as of May 15, 2007, among EXIDE TECHNOLOGIES, a Delaware corporation (“Exide U.S.” or the “U.S. Borrower”), each Domestic Subsidiary of Exide U.S. set forth on the signature pages hereto (together with Exide U.S. and any other Domestic Subsidiary of Exide U.S. that becomes a U.S. ABL Borrower pursuant to Section 8.11, a “U.S. ABL Borrower” and, collectively, the “U.S. ABL Borrowers”), EXIDE GLOBAL HOLDING NETHERLANDS C.V., a limited partnership organized under the laws of The Netherlands (the “European Borrower” and, together with the U.S. ABL Borrowers, collectively, the “ABL Borrowers”), the Lenders from time to time party hereto and DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, subject to and upon the terms and conditions herein set forth, the Lenders are willing to make available to the Borrowers the respective credit facilities provided for herein;

WHEREAS, extensions of credit hereunder to the U.S. Borrower shall be fully guaranteed (as more fully provided and described herein) by the U.S. Credit Parties; and

WHEREAS, extensions of credit hereunder to the U.S. ABL Borrowers shall be made to them on a joint and several basis, and shall be fully guaranteed (as more fully provided and described herein) by the U.S. Credit Parties; and

WHEREAS, the extensions of credit to the European Borrower hereunder shall be guaranteed (as more fully provided and described herein) by the U.S. Credit Parties and the Foreign Credit Parties; and

WHEREAS, all obligations of the U.S. Credit Parties hereunder (whether as borrowers or guarantors) shall be secured pursuant to the relevant U.S. Security Documents executed and delivered by the U.S. Credit Parties on the basis set forth in the Guaranty and Security Principles and shall be subject to the ABL/TL Intercreditor Provisions; and

WHEREAS, all obligations of the European Borrower shall be secured pursuant to the relevant Security Documents executed and delivered by the Credit Parties on the basis set forth in the Guaranty and Security Principles and shall (as more fully provided and described herein) be subject to the ABL/TL Intercreditor Provisions; and

WHEREAS, this Agreement (and all Lenders from time to time party hereto) shall be subject to the terms and conditions of the Existing Intercreditor Agreement; and

WHEREAS, subject to the terms and conditions of this Agreement and the other Credit Documents, and subject to the terms of the ABL/TL Intercreditor Provisions, the Guaranty and Security Principles and the Existing Intercreditor Agreement, the Lenders are willing to make available to the Borrowers the respective credit facilities provided for herein;

NOW, THEREFORE, IT IS AGREED:

SECTION 1. Amount and Terms of Credit.

1.01	Commitments.

(a) U.S. Borrower Term Loans. Subject to and upon the terms and conditions set forth herein, (x) each Lender with a U.S. Borrower Term Loan Commitment on the Initial Borrowing Date severally agrees to make a term loan (each a “U.S. Borrower Term Loan” and, collectively, the “U.S. Borrower Term Loans”) to the U.S. Borrower on such date, which U.S. Borrower Term Loans:

(i) shall be incurred by the U.S. Borrower pursuant to a single drawing on the Initial Borrowing Date for the purposes described in Section 7.05(a);

(ii) shall be denominated in U.S. Dollars;

(iii) except as hereafter provided, shall, at the option of the U.S. Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that (A) except as otherwise specifically provided in Section 1.10(b), all U.S. Borrower Term Loans made as part of the same Borrowing shall at all times consist of U.S. Borrower Term Loans of the same Type and (B) unless the Administrative Agent has determined that the Syndication Date has occurred (at which time this clause (B) shall no longer be applicable), prior to the 60th day after the Initial Borrowing Rate, Euro Rate Loans shall be restricted to one month Interest Periods (or such shorter periods as may be required by the Administrative Agent) at all times, with the first such Interest Period for Eurodollar Loans to begin not sooner than 7 Business Days after the Initial Borrowing Date and with any subsequent Interest Periods for each Tranche to begin on the last day of the prior Interest Period theretofore in effect for such Tranche; and

(iv) shall be made by each Lender in that initial aggregate principal amount as is equal to the U.S. Borrower Term Loan Commitment of such Lender on the Initial Borrowing Date (before giving effect to the termination thereof on such date pursuant to Section 3.03(b)).

Once repaid, U.S. Borrower Term Loans incurred hereunder may not be reborrowed.

(b) European Borrower U.S. Dollar Term Loans. Subject to and upon the terms and conditions set forth herein, each Lender with a European Borrower U.S. Dollar Term Loan Commitment severally agrees to make a term loan (each, an “European Borrower U.S. Dollar Term Loan” and, collectively, the “European Borrower U.S. Dollar Term Loans”) to the European Borrower, which European Borrower U.S. Dollar Term Loans:

(i) shall be incurred by the European Borrower pursuant to a single drawing on the Initial Borrowing Date for the purposes described in Section 7.05(a);

(ii) shall be denominated in U.S. Dollars;

(iii) except as hereafter provided, shall, at the option of the European Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that (A) except as otherwise specifically provided in Section 1.10(b), all European Borrower U.S. Dollar Term Loans made as part of the same Borrowing shall at all times consist of European Borrower U.S. Dollar Term Loans of the same Type and (B) unless the Administrative Agent has determined that the Syndication Date has occurred (at which time this clause (B) shall no longer be applicable), prior to the 60th day after the Initial Borrowing Date, Euro Rate Loans shall be restricted to one month Interest Periods (or such shorter periods as may be required by the Administrative Agent) at all times, with the first such Interest Period for Eurodollar Loans to begin not sooner than 7 Business Days after the Initial Borrowing Date and with any subsequent Interest Periods for each Tranche to begin on the last day of the prior Interest Period theretofore in effect for such Tranche; and

(iv) shall be made by each Lender in that initial aggregate principal amount as is equal to the European Borrower U.S. Dollar Term Loan Commitment of such Lender on the Initial Borrowing Date (before giving effect to the termination thereof on such date pursuant to Section 3.03(c)).

Once repaid, European Borrower U.S. Dollar Term Loans incurred hereunder may not be reborrowed.

(c) European Borrower Euro Term Loans. Subject to and upon the terms and conditions set forth herein, each Lender with a European Borrower Euro Term Loan Commitment severally agrees to make a term loan (each, an “European Borrower Euro Term Loan” and, collectively, the “European Borrower Euro Term Loans”) to the European Borrower, which European Borrower Euro Term Loans:

(i) shall be incurred by the European Borrower pursuant to a single drawing on the Initial Borrowing Date for the purposes described in Section 7.05(a);

(ii) shall (subject to Section 1.14) be denominated in Euros;

(iii) except as hereafter provided, shall, at the option of the European Borrower, be incurred and maintained as, and/or (subject to Section 1.09) split into, one or more Borrowings of European Borrower Euro Term Loans; provided that unless the Administrative Agent has determined that the Syndication Date has occurred, (at which time this proviso shall no longer be applicable), prior to the 60th day after the Initial Borrowing Date, Euro Rate Loans shall be restricted to one month Interest Periods (or such shorter periods as may be required by the Administrative Agent) at all times, with the first such Interest Period for European Borrower Euro Term Loans to begin on the Initial Borrowing Date and with any subsequent Interest Periods for European Borrower Euro Term Loans to begin on the last day of the prior Interest Period theretofore in effect for such Tranche; and

(iv) shall be made by each Lender in that initial aggregate principal amount as is equal to the European Borrower Euro Term Loan Commitment of such Lender on the Initial Borrowing Date (before giving effect to the termination thereof on such date pursuant to Section 3.03(d)).

Once repaid, European Borrower Euro Term Loans incurred hereunder may not be reborrowed.

(d) Revolving Loans. Subject to and upon the terms and conditions set forth herein (including, without limitation, the conditions set forth in Section 6), each ABL Lender severally agrees to make, at any time and from time to time on or after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, (x) a revolving loan or revolving loans to the U.S. ABL Borrowers (on a joint and several basis) (each, a “U.S. ABL Borrowers Revolving Loan” and, collectively, the “U.S. ABL Borrowers Revolving Loans”) and (y) a revolving loan or revolving loans to the European Borrower (each, a “European Borrower Revolving Loan” and, collectively, the “European Borrower Revolving Loans” and, together with the U.S. ABL Borrowers Revolving Loans, each a “Revolving Loan” and, collectively, the “Revolving Loans”), which Revolving Loans:

(i) shall, be made and maintained in the respective Available Currency elected by the U.S. ABL Borrowers or the European Borrower, as the case may be;

(ii) except as hereafter provided, shall, at the option of the U.S. ABL Borrowers or the European Borrower, be incurred and maintained as, and/or converted into, one or more Borrowings of Base Rate Loans or Eurodollar Loans (if the Available Currency elected is U.S. Dollars) or Euro Denominated Revolving Loans, (if the Available Currency elected is Euros), provided that (A) except as otherwise specifically provided in Section 1.10(b), all Revolving Loans made as part of the same Borrowing shall at all times consist of Revolving Loans of the same Type, and (B) unless the Administrative Agent has determined that the Syndication Date has occurred (at which time this clause (B) shall no longer be applicable), (1) Borrowings of Revolving Loans to be maintained as Eurodollar Loans shall be restricted to one month Interest Periods (or such shorter periods as may be required by the Administrative Agent) at all times with the first such Interest Period for such Eurodollar Loans to begin not sooner than 7 Business Days after the Initial Borrowing Date and with any subsequent Interest Periods applicable to Eurodollar Loans of such Tranche to begin on the last day of the prior Interest Period theretofore in effect for Eurodollar Loans of such Tranche and (2) all Borrowings of Euro Denominated Revolving Loans shall have Interest Periods of one month (or such shorter periods as may be required by the Administrative Agent);

(iii) may be repaid and reborrowed in accordance with the provisions hereof;

(iv) shall not be made (and shall not be required to be made) by any ABL Lender in any instance where the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause (x) the Individual RL Facility Exposure of such ABL Lender to exceed the amount of its Revolving Loan Commitment at such time, or (y) the Aggregate RL Facility Exposure to exceed the Total Revolving Loan Commitment at such time; and

(v) subject to Section 16, which are denominated in Euros and are required to be made by a Participating Specified Foreign Currency Lender, shall be made by the Fronting Lender;

provided that the European Borrower shall have no liability under this Agreement with respect to any U.S. ABL Borrowers Revolving Loans which may be extended to, and which shall constitute obligations of, the U.S. ABL Borrowers.

(e) Swingline Loans. Subject to and upon the terms and conditions set forth herein (including, without limitation, the conditions set forth in Section 6), the Swingline Lender agrees to make, at any time and from time to time on or after the Initial Borrowing Date and prior to the Swingline Expiry Date (x) a revolving loan or revolving loans to the U.S. ABL Borrowers (on a joint and several basis) (each, a “U.S. ABL Borrowers Swingline Loan” and, collectively, the “U.S. ABL Borrowers Swingline Loans”) and (y) a revolving loan or revolving loans to the European Borrower (each, a “European Borrower Swingline Loan” and, collectively, the “European Borrower Swingline Loans” and, together with the U.S. ABL Borrowers Swingline Loans, each a “Swingline Loan” and, collectively, the “Swingline Loans”), which Swingline Loans:

(i) shall, be made and maintained in the respective Available Currency elected by U.S. ABL Borrowers or the European Borrower, as the case may be;

(ii) shall be made and maintained as Base Rate Loans (if the Available Currency elected is U.S. Dollars) or Euro Denominated Swingline Loans (if the Available Currency elected is Euros);

(iii) may be repaid and reborrowed in accordance with the provisions hereof;

(iv) shall not be made (and shall not be required to be made) if the making of same would cause the Aggregate RL Facility Exposure (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) to exceed the Total Revolving Loan Commitment at such time; and

(v) shall not exceed in aggregate principal amount at any time outstanding (taking the U.S. Dollar Equivalents of all amounts in Euros), the Maximum Swingline Amount.

Notwithstanding anything to the contrary contained in this Section 1.01(e), (x) the Swingline Lender shall not be obligated to make any Swingline Loans at a time when a Lender Default exists with respect to any ABL Lender unless the Swingline Lender has entered into arrangements satisfactory to it to eliminate the Swingline Lender’s risk with respect to the Defaulting Lender’s or Defaulting Lenders’ refunding obligations (through the requirement that Mandatory Borrowings be made from time to time) in respect of such Swingline Loans including by cash collateralizing (in the relevant currency or currencies) such Defaulting Lender’s or Defaulting Lenders’ RL Facility Percentages of the outstanding Swingline Loans, and (y) the Swingline Lender shall not make any Swingline Loan after it has received written notice from any Borrower, any other Credit Party or the ABL Required Lenders stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice (A) of rescission of all such notices from the party or parties originally delivering such notice or notices or (B) of the waiver of such Default or Event of Default by the ABL Required Lenders. The European Borrower shall have no liability under this Agreement with respect to any U.S. ABL Borrowers Swingline Loans which may be extended to, and shall constitute obligations of, the U.S. ABL Borrowers.

(f) Refunding of Swingline Loans. On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the ABL Lenders (which notice the Swingline Lender shall provide to the ABL Lenders not less than once during each week that any Swingline Loans are outstanding) that the outstanding U.S. ABL Borrowers Swingline Loans or European Borrower Swingline Loans in a given Available Currency shall be funded with a Borrowing of U.S. ABL Borrowers Revolving Loans or European Borrower Revolving Loans, as the case may be, in such Available Currency (provided that such notice shall be deemed to have been automatically given with respect to all outstanding Swingline Loans upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10), in which case a Borrowing of U.S. ABL Borrowers Revolving Loans or European Borrower Revolving Loans, as the case may be, denominated in the respective Available Currency (each such Borrowing, a “Mandatory Borrowing”) shall be made on the third succeeding Business Day by all ABL Lenders pro rata based on each such ABL Lender’s RL Facility Percentage and the proceeds thereof shall be applied directly to the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each ABL Lender hereby irrevocably agrees to make U.S. ABL Borrowers Revolving Loans (in the case of a refunding of U.S. ABL Borrowers Swingline Loans) and European Borrower Revolving Loans (in the case of a refunding of European Borrower Swingline Loans) in the relevant Available Currency or Available Currencies upon three Business Days’ notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the minimum amount for Borrowings otherwise required hereunder, (ii) whether any conditions specified in Section 6 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing, (v) the amount of the Total Revolving Loan Commitment at such time and (vi) the amount of the Revolving Loan Commitment of such ABL Lender at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under any bankruptcy, reorganization, dissolution, insolvency, receivership, administration or liquidation or similar law with respect to any Borrower), then each ABL Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from any Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in such outstanding Swingline Loans as shall be necessary to cause such ABL Lenders to share in such Swingline Loans ratably based upon their respective RL Facility Percentages, provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing ABL Lender shall be required to pay the Swingline Lender interest on the principal amount of the participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate otherwise applicable to Revolving Loans made in the relevant Available Currency.

(g) Borrowing Base Reserves. Notwithstanding anything to the contrary in Sections 1.01(d) or (e), Section 6.03 or elsewhere in this Agreement, the Administrative Agent and the Collateral Agent shall have the right to establish reserves by reference to the most recently delivered Borrowing Base Certificate, against any Borrowing Base in amounts which are equal to (i) sums in respect of Priority Payables (which, for the purposes of calculating the applicable Borrowing Base at each time such a calculation is required to be made hereunder, shall, until a subsequent readjustment is required as described herein, be that amount which appears on the Borrowing Base Certificate delivered on the Initial Borrowing Date and then, to the extent the Administrative Agent determines in its Permitted Discretion that a different amount more accurately reflects the amount of Priority Payables as of such date of determination, Priority Payables for calculation purposes shall thereafter be such different amount) that the respective U.S. ABL Borrowers or Foreign Borrowing Base ABL Subsidiary Guarantors are or will be required to pay, (ii) Hedge Product Reserves, (iii) Dilution Reserves, and (iv) other reserves as the Administrative Agent or the Collateral Agent in its respective Permitted Discretion shall deem necessary or appropriate (including, without limitation, reserves with respect to (x) taxes, priority claims of employees, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and have not yet paid (including, without limitation, an Unpaid Supplier Reserve and a Rent Reserve against Eligible Inventory included in any Borrowing Base), (y) Insolvency Administrator Reserves, and (z) amounts owing by the respective Borrowers or their respective Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the Collateral, which Lien or trust, in the Permitted Discretion of the Administrative Agent or the Collateral Agent is capable of ranking senior in priority to or pari passu with one or more of the Liens granted in the Security Documents (such as Priority Payables or other Liens or trusts in favor of employees, landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law); provided, however, that the Administrative Agent or the Collateral Agent may not implement reserves with respect to matters which would be duplicative with ineligible Accounts or Inventory.

(h) Agent Advances. In the event that (i) the U.S. ABL Borrowers are, or the European Borrower is, unable to comply with the Borrowing Base limitations set forth in Section 1.01(d) or (ii) the U.S. ABL Borrowers are, or the European Borrower is, unable to comply with the conditions precedent to the making of Revolving Loans set forth in Section 6, in either case, the ABL Lenders, subject to the immediately succeeding proviso, hereby authorize the Administrative Agent, for the account of the ABL Lenders, to make Revolving Loans to the U.S. ABL Borrowers (on a joint and several basis) and/or to the European Borrower, in either case solely to the extent that the Administrative Agent in its Permitted Discretion deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of repayment of the Obligations, or (C) to pay any other amount chargeable to the ABL Borrowers pursuant to the terms of this Agreement, including, without limitation, Expenses and Fees, which Revolving Loans may only be made as Base Rate Loans (each, an “Agent Advance”) for a period commencing on the date the Administrative Agent first receives a Notice of Borrowing requesting an Agent Advance until the earliest of (x) the 20th Business Day after such date, (y) the date the respective ABL Borrowers are again able to comply with the Borrowing Base limitations and the conditions precedent to the making of Revolving Loans, or obtains an amendment or waiver with respect thereto and (z) the date the ABL Required Lenders instruct the Administrative Agent to cease making Agent Advances (in each case, the “Agent Advance Period”); provided that the Administrative Agent shall not make any Agent Advance to the extent that at the time of the making of such Agent Advance, the amount of such Agent Advance (I) when added to the aggregate outstanding amount of all other Agent Advances made to the ABL Borrowers at such time, would exceed 10% of the Total Borrowing Base at such time (based on the Borrowing Base Certificate most recently delivered) (the “Agent Advance Amount”) or (II) when added to the Aggregate RL Facility Exposure as then in effect (immediately prior to the incurrence of such Agent Advance), would exceed the Total Revolving Loan Commitment at such time. Agent Advances may be made by the Administrative Agent in its sole discretion and the ABL Borrowers shall have no right whatsoever to require that any Agent Advances be made. Agent Advances will be subject to periodic settlement with the ABL Lenders pursuant to Section 1.04(b).

1.02 Minimum Borrowing Amounts, etc. The aggregate principal amount of each Borrowing of Loans shall not be less than the Minimum Borrowing Amount applicable to Borrowings of the respective Type and Tranche of Loans to be made or maintained pursuant to the respective Borrowing, provided that Mandatory Borrowings shall be made in the amounts required by Section 1.01(f). More than one Borrowing may be incurred on any day, but at no time shall there be outstanding more than 10 Borrowings of Euro Rate Loans.

1.03 Notice of Borrowing. (a)  Whenever a Borrower desires to make a Borrowing of Loans hereunder (excluding Borrowings of Swingline Loans and Mandatory Borrowings), an Authorized Officer of such Borrower shall give the Administrative Agent at its Notice Office at least one Business Day’s prior written (or telephonic notice promptly confirmed in writing) notice of each Base Rate Loan, at least three Business Days’ prior written (or telephonic notice promptly confirmed in writing) notice of each Eurodollar Rate Loan to be made in U.S. Dollars and at least three Business Days’ prior written (or telephonic notice promptly confirmed in writing) notice of each Euro Rate Loan to be made in Euros hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 12:00 P.M. (New York time) on such day. Each such written notice or written confirmation of telephonic notice (each, a “Notice of Borrowing”), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by or on behalf of the respective Borrower in the form of Exhibit A-1, appropriately completed to specify: (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing (stated in the relevant Available Currency), (ii) whether the respective Borrowing shall constitute an Agent Advance (it being understood that the Administrative Agent shall be under no obligation to make such Agent Advance), (iii) the date of such Borrowing (which shall be a Business Day), (iv) whether the respective Borrowing shall consist of U.S. Borrower Term Loans, European Borrower U.S. Dollar Term Loans, European Borrower Euro Term Loans, U.S. ABL Borrowers Revolving Loans or European Borrower Revolving Loans, (v) in the case of U.S. Dollar Denominated Loans, whether the U.S. Dollar Denominated Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans and (vi) in the case of Euro Rate Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Lender which is required to make Loans of the Tranche specified in the respective Notice of Borrowing notice of such proposed Borrowing, of such Lender’s proportionate share thereof (determined in accordance with Section 1.07) and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

(b) (i) Whenever a Borrower desires to make a Borrowing of Swingline Loans hereunder, an Authorized Officer of such Borrower shall give the Swingline Lender, (i) not later than 1:00 P.M. (New York time) on the date that a U.S. Dollar Denominated Swingline Loan is to be made and (ii) not later than 1:00 P.M. (New York time) on the Business Day prior to the date that a Euro Denominated Swingline Loan is to be made, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and shall be given by or on behalf of the respective Borrower in the form of Exhibit A-1, appropriately completed to specify: (A) the date of Borrowing (which shall be a Business Day), (B) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing (stated in the relevant currency) and (C) whether the respective Swingline Loans shall constitute U.S. ABL Borrowers Swingline Loans or European Borrower Swingline Loans.

(ii) Mandatory Borrowings shall be made upon the notice specified in Section 1.01(f), as applicable, with each Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in Section 1.01(f).

(c) Without in any way limiting the obligation of any Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent or the Swingline Lender (in the case of a Borrowing of Swingline Loans) or the respective Issuing Lender (in the case of the issuance of Letters of Credit), as the case may be, may, prior to receipt of written confirmation, act without liability upon the basis of such telephonic notice, believed by the Administrative Agent, the Swingline Lender or such Issuing Lender, as the case may be, in good faith to be from an Authorized Officer of such Borrower. In each such case, the Administrative Agent’s, the Swingline Lender’s or the respective Issuing Lender’s record of the terms of such telephonic notice shall be conclusive evidence of the contents of such notice, absent manifest error.

1.04 Disbursement of Funds. (a) Not later than 1:00 P.M. (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, not later than 3:00 P.M. (New York time) on the date specified pursuant to Section 1.03(b)(i) and (y) in the case of Mandatory Borrowings, not later than 10:00 A.M. (New York time) on the date specified in Section 1.01(f)), each Lender with a Commitment under the respective Tranche (or each Lender required to make Loans pursuant to the respective Mandatory Borrowing), will make available its pro rata portion (determined in accordance with Section 1.07) of each such Borrowing requested to be made on such date (or in the case of Swingline Loans, the Swingline Lender shall make available the full amount thereof). All such amounts shall be made available in U.S. Dollars (in the case of U.S. Dollar Denominated Loans) or in Euros (in the case of Euro Denominated Loans), as the case may be, and in immediately available funds at the Payment Office of the Administrative Agent, and the Administrative Agent will make available to the respective Borrower at the Payment Office or such other location as may be reasonably satisfactory to the Administrative Agent and specified in the relevant Notice of Borrowing (or to the Swingline Lender in the case of a Mandatory Borrowing) the aggregate of the amounts so made available by the Lenders prior to (x) 3:00 P.M. (New York time) on such day (excluding Swingline Loans and Revolving Loans made pursuant to Mandatory Borrowings) and (y) 4:00 P.M. (New York time) on such day, in the case of any Swingline Loan, in each case to the extent of funds actually received by the Administrative Agent prior to such times on such day. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender’s portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the relevant Borrower or Borrowers to pay immediately such corresponding amount to the Administrative Agent and such Borrower or Borrowers shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Lender or the relevant Borrower or Borrowers, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the respective Borrower or Borrowers until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the overnight Federal Funds Rate (or in the case of Euro Denominated Loans, the cost to the Administrative Agent of acquiring overnight funds in Euros) and (ii) if recovered from the relevant Borrower or Borrowers, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the relevant Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder; provided that the funding of all Revolving Loans which are denominated in Euros shall also be subject to the provisions of Section 16.

(b) Unless the ABL Required Lenders have instructed the Administrative Agent to the contrary, the Administrative Agent on behalf of the ABL Lenders may, but shall not be obligated to, make Revolving Loans to the ABL Borrowers that are maintained as Base Rate Loans under Section 1.01(d) without prior notice of the proposed Borrowing to the ABL Lenders as follows:

(i) The amount of each ABL Lender’s RL Facility Percentage shall be computed weekly (or more frequently in the Administrative Agent’s sole discretion) and shall be adjusted upward or downward on the basis of the amount of outstanding Revolving Loans as of 5:00 P.M. (New York time) on the last Business Day of each week, or such other period specified by the Administrative Agent (each such date, a “Settlement Date”). The ABL Lenders shall transfer to the Administrative Agent, or the Administrative Agent shall transfer to the ABL Lenders, such amounts as are necessary so that (after giving effect to all such transfers) the amount of Revolving Loans made by each ABL Lender shall be equal to such Lender’s RL Facility Percentage of the aggregate amount of Revolving Loans outstanding as of such Settlement Date. If a notice from the Administrative Agent of any such necessary transfer is received by a ABL Lender on or prior to 12:00 Noon (New York time) on any Business Day, then such ABL Lender shall make transfers described above in immediately available funds no later than 3:00 P.M. (New York time) on the day such notice was received; and if such notice is received by an ABL Lender after 12:00 Noon (New York time) on any Business Day, such ABL Lender shall make such transfers no later than 1:00 P.M. (New York time) on the next succeeding Business Day. The obligation of each of the ABL Lenders to transfer such funds shall be irrevocable and unconditional and without recourse to, or without representation or warranty by, the Administrative Agent. Each of the Administrative Agent and each ABL Lender agrees and the ABL Lenders agree to mark their respective books and records on each Settlement Date to show at all times the dollar amount of their respective RL Facility Percentage of the outstanding Revolving Loans on such date.

(ii) To the extent that the settlement described in preceding clause (i) shall not yet have occurred with respect to any particular Settlement Date, upon any repayment of Revolving Loans by any ABL Borrower prior to such settlement, the Administrative Agent may apply such amounts repaid directly to the amounts that would otherwise be made available by the Administrative Agent pursuant to this Section 1.04(b).

(iii) Because the Administrative Agent on behalf of the ABL Lenders may be advancing and/or may be repaid Revolving Loans prior to the time when the Lenders will actually advance and/or be repaid Revolving Loans, interest with respect to Revolving Loans shall be allocated by the Administrative Agent to each ABL Lender and the Administrative Agent in accordance with the amount of Revolving Loans actually advanced by and repaid to each ABL Lender and the Administrative Agent and shall accrue from and including the date such Revolving Loans are so advanced to but excluding the date such Revolving Loans are either repaid by the ABL Borrowers in accordance with the terms of this Agreement or actually settled by the Administrative Agent or the applicable Lender as described in this Section 1.04(b).

1.05 Notes. (a)  Subject to the provisions of Section 1.05(c), the European Borrower’s (in the case of European Borrower U.S. Dollar Term Loans, European Borrower Euro Term Loans, European Borrower Revolving Loans and European Borrower Swingline Loans), the U.S. Borrower’s (in the case of U.S. Borrower Term Loans) and the U.S. ABL Borrowers’ (in the case of U.S. ABL Borrowers Revolving Loans and U.S. ABL Borrowers Swingline Loans) obligation to pay the principal of, and interest on, the Loans made by each Lender shall be evidenced (i) if U.S. Borrower Term Loans, by a promissory note duly executed and delivered by the U.S. Borrower substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each, a “U.S. Borrower Term Note” and, collectively, the “U.S. Borrower Term Notes”), (ii) if European Borrower U.S. Dollar Term Loans, by a promissory note duly executed and delivered by the European Borrower substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (each, a “European Borrower U.S. Dollar Term Note” and, collectively, the “European Borrower U.S. Dollar Term Notes”), (iii) if European Borrower Euro Term Loans, by a promissory note duly executed and delivered by the European Borrower substantially in the form of Exhibit B-3 with blanks appropriately completed in conformity herewith (each, a “European Borrower Euro Term Note” and, collectively, the “European Borrower Euro Term Notes”), (iv) if U.S. ABL Borrowers Revolving Loans, by a promissory note duly executed and delivered by each U.S. ABL Borrower substantially in the form of Exhibit B-4, with blanks appropriately completed in conformity herewith (each, a “U.S. ABL Borrowers Revolving Note” and, collectively, the “U.S. ABL Borrowers Revolving Notes”), (v) if European Borrower Revolving Loans, by a promissory note duly executed and delivered by the European Borrower substantially in the form of Exhibit B-5, with blanks appropriately completed in conformity herewith (each, a “European Borrower Revolving Note” and, collectively, the “European Borrower Revolving Notes”), (vi) U.S. ABL Borrowers Swingline Loans, by a promissory note duly executed and delivered by each U.S. ABL Borrower substantially in the form of Exhibit B-6, with blanks appropriately completed in conformity herewith (the “U.S. ABL Borrowers Swingline Note”), and (vii) if European Borrower Swingline Loans, by a promissory note duly executed and delivered by the European Borrower substantially in the form of Exhibit B-7, with blanks appropriately completed in conformity herewith (the “European Borrower Swingline Note”).

(b) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and prior to any transfer of any of its Notes will endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in any such notation or endorsement shall not affect any Borrower’s obligations in respect of any Loans.

(c) Notwithstanding anything to the contrary contained above in this Section 1.05 or elsewhere in this Agreement, Notes shall only be delivered to Lenders that at any time specifically request the delivery of such Notes. No failure of any Lender to request or obtain a Note evidencing its Loans to any Borrower shall affect or in any manner impair the obligations of the respective Borrower to pay the Loans (and all related Obligations) incurred by such Borrower which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the various Credit Documents. Any Lender that does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in preceding clause (b). At any time when any Lender requests the delivery of a Note to evidence any of its Loans, the relevant Borrower shall promptly execute and deliver to the respective Lender the requested Note or Notes in the appropriate amount or amounts to evidence such Loans.

1.06 Conversions. Each Borrower shall have the option to convert, on any Business Day occurring after the Initial Borrowing Date, all or a portion equal to at least the applicable Minimum Borrowing Amount of the outstanding principal amount of U.S. Dollar Denominated Loans (other than U.S. Dollar Denominated Swingline Loans, which shall at all times be maintained as Base Rate Loans) made pursuant to one or more Borrowings of one or more Types of U.S. Dollar Denominated Loans under a single Tranche into a Borrowing or Borrowings of another Type of U.S. Dollar Denominated Loans under such Tranche, provided that (i) except as otherwise provided in Section 1.10(b) or unless the respective Borrower pays all amounts owing pursuant to Section 1.11 concurrently with any such conversion, Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Eurodollar Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the applicable Minimum Borrowing Amount applicable thereto, (ii) (A) unless the ABL Required Lenders otherwise agree, Revolving Loans maintained as Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of conversion and (B) unless the TL Required Lenders otherwise agree, Term Loans maintained as Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of conversion, (iii) unless the Administrative Agent has determined that the Syndication Date has occurred (at which time this clause (iii) shall no longer be applicable), prior to the 60th day after the Initial Borrowing Date, conversions of Base Rate Loans into Eurodollar Loans may only be made if any such conversion is effective on the first day of an Interest Period referred to in clause (B) of the proviso of Section 1.01(a)(iii) or 1.01(b)(iii) or clause (B)(1) of the proviso to Section 1.01(d)(ii) and so long as such conversion does not result in a greater number of Borrowings of Eurodollar Loans prior to the 60th day after the Initial Borrowing Date as are permitted under the provisos to Sections 1.01(a)(iii) and 1.01(b)(iii) and clause (1) of Section 1.01(d)(ii) and (iv) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Euro Rate Loans than is permitted under Section 1.02. Each such conversion shall be effected by a Borrower by giving the Administrative Agent at its Notice Office prior to 2:00 P.M. (New York time) at least three Business Days’ prior notice (each, a “Notice of Conversion/Continuation”) in the form of Exhibit A-2, appropriately completed to specify the U.S. Dollar Denominated Loans to be so converted, the Borrowing or Borrowings pursuant to which such U.S. Dollar Denominated Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its U.S. Dollar Denominated Loans.

1.07 Pro Rata Borrowings. All Borrowings of U.S. Borrower Term Loans, European Borrower U.S. Dollar Term Loans, European Borrower Euro Term Loans and Revolving Loans (including U.S. ABL Borrowers Revolving Loans, European Borrower Revolving Loans and Mandatory Borrowings) under this Agreement shall be incurred from the Lenders pro rata on the basis of such Lenders’ U.S. Borrower Term Loan Commitments, European Borrower U.S. Dollar Term Loan Commitments, European Borrower Euro Term Loan Commitments or RL Facility Percentages, as the case may be. All Borrowings of Swingline Loans shall be incurred from the Swingline Lender. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

1.08 Interest. (a) The U.S. Borrower hereby agrees to pay (in the case of U.S. Borrower Term Loans maintained as Base Rate Loans (including any Euro Denominated Loan made to the U.S. Borrower and converted into a U.S. Dollar Denominated Loan pursuant to Section 1.14)), the U.S. ABL Borrowers hereby jointly and severally agree to pay (in the case of U.S. ABL Borrowers Revolving Loans and U.S. ABL Borrowers Swingline Loans, in each case maintained as Base Rate Loans) and the European Borrower hereby agrees to pay (in the case of European Borrower U.S. Dollar Term Loans, European Borrower Euro Term Loans, European Borrower Revolving Loans and European Borrower Swingline Loans, in each case maintained as Base Rate Loans), interest in respect of the unpaid principal amount of each Base Rate Loan made to it from the date the proceeds thereof are made available to it (or, in the case of a conversion of any Euro Denominated Loan into a Dollar Denominated Loan pursuant to Section 1.14, from the date of the conversion of such Loan) until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall be equal to the sum of the Base Rate in effect from time to time during the period such Base Rate Loan is outstanding plus the relevant Applicable Margin as in effect from time to time.

(b) The U.S. Borrower hereby agrees to pay (in the case of U.S. Borrower Term Loans maintained as Eurodollar Loans), the U.S. ABL Borrowers hereby jointly and severally agree to pay (in the case of U.S. ABL Borrowers Revolving Loans maintained as Eurodollar Loans) and the European Borrower hereby agrees to pay (in the case of European Borrower U.S. Dollar Term Loans and European Borrower Revolving Loans maintained as Eurodollar Loans), interest in respect of the unpaid principal amount of each Eurodollar Loan made to it from the date the proceeds thereof are made available to it until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Eurodollar Rate for such Interest Period plus the relevant Applicable Margin as in effect from time to time.

(c) Each Borrower hereby agrees to pay interest in respect of the unpaid principal amount of each Euro Denominated Revolving Loan and each Euro Denominated Term Loan made to it from the date the proceeds thereof are made available to it until the maturity thereof (whether by acceleration, prepayment or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the relevant Applicable Margin as in effect from time to time plus Euro LIBOR for such Interest Period plus any Mandatory Costs.

(d) Each Borrower hereby agrees to pay interest in respect of the unpaid principal amount of each Euro Denominated Swingline Loan made to it from the date the proceeds thereof are made available to it until the maturity thereof (whether by acceleration, prepayment or otherwise) at a rate per annum which shall be equal to the sum of the Applicable Margin for Euro Denominated Revolving Loans as in effect from time to time plus the Overnight Euro Rate in effect from time to time during the period such Euro Denominated Swingline Loan is outstanding plus any Mandatory Costs.

(e) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder and under any other Credit Document shall, in each case, bear interest at a rate per annum (1) in the case of overdue principal of, and interest or other overdue amounts owing with respect to, Euro Denominated Revolving Loans, Euro Denominated Term Loans and overdue amounts owing with respect to Euro Denominated Letter of Credit Outstandings, equal to the greater of (x) 2% per annum in excess of the rate otherwise applicable to U.S. Borrower Term Loans which are maintained as Base Rate Loans and (y) 2% per annum in excess of the relevant Applicable Margin as in effect from time to time plus Euro LIBOR for such successive periods not exceeding three months as the Administrative Agent may determine from time to time in respect of amounts comparable to the amount not paid plus any Mandatory Costs, (2) in the case of overdue principal of, and interest or other amounts owing with respect to, Euro Denominated Swingline Loans, equal to the greater of (x) 2% per annum in excess of the rate otherwise applicable to U.S. Borrower Term Loans which are maintained as Base Rate Loans and (y) 2% per annum in excess of the Applicable Margin for Euro Denominated Revolving Loans as in effect from time to time plus the Overnight Euro Rate as in effect from time to time plus any Mandatory Costs, and (3) in all other cases, equal to the greater of (x) 2% per annum in excess of the rate otherwise applicable to Base Rate Loans maintained pursuant to the respective Tranche of Loans (or, if the overdue amount owing does not relate to any specific Tranche, the rate otherwise applicable to Revolving Loans which are maintained as Base Rate Loans) from time to time and (y) the rate which is 2% in excess of the rate then borne by such Loans, in each case with such interest to be payable on demand.

(f) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan and each Swingline Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Euro Rate Loan (other than a Euro Denominated Swingline Loan), on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid) (except that repayments of Revolving Loans and Swingline Loans shall not be required to be accompanied by a payment of accrued, and theretofore unpaid, interest thereon, unless the Total Revolving Loan Commitment has terminated or will be terminated concurrently with such repayment or prepayment), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

(g) Upon each Interest Determination Date, the Administrative Agent shall determine the Euro Rate for the respective Interest Period or Interest Periods and shall promptly notify the respective Borrower and the respective Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

(h) Notwithstanding anything to the contrary contained in the Agreement, if, as a result of any restatement or other adjustment to the financial statements of Exide U.S. and its Subsidiaries or for any other reason, Exide U.S. or the Lenders determine that (i) the Ratings or the Leverage Ratio, in either case, as of any applicable date were inaccurate or an Event of Default was not reported pursuant to Section 8.01(f) and (ii) as a result of any such occurrence pursuant to immediately preceding clause (i), the Applicable Margins applicable to any Loans or any Fees for any period were lower as a result thereof, then Exide U.S. and any other applicable Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, if an Event of Default pursuant to Section 10.05 shall have occurred and be continuing, automatically and without further action by the Administrative Agent), an amount equal to the excess of the amount of interest and Fees that should have been paid for such period by Exide U.S. and any other applicable Borrowers over the amount of interest and Fees actually paid by Exide U.S. and any other applicable Borrowers for such period. The Borrowers’ obligations under this Section 1.08(h) shall survive the termination of the Total Commitment and the repayment of all Obligations hereunder.

1.09 Interest Periods. At the time a Borrower gives any Notice of Borrowing or Notice of Conversion/Continuation in respect of the making of, or conversion into, any Euro Rate Loan (other than a Euro Denominated Swingline Loan) (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Euro Rate Loan (in the case of any subsequent Interest Period), the respective Borrower shall have the right to elect, by having an Authorized Officer of such Borrower give the Administrative Agent notice thereof, the interest period (each, an “Interest Period”) applicable to such Euro Rate Loan, which Interest Period shall, at the option of such Borrower (but otherwise subject to clause (B) of Sections 1.01(a)(iii), 1.01(b)(iii) and 1.01(c)(iii) and clause (B) of the proviso to Section 1.01(d)(ii) and clause (iii) of the proviso appearing in Section 1.06) be a one, two, three or six-month period or, to the extent agreed to by all Lenders required to make Loans under the respective Tranche, another period (or, in each case during the period ended on the first to occur of the Syndication Date or the 60th day after the Initial Borrowing Date, such shorter periods as may be required by the Administrative Agent);

(i) all Euro Rate Loans comprising the same Borrowing shall at all times have the same Interest Period;

(ii) the initial Interest Period for any Euro Rate Loan shall commence on the date of Borrowing of such Euro Rate Loan (including, in the case of U.S. Dollar Denominated Loans, the date of any conversion thereto from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Euro Rate Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

(iii) if any Interest Period relating to a Euro Rate Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

(iv) if any Interest Period for a Euro Rate Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Euro Rate Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the preceding Business Day;

(v) no Interest Period in respect of any Borrowing under a given Tranche of Loans shall be selected which extends beyond the respective Maturity Date for such Tranche of Loans; and

(vi) no Interest Period in respect of any Borrowing of U.S. Borrower Term Loans, European Borrower U.S. Dollar Term Loans or European Borrower Euro Term Loans shall be elected which extends beyond any date upon which a Scheduled Repayment for the respective Tranche of Term Loans will be required to be made under Section 4.02(b) if, after giving effect to the election of such Interest Period, the aggregate principal amount of such U.S. Borrower Term Loans, European Borrower U.S. Dollar Term Loans or European Borrower Euro Term Loans, as the case may be, which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of such U.S. Borrower Term Loans, European Borrower U.S. Dollar Term Loans or European Borrower Euro Term Loans, as the case may be, then outstanding less the aggregate amount of such required Scheduled Repayment.

With respect to any Euro Denominated Loans (other than Euro Denominated Swingline Loans), at the end of any Interest Period applicable to a Borrowing thereof, the U.S. Borrower or the European Borrower, as applicable, may elect to split the respective Borrowing into two or more Borrowings of the same Type or combine two or more Borrowings of the same Type into a single Borrowing, in each case, by having an Authorized Officer of the relevant Borrower give notice thereof together with its election of one or more Interest Periods, in each case so long as each resulting Borrowing (x) has an Interest Period which complies with the foregoing requirements of this Section 1.09 and (y) does not cause a violation of the requirements of Section 1.02. If upon the expiration of any Interest Period applicable to a Borrowing of Euro Rate Loans, the U.S. Borrower or the European Borrower, as applicable, has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Euro Rate Loans, as provided above, the relevant Borrower shall be deemed to have elected (x) if Eurodollar Loans, to convert such Eurodollar Loans into Base Rate Loans and (y) if Euro Denominated Loans, to select a one-month Interest Period for such Euro Denominated Loans, in any such case effective as of the expiration date of such current Interest Period.

1.10 Increased Costs; Illegality; etc. (a)  In the event that any Lender shall have determined in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

(i) on any Interest Determination Date that, by reason of any changes arising after the Effective Date affecting the applicable interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the respective Euro Rate; or

(ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Euro Rate Loan because of (x) any change since the Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to (A) a change in the basis of taxation of payments to a Lender of the principal of or interest on the Loans or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Lender imposed by the jurisdiction in which its principal office or applicable lending office is located), or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances arising since the date of this Agreement affecting such Lender, the interbank market or the position of such Lender in such market (whether or not such Lender was a Lender at the time of such occurrence); or

(iii) at any time after the Effective Date, that the making or continuance of any Euro Rate Loan has been made unlawful by any law or governmental rule, regulation or order (or would conflict with any governmental rule, regulation, guideline, request or order not having the force of law but with which such Lender customarily complies even though the failure to comply therewith would not be unlawful), or impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the applicable interbank market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the affected Borrower, and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (w) in the case of clause (i) above, (A) in the event Eurodollar Loans are so affected, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies any affected Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion/Continuation given by any Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by such Borrower and (B) in the event that any Euro Denominated Loan is so affected, the relevant Euro Rate shall be determined on the basis provided in the proviso to the definition of Overnight Euro Rate or Euro LIBOR, as the case may be, (x) in the case of clause (ii) above, the respective Borrower or Borrowers agrees to pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (with the written notice as to the additional amounts owed to such Lender, submitted to the respective Borrower or Borrowers by such Lender in accordance with the foregoing to be, absent manifest error, final and conclusive and binding on all the parties hereto, although the failure to give any such notice shall not release or diminish any of the respective Borrower’s or Borrowers’ obligations to pay additional amounts pursuant to this Section 1.10(a) upon the subsequent receipt of such notice) and (y) in the case of clause (iii) above, the respective Borrower or Borrowers shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law. Each of the Administrative Agent and each Lender agrees that if it gives notice to any Borrower of any of the events described in clause (i), (ii) or (iii) above, it shall promptly notify such Borrower and, in the case of any such Lender, the Administrative Agent, if such event ceases to exist.

(b) At any time that any Euro Rate Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the affected Borrower may (and in the case of a Euro Rate Loan affected by the circumstances described in Section 1.10(a)(iii) shall) either (x) if the affected Euro Rate Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that such Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Euro Rate Loan is then outstanding, upon at least three Business Days’ written notice to the Administrative Agent, (A) in the case of a Eurodollar Loan, require the affected Lender to convert such Eurodollar Loan into a Base Rate Loan (which conversion, in the case of the circumstance described in Section 1.10(a)(iii), shall occur no later than the last day of the Interest Period then applicable to such Eurodollar Loan or such earlier day as shall be required by applicable law) and (B) in the case of any Euro Rate Loan (other than a Eurodollar Loan), repay all outstanding Borrowings which include such affected Euro Rate Loans in full in accordance with the applicable requirements of Section 4.01; provided that (i) if the circumstances described in Section 1.10(a)(iii) apply to any Euro Denominated Loan, the U.S. Borrower or the European Borrower, as the case may be, may, in lieu of taking the actions described above, maintain such Euro Denominated Loan outstanding, in which case, (x) in the case of Euro Denominated Revolving Loans or Euro Denominated Term Loans, the applicable Euro Rate shall be determined on the basis provided in the proviso to the definition of Euro LIBOR and (y) in the case of Euro Denominated Swingline Loans, the applicable interest rate shall be determined on the basis provided in the proviso to the definition of Overnight Euro Rate, as the case may be, unless the maintenance of such Euro Denominated Loan outstanding on such basis would not stop the conditions described in Section 1.10(a)(iii) from existing (in which case the actions described above, without giving effect to the proviso, shall be required to be taken) and (ii) if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 1.10(b).

(c) If any Lender shall have determined after the Effective Date that the adoption or effectiveness after the Effective Date of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change after the Effective Date in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender’s or such other corporation’s capital or assets as a consequence of such Lender’s Commitment or Commitments hereunder or its obligations hereunder to a level below that which such Lender or such other corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender’s or such other corporation’s policies with respect to capital adequacy), then from time to time, upon written demand by such Lender (with a copy to the Administrative Agent), accompanied by the notice referred to in the next succeeding sentence of this clause (c), and subject to Section 13.23, the respective Borrower and Exide U.S. jointly and severally agree to pay to such Lender such additional amount or amounts as will compensate such Lender or such other corporation for such reduction in the rate of return to such Lender or such other corporation. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the relevant Borrower and Exide U.S. (a copy of which shall be sent by such Lender to the Administrative Agent), which notice shall set forth such Lender’s basis for asserting its rights under this Section 1.10(c) and the calculation, in reasonable detail, of such additional amounts claimed hereunder, although the failure to give any such notice shall not release or diminish any Borrower’s or Exide U.S.’s obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice. A Lender’s good faith determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. For the avoidance of doubt, nothing in this Section 1.10(c) shall require any Borrower to pay to any Lender any amount for which such Lender is compensated by way of payment of Mandatory Costs.

(d) In the event that any Lender shall in good faith determine (which determination shall, absent manifest error, be final and conclusive and binding on all parties hereto) at any time that such Lender is required to maintain reserves (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) which have been established by any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body with jurisdiction over such Lender (including any branch, Affiliate or funding office thereof) in respect of any Euro Denominated Loans or any category of liabilities which includes deposits by reference to which the interest rate on any Euro Denominated Loan is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to non-United States residents, then, unless such reserves are included in the calculation of the interest rate applicable to such Euro Denominated Loans or in Section 1.10(a)(ii), such Lender shall promptly notify the respective Borrower and Exide U.S. in writing specifying the additional amounts required to indemnify such Lender against the cost of maintaining such reserves in respect of such Borrower’s Euro Denominated Loans (such written notice to provide in reasonable detail a computation of such additional amounts) and, subject to Section 13.23, the respective Borrower and Exide U.S. shall be jointly and severally obligated to pay, to such Lender such specified amounts as additional interest at the time that the respective Borrower is otherwise required to pay interest in respect of such Euro Denominated Loan or, if later, on written demand therefor by such Lender.

1.11 Compensation. Subject to Section 13.23, the respective Borrower and Exide U.S. jointly and severally agree to compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all losses, reasonable expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Euro Rate Loans but excluding any loss of anticipated profit) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or any Agent) a Borrowing of, or conversion from or into, Euro Rate Loans by the respective Borrower does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn by the respective Borrower or Borrowers or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.01 or 4.02 or as a result of an acceleration of the Loans pursuant to Section 10 or as a result of the replacement of a Lender, other than due to a Lender Default of such Lender, pursuant to Section 1.13, 4.01 or 13.12(b)) or conversion of any of its Euro Rate Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its Euro Rate Loans is not made on any date specified in a notice of prepayment given by the respective Borrower or Borrowers; or (iv) as a consequence of (x) any other default by the respective Borrower to repay its Loans when required by the terms of this Agreement or any Note held by such Lender or (y) any election made pursuant to Section 1.10(b). Each Lender’s calculation of the amount of compensation owing pursuant to this Section 1.11 shall be made in good faith. A Lender’s basis for requesting compensation pursuant to this Section 1.11 and a Lender’s calculation of the amount thereof, shall, absent manifest error, be final and conclusive and binding on all parties hereto.

1.12 Change of Lending Office. (a)  Each Lender may at any time or from time to time designate, by written notice to the Administrative Agent to the extent not already reflected on Schedule II, one or more lending offices (which, for this purpose, may include Affiliates of the respective Lender) for the various Loans made, and Letters of Credit participated in, by such Lender (including, without limitation, by designating a separate lending office (or Affiliate) to act as such with respect to U.S. Dollar Denominated Loans and U.S. Dollar Denominated Letter of Credit Outstandings or Euro Denominated Loans and Euro Denominated Letter of Credit Outstandings); provided that, for designations made after the Effective Date (unless such designation is made after the occurrence of a Termination Event), to the extent such designation shall result in increased costs under Section 1.10, 2.06 or 4.04 in excess of those which would be charged in the absence of the designation of a different lending office (including a different Affiliate of the respective Lender), then the Borrowers shall not be obligated to pay such excess increased costs (although if such designation results in increased costs, the Borrowers shall be obligated to pay the costs which would have applied in the absence of such designation and any subsequent increased costs of the type described above resulting from changes after the date of the respective designation). Except as provided in the immediately preceding sentence, each lending office and Affiliate of any Lender designated as provided above shall, for all purposes of this Agreement, be treated in the same manner as the respective Lender (and shall be entitled to all indemnities and similar provisions in respect of its acting as such hereunder).

(b) Each Lender agrees that upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to such Lender, it will, if requested by the applicable Borrower by notice to such Lender, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of any Borrower or the rights of any Lender provided in Sections 1.10, 2.06 and 4.04.

1.13 Replacement of Lenders. (x)  If any Lender becomes a Defaulting Lender, (y) upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c) or (d), Section 2.06 or Section 4.04 with respect to any Lender which results in such Lender charging to any Borrower increased costs materially in excess of the average costs being charged by the other Lenders in respect of such contingency or (z) in the case of a refusal by a Lender to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Lenders as provided in Section 13.12(b), Exide U.S. shall have the right, in accordance with the requirements of Section 13.04(b), if no Event of Default then exists or would exist after giving effect to such replacement, to replace such Lender (the “Replaced Lender”) with one or more Eligible Transferees (collectively, the “Replacement Lender”), none of whom shall constitute a Defaulting Lender at the time of such replacement and each of whom shall be reasonably acceptable to the Administrative Agent or, in the case of a replacement as provided in Section 13.12(b) where the consent of the respective Lender is required with respect to less than all Tranches of its Loans or Commitments, at the option of Exide U.S., to replace only the Commitments and/or outstanding Loans of such Lender in respect of each Tranche where the consent of such Lender would otherwise be individually required, with identical Commitments and/or Loans of the respective Tranche provided by the Replacement Lender; provided that:

(i) at the time of any replacement pursuant to this Section 1.13, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and all then outstanding Loans (or, in the case of the replacement of less than all the Tranches of Commitments and outstanding Loans of the respective Replaced Lender, all the Commitments and/or all then outstanding Loans relating to the Tranche or Tranches with respect to which such Lender is being replaced) of, and all participations in all then outstanding Letters of Credit issued pursuant to the respective Tranche or Tranches where the respective Lender is being replaced by, the Replaced Lender and, in connection therewith, shall pay to (w) the Replaced Lender in respect thereof an amount equal to the sum (in the relevant currency or currencies) of (A) an amount equal to the principal of, and all accrued interest on, all then outstanding Loans of the respective Replaced Lender under each Tranche with respect to which such Replaced Lender is being replaced, (B) an amount equal to all Unpaid Drawings (if any) under each Tranche with respect to which the respective Replaced Lender is being replaced, in each case that have been funded by (and not reimbursed to) such Replaced Lender at such time, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender (but only with respect to the relevant Tranche or Tranches, in the case of the replacement of less than all Tranches then held by the respective Replaced Lender) pursuant to Section 3.01, (x) in the case of the replacement of any Revolving Loan Commitment, the respective Issuing Lender amounts equal to such Replaced Lender’s RL Facility Percentage of any Unpaid Drawings pursuant to Letters of Credit issued pursuant to the respective Tranche evidenced by such Commitments (which at such time remain Unpaid Drawings) with respect to Letters of Credit issued by such Issuing Lender to the extent such amount was not theretofore funded by such Replaced Lender, (y) in the case of any replacement of any Revolving Loan Commitments, the Swingline Lender an amount equal to such Replaced Lender’s pro rata share of any Mandatory Borrowing for the relevant Tranche (determined in accordance with Sections 1.01(f), as appropriate, and 1.07), to the extent such amount was not theretofore funded by such Replaced Lender, without duplication and (z) the Administrative Agent an amount equal to such Replaced Lender’s RL Facility Percentage of all then outstanding Agent Advances; and

(ii) all obligations of the Borrowers owing to the Replaced Lender in respect of each Tranche where such Replaced Lender is being replaced (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement.

Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 13.17 and, if so requested by the Replacement Lender (when applicable), delivery to the Replacement Lender of the appropriate Note or Notes executed by the respective Borrower, (x) the Replacement Lender shall become a Lender hereunder and, unless the respective Replaced Lender continues to have outstanding Term Loans or any Commitment hereunder, the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 13.01 and 13.06), which shall survive as to such Replaced Lender and (y) in the case of the replacement of any Revolving Loan Commitment pursuant to this Section 1.13, the RL Facility Percentages of the Lenders shall be automatically adjusted at such time to give effect to such replacement. In connection with any replacement of Lenders pursuant to, and as contemplated by, this Section 1.13, each Borrower hereby irrevocably authorizes Exide U.S. to take all necessary action, in the name of such Borrower, as described above in this Section 1.13 in order to effect the replacement of the respective Lender or Lenders in accordance with the preceding provisions of this Section 1.13.

1.14 Special Provisions Applicable to Lenders Upon the Occurrence of a Termination Event. (a) On the date of the occurrence of a Termination Event, automatically (and without the taking of any action) (x) all then outstanding Euro Denominated Term Loans shall be automatically converted into Term Loans of the respective Tranche maintained in U.S. Dollars (in an amount equal to the U.S. Dollar Equivalent of the aggregate principal amount of the respective Term Loans on the date such Termination Event first occurred, which Term Loans (i) shall continue to be owed by the U.S. Borrower or the European Borrower, as the case may be, (ii) shall at all times thereafter be deemed to be Base Rate Loans and (iii) shall be immediately due and payable on the date such Termination Event has occurred) and (y) all principal, accrued and unpaid interest and other amounts owing with respect to such Euro Denominated Term Loans shall be immediately due and payable in U.S. Dollars, in the U.S. Dollar Equivalent of such principal, accrued and unpaid interest and other amounts. The occurrence of any conversion of Euro Denominated Term Loans to Base Rate Loans as provided above in this Section 1.14(a) shall be deemed to constitute, for purposes of Section 1.11, a prepayment of Loans before the last day of any Interest Period relating thereto.

(b) Upon, and after, the occurrence of a Termination Event all amounts from time to time accruing with respect to, and all amounts from time to time payable on account of, Euro Denominated Term Loans (including, without limitation, any interest and other amounts which were accrued but unpaid on the date of such Termination Event) shall be payable in U.S. Dollars (taking the U.S. Dollar Equivalents of all such amounts on the date of the occurrence of the respective Termination Event, with all calculations for periods after the Termination Event being made as if the respective such Loan had originally been made in U.S. Dollars) and shall be distributed by the Administrative Agent for the account of the Lenders which made such Term Loans or are participating therein.

1.15 Incremental Commitments. (a) So long as the Incremental Commitment Request Requirements are satisfied at the time of the delivery of the request referred to below, the ABL Borrowers shall have the right, with the consent of, and in coordination with, the Administrative Agent as to all of the matters set forth below in this Section 1.15, but without requiring the consent of any of the Lenders, to request at any time and from time to time after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, that one or more Lenders (and/or one or more other Persons which are Eligible Transferees and which will become Lenders as provided below) provide Incremental Commitments constituting Revolving Loan Commitments and, subject to the applicable terms and conditions contained in this Agreement, make Revolving Loans and participate in Letters of Credit pursuant thereto, it being understood and agreed, however, that (i) no Lender shall be obligated to provide an Incremental Commitment as a result of any such request by the ABL Borrowers, and until such time, if any, as such Lender has agreed in its sole discretion to provide an Incremental Commitment and executed and delivered to the Administrative Agent an Incremental Commitment Agreement in respect thereof as provided in clause (b) of this Section 1.15, such Lender shall not be obligated to fund any Revolving Loans in excess of its Revolving Loan Commitment as in effect prior to giving effect to such Incremental Commitment provided pursuant to this Section 1.15, (ii) any Lender (including any Eligible Transferee who will become a Lender) may so provide an Incremental Commitment without the consent of any other Lender, (iii) each provision of Incremental Commitments on a given date pursuant to this Section 1.15 shall be in a minimum aggregate amount (for all Lenders (including any Eligible Transferee who will become a Lender)) of at least $10,000,000 and in integral multiples of $1,000,000 in excess thereof, (iv) the aggregate amount of all Incremental Commitments provided pursuant to this Section 1.15, shall not exceed the Maximum Incremental Commitment Amount and (v) all Revolving Loans (and all interest, fees and other amounts payable thereon), made pursuant to an Incremental Commitment shall be entitled to the benefits of the guarantees and security provided under the Credit Documents to the other ABL Obligations on a pari passu basis.

(b) At the time of the provision of Incremental Commitments pursuant to this Section 1.15, each ABL Borrower, the Administrative Agent and each such Lender or other Eligible Transferee which agrees to provide an Incremental Commitment (each, an “Incremental Lender”) shall execute and deliver to the Administrative Agent an Incremental Commitment Agreement, with the effectiveness of such Incremental Lender’s Incremental Commitment to occur on the date set forth in such Incremental Commitment Agreement, which date in any event shall be no earlier than the date on which (w) all fees required to be paid in connection therewith at the time of such effectiveness shall have been paid (including, without limitation, any agreed upon up-front or arrangement fees owing to the Administrative Agent (or any affiliate thereof)), (x) all Incremental Commitment Requirements are satisfied, (y) all other conditions set forth in this Section 1.15 shall have been satisfied, and (z) all other conditions precedent that may be set forth in such Incremental Commitment Agreement shall have been satisfied. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Commitment Agreement, and at such time, (i) the Total Revolving Loan Commitment under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Incremental Commitments; provided that the Administrative Agent shall have consented to such increase, (ii) Schedule I shall be deemed modified to reflect the revised Commitments of the affected Lenders and (iii) to the extent requested by any Incremental Lender, Notes will be issued, at the expense of each applicable ABL Borrower, to such Incremental Lender in conformity with the requirements of Section 1.05.

(c) At the time of any provision of Incremental Commitments pursuant to this Section 1.15, the ABL Borrowers shall, in coordination with the Administrative Agent, repay outstanding Revolving Loans of certain of the Lenders under the relevant Tranche or Tranches, and incur additional Revolving Loans from certain other Lenders under the relevant Tranche or Tranches (including the Incremental Lenders), (even though as a result thereof such new Loans (to the extent required to be maintained as Euro Rate Loans) may have a shorter Interest Period (i.e. one which begins later) than the then outstanding Borrowings of the respective such Loans), in each case to the extent necessary so that all of the Lenders under the relevant Tranche or Tranches participate in each outstanding borrowing of Revolving Loans under the relevant Tranche or Tranches pro rata on the basis of their respective Commitments under the relevant Tranche or Tranches (after giving effect to any increase in the Total Revolving Loan Commitment pursuant to this Section 1.15) and with the relevant ABL Borrowers under the relevant Tranche being jointly and severally obligated to pay to the respective Lenders any costs of the type referred to in Section 1.11 and such amounts, as reasonably determined by the respective Lenders, to compensate them for funding the various Revolving Loans during an existing Interest Period (rather than at the beginning of the respective Interest Period, based upon rates then applicable thereto) in connection with any such repayment and/or incurrence. All determinations by any Lender pursuant to the preceding sentence shall, absent manifest error, be final and conclusive and binding on all parties hereto.

SECTION 2. Letters of Credit.

2.01 Letters of Credit. (a)  Subject to and upon the terms and conditions set forth herein (including, without limitation, the conditions set forth in Section 6) (i) the U.S. ABL Borrowers may jointly and severally request and (ii) the European Borrower may request, in each case, that an Issuing Lender issue, at any time and from time to time on and after the Initial Borrowing Date and prior to the fifth Business Day (or the 30th day in the case of Trade Letters of Credit) preceding the Revolving Loan Maturity Date, to issue, (x) for the joint and several account of the U.S. ABL Borrowers (if requested by a U.S. ABL Borrower), or for the account of the European Borrower (if requested by the European Borrower) and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Indebtedness of the respective Account Party or any of its or their Subsidiaries, irrevocable standby letters of credit, in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender (each such standby letter of credit, a “Standby Letter of Credit”) in support of such L/C Supportable Indebtedness and (y) for the account of the respective Account Party and for the benefit of, sellers of goods to the respective Account Party or any of its or their Subsidiaries in the ordinary course of business, irrevocable sight trade letters of credit in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender (each such trade letter of credit, a “Trade Letter of Credit”, and each such Standby Letter of Credit and Trade Letter of Credit, a “Letter of Credit” and collectively, the “Letters of Credit”). All Letters of Credit shall be issued on a sight basis only. Each Letter of Credit shall be deemed to constitute a utilization of the Revolving Loan Commitments and shall be participated in (as more fully described in following Section 2.04(a)) by the ABL Lenders in accordance with their respective RL Facility Percentages. All Letters of Credit issued for the account of the U.S. ABL Borrowers (each, a “U.S. Borrower Letter of Credit” and collectively, the “U.S. Borrower Letters of Credit”) shall be issued for the joint and several account of the U.S. ABL Borrowers. All Letters of Credit issued for the account of the European Borrower (each, a “European Borrower Letter of Credit” and collectively, the “European Borrower Letters of Credit”) shall be issued for the account of the European Borrower. All Letters of Credit shall be denominated in U.S. Dollars or Euros. The European Borrower shall have no liability under this Agreement with respect to any U.S. Borrower Letter of Credit which may be issued to the U.S. ABL Borrowers.

(b) Subject to and upon the terms and conditions set forth herein, each Issuing Lender hereby agrees that it will, at any time and from time to time on and after the Initial Borrowing Date and prior to the fifth Business Day (or the 30th day in the case of Trade Letters of Credit) preceding the Revolving Loan Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the respective Account Party one or more Letters of Credit, (x) in the case of Trade Letters of Credit, in support of trade obligations of the respective Account Party or any of its or their Subsidiaries that arise in the ordinary course of business or (y) in the case of Standby Letters of Credit, in support of such L/C Supportable Indebtedness as is permitted to remain outstanding without giving rise to a Default or Event of Default hereunder, provided that the respective Issuing Lender shall be under no obligation to issue any Letter of Credit if at the time of such issuance:

(i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Lender as of the date hereof and which such Issuing Lender in good faith deems material to it;

(ii) such Issuing Lender shall have received written notice from either Borrower or the ABL Required Lenders prior to the issuance of such Letter of Credit of the type described in clause (vi) of Section 2.01(d) or the last sentence of Section 2.03(b); or

(iii) a Lender Default exists with respect to any ABL Lender, unless the Issuing Lender has entered into arrangements satisfactory to it and the respective Account Party or Account Parties to eliminate such Issuing Lender’s risk with respect to the Lender which is the subject of the Lender Default, including by cash collateralizing (in U.S. Dollars or Euros, as appropriate) such Lender’s RL Facility Percentage of the Letter of Credit Outstandings.

(c) Schedule 2.01(c) contains a description of certain letters of credit that were issued pursuant to the Existing Credit Agreement and which remain outstanding on the Effective Date (and setting forth, with respect to each such letter of credit, (i) the name of the issuing lender, (ii) the letter of credit number, (iii) the name(s) of the account party or account parties, (iv) the stated amount, (v) the name of the beneficiary, (vi) the expiry date, (vii) whether such letter of credit constitutes a standby letter of credit or a trade letter of credit and (viii) whether such Existing Letter of Credit constitutes a U.S. Borrower Letter of Credit or European Borrower Letter of Credit). Each such letter of credit designated on Schedule 2.01(c), including any extension or renewal thereof in accordance with the terms thereof and hereof (each, as amended from time to time in accordance with the terms thereof and hereof, an “Existing Letter of Credit”) shall constitute a “Letter of Credit” for all purposes of this Agreement and shall be deemed issued on the Effective Date.

(d) Notwithstanding anything to the contrary contained in this Agreement, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (for this purpose, using the U.S. Dollar Equivalent of amounts not denominated in U.S. Dollars) (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed $75,000,000, (ii) no Letter of Credit shall be issued at any time when the Aggregate RL Facility Exposure exceeds (or would after giving effect to such issuance exceed) the Total Revolving Loan Commitment at such time, (iii) (x) each Standby Letter of Credit shall by its terms terminate on or before the date which occurs 12 months after the date of the issuance thereof (although any such Standby Letter of Credit may be extendable for successive periods of up to 12 months, but not beyond the fifth Business Day preceding the Revolving Loan Maturity Date, on terms acceptable to the Issuing Lender thereof) and (y) each Trade Letter of Credit shall by its terms terminate on or before the date occurring not later than 180 days after such Trade Letter of Credit’s date of issuance, (iv) (x) no Standby Letter of Credit shall have an expiry date occurring later than the fifth Business Day preceding the Revolving Loan Maturity Date and (y) no Trade Letter of Credit shall have an expiry date occurring later than 30 days prior to the Revolving Loan Maturity Date, (v) each Letter of Credit shall be denominated in Euros or U.S. Dollars and (vi) no Issuing Lender will issue any Letter of Credit after it has received written notice from a Borrower or the ABL Required Lenders stating that a Default or an Event of Default exists until such time as such Issuing Lender shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering the same or (y) a waiver of such Default or Event of Default by the ABL Required Lenders.

2.02 Minimum Stated Amount. The Stated Amount of each Letter of Credit upon issuance shall be not less than (x) in the case of a U.S. Dollar Denominated Letter of Credit, $250,000 and (y) in the case of a Euro Denominated Letter of Credit, €250,000 or in each case such lesser amount as is reasonably acceptable to the respective Issuing Lender.

2.03 Letter of Credit Requests. (a)  Whenever an Account Party desires that a Letter of Credit be issued for its account, such Account Party shall give the Administrative Agent (at the appropriate Notice Office) and the respective Issuing Lender at least 3 days’ (or such shorter period as is acceptable to such Issuing Lender in any given case) written notice (including by way of facsimile (or other electronic) transmission) prior to the proposed date of issuance (which shall be a Business Day). Each notice shall be in the form of Exhibit C (each, a “Letter of Credit Request”), including, without limitation, by specifying whether the requested Letter of Credit shall constitute a U.S. Borrower Letter of Credit or a European Borrower Letter of Credit and the Available Currency in which the requested Letter of Credit is to be denominated. Each Letter of Credit Request shall include any other documents as such Issuing Lender customarily requires in connection therewith.

(b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Account Party requesting same that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.01(c). Unless the respective Issuing Lender has received notice from the ABL Required Lenders before it issues a Letter of Credit that one or more of the applicable conditions specified in Section 5 or 6, as the case may be, are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.01(c), then such Issuing Lender may issue the requested Letter of Credit for the account of the respective Account Party in accordance with such Issuing Lender’s usual and customary practices.

2.04 Letter of Credit Participations. (a)  Immediately upon the issuance by any Issuing Lender of any Letter of Credit, such Issuing Lender shall be deemed to have sold and transferred to each ABL Lender (each such Lender with respect to any Letter of Credit, in its capacity under this Section 2.04, a “L/C Participant”), and each such L/C Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Lender, without recourse or warranty, an undivided interest and participation, in a percentage equal to such L/C Participant’s RL Facility Percentage, in such Letter of Credit, each Drawing made thereunder and the obligations of the respective Account Party under this Agreement with respect thereto (although Letter of Credit Fees shall be payable directly to the Administrative Agent for the account of the ABL Lenders, as provided in Section 3.01(b) and the L/C Participants shall have no right to receive any portion of any Facing Fees with respect to any such Letters of Credit) and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments and, as a result thereof the RL Facility Percentages, of the ABL Lenders pursuant to Section 1.13 or 13.04, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings relating thereto, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new RL Facility Percentages of the ABL Lenders. With respect to each Letter of Credit from time to time outstanding, the percentage participations therein of the various ABL Lenders calculated as provided above in this Section 2.04(a) are herein called the “L/C Participation Percentages” of the various ABL Lenders in such Letters of Credit. All calculations of the L/C Participation Percentages shall be made from time to time by the Administrative Agent, which calculations shall be conclusive absent manifest error.

(b) In determining whether to pay under any Letter of Credit, the respective Issuing Lender shall have no obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Lender under or in connection with any Letter of Credit issued by it if taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision), shall not create for such Issuing Lender any resulting liability to any Account Party or any Lender.

(c) In the event that any Issuing Lender makes any payment or disbursement under any Letter of Credit issued by it and the respective Account Party shall not have reimbursed such amount in full to such Issuing Lender pursuant to Section 2.05(a), such Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each L/C Participant therein of such failure, and each L/C Participant therein shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuing Lender the amount of such L/C Participant’s L/C Participation Percentage (as relates to the respective Letter of Credit) of the respective Unpaid Drawing (with the amount thereof and the currency in which same is owing to be calculated in accordance with the provisions of Section 2.05(a)) in U.S. Dollars (or, to the extent the respective Unpaid Drawing is, in accordance with Section 2.05(a), to be reimbursed by the respective Account Party in Euros, in Euros) and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any L/C Participant required to fund an Unpaid Drawing under a Letter of Credit, such L/C Participant shall make available to the Administrative Agent at the Payment Office for the account of the respective Issuing Lender, in U.S. Dollars (or in Euros to the extent the respective Unpaid Drawing is required to be paid by the respective Account Party in Euros pursuant to the provisions of Section 2.05(a)), such L/C Participant’s L/C Participation Percentage (as relates to the respective Letter of Credit) of the amount of such payment on such Business Day in same day funds. If and to the extent that, for any reason, such L/C Participant shall not have made its L/C Participation Percentage of the amount of such payment available to the Administrative Agent for the account of the respective Issuing Lender, such L/C Participant agrees to pay to the Administrative Agent for the account of such Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from the date the respective Unpaid Drawing occurred until the date such amount is paid to the Administrative Agent for the account of such Issuing Lender at the overnight Federal Funds Rate (or, in the case of amounts owed in Euros, at the Overnight Euro Rate), provided that if any L/C Participant does not make available to the Administrative Agent any amounts required to be made available by it as described above within 2 Business Days after the respective L/C Participant has been notified by the Administrative Agent or the respective Issuing Lender to make such amounts available, then the respective L/C Participant shall pay interest on the amounts demanded of it at the same rates payable from time to time by the respective Account Party on the respective Unpaid Drawings pursuant to Section 2.05(a). The failure of any L/C Participant to make available to the Administrative Agent for the account of the respective Issuing Lender its relevant L/C Participation Percentage of any payment under any Letter of Credit issued by it shall not relieve any other L/C Participant in the respective Letter of Credit of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Lender its relevant L/C Participation Percentage of any such Letter of Credit on the date required, as specified above, but no L/C Participant shall be responsible for the failure of any other L/C Participant to make available to the Administrative Agent for the account of such Issuing Lender such other L/C Participant’s relevant L/C Participation Percentage of any such payment.

(d) Whenever any Issuing Lender receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such Issuing Lender any payments from the L/C Participants pursuant to clause (c) above, such Issuing Lender shall pay to the Administrative Agent and the Administrative Agent shall promptly pay each L/C Participant which has paid its relevant L/C Participation Percentage thereof, in U.S. Dollars (or in Euros in the case of payments to be made in Euros pursuant to Section 2.05(a)) and in same day funds, an amount equal to such L/C Participant’s share (based on the proportionate aggregate amount funded by such L/C Participant to the aggregate amount funded by all L/C Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

(e) Each Issuing Lender shall, promptly after the issuance of, or amendment or modification to, a Standby Letter of Credit, give the Administrative Agent and the respective Account Party written notice of such issuance, amendment or modification, as the case may be and such notice shall be accompanied by a copy of such Standby Letter of Credit, such amendment or such modification, as the case may be. Promptly upon receipt of such notice, the Administrative Agent shall notify each L/C Participant, in writing, of such issuance, amendment or modification and if any L/C Participant shall so request, the Administrative Agent shall furnish said L/C Participant with a copy of such Standby Letter of Credit, such amendment or such modification, as the case may be.

(f) Each Issuing Lender shall deliver to the Administrative Agent, promptly on the first Business Day of each week, by facsimile (or other electronic) transmission, the aggregate daily Stated Amount available to be drawn under the outstanding Trade Letters of Credit issued by such Issuing Lender for the previous week.

(g) The obligations of the L/C Participants to make payments to the Administrative Agent for the account of the respective Issuing Lender with respect to Letters of Credit issued by it shall be irrevocable and not subject to counterclaim, set off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

(i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

(ii) the existence of any claim, setoff, defense or other right which any Credit Party or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Agent, any Lender, any Issuing Lender, any L/C Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Credit Party or any of its Subsidiaries and the beneficiary named in any such Letter of Credit);

(iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

(v) the occurrence of any Default or Event of Default;

provided that the L/C Participants shall not be obligated to reimburse such Issuing Lender for any wrongful payment made by such Issuing Lender under a Letter of Credit issued by it as a result of deliberate acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision). Any action taken or omitted to be taken by any Issuing Lender under or in connection with any Letter of Credit shall not create for such Issuing Lender any resulting liability to the L/C Participants or any other Person unless such action is taken or omitted to be taken with gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

2.05 Agreement to Repay Letter of Credit Drawings. (a) (i) The U.S. ABL Borrowers hereby jointly and severally agree (with respect to the U.S. Borrower Letters of Credit) and (ii) the European Borrower hereby agrees (with respect to the European Borrower Letters of Credit) to reimburse the respective Issuing Lender by making payment to the Administrative Agent in the relevant Available Currency in immediately available funds at the Payment Office (or by making the payment directly to such Issuing Lender at such location as may otherwise have been agreed upon by the respective Account Party and such Issuing Lender), for any payment or disbursement made by such Issuing Lender under any Letter of Credit issued by it (each such amount so paid until reimbursed, an “Unpaid Drawing”), not later than the third Business Day after the Administrative Agent or the Issuing Lender notifies the respective Borrower of such payment or disbursement, with interest on the amount so paid or disbursed by such Issuing Lender, to the extent not reimbursed prior to 1:00 P.M. (New York time), on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Lender is reimbursed by the U.S. Borrower or the European Borrower, as the case may be, therefor at a rate per annum which shall be (x) in the case of U.S. Dollar Denominated Letters of Credit, the Base Rate in effect from time to time plus the Applicable Margin for Revolving Loans maintained as Base Rate Loans, as in effect from time to time and (y) in the case of Euro Denominated Letters of Credit, the Overnight Euro Rate in effect from time to time plus the Applicable Margin for Euro Denominated Revolving Loans as in effect from time to time plus any Mandatory Costs, provided, however, to the extent such amounts are not reimbursed prior to 1:00 P.M. (New York time) on the third Business Day following notice to the respective Account Party by the Administrative Agent or the respective Issuing Lender of such payment or disbursement, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Lender (and until reimbursed by the respective Account Party) at a rate per annum which shall be (x) in the case of U.S. Dollar Denominated Letters of Credit, the Base Rate in effect from time to time plus the Applicable Margin for Revolving Loans maintained as Base Rate Loans as in effect from time to time plus 2% and (y) in the case of Euro Denominated Letters of Credit, the Overnight Euro Rate in effect from time to time plus the Applicable Margin for Euro Denominated Revolving Loans as in effect from time to time plus any Mandatory Costs plus 2%, in each such case, with interest to be payable on demand, provided further, that it is understood and agreed, however, that the notices referred to above in this clause (a) and in the immediately preceding proviso shall not be required to be given if a Default or an Event of Default under Section 10.05 shall have occurred and be continuing (in which case the Unpaid Drawings shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by each Credit Party) and shall bear interest at the rate provided in the foregoing proviso on and after the third Business Day following the respective Drawing). The respective Issuing Lender shall give the respective Account Party prompt notice of each Drawing under any Letter of Credit, provided that the failure to give, or any delay in giving, any such notice shall in no way affect, impair or diminish the respective Account Party’s obligations under this Agreement.

(b) The joint and several obligations of the U.S. ABL Borrowers (with respect to U.S. Borrower Letters of Credit) and the obligations of the European Borrower (with respect to European Borrower Letters of Credit), as the case may be, under this Section 2.05 to reimburse the respective Issuing Lender with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the respective Account Party or Account Parties may have or have had against any Lender (including in its capacity as an Issuing Lender or as a L/C Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit (each, a “Drawing”) to conform to the terms of such Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing, the respective Issuing Lender’s only obligation to the respective Account Party being to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with requirements of such Letter of Credit; provided, however, that no Account Party shall be obligated to reimburse any Issuing Lender for any wrongful payment made by such Issuing Lender under a Letter of Credit issued by it as a result of deliberate acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision). Any action taken or omitted to be taken by any Issuing Lender under or in connection with any Letter of Credit shall not create for such Issuing Lender any resulting liability to any Account Party unless such action is taken or admitted to be taken with gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

2.06 Increased Costs. If after the Effective Date, any Issuing Lender or any L/C Participant determines in good faith that the adoption or effectiveness after the Effective Date of any applicable law, rule or regulation, order, guideline or request or any change therein, or any change after the Effective Date in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Issuing Lender or any L/C Participant with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by such Issuing Lender or such L/C Participant’s participation therein, or (ii) impose on any Issuing Lender or any L/C Participant any other conditions directly or indirectly affecting this Agreement, any Letter of Credit or such L/C Participant’s participation therein; and the result of any of the foregoing is to increase the cost to such Issuing Lender or such L/C Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Issuing Lender or such L/C Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit, then, upon written demand to the U.S. Borrower or the European Borrower, as the case may be, by such Issuing Lender or such L/C Participant (a copy of which notice shall be sent by such Issuing Lender or such L/C Participant to the Administrative Agent), accompanied by the certificate described in the last sentence of this Section 2.06, the U.S. ABL Borrowers or the European Borrower, as the case may be, shall, subject to the provisions of Section 13.23, pay to such Issuing Lender or such L/C Participant the amount necessary to cover such increased cost or reduction. A certificate submitted to the relevant Account Party by such Issuing Lender or such L/C Participant, as the case may be (a copy of which certificate shall be sent by such Issuing Lender or such L/C Participant to the Administrative Agent), setting forth in reasonable detail the basis for the determination of such additional amount or amounts necessary to compensate such Issuing Lender or such L/C Participant as aforesaid shall be final and conclusive and binding on such Borrower absent manifest error, although the failure to deliver any such certificate shall not release or diminish such Borrower’s obligations to pay additional amounts pursuant to this Section 2.06 upon subsequent receipt of such certificate.

SECTION 3. Fees; Commitments.

3.01 Fees. (a) The U.S. ABL Borrowers jointly and severally agree (with respect to the Revolving Loan Commitments), to pay to the Administrative Agent for distribution to each Non-Defaulting Lender with a Revolving Loan Commitment a commitment commission, in U.S. Dollars, for the period from the Effective Date to but excluding the Revolving Loan Maturity Date (or such earlier date as the Total Revolving Loan Commitment shall have been terminated), computed at a rate equal to the Applicable Commitment Fee Percentage per annum on the daily average Unutilized Revolving Loan Commitment of such Non-Defaulting Lender as in effect from time to time (with the commitment commission payable as described in this clause (a) being herein referred to as “ABL Unused Fees”). Accrued ABL Unused Fees shall be due and payable, in U.S. Dollars, quarterly in arrears on each Quarterly Payment Date and on the Revolving Loan Maturity Date or such earlier date upon which the Total Revolving Loan Commitment is terminated.

(b) (i) The U.S. ABL Borrowers jointly and severally agree (with respect to the U.S. Borrower Letters of Credit) and (ii) the European Borrower agrees (with respect to the European Borrower Letters of Credit) to pay to the Administrative Agent for distribution to each ABL Lender (based on each such Lender’s respective L/C Participation Percentage as from time to time in effect) in U.S. Dollars, a fee in respect of each Letter of Credit issued hereunder (with all fees payable as described in this clause (b) being herein referred to as “Letter of Credit Fees”), in each case, for the period from and including the date of issuance of such Letter of Credit through the termination of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin for Revolving Loans maintained as Euro Rate Loans, as in effect from time to time, on the Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and, in the case of Letter of Credit Fees owing pursuant to preceding clause (x), on the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

(c) The U.S. Borrowers jointly and severally agree (with respect to the U.S. Borrower Letters of Credit) and (ii) the European Borrower agrees (with respect to the European Borrower Letters of Credit) to pay to the respective Issuing Lender, for its own account, in U.S. Dollars, a facing fee in respect of each Letter of Credit issued to it hereunder (the “Facing Fee”) for the period from and including the date of issuance of such Letter of Credit to and including the termination or expiration of such Letter of Credit, computed at a rate equal to 1/4 of 1% per annum of the daily Stated Amount of such Letter of Credit, provided that in no event shall the annual Facing Fee with respect to any Letter of Credit be less than the Minimum Applicable Facing Fee; it being agreed that (i) on the date of issuance of any Letter of Credit and on each anniversary thereof prior to the termination of such Letter of Credit, if the Minimum Applicable Facing Fee will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding 12-month period, the full Minimum Applicable Facing Fee shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof prior to the termination of such Letter of Credit and (ii) if on the date of the termination of any Letter of Credit, the Minimum Applicable Facing Fee actually exceeds the amount of Facing Fees paid or payable with respect to such Letter of Credit for the period beginning on the date of the issuance thereof (or, if the respective Letter of Credit has been outstanding for more than one year, the date of the last anniversary of the issuance thereof occurring prior to the termination of such Letter of Credit) and ending on the date of the termination thereof, an amount equal to such excess shall be paid as additional Facing Fees with respect to such Letter of Credit on the next date upon which Facing Fees are payable in accordance with the immediately succeeding sentence. Except as provided in the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

(d) The respective Account Party agrees to pay to the respective Issuing Lender, in U.S. Dollars, for its own account, upon each payment under, issuance of, or amendment to, any Letter of Credit issued by it, such amount as shall at the time of such event be the administrative charge which such Issuing Lender is customarily charging for issuances of, payments under or amendments of, Letters of Credit issued by it; provided that no such fees shall be charged with respect to the issuance of any Existing Letter of Credit.

(e) All voluntary prepayments of principal of U.S. Borrower Term Loans or European Borrower Term Loans made before May 15, 2008 (other than any such voluntary prepayments made with (x) internally generated funds or (y) the Net Sales Proceeds retained by either Borrower pursuant to Section 4.02(c)) will be subject to payment by the relevant Borrower (and the relevant Borrower agrees to pay) to the Administrative Agent, for the ratable account of each Lender whose Term Loans are being prepaid (based on the relative principal amounts being repaid, taking the U.S. Dollar Equivalent of any amounts in Euros) of a fee (payable in U.S. Dollars) in an amount equal to 1% of the aggregate principal amount (taking the U.S. Dollar Equivalent of any amounts denominated in Euros) of such prepayment.

(f) Each Borrower agrees to pay to each Agent, for its own account, such other fees as have been agreed to in writing by such Borrower and the Administrative Agent.

(g) All computations of Fees shall be made in accordance with Section 13.07(b).

3.02 Voluntary Termination or Reduction of Revolving Loan Commitments and Adjustments of Revolving Loan Commitments. (a)  Upon at least three Business Days’ prior notice from an Authorized Officer of Exide U.S. to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the ABL Lenders), Exide U.S. shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Revolving Loan Commitment at such time, in whole or in part, in aggregate minimum amounts of at least $1,000,000 in the case of partial reductions; provided that no such reduction shall be permitted to be made pursuant to this Section 3.02(a) if the effect thereof is (x) to cause the Total RL Facility Revolving Loan Commitment to be less than $50,000,000 after giving effect to the reduction thereto pursuant to this Section 3.02(a), unless the Total RL Facility Revolving Loan Commitment is reduced to $0 after giving effect to such reduction or (y) to cause the Aggregate RL Facility Exposure to exceed the Total RL Facility Revolving Loan Commitment after giving effect to the reduction thereto pursuant to this Section 3.02(a). Each reduction to the Total Revolving Loan Commitment pursuant to this Section 3.02(a) shall apply to proportionately and permanently reduce the Revolving Loan Commitment of each ABL Lender (based on their respective RL Facility Percentages).

(b) In the event of certain refusals by a Lender as provided in Section 4.01 or 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, Exide U.S. may, subject to the applicable requirements of said Sections 4.01 and/or 13.12(b), upon five Business Days’ prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) terminate the Revolving Loan Commitment, if any of such Lender, so long as (x) all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Lender (excluding amounts owing in respect of Loans of any Tranche maintained by such Lender which are not being repaid pursuant to Section 13.12(b)) are repaid concurrently with the effectiveness of such termination (at which time Schedule I shall be deemed modified to reflect such changed amounts) and (y) after giving effect to such termination (and the adjustments to the RL Facility Percentages and/or related L/C Participation Percentages of the remaining Lenders as contemplated below), the Individual RL Facility Exposure of any remaining Lender shall not exceed its Revolving Loan Commitment. After giving effect to the termination of the Commitments of any Lender pursuant to the provisions of this Section 3.02(b), unless the respective Lender continues to have outstanding Term Loans or other Commitments (if any) hereunder, such Lender shall no longer constitute a “Lender” for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 13.01 and 13.06), which shall survive as to such repaid Lender. In cases where the Revolving Loan Commitment of any Lender is terminated pursuant to this Section 3.02(b), except in cases where the respective Commitments are replaced in full, after giving effect to the termination of any such Commitments of a given Lender pursuant to this Section 3.02(b), there shall occur automatic adjustments (as determined by the Administrative Agent) in the RL Facility Percentages (and as a result thereof in the related L/C Participation Percentages) of the remaining Lenders.

(c) In connection with any reduction or termination of the Total Unutilized Revolving Loan Commitment and/or the Revolving Loan Commitment of any ABL Lender pursuant to this Section 3.02 and Section 3.03, as the case may be, each Borrower hereby irrevocably authorizes Exide U.S. to take all necessary action, in the name of such Borrower as described in this Section 3.02 or Section 3.03 in order to effect the reduction or termination of the Total Unutilized Revolving Loan Commitment and/or the Revolving Loan Commitment of such Lender in accordance with the provisions of this Section 3.02 or Section 3.03, as the case may be.

3.03 Mandatory Reduction of Commitments. (a)  The Total Commitment (and the U.S. Borrower Term Loan Commitment, the European Borrower U.S. Dollar Term Loan Commitment, the European Borrower Euro Term Loan Commitment and the Revolving Loan Commitment of each Lender with such a Commitment) shall terminate in its entirety on May 31, 2007 unless the Initial Borrowing Date has occurred on or before such date.

(b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total U.S. Borrower Term Loan Commitment (and the U.S. Borrower Term Loan Commitment of each Lender with such a Commitment) shall terminate in its entirety on the Initial Borrowing Date (after giving effect to the making of U.S. Borrower Term Loans on such date).

(c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total European Borrower U.S. Dollar Term Loan Commitment (and the European Borrower U.S. Dollar Term Loan Commitment of each Lender with such a Commitment) shall terminate in its entirety on the Initial Borrowing Date (after giving effect to the making of European Borrower U.S. Dollar Term Loans on such date).

(d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total European Borrower Euro Term Loan Commitment (and the European Borrower Euro Term Loan Commitment of each Lender with such a Commitment) shall terminate in its entirety on the Initial Borrowing Date (after giving effect to the making of European Borrower Euro Term Loans on such date).

(e) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Lender with such a Commitment) shall terminate in its entirety on the earlier to occur of (i) the Revolving Loan Maturity Date and (ii) unless the ABL Required Lenders shall otherwise consent in writing in their sole discretion, a Change of Control.

(f) Each reduction to the Total U.S. Borrower Term Loan Commitment, the Total European Borrower U.S. Dollar Term Loan Commitment, the Total European Borrower Euro Term Loan Commitment and the Total Revolving Loan Commitment pursuant to this Section 3.03 as provided above (or pursuant to Section 4.02) shall be applied proportionately to reduce the U.S. Borrower Term Loan Commitment, the European Borrower U.S. Dollar Term Loan Commitment, the European Borrower Euro Term Loan Commitment or the Revolving Loan Commitment, as the case may be, of each Lender with such a Commitment.

SECTION 4. Prepayments; Repayments; Taxes.

4.01 Voluntary Prepayments. Each Borrower shall have the right to prepay the Loans made to such Borrower, without premium or penalty except as otherwise provided in this Agreement, and the right to allocate such prepayments to Term Loans, Revolving Loans and/or Swingline Loans as such Borrower elects, in whole or in part, at any time and from time to time on, and subject to, the following terms and conditions:

(i) an Authorized Officer of such Borrower shall give the Administrative Agent at its Notice Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, whether such Loans are U.S. Borrower Term Loans, European Borrower U.S. Dollar Term Loans, European Borrower Euro Term Loans, U.S. ABL Borrowers Revolving Loans, European Borrower Revolving Loans, U.S. ABL Borrowers Swingline Loans and/or European Borrower Swingline Loans, the amount and currency (or currencies) of the Loans to be prepaid, the Types of Loans to be repaid and, in the case of Euro Rate Loans (other than Swingline Loans), the specific Borrowing or Borrowings pursuant to which made, which notice shall be given by the Authorized Officer of such Borrower (x) prior to 2:00 P.M. (New York time) at least one Business Day prior to the date of such prepayment in the case of Loans maintained as Base Rate Loans, (y) the date of such prepayment in the case of Swingline Loans, provided such notice is given prior to 10:00 A.M. (New York time) and (z) prior to 10:00 A.M. (New York time) at least three Business Days prior to the date of such prepayment in the case of Euro Rate Loans (other than Euro Denominated Swingline Loans) and shall, except in the case of Swingline Loans, be promptly transmitted by the Administrative Agent to each of the Lenders;

(ii) each partial prepayment applied to any Tranche of Loans shall be in an aggregate principal amount of at least $1,000,000 (taking the U.S. Dollar Equivalent of any amounts to be prepaid in Euros) (or the applicable Minimum Borrowing Amount in the case of Swingline Loans), provided that (x) if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans beyond the Interest Period applicable thereto and any election of an Interest Period with respect thereto given by such Borrower shall have no force or effect and (y) in the case of partial prepayments of any Borrowing of Euro Rate Loans (other than Euro Denominated Swingline Loans) denominated in currencies other than U.S. Dollars, such Borrower shall use reasonable efforts to allocate such prepayments in a manner so that Borrowings do not remain outstanding in amounts less than the Minimum Borrowing Amount applicable thereto (and, to the extent such Borrowings would remain outstanding in amounts which are less than the Minimum Borrowing Amount applicable thereto, in the case of Revolving Loans, such Borrower shall repay any Borrowings which are less than the Minimum Borrowing Amount applicable thereto at the end of the then current Interest Period);

(iii) at the time of any prepayment of Euro Rate Loans (other than Euro Denominated Swingline Loans) pursuant to this Section 4.01 on any date other than the last day of the Interest Period applicable thereto, such Borrower shall pay the amounts required pursuant to Section 1.11;

(iv) except as provided in clause (vi) below, each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans made pursuant to such Borrowing, provided, that at such Borrower’s election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01, such prepayment shall not be applied to the prepayment of the respective Revolving Loans of a Defaulting Lender;

(v) (A) each prepayment of principal of any Term Loans pursuant to this Section 4.01 shall be applied pro rata (based on the TL Repayment Percentages of the various Tranches of Term Loans) to the prepayment of each Tranche of then outstanding Term Loans, provided that (I)(x) at the election of the U.S. Borrower, any prepayment of principal of outstanding Term Loans by the U.S. Borrower pursuant to this Section 4.01 shall be applied, (i) first, to repay U.S. Borrower Term Loans, and (ii) second, to the extent no U.S. Borrower Term Loans are then outstanding, to repay European Borrower U.S. Dollar Term Loans and European Borrower Euro Term Loans on a pro rata basis (taking the U.S. Dollar Equivalent of any amounts denominated in Euros) and (y) at the election of the European Borrower, any prepayment of principal of outstanding Term Loans by the European Borrower pursuant to this Section 4.01 shall be applied, (i) first, to repay European Borrower Euro Term Loans and European Borrower U.S. Dollar Term Loans on a pro rata basis (taking the U.S. Dollar Equivalent of any amounts denominated in Euros), and (ii) second, to the extent no European Borrower Term Loans are then outstanding, to repay U.S. Borrower Term Loans, and (II) at the election of the respective TL Borrower, (x) any prepayment of principal of outstanding U.S. Borrower Term Loans may, in lieu of the applications otherwise provided herein, be applied to pay, in direct order of maturity, Scheduled Repayments of U.S. Borrower Term Loans which will be due within 12 months after the date of the respective voluntary prepayment pursuant to this Section 4.01 and (y) any prepayment of principal of outstanding European Borrower Term Loans may, in lieu of the applications otherwise provided herein, be applied to pay in direct order of maturity, Scheduled Repayments of European Borrower Term Loans which will be due within 12 months after the date of the respective voluntary prepayment pursuant to this Section 4.01 (which payments shall, in direct order, apply to repay in full all Scheduled Repayments of all European Borrower Term Loans due on any Scheduled Repayment Date with respect to which any principal of European Borrower Term Loans is being prepaid or, if the prepayment is insufficient to make such prepayments in full, pro rata to the European Borrower Term Loans based on the relative amounts (taking the U.S. Dollar Equivalent of amounts expressed in Euros) of the Scheduled Repayments which will be due on the respective Scheduled Repayment Date), and in each case with any excess amount of any such prepayment to be applied as provided in the immediately succeeding subclause (B), and (B) each prepayment of principal of U.S. Borrower Term Loans, European Borrower U.S. Dollar Term Loans and European Borrower Euro Term Loans pursuant to this Section 4.01 shall be applied to reduce the then remaining Scheduled Repayments of the respective Tranche of Term Loans, pro rata based on the relative amounts of each then remaining Scheduled Repayment applicable to the respective Tranche of Loans, provided that voluntary repayments of principal of U.S. Borrower Term Loans, European Borrower U.S. Dollar Term Loans and European Borrower Euro Term Loans made pursuant to subclause (II) to the proviso to preceding clause (A) shall instead be applied to reduce the Scheduled Repayments of the respective Tranche in direct order of maturity;

(vi) in the event of certain refusals by a Lender as provided in Section 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, such Borrower may, upon five Business Days’ written notice by an Authorized Officer of such Borrower to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), repay all Loans and pay all accrued and unpaid interest, Fees, and other amounts, in each case owing to such Lender (or owing to such Lender with respect to each Tranche which gave rise to the need to obtain such Lender’s individual consent) in accordance with, and subject to the requirements of, said Section 13.12(b) so long as (A) in the case of the repayment of Revolving Loans of any Lender pursuant to this clause (vi), the Revolving Loan Commitment of such Lender is terminated concurrently with such repayment (at which time Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitments) and (B) the consents required by Section 13.12(b) in connection with the repayment pursuant to this clause (vi) have been obtained; and

(vii) each prepayment of Term Loans pursuant to this Section 4.01 (other than any such prepayment made with (x) internally generated funds or (y) the Net Sales Proceeds retained by any Borrower pursuant to Section 4.02(c)) made prior to May 15, 2008 shall be subject to the payment of the fee described in Section 3.01(e).

4.02 Mandatory Repayments and Commitment Reductions. (a)  (i) On any day on which any one or more of the following conditions shall exist, the applicable Borrowers shall repay Loans and/or cash collateralize outstanding Letters of Credit pursuant to clause (ii) below in such amount as may be required to cause such conditions to cease to exist on such day:

(x) the Aggregate U.S. Borrower Exposure exceeds 100% of the U.S. Borrowing Base at such time less the Foreign U.S. Borrowing Base Usage at such time;

(y) the Aggregate RL Facility Exposure at such time exceeds 100% of the Total Borrowing Base at such time (other than during an Agent Advance Period); and/or

(z) the Aggregate RL Facility Exposure at such time exceeds the Total Revolving Loan Commitment at such time.

For purposes of this Section 4.02(a)(i) the relevant Borrowing Bases will be based upon the Borrowing Base Certificate most recently delivered.

(ii) In connection with any repayment and/or cash collateralization required pursuant to Section 4.02(a)(i) on any day, the ABL Borrowers shall prepay the Loans in the following order:

(1) in the case of a repayment and/or cash collateralization required pursuant to Section 4.02(a)(i)(x), the U.S. ABL Borrowers shall prepay on such day the principal of outstanding U.S. ABL Borrowers Swingline Loans and, after all U.S. ABL Borrowers Swingline Loans have been repaid in full or if no U.S. ABL Borrowers Swingline Loans are outstanding, U.S. ABL Borrowers Revolving Loans, in each case in such amount as may be required to cause the conditions giving rise to such mandatory repayment requirement to cease to exist on such day,

(2) in the case of a repayment and/or cash collateralization required pursuant to Section 4.02(a)(i)(y), (A) the U.S. ABL Borrowers shall prepay on such day the principal of outstanding U.S. ABL Borrowers Swingline Loans and, after all U.S. ABL Borrowers Swingline Loans have been repaid in full or if no U.S. ABL Borrowers Swingline Loans are outstanding, U.S. ABL Borrowers Revolving Loans, and (B) the European Borrower shall prepay on such day the principal of outstanding European Borrower Swingline Loans and, after all European Borrower Swingline Loans have been repaid in full or if no European Borrower Swingline Loans are outstanding, European Borrower Revolving Loans, in each case in such amount as may be required to cause the conditions giving rise to such mandatory repayment requirement to cease to exist on such day,

(3) in the case of a repayment and/or cash collateralization required pursuant to Section 4.02(a)(i)(z), (A) the U.S. ABL Borrowers shall prepay on such day the principal of outstanding U.S. ABL Borrowers Swingline Loans and, after all U.S. ABL Borrowers Swingline Loans have been repaid in full or if no U.S. ABL Borrowers Swingline Loans are outstanding, U.S. ABL Borrowers Revolving Loans, and (B) the European Borrower shall prepay on such day the principal of outstanding European Borrower Swingline Loans and, after all European Borrower Swingline Loans have been repaid in full or if no European Borrower Swingline Loans are outstanding, European Borrower Revolving Loans, in each case in such amount as may be required to cause the conditions giving rise to such mandatory repayment requirement to cease to exist on such day,

If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, any of the conditions set forth in Section 4.02(a)(i) continues to exist, (A) first, the U.S. ABL Borrowers shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount (up to a maximum amount equal to 105% of the Letter of Credit Outstandings in respect of U.S. Borrower Letters of Credit at such time), such cash and/or Cash Equivalents to be held as security for all obligations of the U.S. ABL Borrowers to the Issuing Lenders and the ABL Lenders hereunder in a cash collateral account to be established by, and under the sole dominion and control of, the Administrative Agent and (B), second, the European Borrower shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount (up to a maximum amount equal to 105% of the Letter of Credit Outstandings in respect of European Borrower Letters of Credit at such time), such cash and/or Cash Equivalents to be held as security for all obligations of the European Borrower to the Issuing Lenders and the ABL Lenders hereunder in a cash collateral account to be established by, and under the sole dominion and control of, the Administrative Agent, in each case in such amounts as may be required to cause the conditions giving rise to such mandatory repayment requirement to cease to exist on such day.

(iii) Notwithstanding anything to the contrary contained herein, so long as no Default or Event of Default has occurred and is continuing at the time of any prepayment required pursuant to this Section 4.02, the ABL Borrowers may prepay U.S. ABL Borrowers Revolving Loans, European Borrower Revolving Loans, U.S. ABL Borrowers Swingline Loans and European Borrower Swingline Loans and cash collateralize Letters of Credit as directed by Exide U.S. (so long as such application cures the related conditions).

If any condition set forth in subclauses (x), (y) or (z) of Section 4.02(a)(i) exists solely as a result of currency fluctuations of Euro Denominated Loans, then the repayments or cash collateralizations required pursuant to Section 4.02(a)(i) shall only be required if the relevant excess amount (for this purpose, using the U.S. Dollar Equivalent thereof) exceeds 105% of the relevant permitted maximum amount of the relevant Commitment as then in effect as provided in Section 4.02(a)(i) for more than three consecutive Business Days (at which time the excess of 100% shall be required to be eliminated).

(b) In addition to any other mandatory repayments pursuant to this Section 4.02, on each September 30, December 31, March 31 and June 30 of each year, beginning September 30, 2007, and on the Term Loan Maturity Date (each such date a “Scheduled Repayment Date”), the U.S. Borrower and the European Borrower shall be required to repay that principal amount of U.S. Borrower Term Loans, European Borrower U.S. Dollar Term Loans and European Borrower Euro Term Loans, to the extent then outstanding, as is set forth (or described) opposite the respective Scheduled Repayment Date below (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(g), a “Scheduled Repayment”):

		Amount of European	Amount of European
	Amount of U.S.	Borrower U.S.	Borrower Euro Term
Scheduled Repayment Date	Borrower Term Loans	Dollar Term Loans	Loans
Each Scheduled Repayment Date occurring before the Term Loan Maturity Date	$325,000.00	$158,625.00	€187,500.00
Term Loan Maturity Date	The then aggregate	The then aggregate	The then aggregate
	principal amount of	principal amount of	principal amount of
	all outstanding	all outstanding	all outstanding
	U.S. Borrower Term	European Borrower	European Borrower
	Loans	U.S. Dollar Term	Euro Term Loans
Loans

(c) In addition to any other mandatory repayments pursuant to this Section 4.02, on each date on or after the Effective Date upon which Exide U.S. or any of its Subsidiaries receives Net Sale Proceeds from any Asset Sale (excluding any Asset Sale pursuant to clause (xvii) of Section 9.02), an amount equal to 100% of the Net Sale Proceeds from such Asset Sale shall be applied as a mandatory repayment in accordance with the requirements of Sections 4.02(g) and (h); provided that no mandatory repayment shall be required pursuant to this Section 4.02(c) with respect to (I) an aggregate amount not to exceed $30,000,000 of Net Sale Proceeds received by Exide U.S. or any of its Subsidiaries from the Asset Sales listed in a letter delivered by Exide U.S. to the Administrative Agent on or before the Effective Date (including any such Net Sale Proceeds from such Asset Sales held in escrow for the account of the U.S. Borrower or any of its Subsidiaries on or prior to the Initial Borrowing Date), (II) an aggregate amount not to exceed $20,000,000 of such Net Sale Proceeds received by Exide U.S. or any of its Subsidiaries from any sale-leaseback transaction pursuant to Section 9.02(xviii) and (III) an aggregate amount not to exceed $30,000,000 of Net Sale Proceeds received by Exide U.S. or any of its Subsidiaries from Asset Sales pursuant to Section 9.02(xix). Notwithstanding the foregoing provisions of this Section 4.02(c), if the amount required to be applied as a mandatory repayment on any date is less than $5,000,000, and so long as no Default or Event of Default shall have occurred and be continuing, the Borrowers may defer any mandatory repayments required pursuant to this Section 4.02(c) until the first date on which the aggregate Net Sale Proceeds from all Asset Sales required to be applied pursuant to this Section 4.02(c) since the last payment made pursuant to this sentence equals or exceeds $5,000,000 (at which time all theretofore unapplied amounts shall be required to be applied). Notwithstanding anything to the contrary contained in this Section 4.02(c), (x) if any Existing Notes Documents (or the documents governing any Permitted Refinancing Indebtedness incurred in respect thereof) permit a lesser amount to be retained, than is provided above with respect to any Asset Sales, then such lesser permitted retained amount shall be applicable for purposes of this Section 4.02(c) so long as any Existing Notes (or the respective Permitted Refinancing Indebtedness) remain outstanding, and (y) in no event shall Exide U.S. or any of its Subsidiaries use any proceeds from any Asset Sale to make any voluntary or mandatory repayment or prepayment of Existing Notes and, before any such obligation to use such proceeds to make such repayment shall arise, Exide U.S. or the respective Subsidiary shall apply such proceeds as a mandatory prepayment in accordance with requirements of Sections 4.02(g) and (h).

(d) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, within 10 days following each date on or after the Effective Date on which Exide U.S. or any of its Subsidiaries receives any proceeds (excluding proceeds of business interruption insurance) from any Recovery Event (other than proceeds from Recovery Events in an amount less than $1,000,000 per Recovery Event), an amount equal to 100% of the proceeds (excluding proceeds of business interruption insurance) of such Recovery Event (net of reasonable costs (including, without limitation, legal costs and expenses) and taxes incurred in connection with such Recovery Event and the amount of such proceeds required to be used to repay any Indebtedness (other than Indebtedness of the Lenders pursuant to this Agreement) which is secured by the respective assets subject to such Recovery Event) shall be applied as a mandatory repayment in accordance with the requirements of Sections 4.02(g) and (h); provided that so long as no Default and no Event of Default then exists, such proceeds shall not be required to be so applied on such date to the extent that an Authorized Officer of Exide U.S. has delivered a certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used (or contractually committed to be used) within 360 days following the date of receipt of such proceeds from such Recovery Event to replace or restore any properties or assets at such location or another location in respect of which such proceeds were paid (which certificate shall set forth the estimates of the proceeds to be so expended), and provided, further, that (I) if all or any portion of such proceeds are not so used (or contractually committed to be used) within such 360-day period, such remaining portion shall be applied as a mandatory repayment as provided above (without giving effect to the immediately preceding proviso) and (II) if all or any portion of such proceeds are not required to be applied on the last day of such 360-day period referred to in clause (I) of this proviso because such amount is contractually committed to be used and then either (A) subsequent to such date such contract is terminated or expires without such portion being so used or (B) such contractually committed portion is not so used within six months after the last day of such 360-day period referred to in clause (I) of this proviso, such remaining portion, in the case of either of the preceding clauses (A) or (B), shall be applied as a mandatory repayment and/or commitment reduction as provided above (without giving effect to the immediately preceding proviso).

(e) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each Excess Cash Payment Date, an amount equal to the Applicable Prepayment Percentage of the Excess Cash Flow for the relevant Excess Cash Flow Payment Period shall be applied as a mandatory repayment in accordance with the requirements of Sections 4.02(g) and (h).

(f) Notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date, and (ii) all other then outstanding Loans shall be repaid in full on the respective Maturity Date for such Loans;

(g) (I) Each amount required to be applied pursuant to Sections 4.02(c), (d) and (e) in accordance with this Section 4.02(g) shall, subject to Section 4.02(h), be applied to repay the outstanding principal amount of Term Loans provided, however, that (x) if at the time of any mandatory repayment pursuant to this Section 4.02(g) the Excess Availability is less than $40,000,000, such mandatory repayment instead shall be applied (i) first, to repay the outstanding principal amount of Swingline Loans (without any corresponding Commitment reduction) in an amount necessary to cause the Excess Availability to be equal to $40,000,000, (ii) second, to the extent that the Excess Availability (after giving effect to any prepayment pursuant to preceding sub-clause (i)) is still less than $40,000,000, to repay the outstanding principal amount of Revolving Loans (without any reduction to the Total Revolving Loan Commitment) in an amount necessary to cause the Excess Availability to be equal to the $40,000,000, (iii) third, to repay the outstanding principal amount of Term Loans, and (y) without limiting the provisions of preceding sub-clause (x) (but before making any determinations thereunder), if as part of any Asset Sale or Recovery Event, any Collateral is being sold or has been damaged or taken (as the case may be) that is used in calculating the Borrowing Base, then the amount of the Net Sale Proceeds from such Asset Sale or the net proceeds from such Recovery Event (as the case may be) that is attributable to such Collateral shall be applied to the outstanding Swingline Loans and, if no Swingline Loans are or remain outstanding, outstanding Revolving Loans (in each case, without any reduction to the Total Revolving Loan Commitment) in an amount equal to the value of such Collateral for which credit is given in the applicable Borrowing Base (immediately prior to such Asset Sale or Recovery Event), and the remaining portion of such Net Sale Proceeds or net proceeds from such Recovery Event (as the case may be) shall be retained by Exide U.S. and its Subsidiaries and shall not be required to be applied to the Term Loans.

(II) Each amount required to be applied to repay outstanding Term Loans pursuant to this Section 4.02(g) shall, subject to the immediately succeeding proviso, be applied pro rata to each Tranche of Term Loans (based upon the TL Repayment Percentages of the various Tranches of Term Loans and the then outstanding principal amounts of the respective Tranches of Term Loans); provided that (i) the Net Sale Proceeds from any Asset Sale effected by Exide U.S. or any of its Domestic Subsidiaries and required to be applied to the repayment of Term Loans pursuant to clause (I) of this Section 4.02(g), shall be applied (x) first, to repay principal of outstanding U.S. Borrower Term Loans and (y) second, after the repayment in full of all outstanding U.S. Borrower Term Loans, to repay principal of outstanding European Borrower U.S. Dollar Term Loans and European Borrower Euro Term Loans, on a pro rata basis (based on the then outstanding relative principal amounts thereof, taking the U.S. Dollar Equivalent of any amounts expressed in Euros), and (ii) the Net Sale Proceeds from any Asset Sale effected by any Foreign Subsidiary of Exide U.S. and required to be applied to the repayment of Term Loans pursuant to clause (I) of this Section 4.02(g), shall be applied (x) first, to repay principal of outstanding European Borrower U.S. Dollar Term Loans and European Borrower Euro Term Loans, on a pro rata basis (based on the then outstanding relative principal amounts thereof, taking the U.S. Dollar Equivalent of any amounts in Euros), and (y) second, after the repayment in full of all outstanding European Borrower U.S. Dollar Term Loans and European Borrower Euro Term Loans, to repay principal of outstanding U.S. Borrower Term Loans.

(III) All repayments of outstanding Term Loans pursuant to Section 4.02(c), (d) or (e) shall be applied to reduce the then remaining Scheduled Repayments of the respective Tranche of Term Loans on a pro rata basis (based upon the then remaining principal amounts of the Scheduled Repayments of such Tranche of Term Loans after giving effect to all prior reductions thereto).

(h) With respect to each repayment of Loans required by this Section 4.02, the respective Borrower or Borrowers may (subject to the requirements of preceding clause (g)) designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Euro Rate Loans (other than Swingline Loans), the specific Borrowing or Borrowings of the respective Tranche pursuant to which made, provided that: (i) in the case of repayments of Euro Rate Loans (other than Swingline Loans), repayments of such Loans pursuant to this Section 4.02 on any day other than the last day of an Interest Period applicable thereto shall be accompanied by payment by the respective Borrower or Borrowers of all amounts owing in connection therewith pursuant to Section 1.11; (ii) if any repayment of Euro Rate Loans (other than Swingline Loans) made pursuant to a single Borrowing shall reduce the outstanding Euro Rate Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable to the respective Euro Rate Loans, such Borrowing (x) in the case of Eurodollar Loans, shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans and (y) in the case of Euro Denominated Revolving Loans, shall be repaid in full at the end of the then current Interest Period; and (iii) each repayment of any Tranche of Loans made pursuant to a Borrowing shall be applied pro rata among such Tranche of Loans. In the absence of a designation by the respective Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11.

(i) Upon the occurrence of any Change of Control occurring on or prior to May 15, 2008, the U.S. Borrower and the European Borrower shall each make an offer to prepay the Term Loans in full in accordance with the requirements of clauses (i) and (ii) below:

(i) within 5 Business Days following the occurrence of any such Change of Control, Exide U.S. shall deliver a written notice to the Administrative Agent (which shall promptly furnish such notice to the TL Lenders) which shall (A) state that each TL Lender has the right to require the U.S. Borrower and the European Borrower to prepay all or a portion of such TL Lender’s Term Loans, as applicable, at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of prepayment, by delivering acceptance of such notice no earlier than 5 Business Days prior to the prepayment date referred to in clause (B); and (B) specify a prepayment date for such prepayment (which shall be no earlier than 20 days nor later than 30 days from the date such notice is sent); and

(ii) on the prepayment date referred to in clause (i)(B) above, the U.S. Borrower and/or the European Borrower, as applicable, shall prepay the Term Loans (or portion thereof), as applicable, of the TL Lenders who accept the offer to prepay in accordance with the terms thereof at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of prepayment.

(j) Notwithstanding anything to the contrary contained above, all payments owing with respect to each Tranche pursuant to this Section 4.02 shall be made in the respective currency or currencies in which the respective obligations are owing in accordance with the terms of this Agreement. For purposes of making calculations pursuant to this Section 4.02, the Administrative Agent shall be entitled to use the U.S. Dollar Equivalent or Euro Equivalent, as the case may be, of any such amounts required to be converted into other currencies for purposes of making determinations pursuant to this Section 4.02.

4.03 Method and Place of Payment; Maintenance of Accounts; Statement of Accounts. (a) Except as otherwise specifically provided herein, all payments under this Agreement and under any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 2:00 P.M. (New York time) on the date when due and shall be made in (x) U.S. Dollars in immediately available funds at the Payment Office of the Administrative Agent in respect of any obligation of the Borrowers under this Agreement except as otherwise provided in the immediately following clause (y) and (y) subject to Section 1.14, Euros in immediately available funds at the Payment Office of the Administrative Agent, if such payment is made in respect of (i) principal of or interest on Euro Denominated Loans or, (ii) Letter of Credit Fees, Facing Fees and Unpaid Drawings (and interest thereon) in respect of Euro Denominated Letters of Credit or (iii) any increased costs, indemnities or other amounts owing with respect to Euro Denominated Loans (or Commitments relating thereto) or Euro Denominated Letters of Credit at any time prior to the occurrence of a Termination Event. The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 2:00 P.M. (New York time) like funds relating to the payment of principal, interest or Fees ratably to the Lenders entitled thereto. Any payments under this Agreement which are made later than 2:00 P.M. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

(b) (i) (A) Each of Exide U.S. and the other U.S. Credit Parties shall, along with the Administrative Agent and certain financial institutions selected by Exide U.S. and reasonably acceptable to the Administrative Agent (the “U.S. Collection Banks”), enter into on or prior to the 90th day following the Initial Borrowing Date (or such later date as may be agreed to by the Administrative Agent in its sole discretion) and thereafter maintain Cash Management Control Agreements in respect of each of the U.S. Collection Accounts. Exide U.S. and each of the other U.S. Credit Parties shall instruct all Account Debtors of Exide U.S. and such U.S. Credit Parties to remit all payments to the applicable “P.O. Boxes” or “Lockbox Addresses” of the applicable U.S. Collection Bank with respect to all Accounts of such Account Debtor, which remittances shall be collected by the applicable U.S. Collection Bank and deposited in the applicable U.S. Collection Account. All amounts received by Exide U.S., any of its Domestic Subsidiaries and any Collection Bank in respect of any Account, in addition to all other cash received from any other source, shall upon receipt be deposited into a U.S. Collection Account or directly into the Core U.S. Concentration Account.

(c) The European Borrower and each other Foreign Borrowing Base ABL Subsidiary Guarantor shall, along with the Administrative Agent and certain financial institutions selected by Exide U.S. and reasonably acceptable to the Administrative Agent (the “Foreign Collection Banks”), enter into on or prior to the 90th day (or such later day as may be agreed by the Administrative Agent in its sole discretion) following the Initial Borrowing Date and thereafter maintain Cash Management Control Agreements in respect of each Foreign Collection Account. The European Borrower and each other Foreign ABL Credit Party shall instruct all Account Debtors of such Subsidiaries to remit all payments to the applicable “P.O. Boxes”, “Lockbox Addresses” or a sub-account of the Foreign Collection Account of the applicable Foreign Collection Bank with respect to all Accounts of such Account Debtor, which remittances shall be collected by the applicable Foreign Collection Bank and deposited in the applicable Foreign Collection Account. All amounts received by the European Borrower, each other Foreign ABL Credit Party and any Foreign Collection Bank in respect of any Account, in addition to all other cash received from any other source, shall upon receipt be deposited into a Foreign Collection Account or directly into the Core Foreign Concentration Account.

(d) Exide U.S. and the other U.S. Credit Parties shall, along with the Administrative Agent and each of those banks in which the U.S. Disbursement Accounts are maintained, enter into on or prior to the 90th day (or such later day as may be agreed by the Administrative Agent in its sole discretion) following the Initial Borrowing Date and thereafter maintain Cash Management Control Agreements with respect to each such U.S. Disbursement Account (except with respect to Exempted Disbursement Accounts and Exempted Deposit Accounts). The European Borrower and each other Foreign ABL Credit Party shall, along with the Administrative Agent and each of those banks in which the Foreign Disbursement Accounts are maintained, enter into on or prior to the 90th day following the Initial Borrowing Date (or such later date as may be agreed to be the Administrative Agent in its sole discretion) and thereafter maintain Cash Management Control Agreements with respect to each such Foreign Disbursement Account (except with respect to Exempted Disbursement Accounts and Exempted Deposit Account).

(e) All amounts held in the U.S. Collection Accounts and U.S. Disbursement Accounts (other than Exempted Disbursement Accounts) with respect to Exide U.S. and its Domestic Subsidiaries shall be wired by the close of business on each Business Day into an account with a financial institution selected by Exide U.S. and acceptable to the Administrative Agent and subject to a Cash Management Control Agreement (the “Core U.S. Concentration Account”) unless such amounts are Net Sale Proceeds of Asset Sales or proceeds of Recovery Events (other than in respect of assets included in a Borrowing Base). All amounts held in all of the Foreign Collection Accounts and Foreign Disbursement Accounts (other than Exempted Disbursement Accounts) with respect to the European Borrower, the Foreign ABL Credit Parties and their Subsidiaries shall be wired by the close of business on each Business Day into an account with a financial institution selected by Exide U.S. and acceptable to the Administrative Agent and subject to a Cash Management Control Agreement (the “Core Foreign Concentration Account”) unless such amounts are Net Sale Proceeds of Asset Sales or proceeds of Recovery Events (other than in respect of assets included in a Borrowing Base).

(f) (i) The Cash Management Control Agreement relating to the Core U.S. Concentration Account shall provide that after the occurrence and during the continuance of an Event of Default or during any Dominion Period, all collected amounts held in the Core U.S. Concentration Account from and after the date requested by the Administrative Agent, shall be sent by ACH or wire transfer no less frequently than once per Business Day (unless the Commitments have been terminated and the ABL Obligations have been paid in full in cash) to an account maintained by the Administrative Agent at DBNY (the “DBNY Account”). Subject to the terms of the respective Security Document, all amounts received in the DBNY Account shall be applied (and allocated) by the Administrative Agent on a daily basis in the following order (in each case, to the extent the Administrative Agent has actual knowledge of the amounts owing or outstanding as described below, and after giving effect to the application of any such amounts (x) otherwise required to be applied pursuant to Sections 4.02(c), (d) or (e) or (y) constituting proceeds from any Collateral otherwise required to be applied pursuant to the terms of the respective Security Document): (1) first, to the payment (on a ratable basis) of any outstanding Expenses actually due and payable to the Agents under any of the Credit Documents and to repay or prepay outstanding U.S. ABL Borrowers Swingline Loans and all interest thereon and to repay or prepay outstanding Revolving Loans constituting Agent Advances advanced by the Administrative Agent on behalf of the Lenders pursuant to Section 1.01(g) and 1.04(b); (2) second, to the extent all amounts referred to in preceding clause (1) have been paid in full, to pay (on a ratable basis) all outstanding Expenses actually due and payable to each Issuing Lender under any of the Credit Documents and to repay all outstanding Unpaid Drawings in respect of U.S. Borrower Letters of Credit and all interest thereon; (3) third, to the extent all amounts referred to in preceding clauses (1) and (2) have been paid in full, to pay (on a ratable basis) all accrued and unpaid interest actually due and payable on the U.S. ABL Borrowers Revolving Loans and all accrued and unpaid Fees actually due and payable to the Agents, the Issuing Lenders and the ABL Lenders under any of the Credit Documents; (4) fourth, to the extent all amounts referred to in preceding clauses (1) through (3), inclusive, have been paid in full, to repay (on a ratable basis) the outstanding principal of U.S. ABL Borrowers Revolving Loans (whether or not then due and payable); (5) fifth, to the extent all amounts referred to in preceding clauses (1) through (4), inclusive, have been paid in full, to pay or cash collateralize, as the case may be, (on a ratable basis) ABL Obligations (guaranteed by the U.S. ABL Borrowers) in accordance with following clause (ii) as selected by the U.S. ABL Borrowers so long as no Default or Event of Default then exists or, in the absence of such designation or if a Default or Event of Default then exists, as determined by the Administrative Agent; (6) sixth, to the extent all amounts referred to in preceding clauses (1) through (5), inclusive, have been paid in full, to pay (on a ratable basis) all other outstanding ABL Obligations then due and payable to the Administrative Agent and the Lenders under any of the Credit Documents; and (7) seventh, to the U.S. ABL Borrowers. Each Credit Party agrees that it will not cause any proceeds of any Core U.S. Concentration Account to be otherwise redirected.

(ii) The Cash Management Control Agreement relating to the Core Foreign Concentration Account shall provide that after the occurrence and during the continuance of an Event of Default or during any Dominion Period, all collected amounts held in the Core Foreign Concentration Account from and after the date requested by the Administrative Agent, shall be sent by ACH or wire transfer no less frequently than once per Business Day (unless the Commitments have been terminated and the European Borrower Obligations have been paid in full in cash) to an account maintained by the Administrative Agent at an affiliate of the Administrative Agent (the “DB Account”). Subject to the terms of the respective Security Agreement, all amounts received in the DB Account shall be applied (and allocated) by the Administrative Agent on a daily basis in the following order (in each case, to the extent the Administrative Agent has actual knowledge of the amounts owing or outstanding as described below, and after giving effect to the application of any such amounts (x) otherwise required to be applied pursuant to Sections 4.02(c), (d) or (e) or (y) constituting proceeds from any Collateral otherwise required to be applied pursuant to the terms of the respective Security Document): (1) first, to the payment (on a ratable basis) of any outstanding Expenses actually due and payable by the European Borrower to the Administrative Agent and/or the Collateral Agent under any of the Credit Documents and to repay or prepay outstanding European Borrower Swingline Loans and to repay or prepay outstanding Revolving Loans constituting Agent Advances advanced by the Administrative Agent on behalf of the Lenders pursuant to Section 1.01(g) and 1.04(b); (2) second, to the extent all amounts referred to in preceding clause (1) have been paid in full, to pay (on a ratable basis) all accrued and unpaid interest actually due and payable on the European Borrower Revolving Loans and all accrued and unpaid Fees actually due and payable by the European Borrower to the Administrative Agent and the Lenders under any of the Credit Documents; (3) third, to the extent all amounts referred to in preceding clauses (1) through (2), inclusive, have been paid in full, to repay (on a ratable basis) the outstanding principal of European Borrower Revolving Loans (whether or not then due and payable); (4) fourth, to the extent all amounts referred to in preceding clauses (1) through (3), inclusive, have been paid in full, to pay (on a ratable basis) all other outstanding ABL Obligations of the European Borrower then due and payable to the Administrative Agent, the Collateral Agent and the Lenders under any of the Credit Documents; and (5) fifth, to the European Borrower. Each Credit Party agrees that it will not cause any proceeds of any Core Foreign Concentration Account to be otherwise redirected.

(g) Without limiting the provisions set forth in Section 13.17, the Administrative Agent shall maintain an account on its books in the name of each of the Borrowers (collectively, the “Credit Account”) in which each Borrower will be charged with all loans and advances made by the Lenders to such Borrower for such Borrower’s account, including the Loans, the Letter of Credit Outstandings, and the Fees, Expenses and any other Obligations relating thereto. Each Borrower will be credited, in accordance with this Section 4.03, with all amounts received by the Lenders from such Borrower or from others for its account, including, as set forth above, all amounts received by the Administrative Agent and applied to the Obligations. In no event shall prior recourse to any Accounts or other Collateral be a prerequisite to the Administrative Agent’s right to demand payment of any Obligation upon its maturity. Further, the Administrative Agent shall have no obligation whatsoever to perform in any respect any of Exide U.S.’ or any of its Subsidiaries’ contracts or obligations relating to the Accounts.

(h) After the end of each month, the Administrative Agent shall send Exide U.S. and each Lender a statement accounting for the charges, loans, advances and other transactions occurring among and between the Administrative Agent, the Lenders, the Issuing Lenders and each Borrower during that month. The monthly statements shall, absent manifest error, be final, conclusive and binding on each Borrower and the Lenders.

4.04 Net Payments. (a) All payments made by any Credit Party under any Credit Document (including, in the case of Exide U.S., in its capacity as a guarantor pursuant to Section 14) or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as “Taxes”). If any Taxes are so levied or imposed, the respective Borrower (and any other Credit Party making the payment) agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, then the respective Borrower (and any other Credit Party making the payment) shall be obligated to reimburse each Lender, upon the written request of such Lender, for the net additional taxes (after taking into account available credits with respect to such withholding taxes) imposed on or measured by the net income of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence, the respective Borrower (or Credit Party) will furnish to the Administrative Agent within 45 days after the date of the payment of any Taxes due pursuant to applicable law certified copies of tax receipts evidencing such payment by such Borrower (or the respective other Credit Party). The Credit Agreement Parties jointly and severally agree (and each Subsidiary Guarantor pursuant to its respective Subsidiary Guaranty, and the incorporation by reference therein of the provisions of this Section 4.04, shall agree) to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

(b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to Exide U.S. and the Administrative Agent on or prior to the Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender’s entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a “Section 4.04(b)(ii) Certificate”) and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender’s entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to Exide U.S. and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify Exide U.S. and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and Section 4.04(d), (x) Exide U.S. shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable by Exide U.S. hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to Exide U.S., U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) Exide U.S. shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Lender (other than a participant with respect to Term Loans following the occurrence of a Termination Event) in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to Exide U.S. the Internal Revenue Service Forms required to be provided to Exide U.S. pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Lender (other than a participant with respect to Term Loans following the occurrence of a Termination Event) described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes.

(c) Each Lender agrees, to the extent it is legally entitled to do so, to deliver to the European Borrower and the Administrative Agent on or prior to the Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13, 1.14 or 13.04 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), to the extent such Lender is legally entitled to do so, on the date of such assignment or transfer to such Lender two accurate and complete original signed copies of any forms or certificates that the European Borrower shall request such Lender to deliver to it and the Administrative Agent, to the extent such forms or certificates are necessary to claim exemption from or reduction in withholding taxes imposed by the Netherlands with respect to payments under this Agreement (the “Netherlands Forms”). In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous forms or certificates obsolete or inaccurate in any material respect, it will (in the case of a lapse in time that renders the previous forms or certificates obsolete or inaccurate, only upon request from the European Borrower), to the extent it is legally entitled to do so, deliver to the European Borrower and the Administrative Agent two new accurate and complete original signed copies of the Netherlands Forms and such other forms or certificates as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in Netherlands withholding tax with respect to payments under this Agreement and any Note, or it shall notify the European Borrower and the Administrative Agent of its inability to deliver the Netherlands Forms or such other forms or certificates requested by the European Borrower, in which case such Lender shall not be required to deliver any such Netherlands Forms or other forms or certificates pursuant to this Section 4.04(c). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and Section 4.04(d), (x) the European Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the Netherlands (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable by the European Borrower hereunder for the account of any Lender to the extent that such Lender has not provided to the European Borrower any requested Netherlands Forms that establish a complete exemption from such deduction or withholding and (y) the European Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the Netherlands if such Lender has not provided to the European Borrower any requested Netherlands Forms that establish a complete exemption from Netherlands withholding tax pursuant to this Section 4.04(c).

(d) Notwithstanding anything to the contrary contained elsewhere in this Section 4.04 and except as set forth in Section 13.04(b), each Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in Sections 4.04(b) and (c) as a result of any changes after the Effective Date (or, if later, the date such Lender became party to this Agreement) in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar taxes.

SECTION 5. Conditions Precedent to Credit Events on the Initial Borrowing Date. The obligation of each Lender to make each Loan hereunder and the obligation of each Issuing Lender to issue each Letter of Credit hereunder, in any case on the Initial Borrowing Date, is subject, at the time of the making of such Loans and the issuance of such Letters of Credit to the satisfaction of the following conditions:

5.01 Execution of Agreement; Notes. On or prior to the Initial Borrowing Date, (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent for the account of each Lender which has requested the same the appropriate U.S. Borrower Term Note, European Borrower U.S. Dollar Term Note, European Borrower Euro Term Note, U.S. ABL Borrower Revolving Note and/or European Borrower Revolving Note and to the Swingline Lender, if so requested by it, the European Borrower Swingline Note and the U.S. ABL Borrowers Swingline Note, in each case executed by the relevant Borrower and in the amount, maturity and as otherwise provided herein.

5.02 Officer’s Certificate. On the Initial Borrowing Date, the Administrative Agent shall have received a certificate from Exide U.S., dated such date and signed by an Authorized Officer of Exide U.S., certifying that all of the applicable conditions set forth in Sections 5.05 through 5.08, inclusive, and Sections 6.01, 6.03 and 6.04 (other than such conditions that are expressly subject to the satisfaction of the Administrative Agent and/or the Required Lenders), have been satisfied on such date.

5.03 Opinions of Counsel. On the Initial Borrowing Date, the Administrative Agent shall have received (i) from Jones Day, special counsel to the Credit Parties, an opinion addressed to each Agent and each of the Lenders and dated the Initial Borrowing Date substantially in the form of Exhibit E-1, (ii) from AKD Prinsen Van Wijmen, special Dutch counsel to the Credit Parties organized under the laws of The Netherlands, an opinion addressed to each Agent and each of the Lenders and dated the Initial Borrowing Date substantially in the form of Exhibit E-2, (iii) from foreign counsel to the Credit Parties and/or the Agents in each Qualified Non-U.S. Jurisdiction, in each case reasonably satisfactory to the Administrative Agent, opinions which shall (x) be addressed to each Agent and each of the Lenders and be dated the Initial Borrowing Date, (y) cover various matters regarding the execution, delivery and performance of the Credit Documents to which Subsidiaries of Exide U.S. organized in the relevant such jurisdiction are party, the perfection of security interests and/or liens granted by Credit Parties organized in such jurisdiction or granted in respect of entities organized in such jurisdiction, and/or such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request and (z) be in form, scope and substance reasonably satisfactory to the Administrative Agent, and (iv) from local counsel to the U.S. Credit Parties and/or the Administrative Agent reasonably satisfactory to the Administrative Agent practicing in those jurisdictions in which U.S. Mortgaged Properties are located and/or U.S. Subsidiary Guarantors are organized, such opinions as the Administrative Agent may reasonably request, which opinions (x) shall be addressed to each Agent and each of the Lenders and be dated the Initial Borrowing Date, (y) shall cover the perfection of the security interests and/or liens granted pursuant to the relevant Security Documents and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request and (z) shall be in form and substance reasonably satisfactory to the Administrative Agent.

5.04 Company Documents; Proceedings. (a)  On the Initial Borrowing Date, the Administrative Agent shall have received from each Borrower and each U.S. Subsidiary Guarantor a certificate, dated the Initial Borrowing Date, signed by an Authorized Officer of such Credit Party, and attested to by the secretary, any assistant secretary or other senior officer of such Credit Party, in the form of Exhibit F with appropriate insertions, together with copies of the certificate of incorporation, by-laws or equivalent organizational documents of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and all of the foregoing (including each such certificate of incorporation, by-laws or other organizational document) shall be reasonably satisfactory to the Administrative Agent.

(b) On the Initial Borrowing Date, all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates, bring-down certificates and any other records of Company proceedings and governmental approvals, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers, where appropriate, to be certified by proper Company or governmental authorities.

5.05 Adverse Change, etc. On the Initial Borrowing Date, nothing shall have occurred since March 31, 2006 which has had, or could reasonably be likely to have, (i) a Material Adverse Effect or (ii) material adverse effect on the Transaction.

5.06 Litigation. On the Initial Borrowing Date, there shall be no actions, suits, proceedings or investigations pending or threatened (a) with respect to the Transaction or any documentation executed in connection therewith (including any Credit Document) or the transactions contemplated hereby and thereby or (b) which has had, or could reasonably be expected to have (i) a Material Adverse Effect or (ii) a material adverse effect on the Transaction.

5.07 Existing Intercreditor Agreement. The Existing Intercreditor Agreement shall remain in full force and effect, with such technical amendments thereto having been made as DBNY may request pursuant to clause (x) of the proviso to Section 8.3 thereof. Without limiting the foregoing, DBNY shall be satisfied that (after giving effect to the Transaction) the Existing Intercreditor Agreement is (and remains) in full force and effect, no “Discharge of First-Lien Credit Agreement Obligations” (as defined therein) shall have occurred, this Agreement shall constitute a “First-Lien Credit Agreement” (as defined therein), a “First-Lien Credit Document” (as defined therein) and the obligations shall constitute “First-Lien Obligations” (as defined therein); with the foregoing being covered to the satisfaction of DBNY by a legal opinion from outside counsel to Exide U.S.

5.08 Consummation of the Refinancing. (a) On the Initial Borrowing Date and prior to or concurrently with the incurrence of the Loans hereunder, each element of the Transaction shall have been consummated in accordance with the applicable Documents therefor. Pursuant to the Refinancing:

(i) the total commitments in respect of the Indebtedness to be Refinanced shall have been terminated, all letters of credit issued thereunder shall have been terminated or supported by a back-stop Letter of Credit issued hereunder or, in the case of the Existing Letters of Credit, shall be deemed to have been issued hereunder and all loans, interest and other amounts owing pursuant to the Indebtedness to be Refinanced shall have been repaid or otherwise satisfied in full;

(ii) the Administrative Agent shall have received (x) releases of security interests in and Liens on the assets owned by the U.S. Borrower and its Subsidiaries from the creditors in respect of the Indebtedness to be Refinanced (including, without limitation, (I) proper termination statements (Form UCC-3 or the appropriate equivalent) for filing under the UCC of each jurisdiction where a financing statement (Form UCC-1 or the appropriate equivalent) was filed with respect to the U.S. Borrower or any of its Subsidiaries in connection with the security interests created with respect to the Indebtedness to be Refinanced and the documentation related thereto, (II) termination or reassignment of any security interest in, or Lien on, any patents, trademarks, copyrights, or similar interests of Exide U.S. or any of its Subsidiaries on which filings have been made and (III) terminations of all mortgages, leasehold mortgages, deeds of trust and leasehold deeds of trust created with respect to property of Exide U.S. or any of its Subsidiaries, in each case, to secure the obligations in respect of the Indebtedness to be Refinanced), all of which shall be in form, scope and substance reasonably satisfactory to the Administrative Agent, and (y) all collateral owned by the U.S. Borrower or any of its Subsidiaries in the possession of any of the creditors in respect of the Indebtedness to be Refinanced or any collateral agent or trustee under any related security document; and

(iii) the Administrative Agent shall have received evidence in form, scope and substance reasonably satisfactory to it that the matters set forth in this Section 5.08(a) have been satisfied on such date.

(b) On the Initial Borrowing Date and after giving effect to the Transaction and the Loans incurred on the Initial Borrowing Date, neither Exide U.S. nor any of its Subsidiaries shall have any Preferred Equity or any Indebtedness outstanding, except for (i) the Obligations and (ii) the other Scheduled Existing Indebtedness. On and as of the Initial Borrowing Date, all of the Scheduled Existing Indebtedness shall remain outstanding after giving effect to the Transaction and the other transactions contemplated hereby without any default or events of default existing thereunder or arising as a result of the Transaction and the other transactions contemplated hereby (except to the extent amended or waived by the parties thereto on terms and conditions reasonably satisfactory to the Administrative Agent and the Required Lenders).

5.09 Subsidiaries Guaranties; Intercompany Subordination Agreement. (a)  On the Initial Borrowing Date, each U.S. Subsidiary Guarantor shall have duly authorized, executed and delivered the U.S. Subsidiaries Guaranty in the form of Exhibit G-1 (as amended, modified, restated and/or supplemented from time to time, the “U.S. Subsidiaries Guaranty”), guaranteeing all of the obligations of each of the Borrowers as more fully provided therein, and the U.S. Subsidiaries Guaranty shall be in full force and effect.

(b) On the Initial Borrowing Date, each Wholly-Owned Foreign Subsidiary of Exide U.S. organized under the laws of a Qualified ABL Jurisdiction (other than the Non-Credit Party Subsidiaries at such time) shall have duly authorized, executed and delivered a Foreign ABL Subsidiaries Guaranty in the form of Exhibit G-2 with such modifications or in such other form as may be necessary or advisable under local law (as determined by the Administrative Agent and its local counsel) (each such guaranty as amended, modified, restated and/or supplemented from time to time, a “Foreign ABL Subsidiaries Guaranty” and, collectively, the “Foreign ABL Subsidiaries Guaranties”)), guaranteeing all of the ABL Obligations of the European Borrower as more fully provided therein (subject to such limits under local law as may be necessary or advisable, as agreed by the Administrative Agent and its local counsel), and each Foreign ABL Subsidiaries Guaranty shall be in full force and effect.

(c) On the Initial Borrowing Date, each Foreign Joint Subsidiary Guarantor shall have duly authorized, executed and delivered a Foreign Joint Subsidiaries Guaranty in the form of Exhibit G-3 with such modifications or in such other form as may be necessary or advisable under local law (as determined by the Administrative Agent and its local counsel) (each such guaranty as amended, modified, restated and/or supplemented from time to time, a “Foreign Joint Subsidiaries Guaranty” and, collectively, the “Foreign Joint Subsidiaries Guaranties”)), guaranteeing all of the Obligations of the European Borrower as more fully provided therein (subject to such limits under local law as may be necessary or advisable, as agreed by the Administrative Agent and its local counsel), and each Foreign Joint Subsidiaries Guaranty shall be in full force and effect.

(d) On the Initial Borrowing Date, each Wholly-Owned Foreign Subsidiary of Exide U.S. organized under the laws of a Qualified TL Jurisdiction (other than the Non-Credit Party Subsidiaries at such time and the Foreign Joint Subsidiary Guarantors) shall have duly authorized, executed and delivered a Foreign TL Subsidiaries Guaranty in the form of Exhibit G-4 with such modifications or in such other form as may be necessary or advisable under local law (as determined by the Administrative Agent and its local counsel) (each such guaranty as amended, modified, restated and/or supplemented from time to time, a “Foreign TL Subsidiaries Guaranty” and, collectively, the “Foreign TL Subsidiaries Guaranties”)), guaranteeing all of the TL Obligations of the European Borrower as more fully provided therein (subject to such limits under local law as may be necessary or advisable, as agreed by the Administrative Agent and its local counsel), and each Foreign TL Subsidiaries Guaranty shall be in full force and effect.

(e) On the Initial Borrowing Date, each Credit Party and each other Subsidiary of Exide U.S. which is an obligee or obligor with respect to any Intercompany Debt (other than those Non-Wholly Owned Subsidiaries listed on Schedule 5.09) shall have duly authorized, executed and delivered the Intercompany Subordination Agreement in the form of Exhibit H hereto (as amended, modified, restated and/or supplemented from time to time, the “Intercompany Subordination Agreement”), and the Intercompany Subordination Agreement shall be in full force and effect.

5.10 Pledge Agreements. (a)  On the Initial Borrowing Date, each U.S. Credit Party shall have duly authorized, executed and delivered the U.S. Pledge Agreement in the form of Exhibit I (as amended, modified, restated and/or supplemented from time to time, the “U.S. Pledge Agreement”) and shall have delivered to the Collateral Agent, as Pledgee thereunder, all of the U.S. Pledge Agreement Collateral, if any, referred to therein and then owned by such U.S. Credit Party, (x) endorsed in blank in the case of promissory notes constituting U.S. Pledge Agreement Collateral and (y) together with executed and undated transfer powers in the case of certificated Equity Interests constituting U.S. Pledge Agreement Collateral, and the U.S. Pledge Agreement shall be in full force and effect.

(b) On the Initial Borrowing Date, (i) each of the Foreign Credit Parties shall have duly authorized, executed and delivered a pledge agreement or pledge agreements, with respect to the Equity Interests in other Persons held by such Foreign Credit Party and governed by the laws of the jurisdiction in which the issuer of the Equity Interests pledged thereby is organized (subject to certain exceptions as are necessary or advisable based on the advice of local counsel), which pledge agreements shall (w) secure the respective Obligations with liens of the respective priority, in each case, on the basis set forth in Schedule VI (the “Guaranty and Security Principles”), (x) be prepared by local counsel reasonably satisfactory to the Administrative Agent, (y) be in form and substance reasonably satisfactory to the Administrative Agent and (z) be in full force and effect (each such pledge agreement, as amended, modified, restated and/or supplemented from time to time, a “Foreign Credit Party Pledge Agreement” and, collectively, the “Foreign Credit Party Pledge Agreements”) and (ii) such Foreign Credit Parties shall have taken such actions as may be necessary (or, subject to any limitations set forth in the applicable Foreign Credit Party Pledge Agreement, reasonably requested by the Administrative Agent or its counsel) under local law (as advised by local counsel) to create, maintain, effect, perfect, preserve, maintain and protect the security interests granted (or purported to be granted) by each such Foreign Credit Party Pledge Agreement. Part A of Schedule 5.10 sets forth a list of all Foreign Credit Party Pledge Agreements to be executed and delivered on the Initial Borrowing Date.

(c) On the Initial Borrowing Date, with respect to any Credit Party (whether organized under the laws of the United States or a non-U.S. jurisdiction) which is pledging promissory notes or Equity Interests in one or more Persons organized under the laws of a different jurisdiction from the jurisdiction of organization of the respective Credit Party, if the Administrative Agent determines (based on advice of local counsel and to the extent legally permitted by the relevant applicable foreign law) that it would be in the interests of the Lenders that the respective Credit Party authorize, execute and deliver one or more additional pledge agreements governed by the laws of the jurisdiction or jurisdictions in which the Person or Persons whose promissory notes or Equity Interests are being pledged is (or are) organized, then the respective Credit Party shall, subject to local law limitations, (i) so authorize, execute and deliver one or more such additional pledge agreements (each, as amended, modified, restated and/or supplemented from time to time, a “Local Law Pledge Agreement” and, collectively, the “Local Law Pledge Agreements” and together with the Foreign Credit Party Pledge Agreements, the “Foreign Pledge Agreements”) and (ii) take such actions as may be necessary or desirable under local law (as advised by local counsel) to create, maintain, effect, perfect, preserve, maintain and protect the security interests granted (or purported to be granted) by each such Local Law Pledge Agreement. Each Local Law Pledge Agreement shall (i) be prepared by local counsel reasonably satisfactory to the Administrative Agent, (ii) be in form and substance reasonably satisfactory to the Administrative Agent and (iii) be in full force and effect on the Initial Borrowing Date, it being understood and agreed, however, in the case of any Local Law Pledge Agreement entered into by Exide U.S. or any of its Domestic Subsidiaries, the respective Credit Party shall not be required to pledge more than 65% of the total combined voting power of all classes of Equity Interests entitled to vote of any Foreign Subsidiary that is a corporation (or treated as such for U.S. federal tax purposes) in support of its obligations (x) as a Borrower under the Credit Agreement (in the case of the U.S. Borrowers) or (y) under its Guaranty in respect of the Obligations of the U.S. Borrowers (in the case of the other U.S. Credit Parties) (although 100% of the non-voting Equity Interests, if any, of each such Foreign Subsidiary shall be required to be pledged in support of such obligations). Part B of Schedule 5.10 sets forth a list of all Local Law Pledge Agreements to be executed and delivered on the Initial Borrowing Date. It is understood and agreed that all Local Law Pledge Agreements shall secure the respective Obligations with liens of the respective priority, in each case, consistent with the Guaranty and Security Principles.

5.11 U.S. Security Agreement. On the Initial Borrowing Date, each U.S. Credit Party shall have duly authorized, executed and delivered the Security Agreement in the form of Exhibit J (as amended, modified, restated and/or supplemented from time to time, the “U.S. Security Agreement”) covering all of such U.S. Credit Party’s present and future Security Agreement Collateral referred to therein, together with:

(i) proper financing statements (Form UCC-1 or the equivalent) fully executed (where required) for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the U.S. Security Agreement;

(ii) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, each of a recent date, listing all effective financing statements that name any U.S. Credit Party or any of its Subsidiaries as debtor and that are filed in the jurisdictions referred to in clause (i) above, together with copies of such other financing statements that name any U.S. Credit Party or any of its Subsidiaries as debtor (none of which shall cover any of the Collateral, except to the extent evidencing Permitted Liens or in respect of which the Collateral Agent shall have received termination statements (Form UCC-3) or such other termination statements as shall be required by local law fully executed (where required) for filing);

(iii) evidence of the completion of all other recordings and filings of, or with respect to, the U.S. Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the U.S. Security Agreement; and

(iv) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to create, maintain, effect, perfect, preserve, maintain and protect the security interests purported to be created by the U.S. Security Agreement have been taken;

and the U.S. Security Agreement and such other documents shall be in full force and effect.

5.12 Foreign Security Agreements. On the Initial Borrowing Date, each Foreign Credit Party shall have duly authorized, executed and delivered such security agreements, documents and instruments as may be required by the Administrative Agent (based on advice of local counsel), with the intent being that the Lenders receive valid and enforceable perfected security interests in all or substantially all of the assets (including all tangible and intangible assets, including receivables (to the extent possible under local law), contract rights, securities, inventory (to the extent possible under local law), equipment, real estate, leasehold interests, insurances, and material patents, trademarks and other intellectual property owned by each Foreign Credit Party in which it is practicable (in accordance with and subject to requirements of local law and taking into account such cost and practicality considerations as may be agreed by the Administrative Agent) to obtain such security interests (as determined by the Administrative Agent, based on advice of local counsel) which security interests shall secure the respective Obligations and be of the respective priority, in each case, consistent with the Guaranty and Security Principles. All security documentation to be executed and delivered by the Foreign Credit Parties pursuant to the immediately preceding sentence (each, as amended, modified, restated and/or supplemented from time to time, a “Foreign Security Agreement” and, collectively, the “Foreign Security Agreements”) shall (i) be prepared by local counsel reasonably satisfactory to the Administrative Agent, (ii) be in form and substance reasonably satisfactory to the Administrative Agent and (iii) be in full force and effect on the Initial Borrowing Date. In connection with the execution and delivery of the Foreign Security Agreements, the respective Foreign Credit Parties shall take such actions as may be necessary or desirable under local law (as advised by local counsel) to create, maintain, effect, perfect, preserve and protect the security interests granted (or purported to be granted) thereby (including, without limitation, taking actions analogous to those described in Section 5.11 with respect to the Security Agreement Collateral described in the U.S. Security Agreement and in Section 5.13 with respect to the Mortgages covering U.S. Mortgaged Properties), in each case to the extent customary in connection with secured transactions under the laws of the respective jurisdiction or deemed necessary or desirable by the Administrative Agent based on advice of local counsel. Schedule 5.12 sets forth all Foreign Security Agreements to be executed and delivered on the Initial Borrowing Date.

5.13 Mortgages; Title Insurance; Surveys; etc. (a)  On the Initial Borrowing Date, the Collateral Agent shall have received:

(i) fully executed counterparts of Mortgages in form and substance reasonably satisfactory to the Collateral Agent, which Mortgages shall cover such of the Real Property (located in the United States or any State or territory thereof) owned or leased by Exide U.S. or any of its Subsidiaries (after giving effect to the Transaction) as are designated on Part A of Schedule 5.13 as a U.S. Mortgaged Property, together with evidence that counterparts of the Mortgages have been delivered to the title insurance company insuring the lien of such Mortgage for recording in all places to the extent necessary or, in the reasonable opinion of the Collateral Agent, desirable to effectively create (x) a valid and enforceable first priority mortgage lien on each U.S. Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) to secure the TL Obligations and (y) a valid and enforceable second priority mortgage lien on each U.S. Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) to secure the ABL Obligations, in each case, subject to Permitted Encumbrances, the Permitted Liens described in clauses (i), (ii), (iii), (iv), (vii), and (viii) of the definition of “Common Permitted Liens” in Section 11 (collectively referred to herein as the “Permitted Exceptions”);

(ii) Mortgage Policies on the Mortgages on the U.S. Mortgaged Properties issued by such title insurers reasonably satisfactory to the Collateral Agent in amounts reasonably satisfactory to the Administrative Agent and the Required Lenders assuring the Collateral Agent that the Mortgages on such U.S. Mortgaged Properties are valid and enforceable first or second, as the case may be, priority mortgage liens on the respective U.S. Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Exceptions and such Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders and shall include, as appropriate, an endorsement for future advances under this Agreement and the Notes and for any other matter that the Collateral Agent may reasonably request, shall not include an exception for mechanics’ liens or creditors’ rights, and shall provide for affirmative insurance and such reinsurance (including direct access agreements) as the Collateral Agent may reasonably request; and

(iii) surveys, in form and substance reasonably satisfactory to the Collateral Agent, of each U.S. Mortgaged Property designated as a “surveyed property” on Part A of Schedule 5.13, dated a recent date reasonably acceptable to the Collateral Agent (provided, however, that with respect to surveys that are not dated a recent date, Exide U.S. shall have the right to deliver an affidavit of no new improvements reasonably acceptable to the Collateral Agent, so long as the title insurer shall accept such surveys and agree to issue the Mortgage Policies and endorsements described above, excluding the standard survey exception, but including the survey dependent endorsements) and certified in a manner reasonably satisfactory to the Collateral Agent by a licensed professional surveyor reasonably satisfactory to the Collateral Agent.

(b) On the Initial Borrowing Date, with respect to each Real Property (located outside the United States and the States and territories thereof) owned by Exide U.S. or any of its Subsidiaries (after giving effect to the Transaction) and designated on Part B of Schedule 5.13 as a Foreign Mortgaged Property, the respective Credit Party owning same shall have executed such Foreign Security Agreements as may be necessary or desirable (in accordance with the requirements of Section 5.12) to create (x) in the case of a Foreign TL Credit Party, a valid and enforceable first priority, perfected security interest (or the equivalent under local law) in the respective Foreign Mortgaged Property to secure (to the extent practicable, as determined in consultation with the Administrative Agent) its obligations under this Agreement or its Guaranty constituting TL Obligations and (y) in the case of a Foreign ABL Credit Party, a valid and enforceable first priority, perfected security interest (or the equivalent under local law) in the respective Foreign Mortgaged Property to secure (to the extent practicable, as determined in consultation with the Administrative Agent) its obligations under this Agreement or its Guaranty constituting ABL Obligations, in each case subject to the Permitted Exceptions, and shall have taken such other actions under local law as are customary in connection with the granting of security interests in Real Property in such jurisdictions for transactions of this type. All actions required pursuant to this clause (b) shall be required to comply with the requirements of Section 5.12 and shall be taken to the satisfaction of the Administrative Agent.

5.14 Consent Letter. On the Initial Borrowing Date, the Administrative Agent shall have received a letter from Corporation Service Company, presently located at 1133 Avenue of the Americas, Suite 3100, New York, New York, 10036, substantially in the form of Exhibit L, indicating its consent to its appointment by each Credit Party as its agent to receive service of process as specified in Section 13.08, the U.S. Subsidiaries Guaranty or the relevant Foreign Subsidiaries Guaranty, as the case may be.

5.15 Solvency Certificates; Insurance Certificates; etc. On or before the Initial Borrowing Date, the Administrative Agent shall have received:

(a) a solvency certificate in the form of Exhibit K (a “Solvency Certificate”) from the acting chief financial officer or other financial officer of Exide U.S., dated the Initial Borrowing Date, and supporting the conclusion that, after giving effect to the Transaction and the incurrence of all financings contemplated herein, Exide U.S. (on a stand-alone basis), Exide U.S. and its Subsidiaries (on a consolidated basis), the European Borrower (on a stand-alone basis), the European Borrower and its Subsidiaries (on a consolidated basis), in each case, are not insolvent and will not be rendered insolvent by the indebtedness incurred in connection herewith, will not be left with unreasonably small capital with which to engage in its or their respective businesses and will not have incurred debts beyond its or their ability to pay such debts as they mature and become due; and

(b) evidence of insurance complying with the requirements of Section 8.03 for the business and properties of Exide U.S. and its Subsidiaries, in scope, form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders and naming the Collateral Agent as an additional insured and/or loss payee, and stating that such insurance shall not be canceled or materially revised without at least 30 days’ prior written notice by the insurer to the Collateral Agent.

5.16 Financial Statements; Pro Forma Financial Statements; Projections. (a)  On or prior to the Initial Borrowing Date, there shall have been delivered to the Administrative Agent (i) true and correct copies of the financial statements referred to in Section 7.09(b)(i), which financial statements shall demonstrate, to the Administrative Agent’s and the Required Lenders’ reasonable satisfaction that Consolidated EBITDA for Exide U.S. and its Subsidiaries for the latest twelve months ended February 28, 2007 was at least that amount agreed to between the Administrative Agent and Exide U.S. prior to the Effective Date, (ii) an unaudited pro forma (calculated as if the Transaction had occurred on such date) consolidated balance sheet of Exide U.S. and its Consolidated Subsidiaries as of March 31, 2007 (the “Pro Forma Balance Sheet”) and (iii) a funds flow statement with respect to the Transaction, which financial statements, Pro Forma Balance Sheet and funds flow statement shall be reasonably satisfactory to the Administrative Agent and the Required Lenders.

(b) On or prior to the Initial Borrowing Date, there shall have been delivered to the Administrative Agent detailed projected consolidated financial statements of Exide U.S. and its Consolidated Subsidiaries certified by the Chief Financial Officer of Exide U.S. for the three Fiscal Years ended after the Initial Borrowing Date (the “Projections”), which Projections (x) shall reflect the forecasted consolidated financial conditions and income and expenses of Exide U.S. and its Consolidated Subsidiaries after giving effect to the Transaction and the related financing thereof and the other transactions contemplated hereby and (y) shall be reasonably satisfactory in form and substance to the Administrative Agent and the Required Lenders.

5.17 Payment of Fees. On the Initial Borrowing Date, all costs, fees and expenses, and all other compensation due to the Administrative Agent and the Lenders (including, without limitation, reasonable legal fees and expenses) shall have been paid to the extent then due.

5.18 Initial Borrowing Base Certificate; Excess Availability.

On the Initial Borrowing Date, the Administrative Agent shall have received the initial Borrowing Base Certificate meeting the requirements of Section 8.01(n), which shall demonstrate, to the Administrative Agent’s satisfaction, that after giving effect to the Transaction (including, without limitation, the incurrence of all Loans to be made on the Initial Borrowing Date in connection with the Transaction), Excess Availability (determined without regard to clause (C) of the definition thereof) shall be at least $85,000,000.

5.19 Field Examinations. On or prior to the Initial Borrowing Date, the Administrative Agent shall have received (x) an appraisal of the Inventory of the ABL Credit Parties and (y) a collateral examination of the Inventory and receivables of the ABL Credit Parties, in each case, in scope, and from a third-party appraiser and a third-party consultant, respectively, satisfactory to the Administrative Agent, and the results of such appraisal and collateral examination shall be in form and substance satisfactory to the Administrative Agent.

SECTION 6. Conditions Precedent to All Credit Events. The obligation of each Lender to make Loans (including Loans made on the Initial Borrowing Date, but excluding Mandatory Borrowings made after the Initial Borrowing Date, which shall be made as provided in Sections 1.01(f)) and the obligation of an Issuing Lender to issue any Letter of Credit, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

6.01 No Default; Representations and Warranties. At the time of each such Credit Event and immediately after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in any other Credit Document shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

6.02 Notice of Borrowing; Letter of Credit Request; etc. (a)  Prior to the making of each Loan (excluding Swingline Loans and Mandatory Borrowings), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a). Prior to the making of any Swingline Loan, the Swingline Lender shall have received the notice required by Section 1.03(b)(i).

(b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Issuing Lender shall have received a Letter of Credit Request meeting the requirements of Section 2.03(a).

6.03 Borrowing Base Limitations. Notwithstanding anything to the contrary set forth herein (but subject to Section 1.01(g)), it shall be a condition precedent to each Credit Event that after giving effect thereto (and the use of the proceeds thereof) that:

(i) the Aggregate U.S. Borrower Exposure would not exceed the U.S. Borrowing Base at such time less the Foreign U.S. Borrowing Base Usage at such time; and

(ii) the Aggregate RL Facility Exposure at such time would not exceed the Total Borrowing Base at such time (except in the case of Agent Advances).

For purposes of this Section 6.03, the relevant Borrowing Bases will be based upon the Borrowing Base Certificate most recently delivered.

6.04 Senior Secured Notes Indenture Test. It shall be a condition precedent to each Credit Event that such Credit Event will be justified under and may be incurred or issued in accordance with clause (2) of the definition of Permitted Indebtedness contained in, and will not violate the provisions of, the Senior Secured Notes Indenture (including, without limitation, Section 4.08 thereof) or if no Senior Secured Notes remain outstanding, any applicable Permitted Refinancing Test. Without limiting the foregoing, it shall be a condition precedent to each Credit Event that, after giving effect thereto (and the use of the proceeds thereof), the Aggregate RL Facility Exposure at such time would not exceed the maximum amount of Indebtedness then permitted to be incurred and remain outstanding as shown in the Senior Secured Notes Cap Certificate most recently delivered pursuant to Section 8.01(p).

6.05 Fixed Charge Coverage Test. At any time that Excess Availability is less than $40,000,000, it shall be a condition precedent to each Credit Event that Exide U.S. shall be in compliance with the Fixed Charge Coverage financial covenant set forth in Section 9.08 (determined as if such covenant were applicable at such time if same is not then applicable by its terms).

The occurrence of the Initial Borrowing Date and the acceptance of the benefits or proceeds of each Credit Event shall constitute a representation and warranty by each Borrower to each Agent and each of the Lenders that all the conditions specified in Section 5 (with respect to Credit Events occurring on the Initial Borrowing Date) and Section 6 (with respect to Credit Events on and after the Initial Borrowing Date) and applicable to such Credit Event (other than such conditions that are expressly subject to the satisfaction of the Administrative Agent and/or the Lenders or any group thereof) exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Sections 5 and 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders, and, except for the Notes, with as many counterparts or copies as the Administrative Agent may reasonably request and shall be in form and substance reasonably satisfactory to the Lenders (as evidenced by their execution and delivery of this Agreement).

SECTION 7. Representations and Warranties. In order to induce the Lenders to enter into this Agreement, to make the Loans and issue and/or participate in the Letters of Credit as provided for herein, each Borrower makes the following representations, warranties and agreements with the Lenders, in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement, the making of the Loans and the issuance of the Letters of Credit (with the occurrence of the Initial Borrowing Date and each Credit Event on or after the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on and as of the Initial Borrowing Date and on and as of the date of each such Credit Event, unless stated to relate to a specific earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date):

7.01 Company Status. Each of Exide U.S. and each of its Subsidiaries (i) is a duly organized and validly existing Company in good standing (or its equivalent) under the laws of the jurisdiction of its organization, (ii) has the Company power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing (or its equivalent) in all jurisdictions where it is required to be so qualified (or its equivalent) and where the failure to be so qualified has had, or could reasonably be expected to have, a Material Adverse Effect.

7.02 Company Power and Authority. Each Credit Party and each Subsidiary thereof has the Company power and authority to execute, deliver and carry out the terms and provisions of the Documents to which it is a party and has taken all necessary Company action to authorize the execution, delivery and performance of the Documents to which it is a party. Each Credit Party and each Subsidiary thereof has duly executed and delivered each Document to which it is a party and each such Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

7.03 No Violation. Neither the execution, delivery or performance by any Credit Party or any Subsidiary thereof of the Documents to which it is a party, nor compliance by any Credit Party or any such Subsidiary with the terms and provisions thereof, nor the consummation of the transactions contemplated herein or therein, (i) will contravene any material provision of any applicable law, statute, rule or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents or the Senior Secured Notes Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the material property or assets of Exide U.S. or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material agreement, contract or instrument to which Exide U.S. or any of its Subsidiaries is a party or by which it or any of its material property or assets are bound or to which it may be subject (including, without limitation, the Existing Indebtedness Agreements and the Existing Notes Indentures) or (iii) will violate any provision of the certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of limited liability company, limited liability company agreement or equivalent organizational document, as the case may be, of Exide U.S. or any of its Subsidiaries.

7.04 Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of any Borrower, threatened (i) with respect to any Credit Document, (ii) with respect to the Transaction or any other Document or (iii) that have had, or could reasonably be expected to have, a Material Adverse Effect. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the occurrence of any Credit Event.

7.05 Use of Proceeds; Margin Regulations. (a)  The proceeds of all Term Loans incurred on the Initial Borrowing Date shall be utilized to finance the Refinancing (including through intercompany loans and dividends, the proceeds of which will be used to effect the Refinancing) and to pay fees and expenses in connection with the Transaction; provided that no portion of the proceeds of any Loans made to the European Borrower shall be utilized to refinance any “Loans” under, and as defined in, the Existing Credit Agreement, the proceeds of which were used to finance the acquisition of the Equity Interests in any of Foreign Subsidiary of Exide U.S. by any Subsidiary of Exide U.S. in connection with the “Transaction” under, and as defined in, the Existing Credit Agreement.

(b) All proceeds of Revolving Loans and Swingline Loans shall be used for the Borrowers’ and their respective Subsidiaries’ ongoing working capital requirements, for Capital Expenditures and general corporate purposes (including to effect Refinancing and/or Permitted Acquisitions, to pay fees and expenses in connection with the Transaction and to make intercompany loans (to the extent permitted by this Agreement)); provided that no portion of the proceeds of any European Borrower Revolving Loans or European Borrower Swingline Loans shall be utilized to refinance any “Loans” under, and as defined in, the Existing Credit Agreement or to pay fees and expenses in connection with the Transaction.

(c) No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation T, Regulation U or Regulation X.

7.06 Governmental Approvals. Except as may have been obtained or made on or prior to the Initial Borrowing Date (and which remain in full force and effect on the Initial Borrowing Date), no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Document or (ii) the legality, validity, binding effect or enforceability of any Document.

7.07 Investment Company Act. Neither Exide U.S. nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

7.08 True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of Exide U.S. or any of its Subsidiaries in writing to any Agent or any Lender (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement, the other Documents or any transaction contemplated herein or therein is true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

7.09 Financial Condition; Financial Statements. (a)  On and as of the Initial Borrowing Date, on a pro forma basis after giving effect to the Transaction and to all Indebtedness (including the Loans) incurred, and to be incurred, and Liens created, and to be created, by each Credit Party in connection therewith, (i) the sum of the fair value of the assets, at a fair valuation, of each Credit Party (on a stand-alone basis) and of each Credit Party and its Subsidiaries (taken as a whole) will exceed its or their respective debts, (ii) the sum of the present fair salable value of the assets of each Credit Party (on a stand-alone basis) and of each Credit Party and its Subsidiaries (taken as a whole) will exceed its or their respective debts, (iii) each Credit Party (on a stand-alone basis) and each Credit Party and its Subsidiaries (taken as a whole) has or have not incurred and does or do not intend to incur, and does or do not believe that it or they will incur, debts beyond its or their respective ability to pay such debts as such debts mature, and (iv) each Credit Party (on a stand-alone basis) and each Credit Party and its Subsidiaries (taken as a whole) will have sufficient capital with which to conduct its or their respective businesses. For purposes of this Section 7.09(a), “debt” means any liability on a claim, and “claim” means (a) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (b) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(b) (i)  (A) The audited consolidated statements of financial condition of Exide U.S. and its Consolidated Subsidiaries at March 31, 2006 and the related consolidated statements of income and cash flows and changes in shareholders’ equity of Exide U.S. and its Consolidated Subsidiaries for the fiscal year of Exide U.S. ended on such date, (II) the unaudited consolidated balance sheet of Exide U.S. and its Consolidated Subsidiaries at June 30, 2006, September 30, 2006 and December 31, 2006 and the related consolidated statements of income and cash flows and changes in shareholders’ equity of Exide U.S. and its Consolidated Subsidiaries for the portion of the respective fiscal year ended on such dates and (III) interim consolidated financial statements of Exide U.S. for each month ended after the date of the last quarterly financial statements referenced in preceding clause (II) and at least 15 days prior to the Initial Borrowing Date, in each case furnished to the Lenders prior to the Initial Borrowing Date, present fairly in all material respects the consolidated financial position of Exide U.S. and its Consolidated Subsidiaries at the date of said financial statements and the results for the respective periods covered thereby and (ii) the Pro Forma Balance Sheet present a good faith estimate of the consolidated pro forma financial condition of Exide U.S. and its Consolidated Subsidiaries as of the date thereof. All of the financial statements referred to in clause (i)(A) of the immediately preceding sentence have been prepared in accordance with U.S. GAAP consistently applied except to the extent provided in the notes to said financial statements.

(c) Since March 31, 2006, nothing has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect.

(d) Except as reflected or disclosed in the financial statements described in Section 7.09(b) and as otherwise permitted by Section 9.04A, there were as of the Initial Borrowing Date (and after giving effect to any Loans made on such date), no liabilities or obligations with respect to Exide U.S. or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, could reasonably be expected to be material to Exide U.S. and its Subsidiaries taken as a whole.

(e) The Projections have been prepared on a basis consistent with the financial statements referred to in Section 7.09(b) and are based on reasonable good faith estimates and assumptions made by the management of Exide U.S., and on the Initial Borrowing Date, the Borrowers believe that the Projections are reasonable and attainable, it being recognized by the Lenders that such projections of future events are not to be viewed as facts and that actual results during the period or periods covered by any such Projections may differ from the projected results contained therein.

7.10 Security Interests. On and after the Initial Borrowing Date, each of the Security Documents creates (or after the execution, delivery and recordation (if applicable) thereof will create), as security for the Obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto, without prejudice to any statutory priority rights, superior to and prior to the rights of all third Persons, and subject to no other Liens (except that (i) the Security Agreement Collateral may be subject to Permitted Liens, (ii) the Pledge Agreement Collateral may be subject to the Liens described in clauses (i) and (v) of the definition of “Common Permitted Liens” set forth in Section 11, (iii) the security interest and mortgage lien created on any Mortgaged Property may be subject to the Permitted Exceptions related thereto and (iv) any Foreign Security Agreement shall create Liens of the priority purported to be created thereby, consistent with the Guaranty and Security Principles, and with any permitted Liens thereunder to be consistent with the relevant Liens permitted pursuant to this Agreement), in favor of the Collateral Agent (or such other trustee or sub-agent or any other third party as may be required or desired under local law or, if required by local law, the respective Secured Creditors). No filings or recordings or other formalities are required in order to perfect and/or render enforceable as against third parties the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made or, with respect to any Foreign Security Document, presented to the relevant governmental authority with respect to any such filing, recordation or other formality, to the satisfaction of the Collateral Agent, on or prior to the Initial Borrowing Date or on or prior to the execution and delivery thereof as contemplated by Sections 8.11 (but (x) in the case of an Additional Mortgage, immediately following the execution and delivery thereof and (y) in the case of any Foreign Security Document, substantially concurrently with Initial Borrowing Date or the execution and delivery thereof, as the case may be), 8.14A, 8.14B and 9.13.

7.11 Compliance with ERISA. (a)  Schedule 7.11 sets forth, as of the Initial Borrowing Date, each Plan and each Multiemployer Plan. Each Plan (and each related trust, insurance contract or fund) is in compliance in all respects with its terms and in all respects with all applicable laws, including, without limitation, ERISA and the Code, except to the extent that any such noncompliances, individually or in the aggregate, would not result in a Material Adverse Effect. Except as, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect: (1) each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code covering all tax law changes prior to the Economic Growth and Tax Relief Reconciliation Act of 2001 or is comprised of a master or prototype plan that has received a favorable opinion letter from the Internal Revenue Service (or the sponsor has applied for such determination letter or opinion letter within the remedial amendment period); (2) except as disclosed on Schedule 7.11, no Reportable Event has occurred with respect to a Plan (other than, and since the occurrence of, a Reportable Event related to the filing of a petition under Chapter 11 of the Bankruptcy Code); (3) no Multiemployer Plan is insolvent or in reorganization; (4) except as disclosed on Schedule 7.11, no Plan has an Unfunded Current Liability; (5) except as disclosed on Schedule 7.11, no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or, except as disclosed on Schedule 7.11, has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; (6) all required contributions with respect to a Plan and a Multiemployer Plan have been made; (7) neither Exide U.S. nor any Subsidiary of Exide U.S. nor any ERISA Affiliate has incurred any outstanding material liability (including any indirect, contingent or secondary liability) to or on account of a Plan or a Multiemployer Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or expects to incur any such material liability under any of the foregoing sections with respect to any Plan or a Multiemployer Plan; (8) to the knowledge of any Borrower, no condition exists which presents a material risk to Exide U.S. or any Subsidiary of Exide U.S. or any ERISA Affiliate of incurring a material liability to or on account of a Plan or a Multiemployer Plan pursuant to the foregoing provisions of ERISA and the Code; (9) no involuntary proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; (10) no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; (11) neither Exide U.S. or any Subsidiary of Exide U.S. or any ERISA Affiliate has filed, or is considering filing, an application under the IRS Employee Plans Compliance Resolution System or the Department of Labor’s Voluntary Fiduciary Correction Program with respect to any Plan or Multiemployer Plan; (12) using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of Exide U.S. and its Subsidiaries and ERISA Affiliates to any Multiemployer Plans in the event of a withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan ended prior to the date of the most recent Credit Event would not result in a material liability to Exide U.S., any Subsidiary of Exide U.S. or an ERISA Affiliate; (13) each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of Exide U.S., any Subsidiary of Exide U.S., or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; (14) except as disclosed on Schedule 7.11, no lien imposed under the Code or ERISA on the assets of Exide U.S. or any Subsidiary of Exide U.S. or any ERISA Affiliate exists, or, to the knowledge of any Borrower, is likely to arise on account of any Plan or any Multiemployer Plan; and (15) except as disclosed on Schedule 7.11, neither Exide U.S. nor any Subsidiary of Exide U.S. maintains or contributes to (a) any group health plan (as defined in Section 5000(b)(1) of the Code) which provides benefits to retired employees and/or other former employees (other than as required by Section 601 of ERISA) or (b) any Plan, the obligations with respect to which could reasonably be expected to have a Material Adverse Effect.

(b) Except as, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect: (1) each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, (2) all required contributions with respect to a Foreign Pension Plan have been made, (3) neither Exide U.S. nor any of its Subsidiaries has incurred any material outstanding obligation in connection with the termination of or withdrawal from any Foreign Pension Plan, and (4) the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of Exide U.S.’s most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities or alternatively, the Foreign Pension Plan is funded in compliance with applicable law in all respects and Exide U.S. and its Subsidiaries have established adequate reserves for the present value of such accrued benefit liabilities under such Foreign Pension Plan in the financial statements delivered pursuant to Section 8.01(b) and (c).

7.12 Capitalization. (a)  On the Initial Borrowing Date and after giving effect to the Transaction, the authorized capital stock of Exide U.S. shall consist of (i) 100,000,000 shares of common stock, $0.01 par value per share (such authorized shares of common stock, together with any subsequently authorized shares of common stock of Exide U.S., the “Exide U.S. Common Stock”), of which approximately 60,675,876 shares shall be issued and outstanding and (ii) 1,000,000 shares of preferred stock, none of which shares shall be issued and outstanding. All such outstanding shares have been duly and validly issued, are fully paid and nonassessable and free of preemptive rights. As of the Initial Borrowing Date, except as set forth on Part A of Schedule 7.12 hereto, Exide U.S. does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock or any stock appreciation or similar rights.

(b) On the Initial Borrowing Date and after giving effect to the Transaction, the outstanding Equity Interests of the European Borrower shall consist of a 99.99% interest in the European Borrower owned by Exide U.S. and a 0.01% interest in the European Borrower owned by EH International, LLC. To the extent relevant, all such outstanding interests have been duly and validly issued, are fully paid and nonassessable and free of preemptive rights. The European Borrower does not have outstanding any securities convertible into or exchangeable for its Equity Interests or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its Equity Interests.

7.13 Subsidiaries. On and as of the Initial Borrowing Date and after giving effect to the Transaction, Exide U.S. has no Subsidiaries other than those Subsidiaries listed on Schedule 7.13. Schedule 7.13 correctly sets forth, as of the Initial Borrowing Date and after giving effect to the Transaction, (i) the percentage ownership (direct and indirect) of Exide U.S. in each class of capital stock or other Equity Interests of each of its Subsidiaries and also identifies the direct owner thereof and (ii) the jurisdiction of organization of each such Subsidiary. All outstanding shares of capital stock or other Equity Interests of each Subsidiary of Exide U.S. have been duly and validly issued, are fully paid and non-assessable (to the extent applicable in the jurisdiction of organization of such Subsidiary) and, in the case of Non-Wholly Owned Subsidiaries of Exide U.S., have been issued free of preemptive rights. Except as set forth on Part B of Schedule 7.12 attached hereto, no Subsidiary of Exide U.S. has outstanding any securities convertible into or exchangeable for its capital stock or other Equity Interests or outstanding any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, its capital stock or other Equity Interests or any stock appreciation or similar rights. Except for the existing investments described on Schedule 9.05, as of the Initial Borrowing Date, neither Exide U.S. nor any of its Subsidiaries owns or holds, directly or indirectly, any capital stock or equity security of, or any other Equity Interests in, any Person other than its Subsidiaries indicated on Schedule 7.13

7.14 Intellectual Property, etc. Exide U.S. and each of its Subsidiaries owns all rights in or has the right to use under license all domestic and foreign patents, trademarks, permits, domain names, service marks, trade names, copyrights, licenses, franchises, inventions, trade secrets, proprietary information and know-how of any type, whether or not written (including, but not limited to, rights in computer programs and databases) and formulas, or other rights with respect to the foregoing, and has obtained assignments of all leases, licenses and other rights of whatever nature, in each case necessary for the conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect.

7.15 Compliance with Statutes; Agreements, etc. Exide U.S. and each of its Subsidiaries is in compliance with (i) all applicable statutes, regulations, rules and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property and (ii) all contracts and agreements to which it is a party, except such non-compliances as have not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

7.16 Environmental Matters. (a)  Exide U.S. and each of its Subsidiaries has complied with, and on the date of each Credit Event is in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws and neither Exide U.S. nor any of its Subsidiaries is liable for any material penalties, fines or forfeitures for failure to comply with any of the foregoing. There are no pending or past or, to the knowledge of any Borrower, threatened Environmental Claims against Exide U.S. or any of its Subsidiaries or any Real Property owned, leased or operated by Exide U.S. or any of its Subsidiaries (including, to the knowledge of any Borrower, any such claim arising out of the ownership, lease or operation by Exide U.S. or any of its Subsidiaries of any Real Property formerly owned, leased or operated by Exide U.S. or any of its Subsidiaries but no longer owned, leased or operated by Exide U.S. or any of its Subsidiaries). There are no facts, circumstances, conditions or occurrences on any Real Property owned, leased or operated by Exide U.S. or any of its Subsidiaries (including, to the knowledge of any Borrower, any Real Property formerly owned, leased or operated by Exide U.S. or any of its Subsidiaries but no longer owned, leased or operated by Exide U.S. or any of its Subsidiaries) or, to the knowledge of any Borrower, on any property adjoining or in the vicinity of any such Real Property that would reasonably be expected (i) to form the basis of an Environmental Claim against Exide U.S. or any of its Subsidiaries or any such Real Property or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by Exide U.S. or any of its Subsidiaries under any applicable Environmental Law.

(b) Notwithstanding anything to the contrary in this Section 7.16, the representations made in this Section 7.16 shall only be untrue if the aggregate effect of all conditions, failures, noncompliances, Environmental Claims, Hazardous Materials, Releases and presence of underground storage tanks, in each case of the types described above, has had, or could reasonably be expected to have, a Material Adverse Effect. The representations of the Credit Agreement Parties under this Section 7.16 shall be the sole and exclusive representations of the Credit Agreement Parties regarding environmental health and safety matters, including all matters arising under Environmental Law.

7.17 Properties. All Real Property owned by Exide U.S. or any of its Subsidiaries (other than any Real Property owned by Foreign Subsidiaries of Exide U.S., in each case, with a Fair Market Value of less than $2,500,000), and all Material Leaseholds leased by Exide U.S. or any of its Subsidiaries, in each case as of the Initial Borrowing Date and after giving effect to the Transaction, and the nature of the interest therein, is correctly set forth in Schedule 5.13. Each of Exide U.S. and each of its Subsidiaries has good and marketable title to, or a validly subsisting leasehold interest in, all material properties owned or leased by it, including all Real Property reflected in Schedule 5.13 and in the financial statements referred to in Section 7.09(b), free and clear of all Liens, other than Permitted Liens.

7.18 Labor Relations. Neither Exide U.S. nor any of its Subsidiaries is engaged in any unfair labor practice that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against Exide U.S. or any of its Subsidiaries or, to the knowledge of any Borrower, threatened against any of them, before the National Labor Relations Board or any similar foreign tribunal or agency, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Exide U.S. or any of its Subsidiaries or, to the knowledge of any Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against Exide U.S. or any of its Subsidiaries or, to the knowledge of any Borrower, threatened against Exide U.S. or any of its Subsidiaries and (iii) no union representation question existing with respect to the employees of Exide U.S. or any of its Subsidiaries and no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as has not had, or could reasonably be expected to have, a Material Adverse Effect.

7.19 Tax Returns and Payments. Exide U.S. and each of its Subsidiaries has timely filed (including applicable extensions) with the appropriate taxing authority, all material returns, statements, forms and reports for taxes (the “Returns”) required to be filed by or with respect to the income, properties or operations of Exide U.S. and each of its Subsidiaries. The Returns accurately reflect in all material respects all liability for taxes of Exide U.S. and each of its Subsidiaries as a whole for the periods covered thereby. Exide U.S. and each of its Subsidiaries have paid all material taxes payable by them other than those contested in good faith and adequately disclosed and for which adequate reserves have been established in accordance with U.S. GAAP. Except as set forth on Schedule 7.19 hereto, there is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of any Borrower, threatened by any authority regarding any taxes relating to Exide U.S. and its Subsidiaries. Except as set forth on Schedule 7.19 hereto, neither Exide U.S. nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of Exide U.S. or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of Exide U.S. or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

7.20 Scheduled Existing Indebtedness. Schedule 7.20 sets forth a true and complete list of all material Indebtedness of Exide U.S. and its Subsidiaries as of the Initial Borrowing Date and which is to remain outstanding after giving effect to the Transaction and the incurrence of Loans on such date (exclusive of Indebtedness pursuant to this Agreement and the other Credit Documents), in each case showing the aggregate principal amount thereof (and the aggregate amount of any undrawn commitments with respect thereto) and the name of the respective borrower and any other entity which directly or indirectly guarantees such debt. Part A of Schedule 7.20 lists all Indebtedness as described in the immediately preceding sentence which is owed to Persons other than Exide U.S. or any of its Subsidiaries (after giving effect to the consummation of the Transaction) (with all of such Indebtedness being herein called “Third Party Scheduled Existing Indebtedness”) and Part B of Schedule 7.20 lists all Indebtedness as described in the immediately preceding sentence which is owed to Exide U.S. and its Subsidiaries (after giving effect to the Transaction) (with all of such Indebtedness being herein called “Intercompany Scheduled Existing Indebtedness”).

7.21 Insurance(a) . Set forth on Schedule 7.21 hereto is a true, correct and complete summary of all insurance maintained by Exide U.S. and its Subsidiaries (other than local insurance policies maintained by Foreign Subsidiaries of Exide U.S. that are not material) on and as of the Initial Borrowing Date, with the amounts insured (and any deductibles) set forth therein.

7.22 Subordination, Etc. The subordination provisions contained in the Senior Subordinated Convertible Notes Documents governing such Senior Subordinated Convertible Notes is enforceable against Exide U.S. and the holders of such Senior Subordinated Convertible Notes, and all Obligations of Exide U.S. hereunder and under the other Credit Documents to which it is a party are within the definition of “Senior Indebtedness” included in such subordination provisions.

SECTION 8. Affirmative Covenants. Each Borrower hereby covenants and agrees that as of the Effective Date and thereafter for so long as this Agreement is in effect and until the Total Commitment and all Letters of Credit have been terminated, and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations (other than any indemnities described in Section 13.13 which are not then due and payable) incurred hereunder, are paid in full in cash:

8.01 Information Covenants. Exide U.S. will furnish, or will cause to be furnished, to the Administrative Agent (who shall furnish to each Lender):

(a) Monthly Reports. Within 30 days after the close of each fiscal month of Exide U.S. (commencing with the fiscal month ending May 31, 2007), the consolidated balance sheet of Exide U.S. and its Subsidiaries as at the end of the relevant month and the related consolidated statements of income and retained earnings and of cash flows for such month and for the elapsed portion of the fiscal year ended with the last day of such month, setting forth comparative figures for the corresponding month in the prior fiscal year all of which shall be certified by the chief financial officer or other Authorized Officer of Exide U.S., subject to normal year-end audit adjustments.

(b) Quarterly Financial Statements. Within 50 days after the close of the first three quarterly accounting periods in each Fiscal Year of Exide U.S. (commencing with the Fiscal Quarter ending closest to June 30, 2007), (i) (A) the consolidated balance sheet of Exide U.S. and its Consolidated Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and of cash flows for such quarterly accounting period and for the elapsed portion of the Fiscal Year ended with the last day of such quarterly accounting period setting forth comparative figures for the corresponding quarterly accounting period in the prior Fiscal Year and the budgeted figures for such quarterly period as set forth in the respective financial projections theretofore delivered pursuant to Section 8.01(d) (unless such quarterly period occurs prior to the delivery (or required delivery) of the first financial projections pursuant to Section 8.01(d) which include such quarterly accounting period), and (B) consolidating statements of income and of cash flows of Exide U.S. and its Consolidated Subsidiaries by (x) business segment (i.e., industrial and transportation) and (y) geographical region (i.e., the United States, Europe and Asia), in each case certified by the senior financial officer or other Authorized Officer of Exide U.S. that they fairly present in all material respects in accordance with U.S. GAAP the financial condition of Exide U.S. and its Consolidated Subsidiaries as of the dates indicated and the results of their operations and/or changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes and (ii) management’s discussion and analysis of the important operational and financial developments during such quarterly accounting period.

(c) Annual Financial Statements. Within 90 days after the close of each Fiscal Year of Exide U.S. (beginning with Fiscal Year 2007), (i) (A) the consolidated balance sheet of Exide U.S. and its Consolidated Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income and stockholders’ equity and of cash flows for such Fiscal Year and setting forth comparative consolidated figures for the preceding Fiscal Year and comparable budgeted figures for such Fiscal Year as set forth in the respective financial projections delivered pursuant to Section 8.01(d) and (B) consolidating statements of income and of cash flows of Exide U.S. and its Consolidated Subsidiaries by (x) business segment (i.e., industrial and transportation) and (y) geographical region (i.e., the United States, Europe and Asia), (ii) in the case of the consolidated financial statements referred to in subclause (i) (A) above (except for such comparable budgeted figures), together with a certification by Pricewaterhouse Coopers LLP or such other independent certified public accountants of recognized national standing as shall be reasonably acceptable to the Administrative Agent, in each case to the effect that (I) such statements fairly present in all material respects the financial condition of Exide U.S. and its Consolidated Subsidiaries as of the dates indicated and the results of their operations and changes in financial position for the periods indicated in conformity with U.S. GAAP applied on a basis consistent with prior years except as disclosed therein (i.e., fresh-start accounting) and (II) in the course of its regular audit of the business of Exide U.S. and its Consolidated Subsidiaries, which audit was conducted in accordance with U.S. GAAS (and (x) except in the case of the audited financial statements for Fiscal Year 2007, made without qualification or expression of uncertainty, in each case as to going concern and (y) in each case, made without any qualification as to scope), no Default or Event of Default which has occurred and is continuing has come to their attention or, if such a Default or an Event of Default has come to their attention, a statement as to the nature thereof, and (iii) management’s discussion and analysis of the important operational and financial developments during such Fiscal Year.

(d) Financial Projections, etc. Not more than 45 days after the commencement of each Fiscal Year of Exide U.S., financial projections in form reasonably satisfactory to the Administrative Agent (including projected statements of income, sources and uses of cash and balance sheets) prepared by Exide U.S. (i) for each of the four Fiscal Quarters of such Fiscal Year prepared in detail and (ii) for each of the immediately succeeding two Fiscal Years prepared in summary form, in each case, on a consolidated basis, for Exide U.S. and its Consolidated Subsidiaries and setting forth, with appropriate discussion, the principal assumptions upon which such financial projections are based.

(e) Officer’s Certificates. At the time of the delivery of the financial statements provided for in Sections 8.01(a), (b) and (c), a certificate of the Chief Financial Officer or other Authorized Officer of Exide U.S. to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall (i) if delivered in connection with the financial statements required by Section 8.01(b) or (c), set forth (x) in reasonable detail the calculations required to establish whether Exide U.S. and its Subsidiaries were in compliance with the provisions of Sections 3.03, 4.02, 9.02, 9.03A, 9.03B, 9.04A, 9.04B, 9.05A, 9.05B, 9.06A, 9.06B, 9.08 (regardless of whether Exide U.S. and its Subsidiaries were required to be in compliance with such Section at such time) and 9.09 as at the end of such Fiscal Quarter or Fiscal Year, as the case may be, and (y) the calculation of the Leverage Ratio as at the last day of the respective Fiscal Quarter or Fiscal Year of Exide U.S., as the case may be, (ii) if delivered with the financial statements required by Section 8.01(c), set forth in reasonable detail the amount of (and the calculations required to establish the amount of) Excess Cash Flow for the respective Excess Cash Flow Payment Period, (iii) certify that there have been no changes to Annexes A through G of the U.S. Security Agreement, Annexes A through G of the U.S. Pledge Agreement and the annexes or schedules to any other Security Document, in each case since the Initial Borrowing Date or, if later, since the date of the most recent certificate delivered pursuant to this Section 8.01(e), or if there have been any such changes, a list in reasonable detail of such changes (but, in each case with respect to this clause (iii), only to the extent that such changes are required to be reported to the Collateral Agent pursuant to the terms of such Security Documents) and whether the Credit Agreement Parties and the other Credit Parties have otherwise taken all actions required to be taken by them pursuant to such Security Documents in connection with any such changes.

(f) Notice of Default or Litigation. Promptly, and in any event within five Business Days after any Senior Officer of any Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, which notice shall specify the nature and period of existence thereof and what action Exide U.S. or such Subsidiary proposes to take with respect thereto, (ii) any litigation or proceeding pending (x) against Exide U.S. or any of its Subsidiaries which has had, or could reasonably be expected to have, a Material Adverse Effect or (y) on and after the execution and delivery thereof, with respect to any Existing Notes Document, (iii) any material governmental investigation pending against Exide U.S. or any of its Subsidiaries and (iv) any other event, change or circumstance which has had, or could reasonably be expected to have, a Material Adverse Effect.

(g) Management Letters. Promptly upon receipt thereof, a copy of any “management letter” submitted to Exide U.S. or any of its Subsidiaries by its independent accountants in connection with any annual, interim or special audit made by them of the financial statements of Exide U.S. or any of its Subsidiaries and management’s responses thereto.

(h) Environmental Matters. Within ten Business Days after any Borrower obtains knowledge of any of the following (but only to the extent that any of the following, either individually or in the aggregate, has had, or could reasonably be expected to have, (a) a Material Adverse Effect or (b) a remedial cost for which Exide U.S. or any of its Subsidiaries is obligated to pay in excess of $2,500,000), written notice of:

(i) any pending or threatened Environmental Claim against Exide U.S. or any of its Subsidiaries or any Real Property owned, leased or operated by Exide U.S. or any of its Subsidiaries;

(ii) any condition or occurrence on any Real Property owned, leased or operated by Exide U.S. or any of its Subsidiaries that (x) results in noncompliance by Exide U.S. or any of its Subsidiaries with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of an Environmental Claim against Exide U.S. or any of its Subsidiaries or any such Real Property;

(iii) any condition or occurrence on any Real Property owned, leased or operated by Exide U.S. or any of its Subsidiaries that could reasonably be anticipated to cause such Real Property to be subject to any restrictions on the ownership, lease, occupancy, use or transferability by Exide U.S. or such Subsidiary, as the case may be, of its interest in such Real Property under any Environmental Law; and

(iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by Exide U.S. or any of its Subsidiaries.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Exide U.S.’s response or proposed response thereto. In addition, Exide U.S. agrees to provide the Lenders (by delivery to the Administrative Agent) with copies of such detailed reports relating to the subject matter of any of the matters set forth in clauses (i)-(iv) above as may reasonably be requested by the Administrative Agent or any Lender.

(i) Reports. Within 3 Business Days following transmission thereof, copies of any filings and registrations with, and reports to, the SEC by Exide U.S. or any of its Subsidiaries and copies of all financial statements, proxy statements, notices and reports as Exide U.S. or any of its Subsidiaries shall send generally to the holders of Existing Notes (or any Permitted Refinancing Indebtedness in respect thereof) or (following the public issuance of Equity Interests of Exide U.S. or any of its Subsidiaries) their Equity Interests in their capacity as such holders (to the extent not theretofore delivered to the Lenders pursuant to this Agreement).

(j) New Subsidiaries; etc. Within 45 days after the close of each of the first three Fiscal Quarters of each Fiscal Year of Exide U.S. and within 90 days after the close of each Fiscal Year of Exide U.S., (w) a list showing each Material Foreign Subsidiary of Exide U.S. which has not theretofore become party to a Foreign Subsidiaries Guaranty or any Security Document, (x) a list showing each Subsidiary of Exide U.S. established, created or acquired during the respective Fiscal Quarter or Fiscal Year (and specifying whether such Subsidiary is a Material Foreign Subsidiary), and each Subsidiary which has had any Equity Interests transferred during the respective Fiscal Quarter or Fiscal Year (in each case describing in reasonable detail the respective transfer of Equity Interests), in each case naming the direct owner of all Equity Interests in such Subsidiary and describing such Equity Interests in reasonable detail, and certifying that each such Subsidiary, and each Credit Party which owns any Equity Interests therein, has taken all actions, if any, required pursuant to Sections 8.11 and 9.13 and the relevant Security Documents and certifying Exide U.S.’s compliance with the provisions of Section 8.17, (y) a list of each Domestic Subsidiary of Exide U.S., if any, which has not been transferred to Exide U.S. or one or more Qualified U.S. Obligors pursuant to the requirements of Section 8.17(a) (by virtue of the first proviso to said Section 8.17(a)), and specifically stating the reasons therefor, and (z) a list of each Foreign Subsidiary organized under any Qualified Foreign Jurisdiction, if any, which has not been transferred to one or more Qualified Foreign Obligors pursuant to the requirements of Section 8.17(b) (by reason of the first proviso to said Section 8.17(b)), and specifically stating the reasons therefor.

(k) Annual Meetings with Lenders. At the request of the Administrative Agent, Exide U.S. shall, within 120 days after the close of each Fiscal Year of Exide U.S. (beginning with the Fiscal Year ended nearest to March 31, 2008), hold a meeting (which may be by conference call or teleconference), at a time and place selected by Exide U.S. and reasonably acceptable to the Administrative Agent, with all of the Lenders that choose to participate, to review the financial results of the previous Fiscal Year and the financial condition of Exide U.S. and its Subsidiaries and the budgets presented for the current Fiscal Year of Exide U.S. and its Subsidiaries.

(l) Notice of Mandatory Repayments. On or prior to the date of any mandatory repayment pursuant to Sections 4.02(c) through (e), inclusive, Exide U.S. shall provide written notice to the Administrative Agent of the amount of the respective repayment or repayments, as the case may be, and the Loans to which same will be applied, and the calculations therefor (in reasonable detail).

(m) Hedging Arrangements. At the time of the delivery of the financial statements provided for in Sections 8.01(b) and (c), a schedule of all Interest Rate Protection Agreements, Other Hedging Agreements and Commodity Agreements entered into by Exide U.S. or any of its Subsidiaries with any Lender and/or, to the best knowledge of Exide U.S., any affiliates of any Lender, which schedule shall show, with respect to each Interest Rate Protection Agreement and Other Hedging Agreement, whether or not same is secured pursuant to any of the U.S. Security Documents and, in the case of any such agreement which is so secured, whether same is secured (i) on a pari passu basis with the ABL Obligations, (ii) on a contractually subordinated basis to the ABL Obligations or (iii) on a pari passu basis with the TL Obligations.

(n) Borrowing Base Certificate. (x) On the Initial Borrowing Date and (y)  not later than 5:00 P.M. (New York time) on or before the 15th Business Day of each month thereafter (or (x) at any time that Excess Availability is less than $40,000,000, on or before the third Business Day after the end of each week and (y) at any time a Default or Event of Default has occurred and is continuing, at such other times as the Administrative Agent may request), a borrowing base certificate setting forth the U.S. Borrowing Base and the Foreign Borrowing Base (in each case with supporting calculations) substantially in the form of Exhibit M (each, a “Borrowing Base Certificate”), which shall be prepared (A) as of April 30, 2007 in the case of the initial Borrowing Base Certificate and (B) as of the last Business Day of the preceding month in the case of each subsequent Borrowing Base Certificate. Each such Borrowing Base Certificate shall include such supporting and other information as may be requested from time to time by the Administrative Agent.

(o) Field Examinations; Appraisals. (i) At least once during each Fiscal Year of Exide U.S. (or twice during each Fiscal Year of Exide U.S. during which a Compliance Period is in effect) or (ii) at any time a Default or Event of Default has occurred and is continuing, at such other times as the Administrative Agent may request, in any such case, (x) an appraisal of the Inventory of Exide U.S., the other U.S. ABL Borrowers and the Specified Foreign Borrowing Base ABL Subsidiary Guarantors and (y) a collateral examination of the Inventory and receivables of Exide U.S., the other U.S. ABL Borrowers and the Foreign Borrowing Base ABL Subsidiary Guarantors, in each case, in scope, and from a third-party appraiser and a third-party consultant, respectively, satisfactory to the Collateral Agent and completed at the cost and expense of Exide U.S.

(p) Senior Secured Notes Indenture Calculations. On the Initial Borrowing Date and thereafter within three days after internal financial statements are available to Exide U.S. for the period of four fiscal quarters most recently ended and in no event no later than the time periods required for the delivery of quarterly or annual financial statements pursuant to Section 8.01(b) or (c) (as the case may be), Exide U.S. shall deliver a certificate (each a “Senior Secured Notes Cap Certificate”) certifying (and showing in reasonable detail its calculations of) (x) the maximum amount of Permitted Indebtedness (as defined in the Senior Secured Notes Indenture) which could then be incurred and remain outstanding (for this purpose, calculated as if no Obligations were then outstanding, thereby showing the maximum total amount which could be incurred) pursuant to clause (2) of the definition of Permitted Indebtedness contained in the Senior Secured Notes Indenture at times prior to the last day of the next ending Four Quarter Period (as defined in the Senior Secured Notes Indenture) or (y) if no Senior Secured Notes remain outstanding and any Permitted Refinancing Test is then applicable to Exide U.S. or any of its Subsidiaries, the maximum amount of indebtedness which then be incurred and remain outstanding (for this purpose, calculated as if no Obligations were then outstanding, thereby showing the maximum total amount which could be incurred) pursuant to such Permitted Refinancing Test at times prior to the last day of the next ending period (if any) for which such Permitted Refinancing Test shall apply. In addition, if at any time any Net Cash Proceeds (as defined in the Senior Secured Notes Indenture) are required to be applied to repayments under the Credit Agreement in accordance with Section 4.11 of the Senior Secured Notes Indenture (or the documents governing any Permitted Refinancing Indebtedness with respect to the Senior Secured Notes), on the date thereof Exide U.S. shall deliver a revised Senior Secured Notes Cap Certificate reflecting any reduction required pursuant to sub-clause (i) of clause (2) of the definition of Permitted Indebtedness contained in the Senior Secured Notes Indenture (or the relevant provisions of any then applicable Permitted Refinancing Test).

(q) Corporate Ratings. Promptly after its occurrence, notification of any change in Exide U.S.’s corporate rating from S&P or its corporate family rating from Moody’s (collectively, the “Ratings”).

(r) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to Exide U.S. or its Subsidiaries as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request, subject to restrictions of applicable law.

8.02 Books, Records and Inspections. Each Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries which permit the preparation of financial statements in accordance with U.S. GAAP and which conform to all requirements of law, shall be made of all dealings and transactions in relation to its business and activities. Each Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of any Agent (or, if an Event of Default has occurred and is continuing, any Lender), to visit and inspect, under guidance of officers of such Borrower or such Subsidiary, any of the properties of such Borrower or such Subsidiary, and to examine the books of account of such Borrower or such Subsidiary and discuss the affairs, finances and accounts of such Borrower or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable prior notice and at such reasonable times and intervals and to such reasonable extent as such Agent (or, if an Event of Default has occurred and is continuing, such Lender) may reasonably request; provided that neither Exide U.S. nor any of its Subsidiaries shall be required to, nor will they, make available any materials or information which is (or are) classified or required to be treated as confidential by the U.S. government or any agency thereof during any such visitation, inspection, examination, discussion or advice if the same would not be permitted under applicable law (including, without limitation, the Department of Defense Industrial Security Regulation and Industrial Security Manual for Safeguarding Classified Information (Department of Defense Regulation 5220.22-M))(although, to the extent reasonably requested by the Administrative Agent (or, if an Event of Default has occurred and is continuing, such Lender), such Borrower will use its commercially reasonable efforts to obtain any approvals or clearances so that such matters may be disclosed).

8.03 Insurance. (a) Each Borrower will, and will cause each of its Subsidiaries to, (i) maintain, with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice and (ii) furnish to the Administrative Agent, upon request by the Administrative Agent or any Lender, full information as to the insurance carried. Such insurance shall in any event include physical damage insurance on all real and personal property (whether now owned or hereafter acquired) on an all risk basis and business interruption insurance.

(b) Each Borrower will, and will cause each of its Subsidiaries to, at all times keep the respective property of such Borrower and its Subsidiaries insured in favor of the Collateral Agent, and all policies or certificates with respect to such insurance (and any other insurance maintained by, or on behalf of, any Borrower or any of its Subsidiaries other than local insurance policies maintained by Foreign Subsidiaries of Exide U.S. that are not material) (i) shall be endorsed to the Collateral Agent’s reasonable satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as certificate holder, mortgagee and loss payee with respect to real property, certificate holder and loss payee with respect to personal property, additional insured with respect to general liability and umbrella liability coverage and certificate holder with respect to workers’ compensation insurance), (ii) shall state that the respective insurer shall endeavor to provide at least 30 days’ prior written notice to the Collateral Agent of any cancellation or material change to any such insurance policy and (iii) shall be deposited with the Collateral Agent; provided that any payments made to the Collateral Agent pursuant to such insurance policies shall be subject to applicable local law requirements (if any).

(c) If any Borrower or any of its Subsidiaries shall fail to maintain all insurance in accordance with this Section 8.03, or if any Borrower or any of its Subsidiaries shall fail to so name the Collateral Agent as an additional insured, mortgagee or loss payee, as the case may be, or so deposit all certificates with respect thereto, the Administrative Agent and/or the Collateral Agent shall have the right (but shall be under no obligation), upon ten Business Days’ notice to Exide U.S. (or, if an Event of Default has occurred and is continuing, without notice), to procure such insurance, and the Credit Agreement Parties agree jointly and severally to reimburse the Administrative Agent or the Collateral Agent, as the case may be, for all costs and expenses of procuring such insurance.

8.04 Payment of Taxes. Each Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all such lawful claims which, if unpaid, might become a lien or charge upon any properties of the Borrowers or any of their Subsidiaries not otherwise permitted under clause (i) of the definition of Common Permitted Liens in Section 11; provided that neither any Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with U.S. GAAP.

8.05 Existence; Franchises. Each Borrower will do, and will cause each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, authorities to do business, licenses, certifications, accreditations and patents; provided, however, that nothing in this Section 8.05 shall prevent (i) sales of assets and other transactions by Exide U.S. or any of its Subsidiaries in accordance with Section 9.02 or (ii) the withdrawal by Exide U.S. or any of its Subsidiaries of its qualification as a foreign corporation, partnership or limited liability company, as the case may be, in any jurisdiction where such withdrawal could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.06 Compliance with Statutes; etc. (a)  Each Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except for such noncompliances as, individually or in the aggregate, have not had, and could not reasonably be expected to have, a Material Adverse Effect.

(b) Within 5 Business Days after each Borrower is required by applicable law, statute, rule or regulation, such Borrower shall file (or cause to be filed) with the SEC all reports, financial information and certifications required by applicable law, statute, rule or regulation.

8.07 Compliance with Environmental Laws. (a)  (i) Each Borrower will comply, and will cause each of its Subsidiaries to comply, in all material respects with all Environmental Laws applicable to the ownership or use of its Real Property now or hereafter owned, leased or operated by such Borrower or any of its Subsidiaries, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws and (ii) neither any Borrower nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of, Hazardous Materials on any Real Property owned, leased or operated by such Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except as required in the ordinary course of business of Exide U.S. and its Subsidiaries as conducted on the Effective Date and as allowed by (and in compliance with) applicable law or regulation, provided, however, that no Borrower shall be deemed to have breached this Section 8.07 to the extent that any failures to comply with the requirements specified in clause (i) or (ii) above, either individually or in the aggregate, have not had, and could not reasonably be expected to have, a Material Adverse Effect. If Exide U.S. or any of its Subsidiaries, or any tenant or occupant of any Real Property owned, leased or operated by Exide U.S. or any of its Subsidiaries, causes or permits any intentional or unintentional act or omission resulting in the presence or Release of any Hazardous Material (except in compliance with applicable Environmental Laws), each Borrower agrees to undertake, and/or to cause any of its Subsidiaries, tenants or occupants to undertake, at their sole expense, any clean up, removal, remedial or other action required pursuant to Environmental Laws to remove and clean up any Hazardous Materials from any Real Property except where the failure to do so has not had, and could not reasonably be expected to have, a Material Adverse Effect.

(b) At the written request of the Administrative Agent or the Required Lenders, which request shall specify in reasonable detail the basis therefor, at any time after the occurrence of an Event of Default, a breach by any Borrower of an environmental provision of this Agreement, or any other matter that requires the giving of notice under Section 8.01(h), the Borrowers will provide, at their sole cost and expense, an environmental site assessment report concerning any Real Property now or hereafter owned, leased or operated by Exide U.S. or any of its Subsidiaries, prepared by an environmental consulting firm reasonably approved by the Administrative Agent, addressing the matters which gave rise to such request and estimating the potential costs of any removal, remedial or other corrective action in connection with any such matter. If any Borrower fails to provide the same within 45 days after such request was made, the Administrative Agent may order the same, and the Borrowers shall grant and hereby do grant, to the Administrative Agent and the Lenders and their agents, access to such Real Property and specifically grant the Administrative Agent and the Lenders and their agents an irrevocable non-exclusive license, subject to the right of tenants, to undertake such an assessment, all at the Borrowers’ joint and several expense.

8.08 ERISA. As soon as possible and, in any event, within twenty (20) Business Days after Exide U.S., any Subsidiary of Exide U.S. or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, to the extent that (except as otherwise set forth below) such occurrence, in any given case, if adversely determined could result in a liability or obligation of Exide U.S. and/or any of its Subsidiaries of $50,000 or more Exide U.S. will deliver to the Administrative Agent written notice of the chief financial officer, vice president of human resources or other Authorized Officer of Exide U.S. setting forth, to the extent known, and in reasonable detail, such occurrence and the action, if any, that Exide U.S., such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed by Exide U.S., such Subsidiary, the Plan administrator or such ERISA Affiliate to or with, the PBGC or any other governmental agency, or a Plan or Multiemployer Plan participant, and any notices received by Exide U.S., such Subsidiary or ERISA Affiliate from the PBGC or other governmental agency or a Plan or Multiemployer Plan participant or the Plan administrator with respect thereto: (1) that a Reportable Event has occurred (except to the extent that Exide U.S. has previously delivered to the Administrative Agent a notice concerning such event pursuant to clause (2) hereof); (2) that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; (3) that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or (except to the extent that Exide U.S. has previously delivered to the Administrative Agent a notice concerning such event pursuant to clause (2) hereof) an application has been, or is reasonably expected to be, made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; (4) that any contribution required to be made with respect to a Plan or Multiemployer Plan or Foreign Pension Plan has been made more than sixty (60) days late; (5) that a Plan or Multiemployer Plan has been or will be involuntarily terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; (6) that a Plan has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans as of such date, exceeds the aggregate amount of the Unfunded Current Liability that existed on the Initial Borrowing Date by $10,000,000; (7) that involuntary proceedings have been or will be instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; (8) that an involuntary proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan or Multiemployer Plan; (9) that, except as otherwise disclosed on Schedule 7.11, Exide U.S., any Subsidiary of Exide U.S. or any ERISA Affiliate will incur or is reasonably expected to incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan or Multiemployer Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan or Multiemployer Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA, Section 4980B(g)(2) of the Code or 45 Code of Federal Regulations Section 160.103) under Section 4980B of the Code and/or the Health Insurance Portability and Accountability Act of 1996, (10) that Exide U.S. or any Subsidiary of Exide U.S. will incur any liability pursuant to any group health plan (as defined in Section 5000(b)(1) of the Code) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) which arises from the extension of such group health plan to any retirees or former employees who were not eligible for coverage under such group health plan on the Initial Borrowing Date, except to the extent that any such liability would not be material to Exide U.S. or any Subsidiary of Exide U.S.; or (11) Exide U.S. or any Subsidiary of Exide U.S. will incur any liability not otherwise described in this Section 8.08 pursuant to any Plan or Foreign Pension Plan which, when added to the aggregate amount of such liabilities with respect to all other Plans and/or Foreign Pension Plans as of such date, exceeds the aggregate amount of such liabilities that existed on the Initial Borrowing Date by $10,000,000. To the extent that the financial statements set forth a liability for which notice would otherwise be required to be given hereunder, a separate notice thereof shall not be required hereunder. At the request of the Administrative Agent, Exide U.S. will deliver to the Administrative Agent copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. Exide U.S. will deliver to the Administrative Agent a copy of each funding waiver request filed with the Internal Revenue Service or any other government agency with respect to any Plan and all material communications received by Exide U.S., any Subsidiary of Exide U.S. or any ERISA Affiliate from the Internal Revenue Service or any other government agency with respect to each Plan. Exide U.S. will also deliver upon written request to the Administrative Agent a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any notices delivered to the Administrative Agent pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC or any other government agency, and any material notices received by Exide U.S., any Subsidiary of Exide U.S. or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan or received from any government agency or plan administrator or sponsor or trustee with respect to any Multiemployer Plan, shall, upon request of the Administrative Agent, be delivered to the Administrative Agent no later than twenty (20) Business Days after the date of such request. Exide U.S. and each of its applicable Subsidiaries shall ensure that all Foreign Pension Plans administered by it or into which it makes payments obtain or retain (as applicable) registered status under and as required by applicable law and is administered in a timely manner in all respects in compliance with all applicable laws except where the failure to do any of the foregoing has not had, and could not reasonably be expected to have, a Material Adverse Effect.

8.09 Good Repair. Each Borrower will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment required to be used in its business are kept in reasonably good repair, working order and condition, ordinary wear and tear, casualty and condemnation excepted, and that from time to time there are made in such properties and equipment all necessary and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner useful or customary for companies in similar businesses.

8.10 End of Fiscal Years; Fiscal Quarters. Each Borrower will cause (i) each of its fiscal years to end on March 31 of each calendar year and (ii) each of its Fiscal Quarters to end on June 30, September 30, December 31 and March 31 of each year.

8.11 New Subsidiaries; Additional Security; Additional Guaranties; Actions with Respect to Non-Credit Party Subsidiaries; Further Assurances. (a)  To the extent permitted under applicable law, each Borrower will, and will cause its Subsidiaries which are Subsidiary Guarantors to, grant to the Collateral Agent (or such other trustee, sub-agent or other third party as may be required or desired under local law) security interests and mortgages (each, an “Additional Mortgage”) in: (i) such fee-owned (or the equivalent) Real Property acquired by such Person after the Initial Borrowing Date and having a value (for such purpose, using the initial purchase price paid by such Person for such Real Property) in excess of $2,500,000 which is not covered by the original Mortgages or Foreign Security Agreements, as appropriate, and (ii) such Material Leaseholds to which a respective landlord has granted its consent to the delivery of a Mortgage over such Leaseholds (each such Real Property, an “Additional Mortgaged Property”). All such Additional Mortgages shall be granted pursuant to documentation substantially in the form of a relevant existing Mortgage or Mortgages or, in the case of Additional Mortgaged Properties located in a jurisdiction outside the United States, the relevant Foreign Security Agreement covering Real Property located in such jurisdiction (if any) delivered to the Administrative Agent on the Initial Borrowing Date or in such other form as is reasonably satisfactory to the Administrative Agent and shall constitute (w) in the case of any Mortgage or Mortgages with respect to a Real Property located in the United States or a State or territory thereof (i) a valid and enforceable first priority mortgage lien on the respective Real Property in favor of the Collateral Agent (or such other trustee as may be required or desired under the local law) to secure the TL Obligations and (ii) a valid and enforceable second priority lien on the respective Real Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) to secure the ABL Obligations, in each case subject to Permitted Exceptions, (x) in the case of any Real Property of a Foreign ABL Subsidiary Guarantor, a valid and enforceable first priority perfected security interest (or the equivalent under local law) in the respective Real Property to secure (as nearly as possible) its obligations as a Foreign ABL Subsidiary Guarantor, (y) in the case of a Foreign TL Subsidiary Guarantor, a valid and enforceable first priority perfected security interest (or the equivalent under local law) in the respective Real Property to secure (as nearly as possible) its obligations as a Foreign TL Subsidiary Guarantor and (z) in the case of a Foreign Joint Credit Party, a valid and enforceable first priority perfected security interest (or the equivalent under local law) in the respective Real Property to secure, in the case of the European Borrower, its Obligations hereunder and under the other Credit Documents on a basis consistent with the Guaranty and Security Principles and in the case of any Foreign Joint Credit Party, its Obligations as a Foreign Joint Subsidiary Guarantor on a basis consistent with the Guaranty and Security Principles, in each case superior to and prior to the rights of all third Persons and subject to no other Liens (except as are permitted by Section 9.03A or B, as applicable), in favor of the Collateral Agent (or such other trustee, sub-agent or other third party as may be required or desired under local law). The Additional Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to create, maintain, effect, perfect, preserve and protect the Liens in favor of the Collateral Agent (or such other trustee, sub-agent or other third-party as may be required or desired under local law) required to be granted pursuant to the Additional Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full.

(b) Each Borrower will, and will cause each of its Subsidiaries to, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, confirmatory conveyances, financing statements, transfer endorsements, confirmatory powers of attorney, certificates, reports and other assurances or confirmatory instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require pursuant to this Section 8.11. Furthermore, each Borrower will cause to be delivered to the Collateral Agent such opinions of counsel and other related documents as may be reasonably requested by the Collateral Agent to assure itself that this Section 8.11 has been complied with.

(c) Subject to the provisions of following clauses (g) and (h):

(x) at any time any Wholly-Owned Domestic Subsidiary of Exide U.S. is created, established or acquired, such Subsidiary shall be required to execute and deliver (i) a Joinder Agreement substantially in the form of Exhibit N hereto, (ii) counterparts of the U.S. Subsidiaries Guaranty, the Intercompany Subordination Agreement and such Security Documents as would have been entered into by the respective Subsidiary if same had been a U.S. Subsidiary Guarantor on the Initial Borrowing Date and in each case shall take all action in connection therewith as would otherwise have been required to be taken pursuant to Section 5 if such Subsidiary had been a U.S. Subsidiary Guarantor on the Initial Borrowing Date and (iii) to the extent requested by the Administrative Agent, become a U.S. ABL Borrower pursuant to its Joinder Agreement;

(y) at any time any Wholly-Owned Subsidiary of Exide U.S. organized under the laws of any Qualified Foreign Jurisdiction is created, established or acquired, such Subsidiary shall be required to execute and deliver (1) in the case of a Subsidiary organized under the laws of a Qualified ABL Jurisdiction, (i) a Joinder Agreement substantially in the form of Exhibit N hereto, and (ii) counterparts of Foreign ABL Subsidiaries Guaranty (or if requested by the Administrative Agent upon the advice of local counsel, a new Foreign ABL Subsidiaries Guaranty), the Intercompany Subordination Agreement and such Security Documents as would have been entered into by the respective Subsidiary if same had been a Foreign ABL Subsidiary Guarantor on the Initial Borrowing Date (determined in accordance with the criteria described in Sections 5.10, 5.12 and 5.13(b)), in each case subject to such restrictions and/or limitations as may be required under applicable law, and in each case shall take all action in connection therewith as would otherwise have been required to be taken pursuant to Section 5 if such Subsidiary had been a Foreign ABL Subsidiary Guarantor on the Initial Borrowing Date and (2) in the case of a Subsidiary organized under the laws of a Qualified TL Jurisdiction (in any event, excluding the Foreign Joint Credit Parties), (i) a Joinder Agreement substantially in the form of Exhibit N hereto and (ii) counterparts of a Foreign TL Subsidiaries Guaranty (or if requested by the Administrative Agent upon the advice of local counsel, a new Foreign TL Subsidiaries Guaranty), the Intercompany Subordination Agreement and such Security Documents as would have been entered into by the respective Subsidiary if same had been a Foreign TL Subsidiary Guarantor on the Initial Borrowing Date (determined in accordance with the criteria described in Sections 5.10, 5.12 and 5.13(b)), and in each case shall take all action in connection therewith as would otherwise have been required to be taken pursuant to Section 5 if such Subsidiary had been a Foreign TL Subsidiary Guarantor on the Initial Borrowing Date; and

(z) at any time after the Initial Borrowing Date any jurisdiction is added to the list of Qualified Jurisdictions in accordance with the definition thereof contained herein, then at the time of such designation each Foreign Subsidiary of Exide U.S. organized under the laws of such Qualified Jurisdiction (with such exceptions as may be satisfactory to the Administrative Agent or the Required Lenders) shall be required to become a Foreign Subsidiary Guarantor (constituting a Foreign ABL Subsidiary Guarantor or Foreign TL Subsidiary Guarantor, as applicable, based upon the jurisdiction of organization of such Foreign Subsidiary) and take all applicable actions specified in preceding clause (y) for a Foreign Joint Credit Party, Foreign ABL Credit Party or Foreign TL Credit Party, as applicable.

(d) In addition to the requirements contained in the Pledge Agreements, each Borrower agrees to pledge and deliver, or cause to be pledged and delivered, all of the Equity Interests owned by any Credit Party of each new Subsidiary of Exide U.S. established or created after the Initial Borrowing Date to the Collateral Agent (or such other trustee, sub-agent or other third-party as may be required or desired under local law) for the benefit of the Secured Creditors pursuant to the Pledge Agreements upon the acquisition of such Equity Interests by any Credit Party (subject to any delays deemed reasonably necessary or desirable under local law as requested by Exide U.S. and acceptable to the Administrative Agent in its sole discretion), provided that, in the case of any Foreign Subsidiary that is a corporation (or treated as such for U.S. tax purposes) which is owned by a U.S. Credit Party, not more than 65% of the total outstanding voting Equity Interests of such Person shall be required to be pledged in support of such U.S. Credit Party’s obligations (x) as a Borrower under the Credit Agreement (in the case of Exide U.S. or a U.S. ABL Borrower) or (y) under its Guaranty in respect of the Obligations of Exide U.S. and the U.S. ABL Borrowers (in the case of the other U.S. Credit Parties).

(e) Following any request by the Administrative Agent or the Required Lenders (which request shall be made after taking into account cost and practicality considerations), Exide U.S. or any of its Subsidiaries which are Credit Parties, shall, to the maximum extent permitted by applicable law (but subject to the proviso to the preceding clause (d), to the extent applicable), (x) grant security interests in such of their Property as may be requested by the Administrative Agent or the ABL Required Lenders or TL Required Lenders (as appropriate), in which perfected security interests do not already exist pursuant to the Security Documents theretofore executed and delivered and, in connection therewith, the Borrowers shall, or shall cause the relevant Subsidiaries of Exide U.S. to, execute and deliver counterparts of (and thereby become parties to) the applicable Security Documents and/or Additional Security Documents, in each case in form and substance reasonably satisfactory to the Administrative Agent and/or (y) with respect to pledges of Equity Interests of, or promissory notes issued by, Persons described in Section 13.19, take such action (including, without limitation, the execution of Additional Security Documents, the making of filings, etc.) under the local law of the Person whose Equity Interests or promissory notes are pledged as may be requested in order to create, preserve, protect or perfect security interests in such Equity Interests and/or promissory notes. Any security granted as required above shall secure Obligations in a manner consistent with the methodology employed on the Effective Date (i.e., collateral owned by Foreign Credit Parties shall not secure obligations of the U.S. Borrowers; collateral owned by Foreign ABL Subsidiary Guarantors shall secure their obligations under their Foreign ABL Subsidiaries Guaranty; collateral owned by Foreign TL Subsidiary Guarantors shall secure their obligations under their Foreign TL Subsidiaries Guaranty; and collateral owned by Foreign Joint Credit Parties shall secure, in the case of the European Borrower, its Obligations hereunder and under the other Credit Documents on a basis consistent with the Guaranty and Security Principles and in the case of any other Foreign Joint Credit Party, its Obligations as a Foreign Joint Subsidiary Guarantor on a basis consistent with the Guaranty and Security Principles).

(f) The security interests required to be granted pursuant to Sections 8.11(d) and (e) shall be granted pursuant to the respective Security Documents already executed and delivered by the Credit Parties (or other security documentation substantially similar to such Security Documents or otherwise reasonably satisfactory in form and substance to the Collateral Agent) and shall constitute valid perfected security interests with the priority specified in, and otherwise on a basis consistent with, the Guaranty and Security Principles, in each case prior to the rights of all third Persons and subject to no other Liens (other than Permitted Liens). The Borrowers shall (or shall cause their respective Subsidiaries), (i) at their own expense, to (x) execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record in any appropriate governmental office, any document or instrument reasonably deemed by the Collateral Agent to be necessary or desirable for the creation, perfection, maintenance, preservation and protection of the Liens on its assets intended to be created pursuant to the relevant Security Documents and (y) take all other actions reasonably requested by the Collateral Agent (including, without limitation, the furnishing of legal opinions) in connection with the granting of the security interests required pursuant to Sections 8.11(c), (d) and (e) and (ii) pay in full all taxes, fees and other charges payable in connection with the granting of the security interests required pursuant to Sections 8.11(c), (d) and (e).

(g) Each Borrower agrees that each action required above by Section 8.11(a) or (b) shall be completed as soon as possible, but in no event later than 90 days (or such greater number of days as the Administrative Agent shall agree to in its sole and absolute discretion in any given case) after such action is requested to be taken by the Administrative Agent or the Required Lenders. Each Borrower further agrees that (x) each action required above by Section 8.11(c), (d) and (f) with respect to a newly formed, created or acquired Subsidiary, or with respect to any Subsidiary which is located in a jurisdiction newly-designated as a Qualified Jurisdiction or which becomes a Subsidiary, shall be completed within 60 days (or such greater number of days as the Administrative Agent shall agree to in its sole and absolute discretion in any given case) after the date of the formation, creation or acquisition of such Subsidiary, the date of the addition of the respective jurisdiction to the list of Qualified Jurisdictions or the date such Subsidiary becomes a Subsidiary, as the case may be, and (y) all actions required to be taken pursuant to the last sentence of Section 8.11(c) and Section 8.11(e) shall be taken as promptly as practicable, and in any event within 60 days (or such greater number of days as the Administrative Agent shall agree to in its sole and absolute discretion in any given case), after Exide U.S. receives the respective request from the Administrative Agent or the Required Lenders.

(h) Notwithstanding anything to the contrary contained in clauses (c) through (g) above, to the extent the taking of any action as described above by a new Subsidiary acquired pursuant to a Permitted Acquisition, which is subject to Permitted Acquired Debt which at such time remains in existence as permitted by Section 9.04A(vi), then to the extent that the terms of the respective Permitted Acquired Debt prohibit the taking of any actions which would otherwise be required of such Subsidiary by this Section 8.11, then the time for taking the respective actions (to the extent prohibited by the terms of the respective Permitted Acquired Debt) shall be extended until 20 Business Days (or such greater number of days as the Administrative Agent shall agree to in its sole and absolute discretion in any given case) after the earlier of (i) the date of repayment of such Permitted Acquired Debt and (ii) the first date on which the taking of such actions would not violate the terms of the respective issue of Permitted Acquired Debt. To the extent the terms of any Permitted Acquired Debt prohibits the taking of actions otherwise required by this Section 8.11, upon the request of the Administrative Agent or the Required Lenders, each Borrower shall, or shall cause the respective Subsidiaries of Exide U.S. to, (x) prepay any such Permitted Acquired Debt which is permitted to be prepaid and/or (y) use reasonable efforts to obtain such consents or approvals as are needed so that the taking of the actions otherwise specified in this Section 8.11 would not violate the terms of the respective issue of Permitted Acquired Debt. Furthermore, to the extent any Subsidiary which is not a Wholly-Owned Subsidiary is acquired pursuant to a Permitted Acquisition (in accordance with the limitations contained in the definition thereof) or as a result of Investments made pursuant to Sections 9.05A(ii) and 9.05B(ii), then for so long as such Subsidiary is not a Wholly-Owned Subsidiary, to the extent the U.S. Borrower in good faith determines that the respective Subsidiary is not able, under applicable requirements of law (whether because of fiduciary duties under applicable law or other requirements of applicable law) to execute and deliver a Subsidiaries Guaranty or one or more Security Documents, the respective such Subsidiary shall not be required to become a Subsidiary Guarantor or execute and deliver such Security Documents as otherwise required above.

(i) In the event that the Administrative Agent or the Required Lenders at any time after the Initial Borrowing Date determine in their reasonable discretion (whether as a result of a position taken by an applicable bank regulatory agency or official, or otherwise) that real estate appraisals satisfying the requirements set forth in 12 C.F.R., Part 34-Subpart C, or any successor or similar statute, role, regulation, guideline or order (any such appraisal, a “Required Appraisal”) are or were required to be obtained, or should, as reasonably determined by the Administrative Agent, be obtained, in connection with any U.S. Mortgaged Property or U.S. Mortgaged Properties, then, within 90 days after receiving written notice thereof from the Administrative Agent or the TL Required Lenders, as the case may be, Exide U.S. shall cause such Required Appraisal to be delivered, at the expense of Exide U.S., to the Administrative Agent, which Required Appraisal, and the respective appraiser, shall be reasonably satisfactory to the Administrative Agent.

8.12 Use of Proceeds. Exide U.S. will, and will cause each of its Subsidiaries to, use the proceeds of the Loans for the purposes specified in Section 7.05. No Borrower will, nor will it permit any of its Subsidiaries to, use any of the proceeds of the Loans or any Letter of Credit to finance the acquisition of any Person that has not been approved and recommended by the board of directors (or functional equivalent thereof) or the requisite shareholders of such Person.

8.13 Ownership of Subsidiaries. (a)  Notwithstanding anything to the contrary contained in this Agreement, (x) Exide U.S. shall at all times own directly or indirectly (through a Wholly-Owned Domestic Subsidiary) 100% of the Equity Interests of the European Borrower and, subject to Sections 9.02(v) and (ix), the U.S. ABL Borrowers, (y) subject to the proviso to the first sentence of Section 8.17(a) and Sections 9.02(v) and (ix), Exide U.S. shall at all times own directly or indirectly (through one or more Wholly-Owned Domestic Subsidiaries (as opposed to through Foreign Subsidiaries)) all of the capital stock or other Equity Interests (to the extent owned by Exide U.S. or any of its Subsidiaries) of each Domestic Subsidiary of Exide U.S. and (z) subject to the relevant provisions of Section 8.17 and Sections 9.02(v) and (ix), 100% of the Equity Interests of each Foreign ABL Subsidiary Guarantor shall be owned directly or indirectly (through a Wholly-Owned Foreign Subsidiary that is a Foreign ABL Subsidiary Guarantor) by (i) in the case of any Foreign ABL Subsidiary Guarantor organized under the laws of a European jurisdiction, a European ABL Holdco and (ii) in the case of any Foreign ABL Subsidiary Guarantor organized under the laws of a non-European jurisdiction, Asian/Australian ABL Holdco.

(b) Exide U.S. shall at all times own, directly or indirectly, 100% of the Equity Interests of its Subsidiaries (except to the extent (v) with respect to Foreign Subsidiaries, directors’ qualifying shares and other nominal amounts of shares required by applicable law to be held by Persons (other than directors) are issued from time to time (so long as the respective Subsidiary continues to constitute a Wholly-Owned Subsidiary of Exide U.S.), (w) 100% of the capital stock or other Equity Interests of any such Subsidiary are sold, transferred or otherwise disposed of pursuant to a transaction permitted by Section 9.02, (x) less than 100% of the capital stock or other Equity Interests are acquired in the respective Subsidiary pursuant to a Permitted Acquisition which meets the criteria specified in the definition of Permitted Acquisition contained herein, (y) such capital stock or other Equity Interests are acquired pursuant to an Investment permitted by Sections 9.05A(ii) or 9.05B(ii) or clauses (xiv) and/or (xv) of the definition of “Common Permitted Investments” in Section 11 or (z) set forth on Schedule 7.13).

8.14 Permitted Acquisitions. It is understood and agreed by the parties hereto that (x) the covenant contained in Section 8.14A below is for the benefit of the ABL Lenders and may be amended, modified or waived as contemplated by Section 13.12(a)(A) in their sole discretion; provided that if a Revolver Event of Default occurs as the result of a violation of Section 8.14A (unless and until the respective Revolver Event of Default is cured or waived by the ABL Lenders in accordance with Section 13.12(a)) such violation may give rise to an Event of Default generally (thereby also permitting an exercise of remedies pursuant to clause (y) of the remedies provision following Section 10.13 of this Agreement), and (y) the covenant contained in Section 8.14B below is for the benefit of the TL Lenders and may be amended, modified or waived as contemplated by Section 13.12(a)(B) in their sole discretion; provided that if a TL Event of Default occurs as the result of a violation of Section 8.14B (unless and until the respective TL Event of Default is cured or waived by the TL Lenders in accordance with Section 13.12(a)) such violation may give rise to an Event of Default generally (thereby also permitting an exercise of remedies pursuant to clause (x) of the remedies provision following Section 10.13 of this Agreement).

8.14A ABL Permitted Acquisitions Covenant.

(a)  Subject to the provisions of this Section 8.14A and the requirements contained in the definition of Permitted Acquisition, Exide U.S. and any of its Wholly-Owned Subsidiaries may from time to time effect Permitted Acquisitions, so long as (in each case except to the extent the Required Lenders otherwise specifically agree in writing in the case of a specific Permitted Acquisition): (i) the Common Permitted Acquisition Conditions are satisfied at the time of the consummation of the proposed Permitted Acquisition; (ii) either (x) the Maximum Permitted Consideration payable in connection with the proposed Permitted Acquisition (for such purpose, treating any related Permitted Acquisitions theretofore effected as a single Permitted Acquisition), when added to the aggregate other Discretionary Uses consummated from and after the Effective Date, does not exceed, in the aggregate, the Discretionary Amount (subject to the final sentence of the definition of Discretionary Uses), or (y) the Payment Conditions are satisfied at the time of consummation of such Permitted Acquisition (both before and after giving effect to the respective Permitted Acquisition); (iii) Exide U.S. shall have delivered to the Administrative Agent on the date of the consummation of such proposed Permitted Acquisition, an officer’s certificate executed by an Authorized Officer of Exide U.S., certifying to the best of his knowledge, compliance with the requirements of preceding clauses (i) and (ii) and showing in reasonable detail the satisfaction of the relevant tests (with supporting calculations); and (iv) if the Maximum Permitted Consideration payable in connection with the proposed Permitted Acquisition (for such purpose, treating any related Permitted Acquisitions theretofore effected as a single Permitted Acquisition) is greater than $10,000,000, the Company shall have delivered to the Administrative Agent a Borrowing Base Certificate, completed on a pro forma basis giving effect to the respective Permitted Acquisition.

(b) At the time of each Permitted Acquisition involving the creation or acquisition of a Subsidiary, or the acquisition of capital stock or other Equity Interests of any Person, all capital stock or other Equity Interests thereof created or acquired in connection with such Permitted Acquisition shall be pledged for the benefit of the Secured Creditors as, and to the extent required by, Section 8.11 and the relevant Security Documents.

(c) Each Borrower shall cause each Subsidiary that is formed to effect, or is acquired pursuant to, a Permitted Acquisition to comply with, and to execute and deliver, all of the documentation required by, Sections 8.11 and 9.13, to the satisfaction of the Administrative Agent.

(d) The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by each Borrower that the certifications by each Borrower (or by one or more of its respective Authorized Officers) pursuant to Section 8.14A are true and correct and that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 6 and 10.

8.14B TL Permitted Acquisitions Covenant.

(a)  Subject to the provisions of this Section 8.14B and the requirements contained in the definition of Permitted Acquisition, Exide U.S. and any of its Wholly-Owned Subsidiaries may from time to time effect Permitted Acquisitions, so long as (in each case except to the extent the Required Lenders otherwise specifically agree in writing in the case of a specific Permitted Acquisition): (i) the Common Permitted Acquisition Conditions are satisfied at the time of the consummation of the proposed Permitted Acquisition; (ii) the Maximum Permitted Consideration payable in connection with the proposed Permitted Acquisition, when aggregated with the Maximum Permitted Consideration payable in connection with all other Permitted Acquisitions consummated after the Effective Date, does not exceed $50,000,000; and (iii) Exide U.S. shall have delivered to the Administrative Agent on the date of the consummation of such proposed Permitted Acquisition, an officer’s certificate executed by an Authorized Officer of Exide U.S., certifying to the best of his knowledge, compliance with the requirements of preceding clauses (i) and (ii) and showing in reasonable detail the satisfaction of the relevant tests (with supporting calculations).

(b) At the time of each Permitted Acquisition involving the creation or acquisition of a Subsidiary, or the acquisition of capital stock or other Equity Interests of any Person, all capital stock or other Equity Interests thereof created or acquired in connection with such Permitted Acquisition shall be pledged for the benefit of the Secured Creditors as, and to the extent required by, Section 8.11 and the relevant Security Documents.

(c) Each Borrower shall cause each Subsidiary that is formed to effect, or is acquired pursuant to, a Permitted Acquisition to comply with, and to execute and deliver, all of the documentation required by, Sections 8.11 and 9.13, to the satisfaction of the Administrative Agent.

(d) The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by each Borrower that the certifications by each Borrower (or by one or more of its respective Authorized Officers) pursuant to Section 8.14B are true and correct and that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 6 and 10.

8.15 Maintenance of Company Separateness. Each Borrower will, and will cause each of its Subsidiaries to, satisfy in all material respects customary Company formalities, including the holding of regular board of directors’ and shareholders’ meetings or action by directors or shareholders without a meeting and the maintenance of Company records. Neither Exide U.S. nor any other Credit Party shall make any material payment to a creditor of any Non-Credit Party Subsidiary in respect of any liability of any Non-Credit Party Subsidiary, and no bank account of any Non-Credit Party Subsidiary shall be commingled with any bank account of Exide U.S. or any other Credit Party. Any financial statements distributed to any creditors of any Non-Credit Party Subsidiary shall clearly establish or indicate the corporate separateness of such Non-Credit Party Subsidiary from Exide U.S. and its other Subsidiaries. Finally, neither Exide U.S. nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the Company existence of any Borrower, any other Credit Party or any Non-Credit Party Subsidiaries being ignored, or in the assets and liabilities of Exide U.S. or any other Credit Party being substantively consolidated with those of any other such Person or any Non-Credit Party Subsidiary in a bankruptcy, reorganization or other insolvency proceeding.

8.16 Performance of Obligations. Each Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, deed of trust, indenture, loan agreement or credit agreement and each other material agreement, contract or instrument by which it is bound, except such non-performances as, individually or in the aggregate, have not caused, and could not reasonably be expected to cause, a Default or Event of Default hereunder or a Material Adverse Effect.

8.17 Conduct of Business. (a)  The Borrowers shall take all actions so that, at all times from and after the Initial Borrowing Date, all the assets of Exide U.S. and its Subsidiaries located within the United States, all Equity Interests in all Domestic Subsidiaries or other U.S. Persons and all or substantially all of the business of Exide U.S. and its Subsidiaries conducted in the United States, are, in each case, owned or conducted, as the case may be, by Exide U.S. and one or more Qualified U.S. Obligors which are not direct or indirect Subsidiaries of any Subsidiary of Exide U.S. which is a Foreign Subsidiary, provided that if a Foreign Subsidiary (not itself created or established in contemplation of a Permitted Acquisition) is acquired pursuant to a Permitted Acquisition which Foreign Subsidiary has (either directly or through one or more Domestic Subsidiaries) assets or operations in the United States, Exide U.S. shall have a reasonable period of time (not to exceed 60 days) to effect the transfer of U.S. assets and operations (including all Equity Interests in any Domestic Subsidiaries or other U.S. Persons held by it) of the respective Foreign Subsidiary to one or more Qualified U.S. Obligors, provided further, that the respective transfer shall not be required to be made if Exide U.S. in good faith determines that such transfer would give rise to adverse tax consequences to Exide U.S. and its Subsidiaries or would give rise to any material breach or violation of law or contract (in which case, Exide U.S. and its Subsidiaries shall transfer such assets and operations at such time, if any, as such adverse tax consequences or breach or violation would not exist and, until such time, shall use good faith efforts so that any growth in the assets or operations of the entity so acquired, to the extent located in the United States, are made within one or more Qualified U.S. Obligors).

(b) In addition to the foregoing requirements, unless otherwise agreed by the ABL Required Lenders, the Borrowers shall take all actions so that, at all times from and after the Initial Borrowing Date, all Equity Interests in all Persons organized under any Qualified ABL Jurisdiction and all or substantially all of the business of Exide U.S.’s Subsidiaries conducted in all Qualified ABL Jurisdictions, are, in each case, owned or conducted, as the case may be, by one or more Foreign ABL Subsidiary Guarantors which are direct or indirect Subsidiaries (through one or more Foreign ABL Subsidiary Guarantors) of (x) in the case of Subsidiaries organized under the laws of any European jurisdiction, a European ABL Holdco and (y) in the case of any Subsidiary organized in a non-European jurisdiction, Asian/Australian ABL Holdco, provided that if a Subsidiary of Exide U.S. organized under the laws of a jurisdiction that is not a Qualified ABL Jurisdiction (not itself created or established in contemplation of the respective Permitted Acquisition) is acquired pursuant to a Permitted Acquisition which Subsidiary has (either directly or through one or more Subsidiaries) assets or operations inside Qualified ABL Jurisdictions, Exide U.S. shall have a reasonable period of time (not to exceed 90 days (or such greater number of days as the Administrative Agent shall agree to in its sole and absolute discretion in any given case)) to effect the transfer of all assets and operations inside Qualified ABL Jurisdictions (including all Equity Interests in any Persons held by it which are organized under the laws of one or more Qualified ABL Jurisdictions) of the respective Subsidiary to one or more Foreign Subsidiaries of Exide U.S. that are Foreign ABL Subsidiary Guarantors that meet the above requirements, provided further, that the respective transfer shall not be required to be made if Exide U.S. in good faith determines that such transfer would give rise to any material breach or violation of law or contract (in which case, Exide U.S. and its Subsidiaries shall transfer such assets and operations at such time, if any, as such breach or violation would not exist, and until such time shall use good faith efforts so that any growth in the assets or operations of the entity so acquired, to the extent located in the Qualified ABL Jurisdictions, are made within one or more Foreign ABL Subsidiary Guarantors which are direct or indirect Subsidiaries of a European ABL Holdco or Asian/Australian ABL Holdco, as the case may be, in accordance with the foregoing requirements).

(c) In addition to the foregoing requirements, unless otherwise agreed by the ABL Required Lenders and the TL Required Lenders, the Borrowers shall take all actions so that, at all times from and after the Initial Borrowing Date, all Equity Interests in all Persons organized under any Qualified TL Jurisdiction and all or substantially all of the business of Exide U.S.’s Foreign Subsidiaries conducted in Qualified TL Jurisdictions, are, in each case, owned or conducted, as the case may be, by one or more Foreign TL Subsidiary Guarantors of Exide U.S. which are Foreign TL Subsidiary Guarantors which are direct or indirect Subsidiaries of the European Borrower but are not direct or indirect Subsidiaries of Asian/Australian ABL Holdco or a European ABL Holdco, provided that if a Subsidiary of Exide U.S. organized under the laws of a Qualified ABL Jurisdiction (not itself created or established in contemplation of the respective Permitted Acquisition) is acquired pursuant to a Permitted Acquisition which Subsidiary has (either directly or through one or more Subsidiaries) assets or operations inside Qualified TL Jurisdictions, Exide U.S. shall have a reasonable period of time (not to exceed 60 days (or such greater number of days as the Administrative Agent shall agree to in its sole and absolute discretion in any given case)) to effect the transfer of all assets and operations inside Qualified TL Jurisdictions (including all Equity Interests in any Persons held by it which are organized under the laws of one or more Qualified TL Jurisdictions) of the respective Subsidiary to one or more Foreign Subsidiaries of Exide U.S. that are Foreign TL Subsidiary Guarantors which are direct or indirect Subsidiaries of the European Borrower but are not direct or indirect Subsidiaries of Asian/Australian ABL Holdco or a European ABL Holdco, provided further, that the respective transfer shall not be required to be made if Exide U.S. in good faith determines that such transfer would give rise to any material breach or violation of law or contract (in which case, Exide U.S. and its Subsidiaries shall transfer such assets and operations at such time, if any, as such breach or violation would not exist, and until such time shall use good faith efforts so that any growth in the assets or operations of the entity so acquired, to the extent located in the Qualified TL Jurisdictions, are made within one or more Foreign TL Subsidiary Guarantors meeting the above requirements).

(d) Subject to provisions substantially similar to those contained in the provisos to preceding clauses (a), (b) and (c) for Permitted Acquisitions (which provisos shall apply, mutatis mutandis, to this clause (d)), the Borrower shall take all reasonable actions to ensure that (i) except with respect to the Specified U.S. Subsidiaries, substantially all non-U.S. operations of Exide U.S. and its Subsidiaries are conducted through (and non-U.S. assets owned by) direct or indirect Subsidiaries of the European Borrower, (ii) substantially all operations in the United Kingdom and Ireland are conducted through (and U.K. and Irish assets owned by) direct or indirect Subsidiaries of one or more European ABL Holdcos, (iii) substantially all Indian operations are conducted through (and Indian assets owned by) one or more Subsidiaries of European ABL Holdcos and/or Asian/Australian ABL Holdco, (iv) substantially all Asia/Pacific operations (including, without limitation, those in Singapore, New Zealand, Australia and Hong Kong, but excluding India (which is dealt with in preceding clause (iii)) are conducted through (and Asia/Pacific assets owned by) one or more direct or indirect Subsidiaries of an Asian/Pacific ABL Holdco, and (v) except with respect to the Specified U.S. Subsidiaries, substantially all other European operations are conducted through (and related assets owned by) one or more direct or indirect Subsidiaries of the European Borrower which are not Subsidiaries of any European ABL Holdco or Asia/Pacific ABL Holdco.

(e) Subject to the exceptions described above as a result of Permitted Acquisitions, the Borrowers shall take all actions so that all Foreign Subsidiaries that are not Qualified Foreign Obligors (other than the Specified U.S. Subsidiaries) are directly or indirectly owned by one or more Qualified Foreign Obligors.

(f) For the avoidance of doubt, it is understood and agreed that the foregoing provisions of this Section 8.17 shall not prohibit the acquisition of, or Investments in, Non-Wholly-Owned Subsidiaries as contemplated by Section 9.13(b), provided that the Equity Interest owned by Exide U.S. or any of its Subsidiaries in such Non-Wholly-Owned Subsidiaries shall be subject to the relevant requirements of preceding clauses (a), (b), (c), (d) and (e).

(g) For the avoidance of doubt, it is understood and agreed that the selling of goods by any Foreign Subsidiary to a Person located within a jurisdiction other than the jurisdiction of organization of such Foreign Subsidiary shall not constitute conducting operations within such jurisdiction for purposes of each of the preceding clauses of this Section 8.17.

SECTION 9. Negative Covenants. Each Borrower hereby covenants and agrees (as to itself and its Subsidiaries) that as of the Effective Date and thereafter for so long as this Agreement is in effect and until the Total Commitment has terminated, no Letters of Credit or Notes are outstanding and the Loans, together with interest, Fees and all other Obligations (other than any indemnities described in Section 13.13 which are not then due and payable) incurred hereunder, are paid in full in cash:

9.01 Changes in Business; etc. (a)  Exide U.S. and its Subsidiaries will not engage in any business other than a Permitted Business.

(b) Notwithstanding anything to the contrary contained above in this Section or elsewhere in this Agreement, at no time shall Exide U.S. or any Subsidiary of Exide U.S. be an obligor or an obligee with respect to any Intercompany Debt, unless each obligor (including each Person which is a guarantor thereof) and each obligee with respect thereto are party to the Intercompany Subordination Agreement; provided, however, that the provisions hereof shall not apply to those Non-Wholly Owned Subsidiaries listed on Schedule 5.09.

9.02 Consolidation; Merger; Sale or Purchase of Assets; etc.(a) No Borrower will, nor will it permit any of its respective Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets (other than repayments in cash of Indebtedness (including, without limitation, Intercompany Debt) and other obligations not otherwise prohibited under this Agreement), or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person or agree to do any of the foregoing at any future time, except that the following shall be permitted:

(i) Exide U.S. and its Subsidiaries may lease (as lessee) or license (as licensee) real or personal property (including intellectual property), and may terminate such leases or licenses, all in the ordinary course of business (so long as any such lease or license does not create a Capitalized Lease Obligation, except to the extent permitted by Section 9.04A and 9.04B);

(ii) Capital Expenditures by Exide U.S. and its Subsidiaries, to the extent not in violation of Section 9.09;

(iii) Investments permitted pursuant to Sections 9.05A and 9.05B;

(iv) Exide U.S. and its Subsidiaries may, in the ordinary course of business, sell or otherwise dispose of assets (excluding capital stock of, or other Equity Interests in, Subsidiaries and joint ventures) which, in the reasonable opinion of such Person, are obsolete, uneconomic or worn-out;

(v) Exide U.S. and its Subsidiaries may sell assets (other than the capital stock or other Equity Interests of any Wholly-Owned Subsidiary unless all of the capital stock or other Equity Interests of such Wholly-Owned Subsidiary are sold in accordance with this clause (v)), so long as (v) no Default or Event of Default then exists or would result therefrom, (w) each such sale is in an arm’s-length transaction and Exide U.S. or the respective Subsidiary receives at least Fair Market Value, (x) except for customary post-closing adjustments (to be paid in cash within 180 days following the closing of the respective sale or disposition), at least 75% of the total consideration received by Exide U.S. or such Subsidiary is paid in cash at the time of the closing of such sale or disposition, (y) the Net Sale Proceeds therefrom are applied as (and to the extent) required by Section 4.02(c) and (z) the aggregate amount of the proceeds (taking the amount of cash and Cash Equivalents, and the Fair Market Value, as determined in good faith by Exide U.S., of all other consideration) received from all assets sold pursuant to this clause (v) shall not exceed $10,000,000 in any Fiscal Year of Exide U.S.;

(vi) each of Exide U.S. and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not as part of any financing transaction;

(vii) each of Exide U.S. and its Subsidiaries may grant licenses, sublicenses, leases or subleases to other Persons not materially interfering with the conduct of the business of Exide U.S. or any of its Subsidiaries, in each case so long as no such grant otherwise affects the Collateral Agent’s security interest in the asset or property subject thereto;

(viii) transfers of assets (v) among the Qualified U.S. Obligors, (w) among the Qualified Foreign Obligors, (x) by any Subsidiary of Exide U.S. to any Qualified U.S. Obligor, (y) by any Foreign Subsidiary of Exide U.S. to any Qualified Foreign Obligor and (z) by any Foreign Subsidiary of Exide U.S. (other than a Qualified Foreign Obligor) to any Wholly-Owned Foreign Subsidiary of Exide U.S., in the case of any such transfer, so long as (I) no Default and no Event of Default then exists or would exist immediately after giving effect to the respective transfer, (II) Real Property may not be transferred from any Foreign TL Subsidiary Guarantor to any Person which is not also a Foreign TL Subsidiary Guarantor or by any Person which is a Foreign ABL Subsidiary Guarantor to any other Person which is not a Foreign ABL Subsidiary Guarantor, and any other transfer of assets from a Foreign ABL Subsidiary Guarantor to an entity which is not a Foreign ABL Subsidiary Guarantor shall only be permitted if in the ordinary course of business, and any other transfer of assets from the Foreign TL Subsidiary Guarantor to any other entity which is not a Foreign TL Subsidiary Guarantor shall only be permitted if in the ordinary course of business, and (III) any assets so transferred shall be subject to security interests granted to the Collateral Agent for the benefit of the Secured Creditors to the same extent as would have been required had the transferee originally owned such assets (in accordance with the Guarantee and Security Principles);

(ix) (w) any Domestic Subsidiary of Exide U.S. may be merged, consolidated or liquidated with or into Exide U.S. (so long as Exide U.S. is the surviving corporation of such merger, consolidation or liquidation) or any U.S. Subsidiary Guarantor (so long as a U.S. Subsidiary Guarantor is the surviving corporation of such merger, consolidation or liquidation), (x) any U.S. ABL Borrower may be merged, consolidated or liquidated with or into Exide U.S. (so long as Exide U.S. is the surviving corporation of such merger, consolidation or liquidation) or any other U.S. ABL Borrower (so long as a U.S. ABL Borrower is the surviving corporation of such merger, consolidation or liquidation), (y) any Qualified Foreign Obligor (other than the European Borrower) may be merged, consolidated or liquidated with or into any other Qualified Foreign Obligor organized in (I) in the case of the merger, consolidation or liquidation of a Qualified Obligor that is a Foreign TL Subsidiary Guarantor, a Qualified TL Jurisdiction, (II) in the case of the merger, consolidation or liquidation of a Foreign ABL Subsidiary Guarantor that is not a Foreign Borrowing Base ABL Subsidiary Guarantor, a Qualified ABL Jurisdiction that is not an Applicable Foreign Jurisdiction, and (III) in the case of the merger, consolidation or liquidation of a Foreign Borrowing Base ABL Subsidiary Guarantor, an Applicable Foreign Jurisdiction (and which is owned in accordance with the relevant requirements of Section 8.17) and (z) any Foreign Subsidiary of Exide U.S. (other than a Qualified Foreign Obligor) may be merged, consolidated or liquidated with or into any Wholly-Owned Foreign Subsidiary of Exide U.S. organized in the same jurisdiction (and which is owned in accordance with the relevant requirements of Section 8.18), so long as such Wholly-Owned Foreign Subsidiary is the surviving corporation of such merger, consolidation or liquidation; provided that any such merger, consolidation or liquidation shall only be permitted pursuant to this clause (ix), so long as (I) no Default and no Event of Default then exists or would exist immediately after giving effect thereto, (II) any security interests granted to the Collateral Agent for the benefit of the Secured Creditors in the assets (and Equity Interests) of any such Person subject to any such transaction shall remain in full force and effect and perfected and enforceable (to at least the same extent as in effect immediately prior to such merger, consolidation or liquidation) and (III) if the Person to be merged, consolidated or liquidated into another Person as contemplated above is party to a Guaranty, the nature and scope of the obligations of such Person under its Guaranty are substantially identical to the nature and scope of the obligations of such other Person under its Guaranty;

(x) Exide U.S. and its Subsidiaries may transfer inventory in a cash transfer to Wholly-Owned Subsidiaries of Exide U.S. that are not Qualified Obligors, in each case so long as (I) any such transfer is made in the ordinary course of its business and consistent with past practice of Exide U.S. and its Subsidiaries as in effect on the Effective Date, (II) if the respective transfer is being made to any Credit Party, all actions are taken as necessary so that the assets so transferred shall be subject to security interest granted to the Collateral Agent for the benefit of the Secured Creditors to the same extent as would have been required had the transferee originally owned such assets, in accordance with the Guarantee and Security Principles, (III) Exide U.S. reasonably determines that the transfer is not reasonably likely to be adverse to the interests of the Lenders in any material respect and (IV) no Default and no Event of Default then exists or would exist immediately after giving effect to the respective transfer;

(xi) so long as no Default and no Event of Default exists at the time of the respective transfer or immediately after giving effect thereto, Qualified Obligors shall be permitted to transfer additional assets (other than inventory, cash, Cash Equivalents, Accounts and Equity Interests in any Credit Party) to other Subsidiaries of Exide U.S. in asset sales, so long as cash consideration in an amount at least equal to the Fair Market Value of the assets so transferred is received by the respective transferor;

(xii) Exide U.S. and its Subsidiaries may sell or exchange specific items of equipment, so long as the purpose of each such sale or exchange is to acquire (and results within 90 days of such sale or exchange in the acquisition of) replacement items of equipment which are useful in a Permitted Business;

(xiii) each of the Borrowers and the Subsidiary Guarantors shall be permitted to make Permitted Acquisitions, so long as such Permitted Acquisitions are effected in accordance with the requirements of Sections 8.14A and 8.14B;

(xiv) each of Exide U.S. and its Subsidiaries may sell or liquidate Cash Equivalents, in each case for cash at fair market value (as reasonably determined by Exide U.S. or the respective Subsidiary);

(xv) Exide U.S. and its Subsidiaries may sell inventory to their respective customers in the ordinary course of business;

(xvi) Exide U.S. and its Subsidiaries may consummate the asset sales described in a letter delivered by Exide U.S. to the Administrative Agent on or before the Effective Date, so long as (v) no Default or Event of Default then exists or would result therefrom, (w) each such sale is in an arm’s-length transaction and Exide U.S. or the respective Subsidiary receives at least Fair Market Value, (x) except for customary post-closing adjustments (to be paid in cash within 180 days following the closing of the respective sale or disposition), immediately after giving effect to each such sale or disposition, at least 75% of the total consideration received by Exide U.S. or such Subsidiary for all sales or dispositions consummated pursuant to this Section 9.02(xvi) shall have been cash paid at the time of the closing of such sales or dispositions and (y) the aggregate amount of the proceeds (taking the amount of cash and Cash Equivalents, and the Fair Market Value, as determined in good faith by Exide U.S., of all other consideration) received from all assets sold pursuant to this clause (xvi) shall not exceed $30,000,000;

(xvii) any Foreign Subsidiary (that is not a Foreign Borrowing Base ABL Subsidiary Guarantor) party to a Factoring Agreement may sell receivables pursuant to such Factoring Agreement (after the execution thereof), so long as, in each case (x) each such sale is in an arm’s-length transaction and such Foreign Subsidiary receives customary advance rates with respect to the receivables sold, (y) such Foreign Subsidiary receives 100% cash consideration at the time of each sale, and (z) the aggregate amount of uncollected receivables that have been sold pursuant to all Factoring Agreements shall not exceed at any time the then aggregate amount of Indebtedness permitted to be outstanding pursuant to such Factoring Agreements pursuant to Section 9.04A(xviii) or Section 9.04B, as applicable (for this purpose, using the U.S. Dollar Equivalent for any amounts not denominated in U.S. Dollars);

(xviii) Exide U.S. and its Subsidiaries may enter into sale-leaseback transactions on market terms and conditions as exist at the time of the entering into of the respective transaction, as determined in good faith by Exide U.S., so long as (x) no Default or Event of Default then exists or would result therefrom and (y) the aggregate amount of the proceeds (taking the amount of cash and Cash Equivalents, and the Fair Market Value, as determined in good faith by Exide U.S., of all other consideration) received from all assets sold pursuant to this clause (xviii) shall not exceed $20,000,000;

(xix) Exide U.S. and its Subsidiaries may sell assets (other than the capital stock or other Equity Interests of any Wholly-Owned Subsidiary unless all of the capital stock or other Equity Interests of such Wholly-Owned Subsidiary are sold in accordance with this clause (xix)), so long as (w) no Default or Event of Default then exists or would result therefrom, (x) each such sale is in an arm’s-length transaction and Exide U.S. or the respective Subsidiary receives at least Fair Market Value, (y) except for customary post-closing adjustments (to be paid in cash within 180 days following the closing of the respective sale or disposition), at least 75% of the total consideration received by Exide U.S. or such Subsidiary is paid in cash at the time of the closing of such sale or disposition and (z) the aggregate amount of the proceeds (taking the amount of cash and Cash Equivalents, and the Fair Market Value, as determined in good faith by Exide U.S., of all other consideration) received from all assets sold pursuant to this clause (xix) shall not exceed $30,000,000; and

(xx) Exide U.S.’s Subsidiaries may liquidate or wind up their affairs so long as such Subsidiary (x) is liquidated as provided above in Section 9.02(ix) or (ii) does not own any material assets at the time of such windup or liquidation.

The foregoing provisions of this Section 9.02 are subject to continued compliance by the Borrowers and their Subsidiaries with the requirements of Sections 8.17, 9.01 and 9.13. To the extent the Required Lenders waive the provisions of this Section 9.02 with respect to the sale or other disposition of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this Section 9.02, such Collateral (unless transferred to Exide U.S. or a Subsidiary thereof, in which case any continuing Liens thereon shall be subject to the Guarantee and Security Principles) shall be sold or otherwise disposed of free and clear of the Liens created by the Security Documents and the Administrative Agent shall take such actions (including, without limitation, directing the Collateral Agent to take such actions) as are appropriate in connection therewith.

9.03 Liens. It is understood and agreed by the parties hereto that (x) the covenant contained in Section 9.03A below is for the benefit of the ABL Lenders and may be amended, modified or waived as contemplated by Section 13.12(a)(A) in their sole discretion; provided that if a Revolver Event of Default occurs as the result of a violation of Section 9.03A (unless and until the respective Revolver Event of Default is cured or waived by the ABL Lenders in accordance with Section 13.12(a)) such violation may give rise to an Event of Default generally (thereby also permitting an exercise of remedies pursuant to clause (y) of the remedies provision following Section 10.13 of this Agreement), and (y) the covenant contained in Section 9.03B below is for the benefit of the TL Lenders and may be amended, modified or waived as contemplated by Section 13.12(a)(B) in their sole discretion; provided that if a TL Event of Default occurs as the result of a violation of Section 9.03B (unless and until the respective TL Event of Default is cured or waived by the TL Lenders in accordance with Section 13.12(a)) such violation may give rise to an Event of Default generally (thereby also permitting an exercise of remedies pursuant to clause (x) of the remedies provision following Section 10.13 of this Agreement).

9.03A ABL Liens Covenant. No Borrower will, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of Exide U.S. or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to Exide U.S. or any of its Subsidiaries) or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 9.03A shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as “ABL Permitted Liens”):

(i) Common Permitted Liens;

(ii) Liens upon assets of Exide U.S. or any of its Subsidiaries subject to Capitalized Lease Obligations permitted pursuant to Section 9.04A(iv), provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of Exide U.S. or any of its Subsidiaries;

(iii) Liens arising pursuant to purchase money mortgages or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 30 days after the respective purchase) of assets acquired after the Initial Borrowing Date by Exide U.S. and its Subsidiaries, provided that (x) any such Liens attach only to the assets so purchased, (y) the Indebtedness secured by any such Lien does not exceed 100% of the Fair Market Value or the purchase price of the property being purchased at the time of the incurrence of such Indebtedness and (z) the Indebtedness secured thereby is permitted to be incurred pursuant to Section 9.04A(iv);

(iv) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of Exide U.S. in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition, provided that (i) any Indebtedness that is secured by such Liens is permitted to exist under Section 9.04A(vi), and (ii) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of Exide U.S. or any of its Subsidiaries;

(v) Liens securing Permitted Refinancing Indebtedness permitted pursuant to Section 9.04A(vii) to the extent such Liens comply with clause (b)(ii) of the definition of Permitted Refinancing Indebtedness; and

(vi) Liens on the assets of a Foreign Subsidiary securing Indebtedness incurred by such Foreign Subsidiary in accordance with the terms of Section 9.04A(viii), so long as any such Liens only attach to the assets of the relevant Foreign Subsidiary incurring such Indebtedness.

In connection with the granting of Liens of the type described in clauses (iv), (xii) and (xvi) of the definition of “Common Permitted Liens” in Section 11 and clauses (ii), (iii), (iv), (v) and (vi) of this Section 9.03A by Exide U.S. or any of its Subsidiaries, the Administrative Agent and the Collateral Agent shall be authorized (notwithstanding anything to the contrary contained in any applicable Security Document), at the request of any Borrower, to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the assets subject to such Liens).

9.03B TL Liens Covenant. No Borrower will, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of Exide U.S. or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to Exide U.S. or any of its Subsidiaries) or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 9.03B shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as “TL Permitted Liens”):

(i) Common Permitted Liens;

(ii) Liens upon assets of Exide U.S. or any of its Subsidiaries subject to Capitalized Lease Obligations constituting Permitted Indebtedness incurred in accordance with the terms of Section 9.04B, provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of Exide U.S. or any of its Subsidiaries;

(iii) Liens arising pursuant to purchase money mortgages or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 30 days after the respective purchase) of assets acquired after the Initial Borrowing Date by Exide U.S. and its Subsidiaries, provided that (x) any such Liens attach only to the assets so purchased, (y) the Indebtedness secured by any such Lien does not exceed 100% of the Fair Market Value or the purchase price of the property being purchased at the time of the incurrence of such Indebtedness and (z) the Indebtedness secured thereby is incurred in accordance with the terms of Section 9.04B;

(iv) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of Exide U.S. in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition, provided that (i) any Indebtedness that is secured by such Liens is incurred in accordance with the terms of Section 9.04B, and (ii) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of Exide U.S. or any of its Subsidiaries;

(v) Liens securing Permitted Refinancing Indebtedness incurred in accordance with the terms of Section 9.04B to the extent such Liens comply with clause (b)(ii) of the definition of Permitted Refinancing Indebtedness; and

(vi) Liens on the assets of a Foreign Subsidiary (not a Foreign Joint Credit Party) securing Indebtedness incurred by such Foreign Subsidiary in accordance with the terms of Section 9.04B, so long as any such Liens only attach to the assets, other than Real Property and Equity Interests constituting TL Collateral at such time, of the relevant Foreign Subsidiary incurring such Indebtedness.

In connection with the granting of Liens of the type described in clauses (iv), (xii) and (xvi) of the definition of “Common Permitted Liens” in Section 11 and clauses (ii), (iii), (iv) and (v) of this Section 9.03B by Exide U.S. or any of its Subsidiaries, the Administrative Agent and the Collateral Agent shall be authorized (notwithstanding anything to the contrary contained in any applicable Security Document), at the request of any Borrower, to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the assets subject to such Liens).

9.04 Indebtedness. It is understood and agreed by the parties hereto that (x) the covenant contained in Section 9.04A below is for the benefit of the ABL Lenders and may be amended, modified or waived as contemplated by Section 13.12(a)(A) in their sole discretion; provided that if a Revolver Event of Default occurs as the result of a violation of Section 9.04A (unless and until the respective Revolver Event of Default is cured or waived by the ABL Lenders in accordance with Section 13.12(a)) such violation may give rise to an Event of Default generally (thereby also permitting an exercise of remedies pursuant to clause (y) of the remedies provision following Section 10.13 of this Agreement), and (y) the covenant contained in Section 9.04B below is for the benefit of the TL Lenders and may be amended, modified or waived as contemplated by Section 13.12(a)(B) in their sole discretion; provided that if a TL Event of Default occurs as the result of a violation of Section 9.04B (unless and until the respective TL Event of Default is cured or waived by the TL Lenders in accordance with Section 13.12(a)) such violation may give rise to an Event of Default generally (thereby also permitting an exercise of remedies pursuant to clause (x) of the remedies provision following Section 10.13 of this Agreement).

9.04A ABL Indebtedness Covenant. No Borrower will, nor it will permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

(i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

(ii) Scheduled Existing Indebtedness (but not including any Indebtedness represented by Existing Notes or pursuant to the Existing Notes Documents) outstanding on the Initial Borrowing Date and listed on Schedule 7.20, without giving effect to any subsequent extension, renewal or refinancing thereof, except that Scheduled Existing Indebtedness may be refinanced through one or more issuances of Permitted Refinancing Indebtedness in accordance with Section 9.04A(vii) below;

(iii) Indebtedness of the Borrowers under Interest Rate Protection Agreements entered into to protect them against fluctuations in interest rates in respect of Indebtedness otherwise permitted under this Agreement, so long as the entering into of such Interest Rate Protection Agreements are bona fide hedging activities and are not for speculative purposes;

(iv) Capitalized Lease Obligations and Indebtedness of Exide U.S. and its Subsidiaries representing purchase money Indebtedness secured by Liens permitted pursuant to Section 9.03A(iii), provided that (i) all such Capitalized Lease Obligations are permitted under Section 9.11 and (ii) the sum of (x) the aggregate Capitalized Lease Obligations outstanding at any time pursuant to this clause 9.04A(iv) plus (y) the aggregate principal amount of such purchase money Indebtedness outstanding at any time shall not exceed $25,000,000;

(v) intercompany Indebtedness of Exide U.S. and its Subsidiaries to the extent permitted by clause (vi) of the definition of “Common Permitted Investments” in Section 11;

(vi) Indebtedness of a Subsidiary of Exide U.S. acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness), provided that (x) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition and (y) the aggregate principal amount of all Indebtedness outstanding pursuant to this clause (vi) at any time (such Indebtedness described above in this Section 9.04A(vi) being called “Permitted Acquired Debt”), when added to the aggregate principal amount of Permitted Refinancing Indebtedness outstanding pursuant to Section 9.04A(vii) at any time (except to the extent incurred to refinance Existing Notes or Scheduled Existing Indebtedness and successive refinancings thereof), shall not exceed $50,000,000;

(vii) Permitted Refinancing Indebtedness, so long as (x) no Default or Event of Default is in existence at the time of the incurrence of such Permitted Refinancing Indebtedness and immediately after giving effect thereto and (y) the aggregate principal amount of Permitted Refinancing Indebtedness outstanding pursuant to this clause (vii) at any time (except to the extent incurred to refinance Existing Notes or Scheduled Existing Indebtedness and successive refinancings thereof), when added to the aggregate principal amount of Permitted Acquired Debt outstanding pursuant to Section 9.04A(vi) at any time, shall not exceed $50,000,000;

(viii) Indebtedness of Foreign Subsidiaries of Exide U.S. that are not ABL Credit Parties under lines of credit to any such Foreign Subsidiary from Persons other than Exide U.S. or any of its Subsidiaries, the proceeds of which Indebtedness are used for such Foreign Subsidiary’s working capital and other general corporate purposes, provided that the aggregate principal amount of all such Indebtedness outstanding at any time shall not exceed $20,000,000;

(ix) Indebtedness of Exide U.S. under Shareholder Subordinated Notes issued pursuant to clause (ii) of the definition of “Common Restricted Payments” in Section 11, so long as the aggregate outstanding principal amount of Shareholder Subordinated Notes does not at any time exceed $5,000,000;

(x) additional unsecured Indebtedness of Exide U.S. consisting of unsecured guarantees by Exide U.S. of (x) obligations (which guaranteed obligations do not themselves constitute Indebtedness) of one or more Wholly-Owned Subsidiaries of Exide U.S., (y) leases pursuant to which one or more Wholly-Owned Subsidiaries of Exide U.S. are the respective lessees and (z) Indebtedness of Wholly-Owned Subsidiaries of Exide U.S. of the type permitted pursuant to Section 9.04A(xiv);

(xi) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is extinguished within five Business Days of the incurrence thereof;

(xii) Indebtedness in respect of Other Hedging Agreements and Commodity Agreements to the extent permitted by clause (xii) of the definition of “Common Permitted Investments” in Section 11;

(xiii) (x) Indebtedness of Exide U.S. or any of its Subsidiaries evidenced by completion guarantees and performance and surety bonds (but excluding (I) such guarantees and bonds issued to support other Indebtedness and (II) appeal, performance and other bonds and/or guaranties issued in respect of obligations arising in connection with litigation, arbitration or similar claims) incurred in the ordinary course of business for purposes of insuring the performance of Exide U.S. or such Subsidiary of its contractual obligations and (y) Indebtedness of Exide U.S. or any of its Subsidiaries evidenced by appeal, performance and other bonds and/or guaranties issued in respect of obligations arising in connection with litigation, arbitration or similar claims for purposes of insuring the performance of Exide U.S. or such Subsidiary in an aggregate amount not to exceed $25,000,000 at any time outstanding;

(xiv) Indebtedness of Foreign Subsidiaries of Exide U.S. under bank guaranties and letters of credit issued by financial institutions (on behalf of such Foreign Subsidiaries) and required by governmental laws, orders and regulations in an aggregate amount not to exceed $15,000,000 at any time;

(xv) additional unsecured Indebtedness of Exide U.S. and its Subsidiaries not otherwise permitted hereunder not exceeding $40,000,000 in aggregate principal amount at any time outstanding, provided that no such additional Indebtedness shall be incurred at any time a Default or Event of Default then exists or would result therefrom;

(xvi) Indebtedness of any Wholly-Owned Foreign Subsidiary of Exide U.S. owed to any Qualified Obligor constituting the purchase price in respect of intercompany transfers of goods in the ordinary course of business and consistent with past practices, so long as (i) such intercompany transfer of goods is permitted by Section 9.02, (ii) any such Indebtedness is represented by a promissory note, which is pledged to the Collateral Agent pursuant to the relevant Pledge Agreement and (iii) such intercompany Indebtedness is permitted by clause (vi) of the definition of “Common Permitted Investments” in Section 11;

(xvii) Exide B.V. may be the obligor or obligee with respect to intercompany Indebtedness owed (I) by Exide B.V. to the Wholly-Owned Foreign Subsidiaries of Exide U.S. or (II) to Exide B.V. by the Wholly-Owned Foreign Subsidiaries of Exide U.S., in each case in connection with the cash management arrangements, including, without limitation, cash pooling arrangements, in effect with respect to the European Borrower and its Wholly-Owned Subsidiaries, so long as (i) with respect to any Wholly-Owned Foreign Subsidiary of Exide U.S. which is a net debtor of Exide B.V. (after giving effect to all intercompany transfers of funds), any such intercompany Indebtedness is incurred in the ordinary course of business to fund ongoing working capital requirements of such Wholly-Owned Foreign Subsidiary, (ii) each intercompany advance made by Exide B.V. and/or any Wholly-Owned Foreign Subsidiary of Exide U.S. pursuant to this clause (xvii) shall be subject to subordination as, and to the extent, required by the Intercompany Subordination Agreement, (iii) to the extent a Wholly-Owned Foreign Subsidiary that is not a Qualified Obligor is the obligor with respect to any such intercompany Indebtedness, the aggregate amount of all such intercompany Indebtedness owed by all such Wholly-Owned Foreign Subsidiaries in excess of $5,000,000 at any time (owed to Exide B.V. by such Wholly-Owned Foreign Subsidiary) shall be treated as an Investment and shall only be permitted if independently justified by Section 9.05A or 9.05B, as applicable (other than by clause (vi)(t) of the definition of “Common Permitted Investments” in Section 11) and (iv) any intercompany Indebtedness incurred in reliance of this clause (xvii) shall cease to be permitted hereunder if the obligor or obligee thereunder ceases to constitute a Qualified Obligor or a Wholly-Owned Foreign Subsidiary of Exide U.S., as the case may be;

(xviii) Indebtedness of any Foreign Subsidiary of Exide U.S. that is not a Foreign Borrowing Base ABL Subsidiary Guarantor pursuant to a Factoring Agreement (after the execution thereof), provided that the aggregate principal amount of all such Indebtedness outstanding at any time shall not exceed, when added to the aggregate amount of Indebtedness of Exide U.S. and its Subsidiaries outstanding pursuant to Section 9.04A(viii), €70,000,000; and

(xix) Indebtedness of Exide U.S. under the Existing Notes and the other Existing Notes Documents and of the U.S. Subsidiary Guarantors (so long as same remain U.S. Subsidiary Guarantors) under guarantees of the obligations of Exide U.S. under the Existing Notes Documents, in an aggregate principal amount (without duplication in the case of such guaranteed amounts) of not more than $350,000,000, less the aggregate amount of principal repayments made after the Initial Borrowing Date.

In addition, notwithstanding anything to the contrary contained above, (x) in no event shall any Foreign Subsidiary of Exide U.S. guarantee (or provide security for) any Indebtedness under any Existing Notes Document, and (y) at any time that Senior Secured Notes remain outstanding Exide U.S. will not, and will not permit any of its Subsidiaries to, incur any Indebtedness pursuant to clause (13) of the definition of “Permitted Indebtedness” set forth in the Senior Secured Notes Indenture, as in effect on the Effective Date.

9.04B TL Indebtedness Covenant. For purposes of this Section 9.04B only, capitalized terms used herein and defined in Schedule VII hereto are used in this Section 9.04B as therein defined.

(a) Exide U.S. will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to or otherwise become responsible for payment of (collectively, “incur”) any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, Exide U.S. or any of its Subsidiaries may incur (x) Subordinated Indebtedness (including, without limitation, Acquired Indebtedness that constitutes Subordinated Indebtedness) if on the date of the incurrence of such Subordinated Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of Exide U.S. would have been greater than 2.25 to 1.0 (the “Fixed Charge Coverage Ratio Provision”) and (y) non-Subordinated Indebtedness (including Acquired Indebtedness that constitutes non-Subordinated Indebtedness) if on the date of the incurrence of such non-Subordinated Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of Exide U.S. would have been greater than 2.25 to 1.0 and the Consolidated Senior Leverage Ratio of Exide U.S. would have been less than 4.75 to 1.0.

(b) Notwithstanding the foregoing, if the Senior Secured Notes (or Permitted Refinancing Indebtedness incurred in respect thereof) do not have the Minimum Rating at the time of the incurrence of Indebtedness pursuant to the Fixed Charge Coverage Ratio Provision of clause (a) above by a Subsidiary that is not a U.S. Subsidiary Guarantor then the aggregate amount of Indebtedness (other than Permitted Indebtedness) that may be incurred by a Subsidiary that is not a U.S. Subsidiary Guarantor pursuant to the Fixed Charge Coverage Ratio Provision of clause (a) above shall not exceed, taken together with any other Indebtedness incurred pursuant to the Fixed Charge Coverage Ratio Provision of clause (a) above by Exide U.S.’s Subsidiaries that are not U.S. Subsidiary Guarantors and then outstanding, $150.0 million less the aggregate amount of Indebtedness incurred by Exide U.S.’s Subsidiaries that are not U.S. Subsidiary Guarantors pursuant to clause 14 of the definition of Permitted Indebtedness and then outstanding.

(c) The TL Borrowers will not, and will not permit any TL Guarantor to, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is expressly subordinated in right of payment to any other Indebtedness of the TL Borrowers or such TL Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the TL Obligations of the respective TL Borrower and TL Guarantor, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the respective TL Borrower or TL Guarantor, as the case may be. For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of any TL Borrower or TL Guarantor solely by virtue of such Indebtedness being unsecured or by virtue of the fact that the holders of such Indebtedness have entered into one or more intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

9.05 Advances; Investments; Loans. It is understood and agreed by the parties hereto that (x) the covenant contained in Section 9.05A below is for the benefit of the ABL Lenders and may be amended, modified or waived as contemplated by Section 13.12(a)(A) in their sole discretion; provided that if a Revolver Event of Default occurs as the result of a violation of Section 9.05A (unless and until the respective Revolver Event of Default is cured or waived by the ABL Lenders in accordance with Section 13.12(a)) such violation may give rise to an Event of Default generally (thereby also permitting an exercise of remedies pursuant to clause (y) of the remedies provision following Section 10.13 of this Agreement), and (y) the covenant contained in Section 9.05B below is for the benefit of the TL Lenders and may be amended, modified or waived as contemplated by Section 13.12(a)(B) in their sole discretion; provided that if a TL Event of Default occurs as the result of a violation of Section 9.05B (unless and until the respective TL Event of Default is cured or waived by the TL Lenders in accordance with Section 13.12(a)) such violation may give rise to an Event of Default generally (thereby also permitting an exercise of remedies pursuant to clause (x) of the remedies provision following Section 10.13 of this Agreement).

9.05A ABL Advances; Investments; Loans Covenant. No Borrower will nor will permit any of its Subsidiaries to, directly or indirectly, lend money or extend credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other Equity Interest in, or make any capital contribution to, any Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or acquire or hold any cash or Cash Equivalents (each of the foregoing an “Investment” and, collectively, “Investments”), except that the following shall be permitted:

(i) Common Permitted Investments; and

(ii) Exide U.S. and its Subsidiaries may make additional Investments not otherwise permitted under this Section 9.05A; provided that if the Payment Conditions are not satisfied both before and after giving effect to any such Investment, the aggregate amount of all Investments made after the Effective Date pursuant to this Section 9.05A(ii) plus all other Discretionary Uses made after the Effective Date may not exceed the Discretionary Amount (subject to the final sentence of the definition of Discretionary Uses).

9.05B TL Advances; Investments; Loans Covenant. No Borrower will nor will permit any of its Subsidiaries to make any Investment, except that the following shall be permitted:

(ii) Common Permitted Investments; and

(ii) so long as no Default or Event of Default then exists or would result therefrom, Exide U.S. and its Subsidiaries may make additional Investments not otherwise permitted by this Section 9.05B in an aggregate amount not to exceed $30,000,000 (determined without regard to any write-downs or write-offs thereof).

9.06 Restricted Payments; etc. It is understood and agreed by the parties hereto that (x) the covenant contained in Section 9.06A below is for the benefit of the ABL Lenders and may be amended, modified or waived as contemplated by Section 13.12(a)(A) in their sole discretion; provided that if a Revolver Event of Default occurs as the result of a violation of Section 9.06A (unless and until the respective Revolver Event of Default is cured or waived by the ABL Lenders in accordance with Section 13.12(a)) such violation may give rise to an Event of Default generally (thereby also permitting an exercise of remedies pursuant to clause (y) of the remedies provision following Section 10.13 of this Agreement), and (y) the covenant contained in Section 9.06B below is for the benefit of the TL Lenders and may be amended, modified or waived as contemplated by Section 13.12(a)(B) in their sole discretion; provided that if a TL Event of Default occurs as the result of a violation of Section 9.06B (unless and until the respective TL Event of Default is cured or waived by the TL Lenders in accordance with Section 13.12(a)) such violation may give rise to an Event of Default generally (thereby also permitting an exercise of remedies pursuant to clause (x) of the remedies provision following Section 10.13 of this Agreement).

9.06A ABL Restricted Payments; etc. Covenant. No Borrower will, nor will permit any of its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in non-redeemable common stock or comparable common equity interests of Exide U.S. or any such Subsidiary, as the case may be) or return any equity capital to, its stockholders, partners, members or other equity holders or authorize or make any other distribution, payment or delivery of property or cash (other than reasonable and customary professional fees and expenses, and indemnification claims, of directors and/or officers of Exide U.S. paid by Exide U.S.) to its stockholders, partners, members or other equity holders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock or other Equity Interests, now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares or other Equity Interests), or set aside any funds for any of the foregoing purposes, and no Borrower will permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock or other Equity Interests of Exide U.S. or any other Subsidiary, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock or other Equity Interests) (all of the foregoing “Dividends”) or make any payments in respect of any outstanding Shareholder Subordinated Notes or Intercompany Debt, except that the following shall be permitted:

(i) Common Restricted Payments; and

(ii) so long as no Default or Event of Default then exists of would result therefrom, Exide U.S. may pay cash Dividends; provided that if the Payment Conditions are not satisfied both before and after giving effect to any such Dividend, the aggregate amount of all Dividends paid after the Effective Date pursuant to this Section 9.06A(ii) plus all other Discretionary Uses made after the Effective Date may not exceed the Discretionary Amount (subject to the final sentence of the definition of Discretionary Uses).

9.06B TL Restricted Payments; etc. Covenant. No Borrower will, nor will permit any of its Subsidiaries to, declare or pay any Dividends or make any payments in respect of any outstanding Shareholder Subordinated Notes or Intercompany Debt, except that Common Restricted Payments shall be permitted.

9.07 Transactions with Affiliates. No Borrower will, nor will it permit any of its Subsidiaries to, enter into any transaction or series of transactions with any Affiliate of Exide U.S. or any of its Subsidiaries other than in the ordinary course of business and on terms and conditions substantially as favorable to such Borrower or such Subsidiary as would be reasonably expected to be obtainable by such Borrower or such Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate; provided that the following shall in any event be permitted: (i) the Transaction; (ii) intercompany transactions among Exide U.S. and its Subsidiaries to the extent expressly permitted by Sections 9.02, 9.04A, 9.04B, 9.05A, 9.05B, 9.06A and 9.06B; (iii) the payment of consulting or other fees to Exide U.S. by any of its Subsidiaries in the ordinary course of business; (iv) customary fees to non-officer directors of Exide U.S. and its Subsidiaries; (v) Exide U.S. and its Subsidiaries may enter into employment and severance arrangements with respect to the procurement of services with their respective officers and employees in the ordinary course of business; (vi) Dividends may be paid by Exide U.S. to the extent permitted by Sections 9.06A and 9.06B, as applicable; (vii) the payment of customary fees (excluding management fees) to the Agents and their Affiliates for services rendered (including, without limitation, any underwriting discounts and commissions); and (viii) transactions between Exide U.S. and/or any of its Subsidiaries and their respective Affiliates listed on Schedule 9.07 hereto. In no event shall any management, consulting or similar fee be paid or payable by Exide U.S. or any of its Subsidiaries to any Affiliate (other than Exide U.S. or any other Credit Party), except as specifically provided in this Section 9.07.

9.08 Fixed Charge Coverage Ratio. During each Compliance Period during which Revolving Loans are outstanding, Exide U.S. shall not permit (i) the Fixed Charge Coverage Ratio for the last Test Period ended prior to the beginning of such Compliance Period for which financial statements are available to be less than 1.00:1.00, (ii) the Fixed Charge Coverage Ratio for any Test Period for which financial statements first become available during such Compliance Period to be less than 1.00:1.00 or (iii) the Fixed Charge Coverage Ratio for any Test Period ending during such Compliance Period to be less than 1.00:1.00. Within three Business Days after the beginning of a Compliance Period (or if the deadline for delivery of the financial statements for such Fiscal Quarter in accordance with Section 8.01(b) has not expired, within three Business Days of such deadline), Exide U.S. shall provide to Administrative Agent a compliance certificate (whether or not a Compliance Period is in effect on the date such compliance certificate is required to be delivered) calculating the Fixed Charge Coverage Ratio for the Test Period ended immediately prior to the beginning of such Compliance Period based on the most recent financial statements delivered pursuant to Section 8.01(b) and (c). It being understood and agreed that the covenant contained in this Section 9.08 is for the benefit of the ABL Lenders and may be amended, modified or waived by them as contemplated by Section 13.12(a)(A) in their sole discretion; provided that if a Revolver Event of Default occurs as a result of the violation of this Section 9.08 (unless and until the respective Revolver Event of Default is cured or waived by the ABL Lenders in accordance with Section 13.12(a)), such violation may give rise to an Event of Default generally (thereby also permitting an exercise of remedies pursuant to clause (y) of the remedies provision following Section 10.13 of this Agreement, following the lapse of time provided in the proviso to Section 10.03).

9.09 Capital Expenditures. (a) No Borrower will, nor will permit any of its Subsidiaries to, make any Capital Expenditures, except that during any Fiscal Year of Exide U.S. set forth below (taken as one accounting period), Exide U.S. and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of such Capital Expenditures does not exceed the amount set forth below opposite such Fiscal Year below:

Fiscal Year	Amount
Fiscal Year 2008	$100,000,000

Fiscal Year 2009	$100,000,000

Fiscal Year 2010	$100,000,000

Fiscal Year 2011	$100,000,000

Fiscal Year 2012	$100,000,000

Fiscal Year 2013	$100,000,000

(b) Notwithstanding the foregoing, in the event that the amount of Capital Expenditures permitted to be made by Exide U.S. and its Subsidiaries pursuant to clause (a) above in any Fiscal Year of Exide U.S. (beginning with Fiscal Year 2008) (before giving effect to any increase in such permitted Capital Expenditure amount pursuant to this clause (b)) is greater than the amount of Capital Expenditures actually made by Exide U.S. and its Subsidiaries during such Fiscal Year (but excluding Capital Expenditures made pursuant to following clauses (c), (d), (e) and (f)), the lesser of (x) such excess and (y) $25,000,000, may be carried forward and utilized to make Capital Expenditures in the immediately succeeding Fiscal Year, provided that no amounts once carried forward pursuant to this Section 9.09(b) may be carried forward to any subsequent Fiscal Year of Exide U.S. thereafter and such amounts may only be utilized after Exide U.S. and its Subsidiaries have utilized in full the permitted Capital Expenditure amount for such period as set forth in the table in clause (a) above (without giving effect to any increase in such amount pursuant to this clause (b)).

(c) In addition to the foregoing, Exide U.S. and its Subsidiaries may make additional Capital Expenditures (which Capital Expenditures will not be included in any determination under Section 9.09(a)) with the Net Sale Proceeds of Asset Sales to the extent such Net Sale Proceeds do not require, or result in, a mandatory repayment of Loans pursuant to Section 4.02(c) and such proceeds are reinvested within 360 days (subject to a six month extension for contractual commitments that are not completed during such 360-day period) following the date of such Asset Sale in accordance with the requirements of said Section.

(d) In addition to the foregoing, Exide U.S. and its Subsidiaries may make additional Capital Expenditures (which Capital Expenditures will not be included in any determination under Section 9.09(a)) with the insurance proceeds received by Exide U.S. or any of its Subsidiaries from any Recovery Event so long as such Capital Expenditures are to replace or restore any properties or assets in respect of which such proceeds were paid within 360 days (subject to a six month extension for contractual commitments that are not completed during such 360-day period) following the date of the receipt of such insurance proceeds, in each case to the extent such insurance proceeds do not require, or result in, a mandatory repayment of Loans pursuant to Section 4.02(d).

(e) In addition to the foregoing, the Borrowers and the Subsidiary Guarantors may make additional Capital Expenditures (which Capital Expenditures will not be included in any determination under Section 9.09(a)) constituting Permitted Acquisitions effected in accordance with the requirements of Section 8.14.

(f) In addition to the foregoing, Exide U.S. and its Subsidiaries may make additional Capital Expenditures (which Capital Expenditures will not be included in any determination under Section 9.09(a)) to purchase assets leased by Exide U.S. and its Subsidiaries immediately prior to the respective purchase, in each case, pursuant to operating leases entered into by Exide U.S. and its Subsidiaries prior to January 1, 1999 in an aggregate amount not to exceed $20,000,000.

9.10 Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; Issuances of Capital Stock; etc. It is understood and agreed by the parties hereto that (x) the covenant contained in Section 9.10A below is for the benefit of the ABL Lenders and may be amended, modified or waived as contemplated by Section 13.12(a)(A) in their sole discretion; provided that if a Revolver Event of Default occurs as the result of a violation of Section 9.10A (unless and until the respective Revolver Event of Default is cured or waived by the ABL Lenders in accordance with Section 13.12(a)) such violation may give rise to an Event of Default generally (thereby also permitting an exercise of remedies pursuant to clause (y) of the remedies provision following Section 10.13 of this Agreement), and (y) the covenant contained in Section 9.10B below is for the benefit of the TL Lenders and may be amended, modified or waived as contemplated by Section 13.12(a)(B) in their sole discretion; provided that if a TL Event of Default occurs as the result of a violation of Section 9.10B (unless and until the respective TL Event of Default is cured or waived by the TL Lenders in accordance with Section 13.12(a)) such violation may give rise to an Event of Default generally (thereby also permitting an exercise of remedies pursuant to clause (x) of the remedies provision following Section 10.13 of this Agreement).

9.10A ABL Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; Issuances of Capital Stock; etc. Covenant. No Borrower will, nor will permit any of its Subsidiaries to, take any Common Restricted Action; provided that Exide U.S. and its Subsidiaries may make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption, repurchase or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due), or any prepayment, repurchase, redemption or acquisition for value as a result of any asset sale, change of control or similar event of any Third Party Scheduled Existing Indebtedness or Existing Notes, or, after the incurrence or issuance thereof, any Permitted Refinancing Indebtedness, Shareholder Subordinated Notes or Permitted Acquired Debt; provided that if the Payment Conditions are not satisfied both before and after giving effect to any such payment, prepayment, redemption, repurchase or acquisition for value, the aggregate amount of all payments, prepayments, redemptions, repurchases or acquisitions for value made after the Effective Date pursuant to this Section 9.10A plus all other Discretionary Uses made after the Effective Date may not exceed the Discretionary Amount (subject to the final sentence of the definition of Discretionary Uses).

9.10B TL Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; Issuances of Capital Stock; etc. Covenant. No Borrower will, nor will permit any of its Subsidiaries to, take any Common Restricted Action; provided that so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Exide U.S. and its Subsidiaries may make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption, repurchase or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due) of any Third Party Scheduled Existing Indebtedness or Permitted Acquired Debt, in an aggregate amount for all such prepayments, repurchases, redemptions or acquisitions for value made pursuant to this Section 9.10B of not greater than $20,000,000.

9.11 Limitation on Issuance of Equity Interests. (a)  Exide U.S. will not issue (i) any Preferred Equity (or any options, warrants or rights to purchase Preferred Equity) (other than Qualified Preferred Stock issued pursuant to clause (c) below) or (ii) any redeemable common stock or equivalent common Equity Interests.

(b) Exide U.S. shall not permit any of its Subsidiaries to issue any capital stock or other Equity Interests (including by way of sales of treasury stock), except (i) for transfers and replacements of then outstanding shares of capital stock or other Equity Interests, (ii) for stock splits, stock dividends and additional issuances which do not decrease the aggregate percentage ownership of Exide U.S. and its Subsidiaries in any class of the capital stock or other Equity Interests of such Subsidiaries, (iii) in the case of Foreign Subsidiaries of Exide U.S., to qualify directors to the extent required by applicable law, (iv) Subsidiaries formed after the Effective Date pursuant to Section 9.13 may issue capital stock or other Equity Interests in accordance with the requirements of Section 9.13 and (v) issuances of Equity Interests (including Preferred Equity) by any Wholly-Owned Subsidiary of Exide U.S. to one or more other Wholly-Owned Subsidiaries of Exide U.S. All capital stock or other Equity Interests issued in accordance with this Section 9.11(b) shall, to the extent required by the relevant Security Document, be delivered to the Collateral Agent for pledge pursuant to such Security Document.

(c) Exide U.S. may issue Qualified Preferred Stock so long as (x) no Default or Event of Default shall exist at the time of any such issuance or immediately after giving effect thereto, and (y) with respect to each issue of Qualified Preferred Stock, the gross cash proceeds therefrom (or in the case of Qualified Preferred Stock directly issued as consideration for a Permitted Acquisition, the Fair Market Value thereof of the assets received therefor) shall be at least equal to 100% of the liquidation preference thereof at the time of issuance.

9.12 Limitation on Certain Restrictions on Subsidiaries. No Borrower will, nor will permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction on the ability of any such Subsidiary to (x) pay dividends or make any other distributions on its capital stock or any other Equity Interests or participation in its profits owned by Exide U.S. or any Subsidiary of Exide U.S., or pay any Indebtedness owed to Exide U.S. or a Subsidiary of Exide U.S., (y) make loans or advances to Exide U.S. or any Subsidiary of Exide U.S. or (z) transfer any of its properties or assets to Exide U.S. or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Exide U.S. or a Subsidiary of Exide U.S., (iv) customary provisions restricting assignment of any licensing agreement (in which Exide U.S. or any of its Subsidiaries is the licensee) or any other contract entered into by Exide U.S. or any Subsidiary of Exide U.S. in the ordinary course of business, (v) any agreement or instrument governing Permitted Acquired Debt, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person or the properties or assets of the Person acquired pursuant to the respective Permitted Acquisition and so long as the respective encumbrances or restrictions were not created (or made more restrictive) in connection with or in anticipation of the respective Permitted Acquisition, (vi) restrictions applicable to any Non-Wholly Owned Subsidiary existing at the time of the acquisition thereof as a result of an Investment pursuant to Section 9.05A or 9.06B, as applicable, or a Permitted Acquisition effected in accordance with Section 8.15 (provided that the restrictions applicable to such joint venture are not made more burdensome, from the perspective of Exide U.S. and its Subsidiaries, than those as in effect immediately before giving effect to the consummation of the respective Investment or Permitted Acquisition), (vii) any customary restriction or encumbrance with respect to assets subject to Liens permitted by this Agreement, (viii) the restrictions contained in the Existing Notes Documents and any Permitted Refinancing Indebtedness incurred in respect thereof (and in accordance with the definition thereof contained herein) and (ix) customary restrictions (applicable to the respective obligors) with respect to Indebtedness incurred pursuant to clauses (vi), (viii) and (xviii) of Section 9.04A or clauses (9), (10), (13) and (14) of the definition of Permitted Indebtedness as used in Section 9.04B, as applicable.

9.13 Limitation on the Creation of Subsidiaries and Joint Ventures. (a)  Except as otherwise specifically provided in immediately succeeding clause (b), Exide U.S. will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Initial Borrowing Date any Subsidiary, provided that Exide U.S. and its Wholly-Owned Subsidiaries shall be permitted to establish or create Wholly-Owned Subsidiaries so long as (A) at least 15 Business Days’ (or such lesser period as is acceptable to the Administrative Agent in any given case) prior written notice thereof is given to the Administrative Agent, (B) subject to Section 8.11(d), the Equity Interests of each such new Wholly-Owned Subsidiary are pledged pursuant to, and to the extent required by, the applicable Pledge Agreements and/or Foreign Security Agreements (in a manner consistent with the Guarantee and Security Principles) and, if such Equity Interests constitute certificated Equity Interests, the certificates representing such Equity Interests, together with stock or other powers duly executed in blank, are delivered to the Collateral Agent for the benefit of the applicable Secured Creditors, and (C) such Wholly-Owned Subsidiary complies with the applicable requirements of Section 8.11 (and in a manner consistent with the Guarantee and Security Principles); provided that in the case of a newly-formed Wholly-Owned Subsidiary of Exide U.S. organized in a Qualified Foreign Jurisdiction, the actions described in clause (C) applicable to such Wholly-Owned Subsidiary, shall not be required to be taken by such Wholly-Owned Subsidiary if the gross book value of its assets (determined as of the last day of the calendar month then last ended) is less than $1,000,000, until (and only until) the aggregate gross book value of all Wholly-Owned Subsidiaries which have not taken the actions described in clause (C) applicable to such Wholly-Owned Subsidiaries in reliance on this proviso (determined as of the last day of the calendar month then last ended) exceeds $1,000,000, at which time all such excluded Wholly-Owned Subsidiaries (and not just those Wholly-Owned Subsidiaries required to reduce the aggregate gross book value of such excluded Wholly-Owned Subsidiaries to below $1,000,000) shall take the actions described in clause (C) applicable to such Wholly-Owned Subsidiaries.

(b) In addition to Subsidiaries of Exide U.S. created pursuant to preceding clause (a), Exide U.S. and its Subsidiaries may establish, acquire or create, and make Investments in, Non-Wholly Owned Subsidiaries after the Initial Borrowing Date as a result of Permitted Acquisitions (subject to the limitations contained in the definition thereof) and Investments expressly permitted to be made pursuant to Section 9.05A or 9.06B, as applicable, provided that, in a manner consistent with the Guarantee and Security Principles, (x) all Equity Interests of each such Non-Wholly Owned Subsidiary shall be pledged by any Credit Party which owns same to the extent required by the Pledge Agreements or relevant Foreign Security Agreements, and (y) any actions required to be taken pursuant to Section 8.11 in connection with the establishment of, or Investments in, the respective Subsidiaries are taken in accordance with the requirements of said Section 8.11.

9.14 Designated Senior Debt. Exide U.S. shall not designate any Indebtedness (other than the Obligations) as “Designated Senior Indebtedness” (or any comparable term) for purposes of the Senior Subordinated Convertible Notes Documents governing such Senior Subordinated Convertible Notes or the documents and agreements governing any Permitted Refinancing Indebtedness used to refinance the Senior Subordinated Notes.

9.15 No Additional Deposit Accounts; etc. Exide U.S. will not, and will not permit any of its Domestic Subsidiaries, the European Borrower or any Foreign Borrowing Base ABL Subsidiary Guarantor, directly or indirectly, open, maintain or otherwise have any checking, savings, deposit, securities or other accounts at any bank or other financial institution where cash or Cash Equivalents are or may be deposited or maintained with any Person, other than (i) the Core U.S. Concentration Account, (ii) the Core Foreign Concentration Account, (iii) the Collection Accounts set forth on Part A of Schedule 9.15, (iv) the Disbursement Accounts set forth on Part B of Schedule 9.15 and (v) the Exempted Disbursement Accounts and Exempted Deposit Accounts listed on Part C of Schedule 9.15 in which only Restricted cash and Cash Equivalents may be deposited and/or maintained as described in said Part C; provided that Exide U.S., any of its Domestic Subsidiaries, any Foreign ABL Credit Party or any Wholly-Owned Subsidiary organized under the laws of a Qualified ABL Jurisdiction may open a new Collection Account, Disbursement Account, Core U.S. Concentration Account or Core Foreign Concentration Account not set forth in such Schedule 9.15, so long as prior to opening any such account (i) Exide U.S. has delivered an updated Schedule 9.15 to the Administrative Agent listing such new account and (ii) except with respect to (x) a Deposit Account that is an Exempted Deposit Account and (y) a Disbursement Account that is an Exempted Disbursement Account, the financial institution with which such account is opened, together with Exide U.S. or its respective Subsidiary which has opened such account and the Collateral Agent have executed and delivered to the Administrative Agent a Cash Management Control Agreement; provided further, that at no time may the aggregate amount of cash and Cash Equivalents on deposit in all Exempted Disbursement Accounts exceed $2,500,000 (or the U.S. Dollar Equivalent thereof).

SECTION 10. Events of Default; Remedies. Upon the occurrence of any of the following specified events (each, an “Event of Default”):

10.01 Payments. Any Borrower shall (i) default in the payment when due of any principal of any Loan or Note, (ii) default, and such default shall continue for 3 or more Business Days, in the payment when due of any Unpaid Drawing, any interest on any Loan or Note or any Fees or (iii) default, and such default shall continue for 10 or more Business Days after notice to such Borrower by the Administrative Agent or any Lender, in the payment when due of any other amounts owing hereunder or under any other Credit Document; or

10.02 Representations, etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or in any statement or certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

10.03 Covenants. Exide U.S. or any of its Subsidiaries shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in Section 8.01(f)(i), 8.01(n), 8.10, 8.11, 8.12, 8.14A, 8.14B, or 9 (other than Sections 9.02(xvii) and 9.04A(xviii)) or (b) default in the due performance or observance by it of any term, covenant or agreement contained in this Agreement (other than those referred to in Section 10.01, 10.02 or clause (a) of this Section 10.03) and such default shall continue unremedied for a period of at least 15 days after notice to the defaulting party by the Administrative Agent or any Lender; provided that any Revolver Event of Default arising solely as a result of a default in the due performance or observance by Exide U.S. of the covenant contained in Section 9.08 shall not constitute an Event of Default with respect to the Term Loans until the earlier of (x) the date that is 30 days after the date such Revolver Event of Default arises and (y) the date on which the Administrative Agent, the Collateral Agent or the ABL Required Lenders exercise any remedies with respect to the ABL Obligations in accordance with clause (x) of the remedies paragraph immediately following Section 10.13; and provided, further that any Revolver Event of Default may be waived, amended or otherwise modified from time to time by the ABL Required Lenders pursuant to Section 13.12(a); or

10.04 Default Under Other Agreements. (a)  Exide U.S. or any of its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity; or (b) any Indebtedness (other than the Obligations) of Exide U.S. or any of its Subsidiaries shall be declared to be (or shall become) due and payable, or shall be required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; provided that it shall not constitute an Event of Default pursuant to clause (a) or (b) of this Section 10.04 unless the principal amount of any one issue of such Indebtedness, or the aggregate amount of all such Indebtedness referred to in clauses (a) and (b) above, equals or exceeds $15,000,000; or

10.05 Bankruptcy, etc. Exide U.S. or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy”, as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against Exide U.S. or any of its Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Exide U.S. or any of its Subsidiaries; or Exide U.S. or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction (excluding any solvent dissolution, liquidation or reorganization otherwise permitted under this Agreement), whether now or hereafter in effect relating to the U.S. Borrower or any of its Subsidiaries; or there is commenced against the U.S. Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or the U.S. Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the U.S. Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the U.S. Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any Company action is taken by Exide U.S. or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

10.06 ERISA. (a)  (1) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or Section 303 or 304 of ERISA, (2) a Reportable Event shall have occurred, (3)  a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in subsection .62,         .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days which will result in a Material Adverse Effect, (4) any Plan which is subject to Title IV of ERISA shall have had or will have a trustee appointed to administer such Plan pursuant to Section 4042(b) of ERISA, (5) any Plan or Multiemployer Plan which is subject to Title IV of ERISA is, shall have been or will be involuntarily terminated or to be the subject of termination proceedings under ERISA or any Plan subject to Title IV of ERISA shall have an Unfunded Current Liability, (6) a contribution required to be made with respect to a Plan subject to Title IV of ERISA or Multiemployer Plan or a Foreign Pension Plan has not been made within 60 days of when due, (7) Exide U.S. or any Subsidiary of Exide U.S. or any ERISA Affiliate has incurred or will incur any liability to or on account of a Plan subject to Title IV of ERISA or Multiemployer Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, (8) Exide U.S. or any Subsidiary of Exide U.S. has incurred or will incur liabilities pursuant to one or more group health plans (as defined in Section 5000(b)(1) of the Code) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA), (9) a “default” within the meaning of Section 4219(c)(5) of ERISA, shall occur with respect to any Multiemployer Plan or (10) Exide U.S. or any Subsidiary of Exide U.S. has incurred or will incur liabilities not otherwise described in this Section 10.06 pursuant to one or more Plans or Foreign Pension Plans; (b) there shall result from any such event or events described above in this Section 10.06 the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability resulting from any event described in clause (a) above; and (c) such lien, security interest or liability, individually and/or in the aggregate, in the reasonable opinion of the ABL Required Lenders or the TL Required Lenders, as the case may be, has had, or could reasonably be expected to have, a Material Adverse Effect; provided that notwithstanding the foregoing, the funding waivers for the years and amounts set forth on Schedule 7.11 and the amount of Unfunded Current Liability set forth on Schedule 7.11 shall not constitute an Event of Default under this Section 10.06; provided further, an Event of Default shall occur if any Plan subject to Title IV of ERISA shall have an Unfunded Current Liability, which when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans, exceeds the aggregate amount of the Unfunded Current Liabilities that existed on the Initial Borrowing Date by an amount that could reasonably be expected to have a Material Adverse Effect; or

10.07 Security Documents. (a)  Any Security Document shall cease to be in full force and effect (except in accordance with the terms thereof), or shall cease to give the Collateral Agent for the benefit of the respective Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral (other than immaterial portions thereof) wherein perfection of a security interest is required hereunder or under the relevant Security Document), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Sections 9.03A and 9.03B), and subject to no other Liens (except as permitted by Sections 9.03A and 9.03B), or (b) any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue beyond any cure or grace period specifically applicable thereto pursuant to the terms of any such Security Document; or

10.08 Guaranties. Any Guaranty or any provision thereof shall cease to be in full force or effect (except in accordance with the terms thereof) as to the relevant Guarantor, or any Guarantor or Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor’s obligations under the relevant Guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to its Guaranty; or

10.09 Judgments. One or more judgments or decrees shall be entered against Exide U.S. or any of its Subsidiaries involving a liability (to the extent not paid or covered by a reputable and solvent insurance company (with any portion of any judgment or decree not so covered to be included in any determination hereunder)) equal to or in excess of $15,000,000 for all such judgments and decrees and all such judgments or decrees shall either be final and non-appealable or shall not have been vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days; or

10.10 Ownership(a) . A Change of Control shall have occurred; or

10.11 Denial of Liability. (a)  Any Borrower shall deny its obligations under this Agreement, any Note or any other Credit Document, (b) any law, rule or regulation shall purport to render invalid, or preclude enforcement of, any material provision of this Agreement or any other Credit Document or impair performance of any Foreign Credit Party’s obligations hereunder or under any other Credit Document or (c) any dominant authority asserting or exercising de jure or de facto governmental or police powers shall, by moratorium laws or otherwise, cancel, suspend or defer the obligation of any Foreign Credit Party to pay any amount required to be paid hereunder or under any other Credit Document; or

10.12 Governmental Action. Any governmental authority shall have condemned, nationalized, seized, or otherwise expropriated all or any substantial part of the property, shares of capital stock or other assets of any Foreign Credit Party or any of its Subsidiaries, or shall have assumed custody or control of such property or other assets or of the business or operations of any Foreign Credit Party or any of its Subsidiaries, or shall have taken any action for the dissolution or disestablishment of any Foreign Credit Party or any of its Subsidiaries or any action that would prevent any Foreign Credit Party, any of its Subsidiaries or any of their respective officers from carrying on the business of such Foreign Credit Party or such Subsidiary or a substantial part thereof; or

10.13 Existing Intercreditor Agreement. The Existing Intercreditor Agreement or any provision thereof shall cease to be in full force and effect (or this Agreement shall for any reason not constitute the “First-Lien Credit Agreement” referred to therein), or any Lien securing or purporting to secure Indebtedness or other obligations owing under any Senior Secured Notes Documents (or any Permitted Refinancing Indebtedness incurred in respect thereof shall, for any reason, cease to be subordinated to the Liens created under the Security Documents securing the obligations described therein (including, without limitation, the Obligations under this Agreement));

then, and in any such event, and at any time thereafter, (x) if any Revolver Event of Default (whether or not such Revolver Event of Default has become an Event of Default with respect to the Term Loans as contemplated by the proviso to Section 10.03) or any other Event of Default shall then be continuing (other than any TL Event of Default that has been waived by the TL Required Lenders pursuant to Section 13.12(a) prior to the exercise of any remedies pursuant to this clause (x) by the Administrative Agent, the Collateral Agent or the ABL Required Lenders with respect to the ABL Obligations as a result thereof), the Administrative Agent shall, upon the written request of the ABL Required Lenders, by written notice to Exide U.S., take any or all of the following actions, without prejudice to the rights of any Agent or any Lender to enforce its claims against any Credit Party (provided that if an Event of Default specified in Section 10.05 shall occur with respect to any Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Revolving Loan Commitment terminated, whereupon the Revolving Loan Commitment of each Lender shall forthwith terminate immediately and any ABL Unused Fees and any other Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Revolving Loans and all ABL Obligations owing hereunder (including Unpaid Drawings) to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; (iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), any or all of the Liens and security interests created pursuant to the Security Documents securing ABL Obligations; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms; (v) direct the European Borrower to pay (and the European Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to any Borrower, it will pay) to the Administrative Agent at the Payment Office such additional amount of cash (in the respective currencies in which such Letters of Credit are denominated), to be held as security by the Administrative Agent, as is equal to the sum of the aggregate Stated Amount of all European Borrower Letters of Credit issued for the account of the European Borrower and then outstanding; (vi) direct Exide U.S. to pay (and Exide U.S. agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to any Borrower, it will pay) to the Administrative Agent at the Payment Office such additional amount of cash (in the respective currencies in which such Letters of Credit are denominated), to be held as security by the Administrative Agent, as is equal to sum of the aggregate Stated Amount of all Exide U.S. Borrower Letters of Credit then outstanding; and (vii) apply any cash collateral held by the Administrative Agent as provided in Section 4.02 to the repayment of the ABL Obligations and (y) if any TL Event of Default or other Event of Default (other than any Revolver Event of Default that (x) has not yet, in accordance with the first proviso to Section 10.03, become an Event of Default with respect to TL Obligations or (y) has been waived by the ABL Required Lenders pursuant to Section 13.12(a) prior to the exercise of any remedies pursuant to this clause (y) by the Administrative Agent, the Collateral Agent or the TL Required Lenders with respect to the TL Obligations as a result thereof) shall then be continuing, the Administrative Agent shall, upon the written request of the TL Required Lenders, by written notice to Exide U.S., take any or all of the following actions, without prejudice to the rights of any Agent or any Lender to enforce its claims against any Credit Party (provided that if an Event of Default specified in Section 10.05 shall occur with respect to any Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Term Loan Commitment terminated, whereupon the Term Loan Commitment of each Lender shall forthwith terminate immediately without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Term Loans and all TL Obligations owing hereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; (iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), any or all of the Liens and security interests created pursuant to the Security Documents securing TL Obligations; and (iv) apply any cash collateral held by the Administrative Agent as provided in Section 4.02 to the repayment of the TL Obligations.

SECTION 11. Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

“ABL Borrowers” shall have the meaning provided in the first paragraph of this Agreement.

“ABL Credit Party” shall mean and include the U.S. ABL Borrowers, the European Borrower and each Foreign ABL Subsidiary Guarantor, as well as any other Subsidiary of Exide U.S. which at any time provides any guarantee or security in respect of the ABL Obligations.

“ABL Creditors” shall mean each Agent, each Issuing Lender, the Swingline Lender and each ABL Lender.

“ABL Lender” shall mean each Lender (including, without limitation, the Fronting Lender) which has a Revolving Loan Commitment (without giving effect to any termination of the Total Revolving Loan Commitment if any Swingline Loans or Letters of Credit, remain outstanding) or which has any outstanding Revolving Loans (or an L/C Participation Percentage in any then outstanding European Borrower Letter of Credit Outstandings or U.S. Borrower Letter of Credit Outstandings). Notwithstanding anything to the contrary contained herein, the term “ABL Lender” as used in each Security Document shall also include the Swingline Lender.

“ABL Obligations” shall mean all obligations (including guaranty obligations) of every nature of each ABL Credit Party from time to time owed to Agents (including former Agents), any Issuing Lenders, the Swingline Lender, ABL Lenders or any of them (but not in their capacity as TL Lenders hereunder), under any Credit Document, whether for principal, premium, interest (including interest accruing after the filing of a petition in bankruptcy or a similar proceeding with respect to such Credit Party), reimbursement of amounts drawn under (and obligations to cash collateralize) Letters of Credit, fees, expenses (including Expenses), indemnification (including, without limitation, pursuant to Section 13.01) or otherwise.

“ABL Permitted Liens” shall have the meaning provided in Section 9.03A.

“ABL Required Lenders” shall mean Non-Defaulting Lenders the sum of whose outstanding Revolving Loan Commitments (or after the termination thereof, outstanding Individual RL Facility Exposures) represent at least a majority of the sum of the Total Revolving Loan Commitment less the Revolving Loan Commitments of all Defaulting Lenders (or after the termination thereof, the sum of the Individual RL Facility Exposures of Non-Defaulting Lenders at such time).

“ABL/TL Intercreditor Provisions” shall have the meaning provided in Section 13.27.

“ABL Unused Fees” shall have the meaning provided in Section 3.01.

“Account” shall mean an “account” (as such term is defined in Article 9 of the UCC), and any and all supporting obligations in respect thereof.

“Account Debtor” shall mean each Person who is obligated on an Account, chattel paper, or a General Intangible.

“Account Party” shall mean, with respect to each Letter of Credit, the U.S. ABL Borrowers (on a joint and several basis) or the European Borrower, as the case may be.

“Acquired Entity or Business” shall mean either (x) the assets constituting a business, division or product line of any Person not already a Subsidiary of Exide U.S. or (y) 100% of the Equity Interests of any such Person, which Person shall, as a result of the acquisition of such Equity Interests, become a Wholly-Owned Subsidiary of Exide U.S. (or shall be merged with and into Exide U.S. or a Wholly-Owned Subsidiary of Exide U.S., with Exide U.S. or such Wholly-Owned Subsidiary being the surviving Person).

“Additional Class P4 Distribution” shall have the meaning provided in the Plan of Reorganization.

“Additional Collateral” shall mean all property (whether real or personal) in which security interests are granted (or have been purported to be granted) (and continue to be in effect at the time of determination) pursuant to Sections 8.11 and/or 9.13.

“Additional Mortgage” shall have the meaning provided in Section 8.11(a).

“Additional Mortgaged Property” shall have the meaning provided in Section 8.11(a).

“Additional Security Documents” shall mean all mortgages, pledge agreements, security agreements and other security documents entered into from time to time pursuant to Sections 8.11, 8.14A, 8.14B, and/or 9.13, as each such document may be modified, supplemented or amended from time to time in accordance with the terms hereof and thereof.

“Adjustable Applicable Margins” shall have the meaning provided in the definition of Applicable Margin.

“Administrative Agent” shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 12.10.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors (or equivalent governing body) of such Person or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that neither any Agent nor any Lender (nor any Affiliate thereof) shall be considered an Affiliate of Exide U.S. or any Subsidiary thereof.

“Agent” shall mean the Administrative Agent and the Collateral Agent and shall include any successor to any such Person appointed pursuant to Section 12.10.

“Agent Advance” shall have the meaning provided in Section 1.01(h).

“Agent Advance Amount” shall have the meaning provided in Section 1.01(h).

“Agent Advance Period” shall have the meaning provided in Section 1.01(h).

“Aggregate European Borrower Exposure” at any time shall mean (i) the aggregate principal amount of all European Borrower Revolving Loans then outstanding (for this purpose, using the U.S. Dollar Equivalent of amounts not denominated in U.S. Dollars), (ii) the aggregate amount of all Letter of Credit Outstandings with respect to European Borrower Letters of Credit (for this purpose, using the U.S. Dollar Equivalent of amounts not denominated in U.S. Dollars) at such time and (iii) the aggregate principal amount of all European Borrower Swingline Loans then outstanding (for this purpose, using the U.S. Dollar Equivalent of amounts not denominated in U.S. Dollars).

“Aggregate RL Facility Exposure” at any time shall mean the sum of (i) the aggregate principal amount of all Revolving Loans then outstanding, (ii) the aggregate amount of all U.S. Borrower Letter of Credit Outstandings with respect to U.S. Borrower Letters of Credit and all European Borrower Letter of Credit Outstandings with respect to European Borrower Letters of Credit at such time (for this purpose, in each case, using the U.S. Dollar Equivalent of amounts not denominated in U.S. Dollars) and (iii) the aggregate principal amount of all Swingline Loans then outstanding (for this purpose using the U.S. Dollar Equivalent of amounts not denominated in U.S. Dollars).

“Aggregate U.S. Borrower Exposure” at any time shall mean the sum of (i) the aggregate principal amount of all U.S. ABL Borrowers Revolving Loans then outstanding (for this purpose, using the U.S. Dollar Equivalent of amounts not denominated in U.S. Dollars), (ii) the aggregate amount of all Letter of Credit Outstandings with respect to U.S. Borrower Letters of Credit (for this purpose, using the U.S. Dollar Equivalent of amounts not denominated in U.S. Dollars) at such time and (iii) the aggregate principal amount of all U.S. ABL Borrowers Swingline Loans then outstanding (for this purpose, using the U.S. Dollar Equivalent of amounts not denominated in U.S. Dollars).

“Agreement” shall mean this Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended, renewed, refinanced and/or replaced from time to time.

“Applicable Commitment Fee Percentage” shall mean, for any day, (i) in the event the Total Unutilized Revolving Loan Commitment in effect on such day is greater than or equal to 50% of the Total Revolving Loan Commitment as in effect on such day, 0.375%, and (ii) in the event the Total Unutilized Revolving Loan Commitment in effect on such day is less than 50% of the Total Revolving Loan Commitment as in effect on such day, 0.250%. For purposes of this definition, the Total Unutilized Revolving Loan Commitment and the Total Revolving Loan Commitment as in effect on any day shall be determined after the close of business (New York time) on such day, following adjustments to such amounts for activity on such day.

“Applicable Currency” shall mean (i) with respect to any Loan, the Available Currency in which such Loan was incurred and (ii) with respect to any Letter of Credit, the Available Currency in which such Letter of Credit was denominated; provided that in the event Term Loans maintained in Euros are converted into Term Loans maintained in U.S. Dollars under the circumstances contemplated by Section 1.14, the Applicable Currency with respect to such Term Loans shall be U.S. Dollars.

“Applicable Eligible Jurisdiction” shall mean (i) in the case of Eligible Accounts or Eligible Inventory of the U.S. ABL Borrowers, the United States, (ii) in the case of Eligible Inventory of a Specified Foreign Borrowing Base ABL Subsidiary Guarantor, Canada and (iii) in the case of Eligible Accounts of a Foreign Borrowing Base ABL Subsidiary Guarantor, an Applicable Foreign Jurisdiction.

“Applicable Foreign Jurisdiction” shall mean Australia, Canada, New Zealand, the United Kingdom and each additional country as agreed by the Administrative Agent and the Collateral Agent from time to time in their Permitted Discretion (which in any event at such time constitutes a Qualified ABL Jurisdiction).

“Applicable Margin” initially shall mean a percentage per annum equal to (i) in the case of U.S. Borrower Term Loans and European Borrower U.S. Dollar Term Loans maintained as (A) Base Rate Loans, 2.25% and (B) Eurodollar Loans, 3.25%; (ii) in the case of European Borrower Euro Term Loans, 3.50%; (iii) in the case of Revolving Loans maintained as (A) Base Rate Loans, 0.75% and (B) Euro Rate Loans, 1.75%; and (iv) in the case of (A) U.S. Dollar Swingline Loans, 0.75% and (B) Euro Denominated Swingline Loans, 1.75%; provided, that so long as no Event of Default shall have occurred and be continuing, if at any time on or after January 1, 2008, Exide U.S. shall have received both (A) a corporate rating of B- or higher (with at least a stable outlook) from S&P and (B) a corporate family rating of B3 or higher (with at least a stable outlook) from Moody’s, then so long as such ratings remain in effect, the Applicable Margin for Term Loans set forth in clauses (i) and (ii) above will be reduced by 0.25%. From and after each day of delivery of any certificate delivered in accordance with the first sentence of the following paragraph indicating an entitlement to a different margin for any Tranche of Loans than that described in the immediately preceding sentence (each, a “Start Date”) to and including the applicable End Date described below, the Applicable Margins for such Tranches of Loans (hereinafter, the “Adjustable Applicable Margins”) shall be those set forth in the tables below opposite the Leverage Ratio indicated to have been achieved in any Quarterly Pricing Certificate:

		Revolving Loan and	Revolving Loan and
		Swingline Loan	Swingline Loan
Level	Leverage Ratio	Euro Rate Margin	Base Rate Margin
1	Equal to or greater	2.00%	1.00%
	than 5.5 to 1.0
2	Equal to or greater	1.75%	0.75%
	than 3.5 to 1.0 but
	less than 5.5 to
	1.0
3	Less than 3.5 to 1.0	1.50%	0.50%

The Leverage Ratio used in a determination of Adjustable Applicable Margins shall be determined based on the delivery of a certificate of Exide U.S. (each, a “Quarterly Pricing Certificate”) by an Authorized Officer of Exide U.S. to the Administrative Agent (with a copy to be sent by the Administrative Agent to each Lender), within 45 days of the last day of any Fiscal Quarter of Exide U.S., which certificate shall set forth the calculation of the Leverage Ratio as at the last day of the Test Period ended immediately prior to the relevant Start Date (but determined on a Pro Forma Basis solely to give effect to all Permitted Acquisitions (if any) and all Significant Asset Sales (if any) consummated on or prior to the date of delivery of such certificate and any Indebtedness incurred, assumed or permanently repaid in connection therewith) and the Adjustable Applicable Margins which shall be thereafter applicable (until same are changed or cease to apply in accordance with the following sentences); provided that at the time of the consummation of any Permitted Acquisition or Significant Asset Sale, an Authorized Officer of Exide U.S. shall deliver to the Administrative Agent a certificate setting forth the calculation of the Leverage Ratio on a Pro Forma Basis (solely to give effect to all Permitted Acquisitions, if any, and all Significant Asset Sales (if any) consummated on or prior to the date of the delivery of such certificate and any Indebtedness incurred or assumed in connection therewith) as of the last day of the last Calculation Period ended prior to the date on which such Permitted Acquisition or Significant Asset Sale is consummated for which financial statements have been made available (or were required to be made available) pursuant to Section 8.01(b) or (c), as the case may be, and the date of such consummation shall be deemed to be a Start Date and the Adjustable Applicable Margins which shall be thereafter applicable (until same are changed or cease to apply in accordance with the following sentences) shall be based upon the Leverage Ratio as so calculated. The Adjustable Applicable Margins so determined shall apply, except as set forth in the succeeding sentence, from the relevant Start Date to the earliest of (x) the date on which the next certificate is delivered to the Administrative Agent, (y) the date on which the next Permitted Acquisition or Significant Asset Sale is consummated or (z) the date which is 45 days following the last day of the Test Period in which the previous Start Date occurred (such earliest date, the “End Date”), at which time, if no certificate has been delivered to the Administrative Agent indicating an entitlement to new Adjustable Applicable Margins (and thus commencing a new Start Date), the Adjustable Applicable Margins shall be those set forth opposite Level 1 in the tables above (such Adjustable Applicable Margins as so determined, the “Highest Adjustable Applicable Margins”). Notwithstanding anything to the contrary contained above in this definition, the Adjustable Applicable Margins shall be (x) the Highest Adjustable Applicable Margins at all times during which there shall exist any Event of Default and (y) the Adjustable Applicable Margins opposite Level 2 in the tables above at all times prior to the date of delivery of the financial statements pursuant to Section 8.01(b) for the Fiscal Quarter ended December 31, 2007.

“Applicable Prepayment Percentage” shall mean, at any time, 75%; provided that, so long as no Default or Event of Default is then in existence, (i) if at any time the Leverage Ratio is less than 2.00:1.00 (as set forth in an officer’s certificate delivered pursuant to Section 8.01(e) for the Fiscal Quarter or Fiscal Year of Exide U.S. then last ended), the Applicable Prepayment Percentage shall instead be 50% and (ii) if at any time the Leverage Ratio is less than 1.50:1.00 (as set forth in an officer’s certificate delivered pursuant to Section 8.01(e) for the Fiscal Quarter or Fiscal Year of the U.S. Borrower then last ended), the Applicable Prepayment Percentage shall instead be 0%.

“Asian/Australian ABL Holdco” shall mean Exide Holding Asia PTE Limited, a company organized under the laws of Singapore; provided that, to the extent acceptable to the Administrative Agent in its sole discretion, Exide U.S. may designate another Wholly-Owned Foreign Subsidiary as the Asian/Australian ABL Holdco.

“Asset Sale” shall mean any sale, transfer or other disposition by Exide U.S. or any of its Subsidiaries to any Person other than Exide U.S. or any Wholly-Owned Subsidiary of Exide U.S. of any asset or Property (including, without limitation, any capital stock or other securities of, or other Equity Interests in, another Person, but excluding the sale by Exide U.S. of its own capital stock) of Exide U.S. or such Subsidiary other than (i) sales, transfers or other dispositions of inventory made in the ordinary course of business, (ii) any other sale, transfer or disposition (treating any related sales, transfers or dispositions as a single sale, transfer or disposition) that generates Net Sale Proceeds of less than $100,000 in the aggregate or (iii) sales or liquidations of Cash Equivalents, it being understood and agreed that the grant of a Lien by Exide U.S. or any of its Subsidiaries in favor of another Person shall not in and of itself constitute an “Asset Sale” for purposes of this definition.

“Assignment and Assumption Agreement” shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit O (appropriately completed).

“Austrian Security” shall mean the assets of Exide U.S. and its Subsidiaries which are subject to any Foreign Security Document governed by the laws of Austria.

“Authorized Officer” shall mean, with respect to (i) delivering Notices of Borrowing, Notices of Conversion, Letter of Credit Requests and similar notices, any person or persons that has or have been authorized by the board of directors of any Borrower to deliver such notices pursuant to this Agreement and that has or have appropriate signature cards on file with the Administrative Agent, the Swingline Lender and the respective Issuing Lender; (ii) delivering financial information and officer’s certificates pursuant to this Agreement, the chief financial officer, any treasurer or other financial officer of Exide U.S. and (iii) any other matter in connection with this Agreement or any other Credit Document, any officer (or a person or persons so designated by any two officers) of Exide U.S.

“Available Currency” shall mean (i) with respect to U.S. Borrower Term Loans and European Borrower U.S. Dollar Term Loans, U.S. Dollars, (ii) with respect to Revolving Loans, Swingline Loans and Letters of Credit, U.S. Dollars and Euros and (iii) with respect to European Borrower Euro Term Loans, Euros.

“Bankruptcy Code” shall have the meaning provided in Section 10.05.

“Base Rate” at any time shall mean the higher of (x) the rate which is 1/2 of 1% in excess of the Federal Funds Rate at such time and (y) the Prime Lending Rate at such time.

“Base Rate Loan” shall mean (i) each U.S. Dollar Denominated Swingline Loan, (ii) each other U.S. Dollar Denominated Loan which is designated or deemed designated as a Base Rate Loan by the respective Borrower at the time of the incurrence thereof or conversion thereto and (iii) each outstanding Loan after the conversion thereof to Dollars pursuant to Section 1.14.

“Belgian Credit Party” shall mean any Foreign Credit Party organized under the laws of Belgium.

“Belgian Pledges on Business Assets” shall have the meaning provided in Section 12.16.

“Bonds” shall have the meaning provided in Section 12.15(a).

“Books” shall mean all of each U.S. ABL Borrower’s and each Foreign ABL Credit Party’s now owned or hereafter acquired books and records (including all of their Records indicating, summarizing, or evidencing their assets (including the Collateral) or liabilities, all of each U.S. ABL Borrower’s and each Foreign ABL Credit Party’s Records relating to their business operations or financial condition, and all of their goods or General Intangibles related to such information).

“Borrower” shall mean the respective borrower of a given Loan hereunder, being (i) in the case of U.S. Borrower Term Loans, the U.S. Borrower, (ii) in the case of all European Borrower Term Loans, the European Borrower, (iii) in the case of European Borrower Revolving Loans and European Borrower Swingline Loans, the European Borrower and (iv) in the case of U.S. ABL Borrowers Revolving Loans and U.S. ABL Borrowers Swingline Loans, a collective reference to the U.S. ABL Borrowers (who shall be jointly and severally obligated therefor and for all Obligations relating thereto).

“Borrowing” shall mean the borrowing of one Type of Loan pursuant to a single Tranche by the European Borrower, U.S. Borrower or by the U.S. ABL Borrowers from all the Lenders having Commitments with respect to such Tranche (or from the Swingline Lender, in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date), having in the case of Euro Rate Loans (other than Euro Denominated Swingline Loans) the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

“Borrowing Base” shall mean the U.S. Borrowing Base, the Foreign Borrowing Base and/or the Total Borrowing Base, as the context may require.

“Borrowing Base Certificate” shall have the meaning provided in Section 8.01(n).

“Business Day” shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York (or, with respect to an Issuing Lender not located in the City of New York, the location of such Issuing Lender) a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close, and (ii) with respect to all notices and determinations in connection with, and payments of principal, Unpaid Drawings and interest on or with respect to, Euro Denominated Loans or any Euro Denominated Letters of Credit, any day which is a Business Day described in clause (i) and which is also (A) a day for trading by and between banks in the London interbank market and which shall not be a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in London or New York City and (B) in relation to any payment in Euros, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.

“Calculation Period” shall mean, with respect to any Permitted Acquisition, any Significant Asset Sale, any action requiring calculations to be made on a Pro Forma Basis pursuant to the definition of “Payment Conditions” in this Section 11 or any other event expressly required to be calculated on a Pro Forma Basis pursuant to the terms of this Agreement, the Test Period most recently ended prior to the date of such Permitted Acquisition, Significant Asset Sale, action requiring calculations to be made on a Pro Forma Basis pursuant to the definition of “Payment Conditions” in this Section 11 or other event.

“Capital Expenditures” shall mean, with respect to any Person, for any period, all expenditures by such Person which should be capitalized in accordance with U.S. GAAP during such period, including, without duplication, all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with U.S. GAAP) and the amount of all Capitalized Lease Obligations incurred by such Person during such period.

“Capital Lease”, as applied to any Person, shall mean any lease of any Property by that Person as lessee which, in conformity with U.S. GAAP, is accounted for as a capital lease on the balance sheet of that Person.

“Capitalized Lease Obligations” of any Person shall mean all obligations under Capital Leases of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with U.S. GAAP.

“Cash Equivalents” shall mean (i) securities issued or directly fully guaranteed or insured by the governments of the United States and members of the European Union or any agency or instrumentality thereof (provided that the full faith and credit of the respective such government is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) securities issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank or commercial bank of a foreign country recognized by the United States, (x) in the case of a domestic commercial bank, having capital and surplus in excess of $500,000,000 and outstanding debt which is rated “A” (or similar equivalent thereof) or higher by at least one nationally recognized statistical rating organization (as defined under Rule 436 under the Securities Act) and (y) in the case of a foreign commercial bank, having capital and surplus in excess of $250,000,000 (or the foreign currency equivalent thereof), (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having a rating of at least A-1 from S&P or at least P-1 from Moody’s and in each case maturing within six months after the date of acquisition and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above. Furthermore, with respect to Foreign Subsidiaries of Exide U.S. that are not organized in one or more Qualified Jurisdictions, Cash Equivalents shall include bank deposits (and investments pursuant to operating account agreements) maintained with various local banks in the ordinary course of business consistent with past practice of Exide U.S.’s Foreign Subsidiaries.

“Cash Management Control Agreement” shall mean a “control agreement”, power of attorney in respect of the respective Deposit Account(s) or other agreement, in each case, in form and substance reasonably acceptable to the Administrative Agent and containing terms regarding the treatment of all cash and other amounts on deposit in the Deposit Account(s) governed by such Cash Management Control Agreement consistent with the applicable requirements of Section 4.03.

“Change of Control” shall mean (i) Exide U.S. shall at any time cease to own directly or indirectly 100% of the Equity Interests of the European Borrower or any U.S. ABL Borrower (except for any U.S. ABL Borrower (x) all of the Equity Interests in which were sold or liquidated pursuant to an Asset Sale pursuant to Section 9.02(v) or (y) any U.S. ABL Borrower merged, consolidated or liquidated within or into Exide U.S. or another U.S. ABL Borrower, (ii) any “Person” or “Group” (within the meaning of Sections 13(d) and 14(d) under the Exchange Act, as in effect on the Initial Borrowing Date) is or shall (A) be the “beneficial owner” (as so defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of 40% or more of the voting and/or economic interest in Exide U.S.’s capital stock or other Equity Interests or (B) have obtained the power (whether or not exercised) to elect a majority of Exide U.S.’s directors, (iii) the Board of Directors of Exide U.S. shall cease to consist of a majority of Continuing Directors, or (iv) a “change of control” or similar event shall occur as provided in any Qualified Preferred Stock (or certificate of designation governing the same) or, on and after the execution and delivery thereof, any Existing Notes Documents, which has not been waived or consented to by the holders thereof.

“Chapter 11 Cases” shall mean the “Chapter 11 Cases” as defined in the Existing Credit Agreement as in effect on the Effective Date immediately prior to the occurrence thereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendments thereof, supplemental thereto or substituted therefor.

“Collateral” shall mean all property (whether real or personal, movable or immovable) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document (including any Additional Security Document), including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, all Mortgaged Properties and all cash and Cash Equivalents delivered as collateral pursuant to Section 4.02 or 10 or any Credit Document and all Additional Collateral, if any.

“Collateral Access Agreement” shall mean a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person (other than Exide U.S. or any other Credit Party) in possession of, having a Lien upon, or having rights or interests in the Books, Equipment or Inventory of any U.S. ABL Borrower or Specified Foreign Borrowing Base ABL Subsidiary Guarantor, in each case, in form and substance reasonably satisfactory to the Collateral Agent.

“Collateral Agent” shall mean DBNY and any of its Affiliates, including without limitation DBL, acting as collateral agent for the Secured Creditors pursuant to the terms of any Credit Document.

“Commitment” shall mean any of the commitments of any Lender, i.e., whether the U.S. Borrower Term Loan Commitment, the European Borrower U.S. Dollar Term Loan Commitment, the European Borrower Euro Term Loan Commitment or the Revolving Loan Commitment of such Lender.

“Commodity Agreements” shall mean commodity agreements, hedging agreements and other similar agreements or arrangements designed to protect against price fluctuations of commodities (e.g., lead) used in the business of Exide U.S. and its Subsidiaries.

“Common Permitted Acquisition Conditions” shall mean:

(i) no Default or Event of Default shall be in existence at the time of the consummation of the proposed Permitted Acquisition or immediately after giving effect thereto;

(ii) Exide U.S. shall have given the Administrative Agent at least 5 Business Days’ prior written notice (or such shorter period of time as may be agreed to by the Administrative Agent in its sole discretion in any given case) of the proposed Permitted Acquisition;

(iii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date;

(iv) Exide U.S. provides to the Administrative Agent (on behalf of the Lenders) as soon as available but not later than 5 Business Days after the execution thereof, a copy of any executed purchase agreement or similar agreement with respect to such Permitted Acquisition;

(v) such proposed Permitted Acquisition shall be effected in accordance with the relevant requirements of Section 8.17;

(vi) Exide U.S. determines in good faith that Exide U.S. and its Subsidiaries taken as a whole are not likely to assume or become liable for material increased contingent liabilities as a result of such proposed Permitted Acquisition (excluding, however, Indebtedness permitted to be incurred pursuant to Section 9.04A in connection therewith); and

(vii) substantially all of the Acquired Entity or Business acquired pursuant to the respective Permitted Acquisition is in one or more Qualified Jurisdictions, provided, however, the respective proposed Permitted Acquisition shall not be required to meet the requirements set forth above in this clause (vii) if the Maximum Permitted Consideration payable in connection with such Permitted Acquisition, when aggregated with the Maximum Permitted Consideration payable in connection with all other Permitted Acquisitions consummated after the Effective Date in which all or substantially all of the Acquired Entity or Business so acquired were not in Qualified Jurisdictions, does not exceed $10,000,000.

“Common Permitted Investments” shall mean:

(i) Exide U.S. and its Subsidiaries may acquire and hold cash and Cash Equivalents;

(ii) Exide U.S. and its Subsidiaries may acquire and hold receivables and chattel paper owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (including the dating of receivables) of Exide U.S. or such Subsidiary;

(iii) Exide U.S. and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers, trade creditors, licensees, licensors and customers and in good faith settlement of delinquent obligations of, and other disputes with, suppliers, trade creditors, licensees, licensors and customers arising in the ordinary course of business;

(iv) Interest Rate Protection Agreements entered into in compliance with Section 9.04A(iii) and Section 9.04B shall be permitted;

(v) (x) Investments constituting Intercompany Scheduled Existing Indebtedness in existence on the Initial Borrowing Date (and any refinancings thereof permitted pursuant to Section 9.04A(vii) and clause (10) of the definition of Permitted Indebtedness used in Section 9.04B and consistent with the definition of Permitted Refinancing Indebtedness) and (y) such other Investments in existence on the Initial Borrowing Date and listed on Schedule 9.05 (without giving effect to any additions thereto or replacements thereof); provided that any additional Investments made with respect to the Investments described in preceding subclause (y) shall be permitted only if independently justified under the other provisions of Section 9.05A or 9.05B, as applicable;

(vi) (t) intercompany Indebtedness may be incurred in compliance with Section 9.04A(xvii) and the relevant provisions of Section 9.04B, (u) Qualified U.S. Obligors may make intercompany loans to each other (and provide unsecured guarantees of Indebtedness of each other), (v) Qualified Foreign Obligors may make intercompany loans to each other (and provide unsecured guarantees of Indebtedness of each other, provided that (I) no Foreign TL Subsidiary Guarantor may guarantee Indebtedness of any Qualified Foreign Obligor pursuant to this clause (vi) that is not also a Foreign TL Subsidiary Guarantor, (II) no Foreign ABL Subsidiary Guarantor may guarantee Indebtedness of any Qualified Foreign Obligor pursuant to this clause (vi) that is not also a Foreign ABL Subsidiary Guarantor and (III) no Foreign Borrowing Base ABL Subsidiary Guarantor may guarantee Indebtedness of any Qualified Foreign Obligor pursuant to this clause (vi) that is not also a Foreign Borrowing Base ABL Subsidiary Guarantor), (w) Qualified U.S. Obligors may make intercompany loans to any Qualified Foreign Obligor (and provide unsecured guarantees of Indebtedness of any Qualified Foreign Obligor), (x) Qualified Obligors may make intercompany loans to any Foreign Subsidiary of Exide U.S. that is not a Qualified Obligor (and provide unsecured guarantees of Indebtedness of any Foreign Subsidiary of Exide U.S. that is not a Qualified Obligor), (y) any Wholly-Owned Foreign Subsidiary of Exide U.S. may make intercompany loans to any Qualified Obligor (and provide unsecured guarantees of Indebtedness of any Qualified Foreign Obligor, provided that (I) no Foreign TL Subsidiary Guarantor may guarantee Indebtedness of any Wholly-Owned Foreign Subsidiary of Exide U.S. pursuant to this clause (vi) that is not also a Foreign TL Subsidiary Guarantor, (II) no Foreign ABL Subsidiary Guarantor may guarantee Indebtedness of any Wholly-Owned Foreign Subsidiary of Exide U.S. pursuant to this clause (vi) that is not also a Foreign ABL Subsidiary Guarantor and (III) no Foreign Borrowing Base ABL Subsidiary Guarantor may guarantee Indebtedness of any Wholly-Owned Foreign Subsidiary of Exide U.S. pursuant to this clause (vi) that is not also a Foreign Borrowing Base ABL Subsidiary Guarantor) and (z) Non-Credit Party Subsidiaries may make intercompany loans to each other and to any Foreign Credit Party (and provide unsecured guarantees of Indebtedness of any Foreign Credit Party), provided that (I) unless the respective obligor under such intercompany loan reasonably determines that the execution, delivery and performance of an Intercompany Note is prohibited by, or that such Intercompany Note would not be enforceable against such obligor under, applicable local law, any such intercompany loan made pursuant to this clause (vi) (other than any such loan made to a Non-Wholly Owned Subsidiary) shall be evidenced by an Intercompany Note or by such other documentation as may be acceptable to the Administrative Agent, (II) at no time shall the aggregate outstanding principal amount of all such intercompany loans and the aggregate amount of all Indebtedness guaranteed by guarantees made pursuant to subclause (w) of this clause (vi) above (exclusive of loans made to Qualified Foreign Obligors which are promptly on-lent by such Qualified Foreign Obligors to Foreign Subsidiaries that are not Qualified Obligors in reliance on subclause (x) above), when added to the aggregate amount of cash equity contributions made pursuant to (and in reliance on) clause (viii)(y) below on and after the Effective Date, exceed $200,000,000 (determined without regard to write-downs or write-offs thereof), (III) at no time shall the aggregate outstanding principal amount of all such intercompany loans and the aggregate amount of all Indebtedness guaranteed by guarantees made pursuant to subclause (x) of this clause (vi) above, when added to the aggregate amount of cash equity contributions made pursuant to (and in reliance on) clause (viii)(z) below in this definition on and after the Effective Date, exceed $25,000,000 (determined without regard to write-downs or write-offs thereof), (IV) no intercompany loans may be made pursuant to subclause (w) or (x) of this clause (vi) at any time any Default or any Event of Default is in existence (or would be in existence after giving effect thereto), (V) each intercompany loan made pursuant to this clause (vi) shall be subject to subordination as, and to the extent, required by the Intercompany Subordination Agreement, (VI) any intercompany loans made pursuant to this clause (vi) shall cease to be permitted hereunder if the obligor or obligee thereunder ceases to constitute a Qualified Obligor or a Foreign Subsidiary of Exide U.S. as contemplated above and (VII) no guarantees made pursuant to this clause (vi) may guarantee the Existing Notes or any Permitted Refinancing Indebtedness (unless separately permitted in accordance with the definition thereof);

(vii) (x) loans by Exide U.S. and its Subsidiaries to officers, employees and directors of Exide U.S. and its Subsidiaries for bona fide business purposes, in each case incurred in the ordinary course of business, in an aggregate outstanding principal amount not to exceed $2,000,000 at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall be permitted and (y) advances of reimbursable expenses by Exide U.S. and its Subsidiaries to officers, employees and directors of Exide U.S. and its Subsidiaries for bona fide purposes, in each case incurred in the ordinary course of business;

(viii) (u) any Wholly-Owned Foreign Subsidiary of Exide U.S. may make cash common equity contributions to any Qualified Obligor, (v) any Qualified U.S. Obligor may make cash common equity contributions to any of its direct Wholly-Owned Subsidiaries that is a Qualified U.S. Obligor, (w) any Qualified Foreign Obligor may make cash common equity contributions to any of its direct Wholly-Owned Subsidiaries that is a Qualified Foreign Obligor, (x) any Non-Credit Party Subsidiary may make cash common equity contributions to any of its direct Wholly-Owned Subsidiaries that is a Non-Credit Party subsidiary or a Foreign Credit Party, (y) any Qualified U.S. Obligor may make cash common equity contributions to any of its direct Wholly-Owned Subsidiaries that is Qualified Foreign Obligor, and (z) any Qualified Obligor may make cash common equity contributions to any of their respective direct Foreign Subsidiaries that is not a Qualified Obligor; provided that (I) at no time shall the aggregate amount of the cash common equity contributions made pursuant to subclause (y) of this clause (viii) (exclusive of (A) cash contributions made to a Qualified Foreign Obligor which are promptly contributed, in turn, to a Foreign Subsidiary of such Qualified Foreign Obligor that is not a Qualified Obligor in reliance on subclause (z) above and (B) cash contributions made by Exide U.S. to the European Borrower which are promptly utilized to make voluntary prepayments of Term Loans), when added to the aggregate outstanding principal amount of all intercompany loans and the aggregate amount of all Indebtedness guaranteed by guarantees made pursuant to subclause (w) of clause (vi) above (determined without regard to write-downs or write-offs thereof), exceed $200,000,000, (II) at no time shall the aggregate amount of the cash common equity contributions made pursuant to subclause (z) of this clause (viii), when added to the aggregate outstanding principal amount of all intercompany loans and the aggregate amount of all Indebtedness guaranteed by guarantees made pursuant to subclause (x) of clause (vi) above (determined without regard to write-downs or write-offs thereof), exceed $25,000,000 and (III) no contributions may be made pursuant to subclause (y) or (z) of this clause (viii) at any time any Default or any Event of Default is in existence (or would be in existence after giving effect thereto);

(ix) the Borrowers and the Subsidiary Guarantors may make Permitted Acquisitions in accordance with the relevant requirements of Sections 8.14A and 8.14B and the component definitions therein;

(x) Exide U.S. and its Subsidiaries may own the capital stock of, or other Equity Interests in, their respective Subsidiaries created or acquired in accordance with the terms of this Agreement;

(xi) Exide U.S. and its Subsidiaries may acquire and hold non-cash consideration issued by the purchaser of assets in connection with a sale of such assets to the extent permitted by Sections 9.02(v), (xvi) and (xix);

(xii) so long as management of Exide U.S. or such Subsidiary, as the case may be, has determined in good faith that the entering into of such Other Hedging Agreements or Commodity Agreements, as the case may be, are bona fide hedging activities and are not for speculative purposes, Exide U.S. and its Subsidiaries may enter into (x) Other Hedging Agreements in the ordinary course of business providing protection against fluctuations in currency values in connection with the operations of Exide U.S. or any of its Subsidiaries and (y) Commodity Agreements in the ordinary course of business providing protection against fluctuations in prices of commodities used in the operations of Exide U.S. and its Subsidiaries, provided that Exide U.S. and its Subsidiaries shall not enter into a Commodity Agreement with respect to lead (I) having a tenor of more than 14 months or (II) if the amount of lead hedged pursuant to such Commodity Agreement (when aggregated with all other Commodity Agreements then in effect with respect to lead) would exceed 100% of Exide U.S.’s and its Subsidiaries’ projected purchases of lead from third parties (as determined in good faith by the management of Exide U.S. or such Subsidiary) for the immediately succeeding 14-month period, in each case described in clause (x) or (y) above;

(xiii) Exide U.S. may acquire and hold obligations of one or more officers, directors or other employees of Exide U.S. or any of its Subsidiaries in connection with such officers’, directors’ or employees’ acquisition of shares of capital stock of Exide U.S., so long as no cash is paid by Exide U.S. or any of its Subsidiaries to such officers, directors or employees in connection with the acquisition of any such obligations;

(xiv) Investments constituting guaranties permitted by the relevant provisions of Sections 9.04A and 9.04B; and

(xv) Investments made to purchase additional Equity Interests of any Foreign Subsidiary of which Exide U.S. or its Subsidiaries own at least 80% of the outstanding Equity Interests as of the Effective Date; provided that at the time of each such Investment made pursuant to this clause (xv), the aggregate amount of Investments made pursuant to this clause (xv) shall not exceed (x) $5,000,000 at any time that Excess Availability is less than or equal to $75,000,000 or (y) $20,000,000 at any time that Excess Availability is greater than $75,000,000, in each case on a pro forma basis after giving effect to any such Investment.

“Common Permitted Liens” shall mean:

(i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with U.S. GAAP;

(ii) Liens in respect of property or assets of Exide U.S. or any of its Subsidiaries imposed by law which were incurred in the ordinary course of business and which have not arisen to secure Indebtedness for borrowed money, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlord’s Liens and other similar Liens arising in the ordinary course of business, and which either (x) do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of Exide U.S. or any of its Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

(iii) Liens created by or pursuant to this Agreement and the Security Documents;

(iv) Liens in existence on the Initial Borrowing Date which are listed, and the property subject thereto described, in Schedule 9.03, but only to the respective date, if any, set forth in such Schedule 9.03 for the removal, replacement and termination of any such Liens, plus renewals, replacements and extensions of such Liens, provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension and (y) any such renewal, replacement or extension does not encumber any additional assets or properties of Exide U.S. or any of its Subsidiaries;

(v) Liens (x) arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 10.09, (y) arising in connection with the deposit or payment of cash or other Property with or to any court or other governmental authority in connection with any pending claim or litigation and (z) arising in connection with the deposit of cash or other Property in connection with the issuance of stay and appeal bonds, provided that the Fair Market Value of all Property (including cash) pledged, paid and/or deposited by Exide U.S. or any of its Subsidiaries pursuant to this clause (v) shall not exceed $25,000,000 at any time;

(vi) Liens (other than any Lien imposed by ERISA) (x) incurred or deposits made in the ordinary course of business of Exide U.S. and its Subsidiaries in connection with workers’ compensation, unemployment insurance and other types of social security, (y) to secure the performance by Exide U.S. and its Subsidiaries of tenders, statutory obligations (other than excise taxes not described in preceding clause (i) of this definition above), surety and customs bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance bonds and other similar obligations incurred in the ordinary course of business (exclusive of (I) obligations for the payment of Indebtedness and (II) stay and appeal bonds and other obligations in respect of litigation, arbitration or similar claims or otherwise of the types described in clause (v) of this definition above) or (z) to secure the performance by Exide U.S. and its Subsidiaries of leases of Real Property, to the extent incurred or made in the ordinary course of business consistent with past practices;

(vii) licenses, sublicenses, leases or subleases granted to third Persons in the ordinary course of business not interfering in any material respect with the business of Exide U.S. or any of its Subsidiaries;

(viii) (x) Permitted Encumbrances and (y) easements, rights-of-way, restrictions, encroachments, municipal and zoning ordinances and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of Exide U.S. or any of its Subsidiaries;

(ix) Liens arising from or related to precautionary UCC or like personal property security financing statements regarding operating leases (if any) entered into by Exide U.S. and its Subsidiaries in the ordinary course of business;

(x) restrictions imposed in the ordinary course of business and consistent with past practices on the sale or distribution of designated inventory pursuant to agreements with customers under which such inventory is consigned by the customer or such inventory is designated for sale to one or more customers;

(xi) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(xii) other Liens of Exide U.S. or any Subsidiary of Exide U.S. that (x) were not incurred in connection with borrowed money, (y) do not encumber any Property of Exide U.S. or any of its Subsidiaries the Fair Market Value of which exceeds the amount of the Indebtedness or other obligations secured by such Property or materially impair the use of such Property in the operation of the business of Exide U.S. or such Subsidiary and (z) do not secure obligations in excess of $10,000,000 in the aggregate for all such Liens;

(xiii) sales of accounts receivables by any Foreign Subsidiary of Exide U.S. that is not a Foreign Borrowing Base ABL Subsidiary Guarantor and is party to a Factoring Agreement, pursuant to such Factoring Agreement (after the execution thereof);

(xiv) junior priority Liens, expressly subordinate to the Liens granted in favor of the Secured Creditors pursuant to the Security Documents on the terms and conditions provided in the Existing Intercreditor Agreement, on assets of Exide U.S. and/or any of its Domestic Subsidiaries granted in favor of a Plan enforceable by the PBGC in connection with Exide U.S.’s requested waiver of the minimum funding requirements under ERISA, as described on Schedule 7.11;

(xv) Liens arising (i) under the general business conditions of a German credit institution with which a Credit Party or any of its Subsidiaries maintains a banking relationship in the ordinary course of business, or (ii) as a consequence of customary extended retention of title arrangements (verlängerte Eigentumsvorbehalte) with a supplier of a Credit Party organized under the laws of Germany or any of such Credit Party’s Subsidiaries organized under the laws of Germany;

(xvi) junior priority Liens granted in favor of the holders of the Senior Secured Notes (or the trustee therefor) on assets (and only on those assets) of Exide U.S. and the U.S. Subsidiary Guarantors which secure (and on which Liens have been granted pursuant to the Credit Documents to secure) the Obligations of Exide U.S. and the U.S. ABL Borrowers (and the guarantees of such Obligations by the respective U.S. Subsidiary Guarantor) and are expressly subject (and subordinate) to the Liens on such assets granted (or purported to be granted) pursuant to any then existing, or any later executed, Credit Document on the terms and conditions provided in the Existing Intercreditor Agreement ;

(xvii) Liens on assets of Exide U.S. and/or any of its Subsidiaries securing obligations owing by Exide U.S. and/or any of its Subsidiaries to one or more banks or other financial institutions under one or more agreements or arrangements providing for credit products or credit arrangements to be made available to Exide U.S. and/or any of its Subsidiaries as part of, or in connection with, their respective cash management systems, provided that (x) the assets subject to such Liens are acceptable to the Administrative Agent, (y) the aggregate amount of obligations at any time secured by such Liens does not exceed $10,000,000 and (z) the Fair Market Value of all assets subject to such Liens does not exceed $12,000,000 in the aggregate; and

(xviii) Liens on cash and Cash Equivalents of Exide U.S. and/or any of its Subsidiaries securing obligations of Exide U.S. and/or any of its Subsidiaries under Commodity Agreements permitted by clause (xii) of the definition of “Common Permitted Investments” in this Section 11, provided that the aggregate amount of all assets subject to such Liens shall not at any time exceed $1,000,000.

“Common Restricted Action” shall mean that Exide U.S. or any of its Subsidiaries shall:

(i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption, repurchase or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due), or any prepayment, repurchase, redemption or acquisition for value as a result of any asset sale, change of control or similar event of any Third Party Scheduled Existing Indebtedness or Existing Notes, or, after the incurrence or issuance thereof, any Permitted Refinancing Indebtedness, Shareholder Subordinated Notes (except to the extent expressly permitted under clause (iv) of the definition of “Common Restricted Payments” in Section 11) or Permitted Acquired Debt; provided that (x) the Existing Notes may be exchanged for Exchange Existing Notes in accordance with the requirements of the respective definitions thereof and the relevant provisions of this Agreement and (y) so long as no Default and no Event of Default then exists or would result therefrom, (I) any Indebtedness, may be refinanced with Permitted Refinancing Indebtedness incurred to refinance same in accordance with the relevant requirements of Section 9.04 and (II) the Existing Notes may also be repaid with the net cash proceeds from any capital contribution to Exide U.S. or any sale or issuance of Equity Interests of Exide U.S. (in each case, so long as all Equity Interests issued constitute Exide U.S. Common Stock or Qualified Preferred Stock) to any Person that is not a Subsidiary of Exide U.S., in each case, in accordance with the requirements of this Agreement;

(ii) amend, modify or change any Third Party Scheduled Existing Indebtedness (other than the Existing Notes), any Permitted Acquired Debt, any Permitted Refinancing Indebtedness, any Qualified Preferred Stock, its certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation), by-laws, certificate of partnership, partnership agreement, certificate of limited liability company, limited liability company agreement (or equivalent organizational documents) or any agreement entered into by it, with respect to the items listed above or its capital stock or other Equity Interests, other than (A) any change to Third Party Scheduled Existing Indebtedness, Permitted Acquired Debt or Permitted Refinancing Indebtedness as a result of the refinancing thereof as permitted by preceding clause (i), (B) any amendments or modifications to Permitted Refinancing Indebtedness or Qualified Preferred Stock consistent with the definitions thereof provided herein and (C) any amendments, modifications or changes pursuant to this clause (ii) and any such new agreements pursuant to this clause (ii), (x) which do not in any way adversely affect the interests of the Lenders and (y) any amendment to such Person’s respective certificates of incorporation or other organizational documents to authorize the issuance of capital stock or other Equity Interests otherwise permitted to be issued pursuant to the terms of this Agreement; or

(iii) amend or modify, or permit the amendment or modification of, any provision of any Existing Notes Document, other than any technical or clarifying amendments, modifications or changes to any such Documents that are not in any way adverse to the interests of the Lenders.

“Common Restricted Payments” shall mean:

(i) (x) any Subsidiary of Exide U.S. may pay Dividends to Exide U.S. or any Wholly-Owned Subsidiary of Exide U.S. and (y) any non-Wholly-Owned Subsidiary of Exide U.S. may pay cash Dividends to its shareholders generally so long as Exide U.S. or its respective Subsidiary which owns the Equity Interest in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the Equity Interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of Equity Interests of such Subsidiary and any requirements imposed by applicable law); provided that any Dividend made pursuant to preceding clause (x) to any Wholly-Owned Subsidiary that is not a Credit Party may only be made if (A) (I) no Default and no Event of Default then exists or would result therefrom and (II) such Wholly-Owned Subsidiary promptly distributes and/or transfer any Property received pursuant to such Dividend (directly or indirectly through other Wholly-Owned Subsidiaries) to a Credit Party or (B) the Subsidiary making such Dividend is not a Credit Party;

(ii) Exide U.S. may redeem or purchase shares of Exide U.S. Common Stock or options to purchase Exide U.S. Common Stock, as the case may be, held by former officers or employees of Exide U.S. or any of its Subsidiaries following the death, disability, retirement or termination of employment of such officers or employees, provided that (w) the only consideration paid by Exide U.S. in respect of such redemptions and/or purchases shall be cash and Shareholder Subordinated Notes, (x) the sum of (A) the aggregate amount paid by Exide U.S. in cash in respect of all such redemptions and/or purchases plus (B) the aggregate amount of all principal and interest payments made on Shareholder Subordinated Notes, shall not exceed $500,000 in any Fiscal Year of Exide U.S., and (z) at the time of any redemption or purchase pursuant to this clause (ii), no Default or Event of Default shall then exist or result therefrom;

(iii) Exide U.S. and its Subsidiaries may make payments with respect to Intercompany Debt, so long as the respective payment is permitted to be made in accordance with the terms of the Intercompany Subordination Agreement;

(iv) Exide U.S. may make payments of interest and principal on the Shareholder Subordinated Notes in accordance with the terms thereof, so long as the sum of (A) the aggregate amount paid by Exide U.S. in cash in respect of all redemptions and/or purchases of Exide U.S. Common Stock pursuant to clause (ii) above, plus (B) the aggregate amount of all principal and interest payments made on Shareholder Subordinated Notes, does not exceed $500,000 in any Fiscal Year of Exide U.S.;

(v) Exide U.S. may pay regularly scheduled Dividends on its Qualified Preferred Stock pursuant to the terms thereof solely through the issuance of additional shares of such Qualified Preferred Stock rather than in cash; and

(vi) the U.S. Borrower may issue additional Plan Warrants in the event of an Additional Class P4 Distribution (if any) pursuant to the Plan of Reorganization.

“Company” shall mean any corporation, limited liability company, partnership or other business entity (or the adjectival form thereof, where appropriate).

“Compliance Period” shall mean any period (i) commencing on the date on which Excess Availability has been less than $40,000,000 for three consecutive Business Days and (ii) ending on the first date thereafter on which Excess Availability has been equal to or greater than $40,000,000 for 30 consecutive days.

“Consolidated Debt” shall mean, at any time, the sum of (without duplication) (i) all Indebtedness of Exide U.S. and its Consolidated Subsidiaries (on a consolidated basis) as would be required to be reflected as debt or Capital Leases on the liability side of a consolidated balance sheet of Exide U.S. and its Consolidated Subsidiaries in accordance with U.S. GAAP, (ii) all Indebtedness of Exide U.S. and its Consolidated Subsidiaries of the type described in clauses (ii), (vii) and (viii) of the definition of Indebtedness and (iii) all Contingent Obligations of Exide U.S. and its Consolidated Subsidiaries in respect of Indebtedness of any third Person of the type referred to in preceding clauses (i) and (ii); provided that the sum of (x) the aggregate amount available to be drawn (i.e., unfunded amounts) under all letters of credit, bankers’ acceptances, bank guaranties, surety bonds and similar obligations issued for the account of Exide U.S. or any of its Consolidated Subsidiaries (but excluding, for avoidance of doubt, all unpaid drawings or other matured monetary obligations owing in respect of such letters of credit, bankers’ acceptances, bank guaranties, surety bonds and similar obligations), (y) the amount of Indebtedness in respect of Interest Rate Protection Agreements, Other Hedging Agreements, Commodity Agreements and similar agreements shall be at any time the unrealized net loss position, if any, of Exide U.S. and/or its Subsidiaries thereunder on a marked-to-market basis determined no more than one month prior to such time and (z) the aggregate amount of any Indebtedness of Exide U.S. and its Consolidated Subsidiaries of the type described in Section 9.04A(xviii), shall not be included in any determination of “Consolidated Debt”.

“Consolidated EBITDA” shall mean, for any period, the Consolidated Net Income (without giving effect to (x) any extraordinary gains and (y) any gains or losses from sales of assets other than inventory and equipment sold in the ordinary course of business) adjusted by (x) adding thereto (in each case to the extent deducted in determining Consolidated Net Income for such period), without duplication, the amount of (i) total interest expense (inclusive of amortization of deferred financing fees and any other original issue discount) of Exide U.S. and its Consolidated Subsidiaries determined on a consolidated basis for such period, (ii) provision for taxes based on income and foreign withholding taxes for Exide U.S. and its Consolidated Subsidiaries determined on a consolidated basis for such period, (iii) all depreciation and amortization expense of Exide U.S. and its Consolidated Subsidiaries determined on a consolidated basis for such period, (iv) any other non-cash charges incurred in such period to the extent that same were deducted in arriving at Consolidated Net Income for such period (other than non-cash charges incurred in connection with the accrual of pension liabilities in accordance with U.S. GAAP), (v) the amount of all fees and expenses incurred (including prepayment premiums) in connection with the Transaction or the incurrence of any Permitted Refinancing Indebtedness for such period to the extent same were deducted in arriving at Consolidated Net Income for such period, (vi) for any Test Period which includes any portion of any Fiscal Quarter ending on or before March 31, 2007 and set forth on Schedule 11(A), an amount up to the amount set forth opposite such Fiscal Quarter under the caption “Restructuring Charges” on Schedule 11(A), to the extent such Restructuring Charges were actually recorded or accrued before March 31, 2007 and during such period and were deducted in arriving at Consolidated Net Income for such period, (vii) the amount of Restructuring Charges recorded or accrued during such period to the extent such Restructuring Charges were deducted in arriving at Consolidated Net Income for such period, in an aggregate amount not to exceed (I) $15,000,000 for all add-backs pursuant to this clause (vii) in any Fiscal Year or (II) $55,000,000 for all add-backs pursuant to this clause (vii) for all periods after March 31, 2007, provided that additional add-backs may be made pursuant to this clause (vii) in an amount equal to the cash proceeds (net of reasonable costs) received by Exide U.S. from any capital contribution or sale or issuance of Exide U.S. Common Stock or Qualified Preferred Stock after the Initial Borrowing Date, to the extent that such cash proceeds were used to pay Restructuring Charges (it being understood and agreed that in determining whether such cash proceeds were used to pay Restructuring Charges, any such cash proceeds used to repay Revolving Loans and Swingline Loans pending their use to pay Restructuring Charges shall be deemed to have been used to pay Restructuring Charges for purposes of this clause (vii)), (viii) for any Test Period which includes any portion of the Fiscal Quarter ending closest to June 30, 2006, the amount of any loss incurred by Exide U.S. upon the termination of an Other Hedging Agreement during such Fiscal Quarter, in an aggregate amount not to exceed $12,000,000 for all add-backs pursuant to this clause (viii), (ix) for any period which includes any portion of Fiscal Year 2008, the amount of any fees and/or expenses paid by Exide U.S. and/or any of its Subsidiaries to the principal consultant for Exide U.S.’s Take Charge! efficiency and cost-reduction initiative expensed during Fiscal Year 2008, in an aggregate amount not to exceed $10,000,000 for all add-backs pursuant to this clause (ix) and (x) for any period which includes any portion of Fiscal Year 2009, the amount of any fees and/or expenses paid by Exide U.S. and/or any of its Subsidiaries to the principal consultant for Exide U.S.’s Take Charge! efficiency and cost-reduction initiative in connection with phase II thereof, expensed during Fiscal Year 2009, in an aggregate amount not to exceed $5,000,000 for all add-backs pursuant to this clause (x) and (y) subtracting therefrom, (i) to the extent included in arriving at Consolidated Net Income for such period, the amount of non-cash gains during such period and (ii) the aggregate amount of all cash payments made during such period in connection with non-cash charges incurred in a prior period (other than cash payments made in such period with respect to pension liabilities accrued in a prior period in accordance with U.S. GAAP), to the extent such non-cash charges were added back pursuant to clause (x)(iv) above in a prior period. For the avoidance of doubt, it is understood and agreed that, to the extent any amounts are excluded from Consolidated Net Income by virtue of the proviso to the definition thereof contained herein, any add backs to Consolidated Net Income in determining Consolidated EBITDA as provided above shall be limited (or denied) in a fashion consistent with the proviso to the definition of Consolidated Net Income contained herein.

“Consolidated Net Income” shall mean, for any period, the net income (or loss) of Exide U.S. and its Consolidated Subsidiaries determined on a consolidated basis for such period (taken as a single accounting period) in accordance with U.S. GAAP, provided that the following items shall be excluded in computing Consolidated Net Income (without duplication): (i) the net income (or loss) of any Person in which the Person or Persons other than Exide U.S. and its Wholly Owned Subsidiaries has an Equity Interest or Equity Interests to the extent of such Equity Interests held by Persons other than Exide U.S. and its Wholly-Owned Subsidiaries in such Person, (ii) except for determinations expressly required to be made on a Pro Forma Basis, the net income (or loss) of any Person accrued prior to the date it becomes a Consolidated Subsidiary or all or substantially all of the property or assets of such Person are acquired by a Consolidated Subsidiary and (iii) the net income of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Consolidated Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary.

“Consolidated Subsidiary” shall mean, with respect to any Person, at any date, any other Person the Equity Interests of which are owned by such Person and whose financial results are consolidated in the financial statements of such Person in accordance with U.S. GAAP (and consistent with the consolidation practices of Exide U.S. as in effect on the Effective Date), if such statements were prepared as of such date.

“Contingent Obligation” shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of any other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the lesser of (x) the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith and (y) the stated amount of such Contingent Obligation.

“Continuing Directors” shall mean the directors of Exide U.S. on the Initial Borrowing Date and each other director if such director’s election to, or nomination for the election to, the Board of Directors of Exide U.S. is recommended or approved by a majority of then Continuing Directors.

“Core Foreign Concentration Account” shall have the meaning provided in Section 4.03(e).

“Core U.S. Concentration Account” shall have the meaning provided in Section 4.03(e).

“Credit Account” shall have the meaning provided in Section 4.03(g).

“Credit Agreement Parties” shall mean Exide U.S., each other U.S. ABL Borrower and the European Borrower.

“Credit Documents” shall mean this Agreement, the Notes, each Subsidiaries Guaranty, the Intercompany Subordination Agreement, each Security Document and any other guarantees or security documents executed and delivered for the benefit of the Lenders in accordance with the requirements of this Agreement and any other guaranties, pledge agreements or security documents executed and delivered in accordance with the requirements of Sections 8.11 and/or 9.13.

“Credit Event” shall mean the making of a Loan (other than a Revolving Loan made pursuant to a Mandatory Borrowing) or the issuance of a Letter of Credit.

“Credit Party” shall mean each U.S. Credit Party and each Foreign Credit Party.

“DB Account” shall have the meaning provided in Section 4.03(f)(ii).

“DBL” shall have the meaning provided in Section 12.16.

“DBNY” shall mean Deutsche Bank AG New York Branch, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

“DBNY Account” shall have the meaning provided in Section 4.03(f)(i).

“Default” shall mean any event, act or condition, which with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender with respect to which a Lender Default is in effect.

“Deposit Account” shall mean any “deposit account” (as such term is defined in Article 9 of the UCC).

“Dilution” shall mean, as of any date of determination, a percentage, based upon the experience of the immediately prior period of at least 180 consecutive days, that is the result of dividing the U.S. Dollar amount (for this purpose, using the U.S. Dollar Equivalent of amounts not denominated in U.S. Dollars) of (x) in the case of U.S. ABL Borrowers’ Accounts, (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to such U.S. ABL Borrowers’ Accounts during such period, by (b) such U.S. ABL Borrowers’ billings with respect to their Accounts during such period and (y) in the case of Foreign Borrowing Base ABL Subsidiary Guarantors’ Accounts, (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to such Foreign Borrowing Base ABL Subsidiary Guarantors’ Accounts during such period, by (b) such Foreign Borrowing Base ABL Subsidiary Guarantors’ billings with respect to their Accounts during such period.

“Dilution Reserve” shall mean, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by one (1) percentage point (1.00%) for each percentage point by which Dilution in respect of such Eligible Accounts is in excess of 5.00%.

“Discretionary Amount” shall mean $20,000,000.

“Discretionary Uses” shall mean (a) the amount of Permitted Acquisitions consummated pursuant to Section 8.14A(a) after the Effective Date, (b) the amount of Investments made pursuant to Section 9.05A(ii) after the Effective Date, (c) the amount of Dividends paid pursuant to Section 9.06A(ii) after the Effective Date and (d) the amount of payments, prepayments, redemptions, repurchases and acquisitions for value made pursuant to Section 9.10A after the Effective Date. In the event that Exide U.S. or one or more of its Subsidiaries consummates a Discretionary Use in reliance on a basket referred to in the preceding sentence, and the Payment Conditions are thereafter satisfied, such action shall be deemed to have been made at a time when the Payment Conditions are satisfied, shall not be deemed to be Discretionary Uses and no portion of the Discretionary Amount shall have been used or deemed to have been used.

“Dividend” shall have the meaning provided in Section 9.06A.

“Documents” shall mean and include (i) the Credit Documents, (ii) the Refinancing Documents and (iii) the Existing Intercreditor Agreement.

“Domestic Subsidiary” shall mean, as to any Person, any Subsidiary of such Person incorporated or organized in the United States or any State or territory thereof.

“Dominion Period” shall mean any period (i) commencing on the date on which the sum of (I) Excess Availability plus (II) the aggregate amount of all collected amounts held in the DBNY Account and the DB Account is less than $40,000,000 and (ii) ending on the first date thereafter on which the sum of (I) Excess Availability plus (II) the aggregate amount of all collected amounts held in the DBNY Account and the DB Account, has been equal to or greater than $40,000,000 for 30 consecutive days; provided that if there have been more than two Dominion Periods in the preceding four consecutive Fiscal Quarters then a Dominion Period will not end pursuant to clause (ii) above until such time as there shall have been two or fewer Dominion Periods in the preceding four consecutive Fiscal Quarter periods.

“Drawing” shall have the meaning provided in Section 2.05(b).

“Dutch Financial Supervision Act” shall mean the Financial Supervision Act (Wet op Het Financieel Toezicht) as amended from time to time.

“Effective Date” shall have the meaning provided in Section 13.10.

“EH International” shall mean EH International, LLC, a limited liability company organized under the laws of the State of Delaware.

“Eligible Accounts” shall mean those Accounts created by one of the U.S. ABL Borrowers or Foreign Borrowing Base ABL Subsidiary Guarantors in the ordinary course of its business, that arise out of its sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made in the Credit Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits, unapplied cash, returns, rebates, discounts, credits, allowances or sales or excise taxes. Eligible Accounts shall not include the following:

(a) Accounts that the Account Debtor has failed to pay within 120 days of original invoice date or more than 60 days after the original due date,

(b) Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of the total amount of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible hereunder,

(c) Accounts with respect to which the Account Debtor is (i) an Affiliate of any U.S. ABL Borrower or Foreign Borrowing Base ABL Subsidiary Guarantor or (ii) an employee or agent of any U.S. ABL Borrower or Foreign Borrowing Base ABL Subsidiary Guarantor or any Affiliate of such U.S. ABL Borrower or Foreign Borrowing Base ABL Subsidiary Guarantor,

(d) Accounts with respect to which the sale to the Account Debtor is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper,

(e) Accounts that are not payable in U.S. Dollars; provided that Accounts created by a Foreign Borrowing Base ABL Subsidiary Guarantor may also be payable in Euros, Sterling, Australian Dollars, New Zealand Dollars and/or Canadian Dollars,

(f) Accounts with respect to which the Account Debtor is not a Governmental Authority unless: (i) the address of the Account Debtor listed on the Account is located in an Applicable Eligible Jurisdiction and (x) the Account Debtor either (A) maintains its Chief Executive Office in an Applicable Eligible Jurisdiction, (B) is organized under the laws of an Applicable Eligible Jurisdiction or any state, territory, province or subdivision thereof, or (C) is resident or situated in an Applicable Eligible Jurisdiction and (y) Exide U.S. in good faith believes that the Accounts of such Account Debtor included pursuant to this clause (i) are not subject to the laws of a jurisdiction that is not an Applicable Eligible Jurisdiction which could diminish the amount recovered with respect to such Accounts (such as, for example, but not limited to, reductions as a result or retention of title issues, priority claims, etc.), (ii) Accounts of Foreign Borrowing Base ABL Subsidiary Guarantors where the Account Debtor is reasonably acceptable to the Administrative Agent in its Permitted Discretion, in an aggregate amount not to exceed $4,000,000; or (iii) (A) the Account is supported by an irrevocable letter of credit reasonably satisfactory to the Administrative Agent and the Collateral Agent in its respective Permitted Discretion (as to form, substance, and issuer or domestic confirming bank), or (B) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, reasonably satisfactory to the Administrative Agent and the Collateral Agent, in their respective Permitted Discretion,

(g) Accounts with respect to which the Account Debtor is a Governmental Authority (other than Accounts with respect to which the Account Debtor is a U.S. Governmental Authority and the applicable U.S. ABL Borrower has complied, to the reasonable satisfaction of the Administrative Agent, with the Assignment of Claims Act, 31 USC § 3727), unless (i) the Account is supported by an irrevocable letter of credit reasonably satisfactory to the Administrative Agent and the Collateral Agent, in their respective Permitted Discretion (as to form, substance, and issuer or domestic confirming bank), (ii) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, reasonably satisfactory to the Administrative Agent and the Collateral Agent, in their respective Permitted Discretion, or (iii) Accounts in an aggregate amount not to exceed $4,000,000 with respect to which the Account Debtor is a U.S. Governmental Authority if Excess Availability (determined without regard to any Accounts otherwise included therein pursuant to this clause (iii)) is greater than $50,000,000 at such time,

(h) Accounts with respect to which the Account Debtor (i) is a creditor of any U.S. ABL Borrower or Foreign Borrowing Base ABL Subsidiary Guarantor, (ii) has or has asserted a right of setoff, or (iii) has disputed its obligation to pay all or any portion of the Account, in each case to the extent of such claim, right of setoff, or dispute or the Account is contingent in any respect or for any reason (the amount of each such offset includes, but is not limited to, tolling liability, which is represented by the value of materials that are owned by any Account Debtor but that are in the possession of a U.S. ABL Borrower or Foreign Borrowing Base ABL Subsidiary Guarantor for the purpose of being tolled into finished goods for an Account Debtor),

(i) Accounts with respect to an Account Debtor whose total obligations owing to one or more U.S. ABL Borrowers or Foreign Borrowing Base ABL Subsidiary Guarantors exceed 12% of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Administrative Agent or the Collateral Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,

(j) Accounts with respect to which the Account Debtor shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing,

(k) Accounts that are not subject to a valid and perfected first priority Lien in favor of the Collateral Agent pursuant to the relevant Security Document and no other Lien (other than junior Liens permitted pursuant to Section 9.03A),

(l) Accounts with respect to which (i) the goods giving rise to such Account have not been shipped to the Account Debtor or the goods have been shipped to the Account Debtor with shipping terms of FOB destination and the goods have not been received by the Account Debtor, (ii) the services giving rise to such Account have not been performed by the applicable U.S. ABL Borrower or Foreign Borrowing Base ABL Subsidiary Guarantor and its Subsidiaries or (iii) the Account otherwise does not represent a final sale,

(m) Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by the applicable U.S. ABL Borrower or Foreign Borrowing Base ABL Subsidiary Guarantor and its respective Affiliates of the subject contract for goods or services,

(n) Accounts with respect to which the applicable U.S. ABL Borrower or Foreign Borrowing Base ABL Subsidiary Guarantor has made any agreement with any Account Debtor for any deduction therefrom (but only to the extent of such deductions from time to time), except for discounts or allowances made in the ordinary course of business for prompt payment and except for volume discounts, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto and except for returns, rebates or credits reflected in the calculation of the face value of each such amount,

(o) Accounts with respect to which any return, rejection or repossession of the applicable merchandise has occurred or the rendition of services has been disputed,

(p) any Account that is not payable to a U.S. ABL Borrower or Foreign Borrowing Base ABL Subsidiary Guarantor,

(q) any Account that has not been invoiced,

(r) with respect to Accounts of the Foreign Borrowing Base ABL Subsidiary Guarantors, Accounts with respect to which the agreement evidencing such Accounts are not governed by the laws of Australia, Canada, England or New Zealand or any state in the United States, or the laws of such other jurisdictions acceptable to the Administrative Agent and the Collateral Agent in their Permitted Discretion, or

(s) Accounts for which credit insurance has been requested and denied.

“Eligible Foreign Accounts” shall mean the Eligible Accounts owned by any Foreign Borrowing Base ABL Subsidiary Guarantors.

“Eligible Foreign Inventory” shall mean the Eligible Inventory owned by the Specified Foreign Borrowing Base ABL Subsidiary Guarantors.

“Eligible Inventory” shall mean Inventory of the U.S. ABL Borrowers and the Specified Foreign Borrowing Base ABL Subsidiary Guarantors consisting of first quality goods, including raw materials and work in progress, of a type held for sale in the ordinary course of the respective U.S. ABL Borrowers’ or Specified Foreign Borrowing Base ABL Subsidiary Guarantor’s business, that complies with each of the representations and warranties respecting Eligible Inventory made in the Credit Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with the respective U.S. ABL Borrowers’ or Specified Foreign Borrowing Base ABL Subsidiary Guarantor’s, historical accounting practices. An item of Inventory shall not be included in Eligible Inventory if:

(a) a U.S. ABL Borrower or Specified Foreign Borrowing Base ABL Subsidiary Guarantor does not have good, valid, and marketable title thereto,

(b) it is not located at one of the locations in the continental United States or Canada set forth on Schedule IV, as same may be modified from time to time to the extent promptly notified to the Administrative Agent and the Collateral Agent,

(c) it is located on real property leased by a U.S. ABL Borrower or Specified Foreign Borrowing Base ABL Subsidiary Guarantor or in a contract warehouse, in each case, unless (i) it is subject to a Collateral Access Agreement executed by the lessor or warehouseman, as the case may be, and unless it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises; provided that to the extent a Collateral Access Agreement has not been obtained with respect to Inventory located on any such property on or prior to the Initial Borrowing Date, such Inventory shall not be deemed ineligible pursuant to this clause (c)(i) so long as the relevant Collateral Access Agreement is obtained on or prior to the 90th day after the Initial Borrowing Date (or such later date as may be agreed to by the Administrative Agent), (ii) a Rent Reserve has been taken against such Inventory in the Administrative Agent’s or the Collateral Agent’s Permitted Discretion or (iii) the aggregate U.S. Dollar Equivalent of the amount of all Inventory of the U.S. ABL Borrowers and Specified Foreign Borrowing Base ABL Subsidiary Guarantors located at such location does not exceed $250,000,

(d) it is not subject to a valid and perfected first priority Lien in favor of the Collateral Agent pursuant to the relevant Security Document,

(e) it consists of goods that are obsolete or slow moving, restrictive or custom items, or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in a U.S. ABL Borrower’s or Specified Foreign Borrowing Base ABL Subsidiary Guarantor’s business, bill and hold goods, defective or unusable goods, or Inventory acquired on consignment,

(f) it is not owned by such U.S. ABL Borrower or Specified Foreign Borrowing Base ABL Subsidiary Guarantor free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure such U.S. ABL Borrower’s or Specified Foreign Borrowing Base ABL Subsidiary Guarantor’s performance with respect to that Inventory), except the Liens created pursuant to the Security Documents and other Liens permitted pursuant to Section 9.03A,

(g) it is in transit unless such otherwise Eligible Inventory is in transit from (A) (1) a location in an Applicable Eligible Jurisdiction owned or, subject to the restrictions set forth in clause (c) above, leased by a Credit Party or (2) a location in an Applicable Eligible Jurisdiction identified on Schedule IV (as such Schedule may be updated from time to time as promptly notified to the Administrative Agent and the Collateral Agent) to (B) (1) a location in an Applicable Eligible Jurisdiction owned or, subject to the restrictions set forth in clause (c) above, leased by a Credit Party or (2) a location in an Applicable Eligible Jurisdiction identified on Schedule IV (as such Schedule may be updated from time to time as promptly notified to the Administrative Agent and the Collateral Agent),

(h) it is covered by a negotiable document of title, unless such document has been delivered to Administrative Agent or the Collateral Agent with all necessary endorsements, free and clear of all Liens except those created pursuant to the Security Documents,

(i) it consists of any costs associated with “freight-in” charges,

(j) it consists of any gross profit mark-up in connection with the sale and distribution thereof to any division of any U.S. ABL Borrower or Specified Foreign Borrowing Base ABL Subsidiary Guarantor or to any Affiliate of such U.S. ABL Borrower or Specified Foreign Borrowing Base ABL Subsidiary Guarantor, but only to such extent of the gross profit mark-up,

(k) it consists of Hazardous Materials or goods that in either case can be transported or sold only with licenses that have not been obtained or are not otherwise readily available (unless otherwise deemed to be Eligible Inventory by Administrative Agent and the Collateral Agent in their respective Permitted Discretion),

(l) it is not covered by casualty insurance as required by terms of this Agreement, or

(m) it was produced in violation of the Fair Labor Standards Act and subject to the “hot goods” provision contained in Title 29 U.S.C. §215(a)(1), to the extent applicable.

“Eligible Transferee” shall mean and include a commercial bank, a mutual fund, an insurance company, a financial institution, a “qualified institutional buyer” (as defined in Rule 144A of the Securities Act), any fund that regularly invests in bank loans or any other “accredited investor” (as defined in Regulation D of the Securities Act), but in any event excluding any individual and Exide U.S. and its Subsidiaries and Affiliates (determined without regard to the proviso to the definition thereof); provided, that to be an Eligible Transferee hereunder with respect to any assignment of Revolving Loan Commitments (and related outstanding Obligations hereunder), European Borrower U.S. Dollar Term Loans and/or European Borrower Euro Term Loans, in any such case, in an aggregate principal amount of less than €50,000 (for this purpose, using the U.S. Dollar Equivalent of amounts not denominated in U.S. Dollars) the respective assignee must qualify as a professional market party under the Dutch Financial Supervision Act.

“Eligible U.S. Accounts” shall mean the Eligible Accounts owned by the U.S. ABL Borrowers.

“Eligible U.S. Inventory” shall mean the Eligible Inventory owned by the U.S. ABL Borrowers.

“End Date” shall have the meaning provided in the definition of Applicable Margin.

“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, written notices of non-compliance or violation, investigations or proceedings relating in any way to any violation (or alleged violation) by Exide U.S. or any of its Subsidiaries under any Environmental Law or any permit issued to Exide U.S. or any of its Subsidiaries under any such law (hereafter “Claims”), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

“Environmental Law” shall mean any federal, state or local policy having the force and effect of law, statute, law, rule, regulation, ordinance, code or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any legally-binding judicial or administrative order, consent, decree or judgment (for purposes of this definition (collectively, “Laws”)), relating to pollution or protection of the environment, or Hazardous Materials or health and safety to the extent such health and safety issues arise under the Occupational Safety and Health Act of 1970, as amended, or any such similar Laws.

“Equipment” shall mean “equipment” (as such term is defined in Article 9 of the UCC) and includes machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), computer hardware, tools, parts, and goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interest in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) which together with Exide U.S. or a Subsidiary of Exide U.S. would be deemed to be a “single employer” (i) within the meaning of Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of Exide U.S. or a Subsidiary of Exide U.S. being or having been a general partner of such Person.

“Euro Denominated Letter of Credit” shall mean each Letter of Credit denominated in Euros.

“Euro Denominated Letter of Credit Outstandings” shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Euro Denominated Letters of Credit at such time and (ii) the aggregate amount of all Unpaid Drawings with respect to Euro Denominated Letters of Credit at such time.

“Euro Denominated Loan” shall mean all Loans denominated in Euros, including all Euro Denominated Term Loans, Euro Denominated Revolving Loans and all Euro Denominated Swingline Loans.

“Euro Denominated Revolving Loan” shall mean each Revolving Loan denominated in Euros at the time of the incurrence thereof.

“Euro Denominated Swingline Loan” shall mean each Swingline Loan denominated in Euros at the time of the incurrence thereof.

“Euro Denominated Term Loan” shall mean each European Borrower Euro Term Loan.

“Euro Equivalent” shall mean, at any time for the determination thereof, the amount of Euros which could be purchased with the amount of U.S. Dollars involved in such computation at the spot rate of exchange therefor as quoted by the Administrative Agent as of 11:00 A.M. (New York time) on the date two Business Days prior to the date of any determination thereof for purchase on such date with respect to Euro Denominated Revolving Loans and on the date of any determination thereof for purchase on such date with respect to Euro Denominated Swingline Loans (or, in the case of any determination pursuant to Section 1.14 or 13.22 of this Agreement or Section 26 (or any analogous provision) of any Subsidiaries Guaranty, on the date of determination).

“Euro LIBOR” shall mean, with respect to each Borrowing of Euro Denominated Revolving Loans, (i) the rate per annum for deposits in Euros as determined by the Administrative Agent for a period corresponding to the duration of the relevant Interest Period which appears on Reuters Page EURIBOR-01 (or any successor page) at approximately 11:00 A.M. (Brussels time) on the date which is two Business Days prior to the commencement of such Interest Period or (ii) if such rate is not shown on Reuters Page EURIBOR-01 (or any successor page), the average offered quotation to prime banks in the Euro-zone interbank market by the Administrative Agent for Euro deposits of amounts comparable to the principal amount of the Euro Denominated Loan to be made by the Administrative Agent as part of such Borrowing (or, if the Administrative Agent is not a Lender with respect thereto, taking the average principal amount of the Euro Denominated Loan then being made by the various Lenders) with maturities comparable to the Interest Period to be applicable to such Loan (rounded upward to the next whole multiple of 1/16 of 1%), determined as of 11:00 A.M. (Brussels time) on the date which is two Business Days prior to the commencement of such Interest Period; provided that in the event the Administrative Agent has made any determination pursuant to Section 1.10(a)(i) in respect of Loans denominated in Euros, or in the circumstances described in clause (i) to the proviso to Section 1.10(b) in respect of Loans denominated in Euros, Euro LIBOR determined pursuant to this definition shall instead be the rate determined by the Administrative Agent as the all-in-cost of funds for the Administrative Agent (or such other Lender) to fund a Borrowing of Loans denominated in Euros with maturities comparable to the Interest Period applicable thereto.

“Euro Rate” shall mean and include each of the Eurodollar Rate, Euro LIBOR and the Overnight Euro Rate.

“Euro Rate Loan” shall mean each Eurodollar Loan and each Euro Denominated Loan.

“Eurodollar Loans” shall mean each U.S. Dollar Denominated Loan (excluding Swingline Loans) designated as such by the respective Borrower or Borrowers at the time of the incurrence thereof or conversion thereto.

“Eurodollar Rate” shall mean, for any Interest Period, in the case of any U.S. Dollar Denominated Loan, (i) the arithmetic average (rounded upwards to the nearest 1/16 of 1%) of the offered quotation to first class banks in the interbank Eurodollar market by DBNY for U.S. Dollar deposits of amounts in immediately available funds comparable to the principal amount of the applicable Eurodollar Loan then being made by the Administrative Agent as part of the relevant Borrowing (or, if the Administrative Agent is not a Lender with respect thereto, taking the average principal amount of the Eurodollar Loan then being made by the various Lenders pursuant thereto) for which the Eurodollar Rate is being determined with maturities comparable to the Interest Period for which such Eurodollar Rate will apply, as of approximately 10:00 A.M. (New York time) on the Interest Determination Date divided by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D). The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive and binding on the Borrowers absent demonstrable error.

“European ABL Holdcos” shall mean Exide Technologies (Transportation) Limited, a company organized under the laws of England and Euro Exide Corporation Limited, a company organized under the laws of England; provided that, to the extent acceptable to the Administrative Agent in its sole discretion, Exide U.S. may designate another Wholly-Owned Foreign Subsidiary as a European ABL Holdco.

“European Borrower” shall have the meaning provided in the first paragraph of this Agreement.

“European Borrower Euro Term Loan” shall have the meaning provided in Section 1.01(c).

“European Borrower Euro Term Loan Commitment” shall mean, with respect to each Lender, the amount set forth opposite such Lender’s name in Schedule I directly below the column entitled “European Borrower Euro Term Loan Commitment”, as the same may be terminated pursuant to Sections 3.03 and/or 10.

“European Borrower Euro Term Note” shall have the meaning provided in Section 1.05(a).

“European Borrower Letter of Credit” shall mean each Letter of Credit (which may be denominated in U.S. Dollars or Euros) issued for the account of the European Borrower pursuant to Section 2.01 and designated as such by the European Borrower in the respective Letter of Credit Request.

“European Borrower Letter of Credit Outstandings” shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding European Borrower Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings (taking the U.S. Dollar Equivalent of all amounts payable in Euros) in respect of all European Borrower Letters of Credit.

“European Borrower Obligations” shall mean all Obligations owing to the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender by the European Borrower.

“European Borrower Revolving Loans” shall have the meaning provided in Section 1.01(d) and shall include all Agent Advances made to the European Borrower.

“European Borrower Revolving Note” shall have the meaning provided in Section 1.05(a).

“European Borrower Swingline Loan” shall have the meaning provided in Section 1.01(e) and shall include all Agent Advances made to the European Borrower.

“European Borrower Swingline Note” shall have the meaning provided in Section 1.05(a).

“European Borrower Term Loans” shall mean the European Borrower U.S. Dollar Term Loans and the European Borrower Euro Term Loans.

“European Borrower U.S. Dollar Term Loan” shall mean have the meaning provided in Section 1.01(b).

“European Borrower U.S. Dollar Term Loan Commitment” shall mean, with respect to each Lender, the amount set forth opposite such Lender’s name in Schedule I directly below the column entitled “European Borrower U.S. Dollar Term Loan Commitment”, as the same may be terminated pursuant to Sections 3.03 and/or 10.

“European Borrower U.S. Dollar Term Note” shall have the meaning provided in Section 1.05(a).

“Euros” and the designation “€” shall mean the currency introduced on January 1, 1999 at the start of the third stage of European economic and monetary union pursuant to the Treaty (expressed in euros).

“Event of Default” shall have the meaning provided in Section 10.

“Excess Availability” shall mean, at any time, the amount by which the least of (A) the Total ABL Commitment at such time, (B) the Total Borrowing Base at such time (as determined pursuant to the Borrowing Base Certificate most recently delivered) and (C) the maximum principal amount of Loans that may be incurred in accordance with, and without violating the provisions of, the Senior Secured Notes Indenture (including, without limitation, Section 4.08 thereof) or any applicable Permitted Refinancing Test (based on the Senior Secured Notes Cap Certificate last delivered) exceeds (y) the Aggregate RL Facility Exposure at such time.

“Excess Cash Flow” shall mean, for any Excess Cash Flow Payment Period, the remainder of (a) the sum (without duplication) of (i) the “net cash provided by operating activities” as shown on Exide U.S.’s “Consolidated Statement of Cash Flows” as delivered with its financial statements for the relevant Excess Cash Flow Payment Period pursuant to Section 8.01(c) and (ii) any return of capital during such period in respect of Investments previously made, or deemed made, by Exide U.S. and its Subsidiaries in Persons that are not Subsidiaries of Exide U.S. pursuant to Sections 9.05A(ii) or 9.05B(ii), minus (b) the sum of (i) the amount of Capital Expenditures made by Exide U.S. and its Subsidiaries on a consolidated basis during such period to the extent otherwise permitted under this Agreement (other than Capital Expenditures to the extent financed with equity proceeds, Equity Interests, asset sale proceeds, insurance proceeds or Indebtedness (other than with Revolving Loans or Swingline Loans)), (ii) the aggregate amount (on a consolidated basis) of permanent principal payments of Indebtedness for borrowed money of Exide U.S. and its Subsidiaries and the permanent repayment of the principal component of Capitalized Lease Obligations of Exide U.S. and its Subsidiaries (excluding (1) repayments made pursuant to the Refinancing, (2) repayments with proceeds of asset sales or insurance, (3) payments with the proceeds of Indebtedness or equity and (4) payments of Loans or other Obligations, provided that repayments of Loans shall only be deducted in determining Excess Cash Flow if such repayments were (x) required as a result of a Scheduled Repayment under Section 4.02(b) or (y) made as a voluntary prepayment pursuant to Section 4.01 with internally generated funds (but in the case of a voluntary prepayment of Revolving Loans or Swingline Loans, only to the extent accompanied by a voluntary reduction to the Total Revolving Loan Commitment in an amount equal to such repayment)) during such period, (iii) cash Investments made during such period by Exide U.S. and its Subsidiaries in Persons that are not Subsidiaries of Exide U.S. pursuant to Sections 9.05A(ii) or 9.05B(ii) and (iv) without duplication of amounts deducted in the preceding clauses (b)(i), (ii) and (iii), the amount of cash expended in respect of Permitted Acquisitions during such period, except to the extent financed with equity proceeds, asset sale proceeds, insurance proceeds or Indebtedness.

“Excess Cash Flow Payment Period” shall mean, with respect to any Excess Cash Payment Date, the immediately preceding Fiscal Year of Exide U.S.

“Excess Cash Payment Date” shall mean the date occurring 95 days after the last day of a Fiscal Year of Exide U.S. (commencing with the Fiscal Year of Exide U.S. ended closest to March 31, 2008).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Existing Notes” shall mean the Exchange Senior Secured Notes and the Exchange Senior Subordinated Notes.

“Exchange Senior Secured Notes” shall mean senior notes issued by Exide U.S. pursuant to a registered exchange offer or private exchange offer for the Senior Secured Notes pursuant to the Senior Secured Notes Indenture, which senior notes are substantially identical securities to the Senior Secured Notes. In no event will the issuance of any Exchange Senior Secured Notes increase the aggregate principal amount of the Senior Secured Notes then outstanding or otherwise result in an increase in the interest rate applicable to such Senior Secured Notes.

“Exchange Senior Subordinated Convertible Notes” shall mean senior notes issued by Exide U.S. pursuant to a registered exchange offer or private exchange offer for the Senior Subordinated Convertible Notes pursuant to the Senior Subordinated Convertible Notes Indenture, which senior notes are substantially identical securities to the Senior Subordinated Convertible Notes. In no event will the issuance of any Exchange Senior Subordinated Convertible Notes increase the aggregate principal amount of the Senior Subordinated Convertible Notes then outstanding or otherwise result in an increase in the interest rate applicable to such Senior Subordinated Convertible Notes.

“Exempted Deposit Account” shall mean a Deposit Account the balance of which consists exclusively of (A) withheld income taxes and federal, state, local or foreign employment taxes in such amounts as are required in the reasonable judgment of any Borrower to be paid to the Internal Revenue Service or any other U.S. federal, state or local or foreign government agencies within the following two months with respect to employees of any of the Credit Parties and (B) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 or any Foreign Pension Plan on behalf of or for the benefit of employees of one or more Credit Parties.

“Exempted Disbursement Account” shall mean a U.S. Disbursement Account designated as an “Exempted Disbursement Account” on Part C of Schedule 9.15 from time to time.

“Exide B.V.” shall mean Exide Holding Netherlands B.V.

“Exide Italia” shall mean Exide Italia S.R.L.

“Exide U.S.” shall have the meaning provided in the first paragraph of this Agreement.

“Exide U.S. Common Stock” shall have the meaning provided in Section 7.12(a).

“Existing Credit Agreement” shall mean the Credit Agreement, dated as of May 5, 2004, among Exide U.S., the European Borrower, the lenders party thereto, Credit Suisse First Boston and Fleet Securities, Inc., as Syndication Agents, Credit Suisse First Boston, as Book Running Manager, Deutsche Bank Securities Inc., as Sole Lead Arranger and Book Running Manager, and DBNY, as Administrative Agent, as in effect on the Effective Date (immediately prior to the occurrence thereof).

“Existing Indebtedness Agreements” shall mean all agreements evidencing or relating to any Scheduled Existing Indebtedness of Exide U.S. or any of its Subsidiaries.

“Existing Intercreditor Agreement” shall mean the Intercreditor Agreement, dated as of March 18, 2005, among Exide U.S., DBNY, SunTrust Bank and the PBGC, as in effect on the Effective Date and as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Existing Letters of Credit” shall have the meaning provided in Section 2.01(c).

“Existing Notes” shall mean the Senior Secured Notes and the Senior Subordinated Convertible Notes.

“Existing Notes Documents” shall mean the Senior Secured Notes Documents and the Senior Subordinated Convertible Notes Documents.

“Existing Notes Indentures” shall mean the Senior Secured Notes Indenture and the Senior Subordinated Convertible Notes Indenture.

“Expenses” shall mean all present and future reasonable and invoiced expenses incurred by or on behalf of any Agent, or any Issuing Lender in connection with this Agreement, any other Credit Document or otherwise in its capacity as a Agent under this Agreement or under any Security Document or as an Issuing Lender under this Agreement, whether incurred heretofore or hereafter, which expenses shall include, without limitation, the cost of record searches, the reasonable fees and expenses of attorneys and paralegals, all reasonable and invoiced costs and expenses incurred by any Agent in opening bank accounts, depositing checks, electronically or otherwise receiving and transferring funds, and any other charges imposed on any Agent due to insufficient funds of deposited checks and the standard fee of any Agent relating thereto, reasonable collateral examination fees and expenses, reasonable fees and expenses of accountants, appraisers or other consultants, experts or advisors employed or retained by any Agent, fees and taxes related to the filing of financing statements, reasonable costs of preparing and recording any other Credit Documents, all expenses, costs and fees set forth in this Agreement and the other Credit Documents, all other fees and expenses required to be paid pursuant to any other letter agreement and all reasonable fees and expenses incurred in connection with releasing Collateral and the amendment or termination of any of the Credit Documents.

“Facing Fee” shall have the meaning provided in Section 3.01(c).

“Fair Market Value” shall mean, with respect to any asset, the price at which a willing buyer, not an Affiliate of the seller, and a willing seller who does not have to sell, would agree to purchase and sell such asset, as determined in good faith by the board of directors or other governing body or, pursuant to a specific delegation of authority by such board of directors or governing body, a designated senior executive officer, of Exide U.S., or the Subsidiary of Exide U.S. selling such asset.

“Factoring Agreement” shall mean an agreement, in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which certain Foreign Subsidiaries of Exide U.S. that are not Foreign Borrowing Base ABL Subsidiary Guarantors shall sell certain receivables to an unrelated third party.

“Federal Funds Rate” shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Lender of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

“Fees” shall mean all amounts payable pursuant to, or referred to in, Section 3.01.

“Fiscal Quarter” shall mean for any Fiscal Year of Exide U.S. and its Subsidiaries, the fiscal quarters ending on, each of June 30, September 30, December 31 and March 31.

“Fiscal Year” shall mean the fiscal year of Exide U.S. ending on March 31 of each calendar year. For purposes of this Agreement, any particular Fiscal Year shall be designated by reference to the calendar year in which such Fiscal Year ends (e.g., Fiscal Year 2007 shall be the fiscal year of the U.S. Borrower ended March 31, 2007).

“Fixed Charge Coverage Ratio” shall mean, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Fixed Charges for such period.

“Fixed Charges” shall mean, for any period, the sum of (i) interest expense of Exide U.S. and its Consolidated Subsidiaries on a consolidated basis with respect to such period (for this purpose, excluding deferred financing fees and costs in connection with the Transaction and the incurrence of any Permitted Refinancing Indebtedness, and that portion of interest expense which is capitalized and/or paid-in-kind through the issuance of Indebtedness in the same form as the Indebtedness with respect to which such interest is required to be paid in accordance with the terms thereof, and so long as such interest shall not be paid in cash (until the maturity of the respective Indebtedness and so long as same does not occur in such period), non-cash deferred financing fees and amortization of premiums paid in respect of the repayment or prepayment of Indebtedness), (ii) the scheduled principal amount of all amortization payments on all Indebtedness of Exide U.S. and its Consolidated Subsidiaries for such period (including the principal component of all Capitalized Lease Obligations but excluding payments pursuant to the Refinancing) as determined on the first day of such period (or, with respect to a given issue of Indebtedness incurred thereafter, on the date of the incurrence thereof) and (iii) the aggregate amount of all cash Dividends (including stock repurchases) paid by Exide U.S. for such period.

“Foreign ABL Credit Party” shall mean the European Borrower, each Foreign ABL Subsidiary Guarantor and each Foreign Joint Subsidiary Guarantor.

“Foreign ABL Subsidiaries Guaranty” shall have the meaning provided in Section 5.09(b).

“Foreign ABL Subsidiary Guarantor” shall mean each Wholly-Owned Foreign Subsidiary (in any event excluding the Foreign Joint Credit Parties) organized under the laws of a Qualified ABL Jurisdiction that executes and delivers a Foreign ABL Subsidiaries Guaranty, unless and until such time as the respective Foreign ABL Subsidiary Guarantor ceases to constitute a Foreign ABL Subsidiary Guarantor or is released from its obligations under its Foreign ABL Subsidiaries Guaranty in accordance with the terms and provisions thereof.

“Foreign Borrowing Base” shall mean with respect to the European Borrower, as of any date of determination, the result of, in each case using the U.S. Dollar Equivalent of all amounts not denominated in U.S. Dollars:

(a) 85% of the amount of Eligible Foreign Accounts of the Foreign Borrowing Base ABL Subsidiary Guarantors, plus

(b) 85% times the then extant Net Orderly Liquidation Value of the Specified Foreign Borrowing Base ABL Subsidiary Guarantors’ Eligible Foreign Inventory, minus

(c) the aggregate amount of reserves, if any, established by the Administrative Agent or the Collateral Agent under Section 1.01(g) with respect to the Foreign Borrowing Base of such Foreign Borrowing Base ABL Subsidiary Guarantors.

provided, that the Foreign Borrowing Base attributable to the Foreign Borrowing Base ABL Subsidiary Guarantors (other than the Specified Foreign Borrowing Base ABL Subsidiary Guarantors) shall at no time exceed $40,000,000.

“Foreign Borrowing Base ABL Subsidiary Guarantor” shall mean each Foreign ABL Subsidiary Guarantor located in Australia, Canada, New Zealand or the United Kingdom.

“Foreign Collection Account” shall mean each account established at a Foreign Collection Bank and subject to a Cash Management Control Agreement into which funds shall be transferred as provided in Section 4.03(d).

“Foreign Collection Banks” shall have the meaning provided in Section 4.03(c).

“Foreign Credit Party” shall mean EH International (even though a Delaware limited liability company), the European Borrower and each Foreign Subsidiary Guarantor.

“Foreign Credit Party Pledge Agreement” shall have the meaning provided in Section 5.10(b).

“Foreign Disbursement Account” shall mean each checking and/or disbursement account of the Foreign ABL Credit Parties for their general corporate purposes, including for the purpose of paying the Foreign ABL Credit Parties’ trade payables and other operating expenses.

“Foreign Joint Subsidiary Guarantor” shall mean EH International and each Wholly-Owned Foreign Subsidiary of Exide listed on Schedule 7.13.

“Foreign Joint Subsidiaries Guaranty” shall have the meaning provided in Section 5.09(c).

“Foreign Mortgaged Property” shall mean each Real Property located outside the United States and the States and territories thereof with respect to which a Mortgage is required to be delivered pursuant to the terms of this Agreement.

“Foreign Pension Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by Exide U.S. or any one or more of its Subsidiaries primarily for the benefit of employees of Exide U.S. or any of its Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Foreign Pledge Agreement” shall have the meaning provided in Section 5.10(c).

“Foreign Security Agreement” shall have the meaning provided in Section 5.12.

“Foreign Security Document” shall mean each Security Document other than a U.S. Security Document.

“Foreign Subsidiaries Guaranty” shall mean each Foreign Joint Subsidiaries Guaranty, each Foreign ABL Subsidiaries Guaranty, each Foreign TL Subsidiaries Guaranty and shall include any respective counterpart thereof and any other similar respective guaranty executed and delivered by any Foreign Subsidiary of Exide U.S. pursuant to Section 8.11 or 9.13.

“Foreign Subsidiary” shall mean, as to any Person, any Subsidiary of such Person that is not a Domestic Subsidiary of such Person.

“Foreign Subsidiary Guarantor” shall mean each Foreign Subsidiary of Exide U.S. (other than any Non-Credit Party Subsidiary) which executes and delivers a Foreign Subsidiaries Guaranty, unless and until such time as the respective Foreign Subsidiary ceases to constitute a Foreign Subsidiary or is released from all of its obligations under its Foreign Subsidiaries Guaranty in accordance with the terms and provisions thereof.

“Foreign TL Credit Party” shall mean each Credit Party organized under the laws of a Qualified TL Jurisdiction.

“Foreign TL Subsidiaries Guaranty” shall have the meaning provided in Section 5.09(d).

“Foreign TL Subsidiary Guarantor” shall mean each Wholly-Owned Foreign Subsidiary (in any event excluding the Foreign Joint Credit Parties) organized under the laws of a Qualified TL Jurisdiction that executes a Foreign TL Subsidiaries Guaranty, unless and until such time as the respective Foreign TL Subsidiary Guarantor ceases to constitute a Foreign TL Subsidiary Guarantor or is released from its obligations under its Foreign TL Subsidiaries Guaranty in accordance with the terms and provisions thereof.

“Foreign U.S. Borrowing Base Usage” shall mean, at any time, the amount by which the Aggregate European Borrower Exposure at such time exceeds the Foreign Borrowing Base at such time (based upon the Borrowing Base Certificate most recently delivered).

“French Collateral Documents” shall have the meaning provided in Section 12.14(a).

“French Holdco” shall mean Exide Holding Europe SAS, a company organized under the laws of France; provided that, to the extent acceptable to the Administrative Agent in its sole discretion, Exide U.S. may designate another Wholly-Owned Foreign Subsidiary as the French Holdco.

“Fronting Lender” shall mean DBNY, in its individual capacity or any person serving as a successor Administrative Agent hereunder, in its individual capacity as a Fronting Lender.

“Funded Specified Foreign Currency Participation” shall mean, with respect to any Participating Specified Foreign Currency Lender relating to Specified Foreign Currency Loans funded by the Fronting Lender, (i) the aggregate amount paid by such Participating Specified Foreign Currency Lender to the Fronting Lender pursuant to Section 16.02 of this Agreement in respect of such Participating Specified Foreign Currency Lender’s participation in the principal amount of Specified Foreign Currency Loans funded by the Fronting Lender minus (ii) the aggregate amount paid to such Participating Specified Foreign Currency Lender by the Fronting Lender pursuant to Section 16.02 of this Agreement in respect of its participation in the principal amount of Specified Foreign Currency Loans funded by the Fronting Lender, excluding in each case any payments made in respect of interest accrued on the Specified Foreign Currency Loans funded by the Fronting Lender. The Fronting Lender’s Funded Specified Foreign Currency Participation in any Specified Foreign Currency Loans funded by the Fronting Lender shall be equal to the outstanding principal amount of such Specified Foreign Currency Loans minus the total Funded Specified Foreign Currency Participation of all other Lenders therein.

“General Intangibles” shall mean “general intangibles” (as such term is defined in Article 9 of the UCC), including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trade secrets, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, insurance premium rebates, tax refunds, and tax refund claims, and any and all supporting obligations in respect thereof, and any other personal property other than Accounts, Deposit Accounts, goods, Investment Property, and Negotiable Collateral.

“German Security” shall mean the assets of Exide U.S. and its Subsidiaries which are subject to a Foreign Security Document governed by the laws of Germany.

“Governmental Authority” shall mean any federal (including the federal government of Canada), state, local, provincial, or other governmental or administrative body, instrumentality, department, board, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Guaranteed Creditors” shall mean and include each of the Agents, the Lenders, each Issuing Lender and each Person (other than any Credit Party or any of its Subsidiaries) party to an Interest Rate Protection Agreement or Other Hedging Agreement to the extent that such Person constitutes a Secured Creditor under the Security Documents.

“Guarantors” shall mean and include the U.S. Borrower, the European Borrower and each Subsidiary Guarantor.

“Guaranty” shall mean and include the U.S. Borrower’s Guaranty and each Subsidiaries Guaranty.

“Guaranty and Security Principles” shall have the meaning provided in Section 5.10(b).

“Hazardous Materials” shall mean (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials, substances or mixtures defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “restricted hazardous materials”, “extremely hazardous substances”, “restrictive hazardous wastes”, “toxic substances”, “toxic pollutants”, “contaminants” or “pollutants”, or words of similar meaning and regulatory effect.

“Hedge Product Reserve” shall mean, as of any date of determination, the exposure (as determined by the Administrative Agent or the Collateral Agent in its Permitted Discretion) of Exide U.S. or any of its Subsidiaries under any Pari Passu ABL Hedging Agreement.

“Highest Adjustable Applicable Margins” shall have the meaning provided in the definition of Applicable Margin contained herein.

“Incremental Commitment” shall mean, for any Lender, any Revolving Loan Commitment provided by such Lender after the Effective Date in an Incremental Commitment Agreement delivered pursuant to Section 1.15; it being understood, however, that on each date upon which an Incremental Commitment of any Lender becomes effective, such Incremental Commitment of such Lender shall be added to (and thereafter become a part of) the Commitment of such Lender under the Tranche or Tranches specified in the related Incremental Commitment Agreement for all purposes of this Agreement as contemplated by Section 1.15.

“Incremental Commitment Agreement” shall mean each Incremental Commitment Agreement in substantially the form of Exhibit P (appropriately completed, and with such modifications as may be satisfactory to the Administrative Agent) executed and delivered in accordance with Section 1.15.

“Incremental Commitment Date” shall mean each date upon which an Incremental Commitment under an Incremental Commitment Agreement becomes effective as provided in Section 1.15(b).

“Incremental Commitment Request Requirements” shall mean, with respect to any request for an Incremental Commitment made pursuant to Section 1.15 the satisfaction of each of the following conditions on the date of such request: (i) no Default or Event of Default then exists or would result therefrom and all of the representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects at such time (unless stated to relate to a specific earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date) and (ii) DBNY and its relevant affiliates shall have completed to their reasonable satisfaction the primary syndication of this Agreement (and resulting addition of Persons as Lenders pursuant to Section 13.04(b)) and shall have notified Exide U.S. that such syndication has been completed to their reasonable satisfaction.

“Incremental Commitment Requirements” shall mean with respect to any provision of an Incremental Commitment on a given Incremental Commitment Date, the satisfaction of each of the following conditions on or prior to the effective date of the respective Incremental Commitment Agreement: (i) satisfaction of the conditions in the definition of Incremental Commitment Request Requirements (to the extent applicable) as of the effective date of such Incremental Commitment Agreement as certified by an Authorized Officer of Exide U.S. in an officer’s certificate delivered to the Administrative Agent; (ii) the delivery by Exide U.S. to the Administrative Agent of an acknowledgement in form and substance reasonably satisfactory to the Administrative Agent and executed by the European Borrower and each other ABL Credit Party, acknowledging that such Incremental Commitment and all Revolving Loans subsequently incurred, and Letters of Credit issued, pursuant to such Incremental Commitment shall constitute (and be included in the definitions of) “U.S. Borrower Guaranteed Obligations” and Guaranteed Obligations (as defined in the other applicable Guaranties) and secured on a pari passu basis with the ABL Obligations under the relevant Security Documents; (iii) the delivery by Exide U.S. to the Administrative Agent of an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Credit Parties reasonably satisfactory to the Administrative Agent and dated such date, covering such matters incident to the transactions contemplated thereby as the Administrative Agent may reasonably request; (iv) the delivery by each ABL Credit Party to the Administrative Agent of such other officers’ certificates, board of director (or equivalent governing body) resolutions and evidence of good standing (to the extent available under applicable law) as the Administrative Agent shall reasonably request; and (v) the completion by each ABL Credit Party of such other actions as the Administrative Agent may reasonably request in connection with such Incremental Loan Commitment in order to create, continue or maintain the security interests of the Collateral Agent in the Collateral and the perfection thereof (including, without limitation, any mortgage amendments, Mortgage Policies and such other documents reasonably requested by the Administrative Agent to be delivered in connection therewith).

“Incremental Lender” shall have the meaning specified in Section 1.15(b).

“Indebtedness” shall mean, as to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn or paid under all letters of credit, bankers’ acceptances, bank guaranties, surety and appeal bonds and similar obligations issued for the account of such Person and all unpaid drawings and unreimbursed payments in respect of such letters of credit, bankers’ acceptances, bank guaranties, surety and appeal bonds and similar obligations, (iii) all indebtedness of the types described in clause (i), (ii), (iv), (v), (vi), (vii) or (viii) of this definition secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount of all Capitalized Lease Obligations of such Person, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person, (vii) all obligations under any Interest Rate Protection Agreement, any Other Hedging Agreement, Commodity Agreements or under any similar type of agreement and (viii) all Off-Balance Sheet Liabilities of such Person. Notwithstanding the foregoing, Indebtedness shall not include trade payables, accrued expenses and deferred tax and other credits incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person.

“Indebtedness to be Refinanced” shall mean and include Indebtedness under the Existing Credit Agreement.

“Individual RL Facility Exposure” of any ABL Lender shall mean, at any time, the sum of (I) the aggregate principal amount of all Revolving Loans made by such ABL Lender (and the aggregate principal amount of all Specified Foreign Currency Loans in which participations have been acquired by such ABL Lender pursuant to Section 16) and then outstanding (for this purpose, using the U.S. Dollar Equivalent of amounts not denominated in U.S. Dollars), (II) the sum of such ABL Lender’s L/C Participation Percentage in each then outstanding Letter of Credit multiplied by the sum of the Stated Amount of the respective Letter of Credit and any Unpaid Drawings relating thereto (for this purpose, using the U.S. Dollar Equivalent of amounts not denominated in U.S. Dollars) and (III) such Lender’s RL Facility Percentage multiplied by the aggregate principal amount of outstanding Swingline Loans (for this purpose, using the U.S. Dollar Equivalent of amounts not denominated in U.S. Dollars then outstanding). For purposes of this definition, the amount of Revolving Loans made by the Fronting Lender shall be reduced by the aggregate amount of Specified Foreign Currency Participations therein purchased by the other ABL Lenders in such Revolving Loans pursuant to Section 16.

“Initial Borrowing Date” shall mean the date (which shall occur on the Effective Date) upon which the initial Borrowing of Loans occurs.

“Insolvency Administrator Reserves” shall mean reserves for fees which an insolvency administrator in an insolvency proceeding is allowed to collect including, without limitation, determination fees and collection fees.

“Intercompany Debt” shall mean any Indebtedness, payables or other obligations, whether now existing or hereafter incurred, owed by Exide U.S. or any Subsidiary of Exide U.S. to Exide U.S. or any other Subsidiary of Exide U.S.

“Intercompany Note” shall mean a promissory note evidencing intercompany loans made pursuant to clause (vi) of the definition of “Common Permitted Investments” in this Section 11, in each case duly executed and delivered substantially in the form of Exhibit Q, with blanks completed in conformity herewith (or such other form as may be approved by the Administrative Agent or the Required Lenders).

“Intercompany Scheduled Existing Indebtedness” shall have the meaning provided in Section 7.20.

“Intercompany Subordination Agreement” shall have the meaning provided in Section 5.09(f).

“Interest Determination Date” shall mean, with respect to any Euro Rate Loan (other than a Swingline Loan), the second Business Day prior to the commencement of any Interest Period relating to such Euro Rate Loan.

“Interest Period” with respect to any Euro Rate Loan, shall mean the interest period applicable thereto, as determined pursuant to Section 1.09.

“Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

“Inventory” shall mean “inventory” (as such term is defined in Article 9 of the UCC).

“Investment” shall have the meaning provided in the preamble to Section 9.05A.

“Investment Property” shall mean “investment property” (as such term is defined in Article 9 of the UCC), and any and all supporting obligations in respect thereof.

“Issuing Lender” shall mean DBNY (and/or any affiliate of DBNY designated by it) and any ABL Lender (and/or any affiliate of such ABL Lender designated by it) which at the request of an Account Party and with the consent of the Administrative Agent agrees, in such ABL Lender’s (or affiliate’s) sole discretion, to become an Issuing Lender for the purpose of issuing Letters of Credit pursuant to Section 2.

“Italian Collateral Documents” shall have the meaning provided in Section 12.18(a).

“Judgment Currency” shall have the meaning provided in Section 13.22(a).

“Judgment Currency Conversion Date” shall have the meaning provided in Section 13.23(a).

“L/C Participant” shall have the meaning provided in Section 2.04(a).

“L/C Participation Percentages” shall have the meaning provided in Section 2.04(a).

“L/C Supportable Indebtedness” shall mean (i) obligations of Exide U.S. or its Wholly-Owned Subsidiaries incurred in the ordinary course of business with respect to insurance obligations and workers’ compensation, surety bonds and other similar statutory obligations, (ii) obligations of Exide U.S. and its Wholly-Owned Subsidiaries under bank guaranties issued by financial institutions in support of obligations of Exide U.S. and its Wholly-Owned Subsidiaries otherwise permitted to exist pursuant to the terms of this Agreement and (iii) such other obligations of Exide U.S. or any of its Wholly-Owned Subsidiaries as are reasonably acceptable to the Administrative Agent and the respective Issuing Lender and otherwise permitted to exist pursuant to the terms of this Agreement.

“Leasehold” of any Person shall mean all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

“Lender” shall mean and include (i) each financial institution with a Commitment listed on Schedule I (as amended from time to time), as well as any Person that becomes a “Lender” hereunder pursuant to Section 1.13, 1.15 and/or 13.04(b) (including, without limitation, (x) the Fronting Lender and (y) with respect to Agent Advances, the Administrative Agent) and (ii) the Swingline Lender. Unless the context otherwise requires, each reference in this Agreement to a Lender includes each lending office (including any Affiliate of the respective Lender) of the respective Lender designated from time to time pursuant to Section 1.12.

“Lender Default” shall mean (i) the wrongful refusal (which has not been retracted) of a Lender to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.04 or (ii) a Lender having notified the Administrative Agent and/or any Borrower that it does not intend to comply with its obligations under Section 1.01 or 2.03 in circumstances where such non-compliance would constitute a breach of such Lender’s obligations under the respective Section.

“Letter of Credit” shall have the meaning provided in Section 2.01(a).

“Letter of Credit Fees” shall have the meaning provided in Section 3.01(b).

“Letter of Credit Outstandings” shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit which have not terminated at such time and (ii) the aggregate amount of all Unpaid Drawings (taking the U.S. Dollar Equivalent of any amounts owed in currencies other than U.S. Dollars) in respect of all Letters of Credit at such time.

“Letter of Credit Request” shall have the meaning provided in Section 2.03(a).

“Leverage Ratio” shall mean, on any date of determination, the ratio of (i) Consolidated Debt on such date to (ii) Consolidated EBITDA for the Test Period most recently ended on or prior to such date; provided that for all purposes of this Agreement, (i) Consolidated EBITDA for purposes of the Leverage Ratio shall be determined on a Pro Forma Basis in accordance with clause (iv) of the definition of Pro Forma Basis contained herein and (ii) Consolidated Debt for purposes of the Leverage Ratio as it relates to the definition of “Applicable Margin” shall be determined on a Pro Forma Basis in accordance with clause (iii) of the definition of “Pro Forma Basis” contained herein.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or other), charge, preference, priority or other security agreement of any kind or nature whatsoever (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any similar recording or notice statute, and any lease having substantially the same effect as the foregoing).

“Loan” shall mean each U.S. Borrower Term Loan, each European Borrower U.S. Dollar Term Loan, each European Borrower Euro Term Loan, each Revolving Loan and each Swingline Loan.

“Local Law Pledge Agreement” shall have the meaning provided in Section 5.10(c).

“Majority Lenders” of any Tranche shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

“Mandatory Borrowing” shall have the meaning provided in Section 1.01(f).

“Mandatory Cost” shall mean the cost imputed to each Lender of compliance with any reserve asset requirements of the European Central Bank.

“Margin Stock” shall have the meaning provided in Regulation U.

“Material Adverse Effect” shall mean (i) a material adverse effect on the business, properties, assets, nature of assets, operations, liabilities or financial condition of Exide U.S. and its Subsidiaries taken as a whole, or (ii) a material adverse effect (x) on the rights or remedies of the Lenders or any Agent hereunder or under any other Credit Document or (y) on the ability of any Credit Party to perform its obligations to the Lenders or any Agent hereunder or under any other Credit Document.

“Material Foreign Subsidiary” shall mean, at any time, any Foreign Subsidiary of Exide U.S. the net book value of the assets of which equals or exceeds $5,000,000 at such time.

“Material Leasehold” shall mean any Leasehold with respect to a manufacturing or similar facility.

“Maturity Date” shall mean (i) with respect to U.S. Borrower Term Loans and European Borrower Term Loans, the Term Loan Maturity Date, (ii) with respect to Revolving Loans, the Revolving Loan Maturity Date and (iii) with respect to Swingline Loans, the Swingline Expiry Date.

“Maximum Incremental Commitment Amount” shall mean $50,000,000.

“Maximum Permitted Consideration” shall mean, with respect to any Permitted Acquisition, the sum (without duplication) of (i) the fair market value of Exide U.S. Common Stock (based on the average closing trading price of Exide U.S. Common Stock for the 20 trading days immediately prior to the date of such Permitted Acquisition on the stock exchange on which Exide U.S. Common Stock is listed or, if Exide U.S. Common Stock is not so listed, the good faith determination of the senior management of Exide U.S.) issued (or to be issued) as consideration in connection with such Permitted Acquisition (including, without limitation, Exide U.S. Common Stock which may be required to be issued as earnout consideration upon the achievement of certain future performance goals of the respective Acquired Entity or Business), (ii) the aggregate amount of all cash paid (or to be paid) by Exide U.S. or any of its Subsidiaries in connection with such Permitted Acquisition (including, without limitation, payments of fees and costs and expenses in connection therewith) and all contingent cash purchase price or other earnout obligations of Exide U.S. and its Subsidiaries incurred in connection therewith (as determined in good faith by Exide U.S.), (iii) the aggregate principal amount of all Indebtedness assumed, incurred and/or issued in connection with such Permitted Acquisition to the extent permitted by Section 9.04 and (iv) the fair market value (determined in good faith by senior management of Exide U.S.) of all other consideration payable in connection with such Permitted Acquisition.

“Maximum Swingline Amount” shall mean $25,000,000.

“Minimum Applicable Facing Fee” shall mean, in the case of all Letters of Credit, $500.

“Minimum Borrowing Amount” shall mean (i) in the case of U.S. Dollar Denominated Loans (excluding U.S. Dollar Denominated Swingline Loans and U.S. Dollar Denominated Revolving Loans maintained as Base Rate Loans), $5,000,000, (ii) in the case of Revolving Loans maintained from time to time as Base Rate Loans, $1,000,000, (iii) in the case of Euro Denominated Loans (other than Euro Denominated Swingline Loans), €1,000,000, (iv) in the case of U.S. Dollar Denominated Swingline Loans, $250,000 and (v) in the case of Euro Denominated Swingline Loans, €250,000.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage” shall mean each mortgage, deed of trust or deed to secure debt required to be delivered with respect to any Real Property pursuant to the terms of this Agreement (including, after the execution and delivery thereof, each Additional Mortgage), together with any assignment of leases and rents to be executed in connection therewith (as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof).

“Mortgage Policy” shall mean each mortgage title insurance policy (and all endorsements thereto) for each Mortgage on each Mortgaged Property required to be delivered pursuant to this Agreement.

“Mortgaged Property” shall mean each Real Property owned by Exide U.S. or any of its Subsidiaries and required to be mortgaged pursuant to this Agreement (including, after the execution and delivery of any Additional Mortgage, the respective Additional Mortgaged Property).

“Multiemployer Plan” shall mean (i) any plan, as defined in Section 4001(a)(3) of ERISA, which is maintained or contributed to (or to which there is an obligation to contribute to) by Exide U.S. or a Subsidiary of Exide U.S. or an ERISA Affiliate and that is subject to Title IV of ERISA, and (ii) each such plan for the five year period immediately following the latest date on which Exide U.S., a Subsidiary of Exide U.S. or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

“Negotiable Collateral” shall mean letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

“Net Orderly Liquidation Value” shall mean the “net orderly liquidation value” determined by an unaffiliated valuation company acceptable to the Administrative Agent after performance of an inventory valuation to be done at the Administrative Agent’s request and the Borrowers’ expense, less the amount estimated by such valuation company for marshalling, reconditioning, carrying, and sales expenses designated to maximize the resale value of such Inventory and assuming that the time required to dispose of such Inventory is customary with respect to such Inventory and expressed as a percentage of the net book value of such Inventory.

“Net Sale Proceeds” shall mean for any sale or other disposition of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received), received from such sale or other disposition of assets, net of (without duplication) (i) reasonable transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions, reasonable legal, advisory and other fees and expenses (including title and recording expenses), associated therewith and sales, VAT and transfer taxes arising therefrom), (ii) payments of unassumed liabilities (other than Environmental Claims) relating to the assets sold or otherwise disposed of at the time of, or within 30 days after, the date of such sale or other disposition, (iii) the amount of such gross cash proceeds required to be used to permanently repay any Indebtedness (other than Indebtedness of the Lenders pursuant to this Agreement) which is secured by the respective assets which were sold or otherwise disposed of and (iv) the estimated net marginal increase in income taxes which will be payable by Exide U.S.’s consolidated group or any Subsidiary of Exide U.S. with respect to the Fiscal Year in which the sale or other disposition occurs as a result of such sale or other disposition; provided, however, that such gross proceeds shall not include any portion of such gross cash proceeds which Exide U.S. determines in good faith should be reserved (x) for post-closing adjustments to occur within 180 days after the date of the respective sale or disposition or (y) to pay unassumed Environmental Claims (to the extent not indemnified by the respective purchaser) relating to the assets sold or otherwise disposed of which are expected to be paid or spent within 180 days after the date of the respective sale or disposition (in each case, to the extent Exide U.S. delivers to the Lenders a certificate signed by its chief financial officer or treasurer, controller or chief accounting officer as to such determination), it being understood and agreed that (i) in the case of preceding clause (x), on the earlier of the 180th day after the respective sale or disposition or the day that all such post-closing adjustments have been determined (which shall not be later than six months following the date of the respective asset sale), the amount (if any) by which the reserved amount for post-closing adjustments in respect of such sale or disposition exceeds the actual post-closing adjustments paid by Exide U.S. and its Subsidiaries shall constitute Net Sale Proceeds on such date received by Exide U.S. and/or any of its Subsidiaries from such sale or other disposition and (ii) in the case of preceding clause (y), on the earlier of the 180th day after the date of the respective sale or disposition or the day that all retained Environmental Claims relating thereto have been paid or finally determined, the amount (if any) by which the reserved amount in respect of such Environmental Claims from such sale or disposition exceeds the actual amounts paid by Exide U.S. and its Subsidiaries with respect thereto shall constitute Net Sale Proceeds on such date received by Exide U.S. and/or any of its Subsidiaries from such sale or disposition.

“Netherlands Forms” shall have the meaning provided in Section 4.04(c).

“Non-Credit Party Subsidiaries” shall mean (i) on the Initial Borrowing Date, each Subsidiary of Exide U.S. listed on Part A of Schedule 11(B) and (ii) after the Initial Borrowing Date, any Subsidiary of Exide U.S. that is not at such time a Credit Party.

“Non-Defaulting Lender” shall mean each Lender other than a Defaulting Lender.

“Non-Wholly Owned Subsidiary” shall mean, as to any Person, each Subsidiary of such Person which is not a Wholly-Owned Subsidiary of such Person.

“Note” shall mean each U.S. Borrower Term Note, each European Borrower U.S. Dollar Term Note, each European Borrower Euro Term Note, each U.S. Borrower Revolving Note, each European Borrower Revolving Note, the U.S. Borrower Swingline Note and the European Borrower Swingline Note.

“Notice of Borrowing” shall have the meaning provided in Section 1.03(a).

“Notice of Conversion/Continuation” shall have the meaning provided in Section 1.06(a).

“Notice Office” shall mean the office of the Administrative Agent located at 60 Wall Street, New York, New York 10005 or such other office as the Administrative Agent may designate to Exide U.S. and the Lenders from time to time.

“Obligation Currency” shall have the meaning provided in Section 13.22(a).

“Obligations” shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to any Agent, any Issuing Lender or any Lender pursuant to the terms of this Agreement or any other Credit Document.

“Off-Balance Sheet Liabilities” of any Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability of such Person under any sale and leaseback transactions that do not create a liability on the balance sheet of such Person, (iii) any obligation under a Synthetic Lease or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

“Other Hedging Agreements” shall mean any foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against fluctuations in currency values.

“Overnight Euro Rate” on any date shall mean the offered quotation to first-class banks in the Euro-Zone interbank market by the Swingline Lender for Euro overnight deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Euro Denominated Swingline Loan of the Swingline Lender as of 11:00 A.M. (Brussels time) on such date; provided that in the event the Administrative Agent has made any determination pursuant to Section 1.10(a)(i) in respect of Euro Denominated Swingline Loans, or in the circumstances described in clause (i) to the proviso to Section 1.10(b) in respect of Euro Denominated Swingline Loans, the Overnight Euro Rate determined pursuant to this definition shall instead be the rate determined by the Swingline Lender as the all-in-cost of funds for the Swingline Lender to fund such Euro Denominated Swingline Loan.

“Pari Passu ABL Hedging Agreement” shall have the meaning provided in Section 13.30.

“Pari Passu TL Hedging Agreement” shall have the meaning provided in Section 13.30.

“Participating Specified Foreign Currency Lender” shall have the meaning provided in Section 16.01.

“Payment Conditions” shall mean that each of the following conditions are satisfied at the time of each action or proposed action and after giving effect thereto: (i) no Default or Event of Default shall have occurred and be continuing, (ii) for the immediately preceding 30-day period ending on the date of such action or proposed action Excess Availability shall have been equal to or shall have exceeded $75,000,000 and (iii) calculations are made by Exide U.S. establishing its compliance with a Fixed Charge Coverage Ratio of not less than 1.00:1.00 for the respective Calculation Period on a Pro Forma Basis as if such action or proposed action (as well as all other Permitted Acquisitions and Significant Asset Sales theretofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period, and such calculations shall show that such Fixed Charge Coverage Ratio would have been complied with if such action or proposed action had occurred on the first day of such Calculation Period.

“Payment Office” shall mean the office of the Administrative Agent located at 60 Wall Street, New York, New York 10005 or such other office as the Administrative Agent may hereafter designate in writing to Exide U.S. and the Lenders from time.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Permitted Acquired Debt” shall have the meaning set forth in Section 9.04A(vi).

“Permitted Acquisition” shall mean (x) the acquisition by Exide U.S. or any of its Wholly-Owned Subsidiaries of assets constituting a business, division or product line of any Person, not already a Subsidiary of Exide U.S. or any of its Wholly-Owned Subsidiaries, or of 100% of the capital stock or other Equity Interests of any such Person, which Person shall, as a result of such acquisition, become a Wholly-Owned Subsidiary of Exide U.S. or such Wholly-Owned Subsidiary, provided that (A) the consideration paid by Exide U.S. or such Wholly-Owned Subsidiary consists solely of cash (including proceeds of Revolving Loans), the issuance of Exide U.S. Common Stock, the issuance of Qualified Preferred Stock, the incurrence of Indebtedness otherwise permitted pursuant to Section 9.04A and the assumption/acquisition of any Permitted Acquired Debt relating to such business, division, product line or Person which is permitted to remain outstanding in accordance with the requirements of Section 9.04A, (B) in the case of the acquisition of 100% of the capital stock or other Equity Interests of any Acquired Entity or Business, such Acquired Entity or Business shall own no capital stock or other Equity Interests of any other Person unless either (I) the Acquired Entity or Business owns 100% of the capital stock or other Equity Interests of such other Person or (II) if the Acquired Entity or Business owns capital stock or Equity Interests in any other Person which is a Non-Wholly Owned Subsidiary of the Acquired Entity or Business, (1) the Acquired Entity or Business shall not have been created or established in contemplation of, or for purposes of, the respective Permitted Acquisition, (2) such Non-Wholly Owned Subsidiary of the Acquired Entity or Business shall have been a Non-Wholly Owned Subsidiary of the Acquired Entity or Business prior to the date of the respective Permitted Acquisition and not created or established in contemplation thereof and (3) the Acquired Entity or Business and/or its Wholly-Owned Subsidiaries own 80% of the consolidated assets of such Person and its Subsidiaries, (C) the Acquired Entity or Business shall be a Permitted Business and (D) all applicable requirements of Sections 8.11, 8.14A, 8.14B, 9.02, 9.03A, 9.03B, 9.04A and 9.04B applicable to Permitted Acquisitions are satisfied and (y) except for purposes of Sections 8.14A, 8.14B, 9.02(xiii), clause (ix) of the definition of “Common Permitted Investments” in this Section 11, 9.11(e) and 9.13(c), Capital Expenditures, in each instance of $1,000,000 or more, made pursuant to Section 9.09(f). Notwithstanding anything to the contrary contained in the immediately preceding sentence, an acquisition which does not otherwise meet the requirements set forth above in the definition of “Permitted Acquisition” shall constitute a Permitted Acquisition if, and to the extent, the Required Lenders agree in writing that such acquisition shall constitute a Permitted Acquisition for purposes of this Agreement.

“Permitted Business” shall mean any business which (i) is the same, similar, ancillary or reasonably related to the business in which Exide U.S. or any of its Subsidiaries is engaged on the Effective Date or (ii) is conducted by an Acquired Entity or Business acquired pursuant to a Permitted Acquisition and which does not qualify as a “Permitted Business” pursuant to preceding clause (i), so long as (x) such business represents an immaterial portion of the businesses acquired pursuant to such Permitted Acquisition and (y) such business is sold or otherwise disposed of as soon as reasonably practicable following the consummation of such Permitted Acquisition (but, in any event, within one year following such Permitted Acquisition).

“Permitted Discretion” shall mean the exercise in a commercially reasonable manner consistent with its customary practice for comparable asset based transactions of the Administrative Agent’s or the Collateral Agent’s, as the case may be, credit judgment in consideration of any factor which is reasonably likely to (i) adversely affect the value of any Collateral comprising the U.S. Borrowing Base or the Foreign Borrowing Base, as the case may be, the enforceability or priority of the Liens thereon or the amount that Administrative Agent, the Collateral Agent and ABL Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation thereof, (ii) suggest that any collateral report or financial information delivered to the Administrative Agent, the Collateral Agent or the ABL Lenders by any Person on behalf of any ABL Borrower or other ABL Credit Party is incomplete, inaccurate or misleading in any material respect, or (iii) increase the likelihood that the ABL Lenders would not receive payment in full in cash for all of the ABL Obligations. In exercising such reasonable credit judgment, Administrative Agent or the Collateral Agent, as the case may be, may consider such factors already included in or tested by the definition of Eligible Accounts or Eligible Inventory, as well as any of the following: (i) the changes in collection history and dilution or collectibility with respect to the Accounts; (ii) changes in demand for, pricing of, or product mix of Inventory; (iii) changes in any concentration of risk with respect to the respective U.S. ABL Borrowers’ and the Foreign Borrowing Base ABL Subsidiary Guarantors’ Accounts or Inventory, as the case may be, in respect of the U.S. Borrowing Base or the Foreign Borrowing Base; and (iv) any other factors that change the credit risk of lending to the ABL Borrowers on the security of the U.S. ABL Borrowers’ or Foreign Borrowing Base ABL Subsidiary Guarantors’ Accounts or Inventory, as the case may be, in respect of the U.S. Borrowing Base or the Foreign Borrowing Base.

“Permitted Encumbrances” shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the Mortgage Policy delivered with respect thereto, all of which exceptions must be acceptable to the Administrative Agent in its reasonable discretion.

“Permitted Exceptions” shall have the meaning provided in Section 5.13(a)(i).

“Permitted Liens” shall mean the Common Permitted Liens, ABL Permitted Liens and TL Permitted Liens.

“Permitted Refinancing Indebtedness” shall mean any Indebtedness of Exide U.S. and its Subsidiaries issued or given in exchange for, or the proceeds of which are used to, extend, refinance, renew, replace or refund the Existing Notes, any Scheduled Existing Indebtedness, Permitted Acquired Debt or any Indebtedness issued to so extend, refinance, renew, replace, substitute or refund any such Indebtedness (or, for purposes of Section 9.04B only, any Indebtedness incurred in accordance with Section 9.04B (other than pursuant to clause (1), (4), (5), (6), (7), (8), (9), (11), (12), (13) and (14) of the definition of Permitted Indebtedness), so long as (a) such Indebtedness has a weighted average life to maturity greater than or equal to the weighted average life to maturity of the Indebtedness being extended, refinanced, renewed, replaced or refunded, (b) such extension, refinancing, renewal, replacement or refunding does not (i) increase the amount of such Indebtedness outstanding immediately prior to such extension, refinancing, renewal, replacement or refunding (other than by the amount of any prepayment premium or fees owed in connection with the refinancing of such Indebtedness) or (ii) add guarantors, obligors or security from that which applied to such Indebtedness being extended, refinanced, renewed, replacement or refunding, (c) such Indebtedness has substantially the same (or, from the perspective of the Lenders, more favorable) subordination provisions, if any, as applied to the Indebtedness being extended, renewed, refinanced, replaced or refunded, (d) all other terms of such extension, refinancing, renewal, replacement or refunding (including, without limitation, with respect to the amortization schedules, redemption provisions, maturities, covenants, defaults and remedies) taken as a whole are not less favorable in any material respect to the respective borrower than those previously existing with respect to the Indebtedness being extended, refinanced, renewed, replaced or refunded and (e) in the case of any Permitted Refinancing Indebtedness incurred in respect of the Senior Secured Notes or any previous refinancing thereof, same shall (x) be unsecured or, if secured, the security shall meet the requirements of preceding clause (b)(ii) and all security interests and Liens created with respect thereto shall be expressly junior and subordinated to the Liens created pursuant to the Credit Documents on the basis provided in the Existing Intercreditor Agreement, and each of the parties to the Existing Intercreditor Agreement (as well as the lenders of any such Permitted Refinancing Indebtedness or the respective agent or trustee on their behalf) shall have signed such agreements of accession or other documents as may be reasonably requested by the Administrative Agent to assure that they are fully bound by the terms and provisions of the Existing Intercreditor Agreement and (y) in no event have provisions restricting the amount of Indebtedness permitted to be incurred and remain outstanding pursuant to this Agreement and any Liens therefor which are more restrictive than the relevant requirements contained in the Senior Secured Notes Indenture or, if less restrictive, the relevant requirements contained in any subsequent permitted refinancing thereof), provided, however, that any Intercompany Scheduled Existing Indebtedness (and subsequent extensions, refinancings, renewals, replacements and refundings thereof as provided above in this definition) may only be extended, refinanced, renewed, replaced or refunded as provided above in this definition if the Indebtedness so extended, refinanced, renewed, replaced or refunded has the same obligors(s) and obligee(s) as the Indebtedness being extended, refinanced, renewed, replaced or refunded.

“Permitted Refinancing Test” shall mean any restriction or limitation applicable to Exide U.S. or any of its Subsidiaries pursuant to the documents governing any Permitted Refinancing Indebtedness with respect to the Senior Secured Notes pursuant to which a Credit Event could result in a default under, or breach of, such restriction or limitation.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” shall mean any pension plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), which is maintained or contributed to (or to which there is an obligation to contribute to) by Exide U.S. or a Subsidiary of Exide U.S. or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which Exide U.S., or a Subsidiary of Exide U.S. or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

“Plan of Reorganization” shall mean the “Plan of Reorganization” as defined in the Existing Credit Agreement as in effect on the Effective Date immediately prior to the occurrence thereof.

“Plan Warrants” shall mean and include all warrants issued by the U.S. Borrower with respect to U.S. Borrower Common Stock pursuant to the Plan of Reorganization.

“Pledge Agreement Collateral” shall mean all U.S. Pledge Agreement Collateral and all other Equity Interests or other property similar to that pledged pursuant to the U.S. Pledge Agreement which is pledged pursuant to one or more Foreign Pledge Agreements, Foreign Security Agreements or Additional Security Documents.

“Pledge Agreements” shall mean the U.S. Pledge Agreement and each Foreign Pledge Agreement.

“Polish Collateral Documents” shall have the meaning provided in Section 12.19(a).

“Preferred Equity”, as applied to the Equity Interests of any Person, shall mean Equity Interests of such Person (other than common stock of such Person) of any class or classes (however designed) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Equity Interests of any other class of such Person.

“Prime Lending Rate” shall mean the rate which the Administrative Agent announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by the Administrative Agent, which may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

“Priority Payables” shall mean, at any time, with respect to the U.S. ABL Borrowers and the Foreign ABL Credit Parties:

(a) the amount past due and owing by each U.S. ABL Borrower or Foreign Borrowing Base ABL Subsidiary Guarantor, or the accrued amount for which such U.S. ABL Borrower or Foreign Borrowing Base ABL Subsidiary Guarantor, as the case may be, has an obligation (other than any obligation being disputed in good faith, as determined by the Administrative Agent in its Permitted Discretion) to remit to a Governmental Authority or other Person pursuant to any applicable law, rule or regulation, in respect of (i) pension fund obligations; (ii) unemployment insurance; (iii) goods and services taxes, sales taxes, employee income taxes and other taxes payable or to be remitted or withheld; (iv) workers’ compensation; (v) vacation pay; and (vi) other like charges and demands; in each case, to the extent any Governmental Authority or other Person may claim a security interest, lien, trust or other claim ranking or capable of ranking in priority to or pari passu with one or more of the Liens granted in the Security Documents; and

(b) the aggregate amount of any other liabilities of each U.S. ABL Borrower or Foreign Borrowing Base ABL Subsidiary Guarantor, as the case may be, (i) in respect of which a trust has been or may be imposed on any Collateral to provide for payment or (ii) which are secured by a security interest, pledge, lien, charge, right or claim on any Collateral; in each case, pursuant to any applicable law, rule or regulation and which trust, security interest, pledge, lien, charge, right or claim ranks or is capable of ranking in priority to or pari passu with one or more of the Liens granted in the Security Documents;

in each case net of the aggregate amount of all Restricted cash held or set aside for the payment of such obligations.

“Pro Forma Balance Sheet” shall have the meaning provided in Section 5.16(a).

“Pro Forma Basis” shall mean, in connection with any calculation of compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to (x) any Permitted Acquisition or Significant Asset Sale then being consummated as well as any other Permitted Acquisition or Significant Asset Sale consummated after the first day of the relevant Test Period or Calculation Period, as the case may be, and on or prior to the date of the respective Permitted Acquisition or Significant Asset Sale, as the case may be, then being effected, (y) the incurrence or assumption of any Indebtedness that is incurred or assumed in connection with, or to finance, one or more Permitted Acquisitions and (z) the permanent repayment of any Indebtedness in connection with any Significant Asset Sale; provided that, for purposes of calculations pursuant to Sections 8.14A or 8.14B (or pursuant to the definition of “Common Permitted Acquisition Conditions” in Section 11), such calculations shall also give effect on a pro forma basis to (a) the incurrence of any Indebtedness (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness or to finance a Permitted Acquisition) after the first day of the relevant Calculation Period as if such Indebtedness had been incurred (and the proceeds thereof applied) on the first day of the relevant Calculation Period and (b) the permanent repayment of any Indebtedness (other than revolving Indebtedness) after the first day of the relevant Calculation Period as if such Indebtedness had been retired or repaid on the first day of the relevant Calculation Period, with the following rules to apply in connection therewith:

(i) for purposes of Sections 8.14A and 8.14B (and the definition of “Common Permitted Acquisition Conditions” in Section 11) only, all Indebtedness (x) (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness or to finance Permitted Acquisitions) incurred or issued after the first day of the relevant Calculation Period (whether incurred to finance a Permitted Acquisition, to refinance Indebtedness or otherwise) shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of the respective Calculation Period and remain outstanding through the date of determination (and thereafter in the case of projections pursuant to Sections 8.14A and 8.14B) and (y) (other than revolving Indebtedness) permanently retired or redeemed after the first day of the relevant Calculation Period shall be deemed to have been retired or redeemed on the first day of the respective Calculation Period and remain retired through the date of determination (and thereafter in the case of projections pursuant to Sections 8.14A and 8.14B);

(ii) for purposes of Sections 8.14A and 8.14B only, all Indebtedness assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest at (x) the rate applicable thereto, in the case of fixed rate indebtedness or (y) the rates which would have been applicable thereto during the respective period when same was deemed outstanding, in the case of floating rate Indebtedness (although interest expense with respect to any Indebtedness for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding); provided that all Indebtedness (whether actually outstanding or deemed outstanding) bearing interest at a floating rate of interest shall be tested on the basis of the rates applicable at the time the determination is made pursuant to said provisions;

(iii) for determinations of the Leverage Ratio for purposes of determining the Applicable Margins, Consolidated Debt shall be the actual amount thereof as of the last day of the respective Calculation Period or Test Period, as the case may be; provided that, (x) to the extent any Permitted Acquisition is consummated after the last day of the respective Calculation Period or Test Period, all Indebtedness incurred or assumed in connection with one or more Permitted Acquisitions consummated after the last day of the respective Calculation Period or Test Period, as the case may be, shall be added to Consolidated Debt and shall be deemed to have been outstanding on the last day of the respective Calculation Period or Test Period, as the case may be, and (y) to the extent any Significant Asset Sale is consummated after the last day of the respective Calculation Period or Test Period, all Indebtedness permanently repaid or retired in connection with one or more Significant Asset Sales consummated after the last day of the respective Calculation Period or Test Period, as the case may be, shall be deducted from Consolidated Debt and shall be deemed not to have been outstanding on the last day of the respective Calculation Period or Test Period, as the case may be; and

(iv) in making any determination of Consolidated EBITDA on a Pro Forma Basis, pro forma effect shall be given to any Permitted Acquisition or Significant Asset Sale effected during the respective Calculation Period or Test Period (or thereafter to the extent provided in the definition of Applicable Margin, for determinations of the Applicable Margins, or as provided in Sections 8.14A and 8.14B (and the definition of “Common Permitted Acquisition Conditions” in Section 11), for determinations pursuant to Sections 8.14A and 8.14B (and the definition of “Common Permitted Acquisition Conditions” in Section 11) only) as if same had occurred on the first day of the respective Calculation Period or Test Period, as the case may be, taking into account, in the case of any Permitted Acquisition, factually supportable and identifiable cost savings and expenses which would otherwise be accounted for as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act, as if such cost savings or expenses were realized on the first day of the respective period.

“Projections” shall have the meaning provided in Section 5.16(b).

“Property” of a Person shall mean any and all property, whether real, personal, tangible, intangible or mixed, of such Person, or other assets owned, leased, or operated by such Person.

“Qualified ABL Jurisdictions” shall mean each jurisdiction identified on Part B of Schedule V hereto and any other jurisdiction added to the list of Qualified Jurisdictions after the Initial Borrowing Date in accordance with the requirements set forth in the definition of “Qualified Jurisdiction” in Section 11, which is designated as a Qualified ABL Jurisdiction in accordance with such requirements.

“Qualified Foreign Jurisdictions” shall mean and include each Qualified Jurisdiction other than the United States (and the States and territories thereof).

“Qualified Foreign Obligors” shall mean the European Borrower and each Foreign Credit Party which (x) is a Wholly-Owned Subsidiary of Exide U.S. organized under the laws of a Qualified Foreign Jurisdiction, (y) has provided a full and unconditional guaranty (unlimited in amount (or subject to such limits as may be necessary or advisable under local law as agreed to by the Administrative Agent in consultation with its local counsel) of all Guaranteed Obligations (as defined in the applicable Guaranties) pursuant to a Foreign Subsidiaries Guaranty and (z) has executed the relevant Security Documents in accordance with the requirements of Sections 5 and 8.11 securing all such Guaranteed Obligations.

“Qualified Jurisdictions” shall mean and include the United States, Canada, The Netherlands and each other jurisdiction identified on Part A of Schedule V hereto, in each case including any states, provinces or other similar local units therein. Furthermore, from time to time after the Initial Borrowing Date, Exide U.S. may request (by written notice to, and following consultation with, the Administrative Agent) that one or more additional jurisdictions be added to the list of Qualified Jurisdictions. In such event, such jurisdictions shall be added to (and thereafter form part of) the list of Qualified Jurisdictions so long as, in each case, the respective jurisdiction to be added is a jurisdiction in which Exide U.S. and/or any of its Subsidiaries conducts business, the jurisdiction to be added is satisfactory to the Administrative Agent (including with respect to the amount and enforceability of Foreign Subsidiaries Guaranties that may be entered into by entities organized in such jurisdiction, as well as the security interests (and enforceability thereof) that may be granted with respect to collateral (or various classes of assets) located in such jurisdiction as well as any political risk associated with such jurisdiction) and so long as Exide U.S. has furnished opinions of counsel, in each case from counsel, and in form and substance, reasonably satisfactory to the Administrative Agent, concluding that Subsidiaries of Exide U.S. organized under the laws of such jurisdiction may execute and deliver a Foreign TL Subsidiaries Guaranty or Foreign ABL Subsidiaries Guaranty, as appropriate in accordance with the Guaranty and Security Principles (unlimited in amount (or subject to such limits as may be necessary or advisable under local law and which are satisfactory to the Administrative Agent) and otherwise containing provisions reasonably consistent with the provisions of the Foreign TL Subsidiaries Guaranties or Foreign ABL Subsidiaries Guaranties, as the case may be, executed and delivered on the Initial Borrowing Date), the Intercompany Subordination Agreement and such Security Documents as may be satisfactory to the Collateral Agent (generally consistent with the Security Documents executed and delivered by Foreign TL Subsidiary Guarantors or the Foreign ABL Subsidiary Guarantors, as the case may be, on the Initial Borrowing Date, and providing security interests in such asset classes as shall be satisfactory to the Administrative Agent) and that, in accordance with the laws of the respective jurisdiction, such Credit Documents shall constitute the legal, valid and binding obligations, enforceable in accordance with their terms, and (in the case of the Security Documents) create valid and perfected security interests under applicable law (in each case subject to such customary exceptions (not inconsistent with the requirements set forth above) as are satisfactory to the Administrative Agent). Each such additional jurisdiction (if any) added to the list of Qualified Jurisdictions in accordance with the requirements set forth above shall be deemed to be a Qualified TL Jurisdiction, unless such jurisdiction is India, Hong Kong, Ireland or another jurisdiction that the Administrative Agent determines, in its sole discretion, should be a Qualified ABL Jurisdiction, in which case such additional Qualified Jurisdiction shall be a Qualified ABL Jurisdiction. The parties hereto further agree that, in the discretion of the Administrative Agent, as a condition to the addition of any jurisdiction to the list of Qualified Jurisdictions (or to the designation of any such additional jurisdiction (other than India, Hong Kong or Ireland) as a Qualified ABL Jurisdiction), the Administrative Agent may (but shall not be required to) request the consent of the Required Lenders to such addition (or designation) and, in such event, the Administrative Agent shall be entitled to wait for such consent before adding the respective jurisdiction to the list of Qualified Jurisdictions (or designation such jurisdiction as a Qualified ABL Jurisdiction).

“Qualified Obligors” shall mean each Qualified U.S. Obligor and each Qualified Foreign Obligor.

“Qualified Preferred Stock” shall mean any Preferred Equity of Exide U.S., the express terms of which shall provide that dividends thereon shall not be required to be paid at any time (and to the extent) that such payment would be prohibited by the terms of this Agreement or any other agreement of Exide U.S. or any of its Subsidiaries relating to outstanding indebtedness and which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (including any change of control event), cannot mature (excluding any maturity as the result of an optional redemption by the issuer thereof) and is not mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, and is not redeemable, or required to be repurchased, at the sole option of the holder thereof (including, without limitation, upon the occurrence of an change of control event), in whole or in part, on or prior to one year following the latest Maturity Date then in effect.

“Qualified TL Jurisdiction” shall mean each jurisdiction identified on Part C of Schedule V hereto and any other jurisdiction added to the list of Qualified Jurisdictions after the Initial Borrowing Date in accordance with the requirements set forth in the definition of “Qualified Jurisdiction” in Section 11, which is not designated as a Qualified ABL Jurisdiction in accordance with such requirements.

“Qualified U.S. Obligors” shall mean and include Exide U.S. and each other U.S. Credit Party which is a Wholly-Owned Subsidiary of Exide U.S., provided that any Qualified U.S. Obligor that is (or was) a Subsidiary of Exide U.S. shall cease to constitute a Qualified U.S. Obligor at such time, if any, as such Subsidiary ceases to be a Wholly-Owned Subsidiary of Exide U.S.

“Quarterly Payment Date” shall mean the last Business Day of each November, February, May and August, it being understood that the first Quarterly Payment Date shall be the last Business Day of the fiscal month ending August 2007.

“Quarterly Pricing Certificate” shall have the meaning provided in the definition of Applicable Margin.

“Quebec Secured Party” shall have the meaning provided in Section 12.15(a).

“Quebec Security Granting Parties” shall have the meaning provided in Section 12.15(a).

“Ratings” shall have the meaning provided in Section 8.01(q).

“Real Property” of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

“Re-allocation Agreement” shall mean the Re-allocation Agreement dated May 15, 2007, among the TL Lenders and the Administrative Agent, copies of which may be obtained by a TL Lender from the Administrative Agent.

“Record” shall mean information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

“Recovery Event” shall mean the receipt by Exide U.S. or any of its Subsidiaries of any insurance or condemnation proceeds payable (i) by reason of theft, physical destruction or damage or any other similar event with respect to any properties or assets of Exide U.S. or any of its Subsidiaries, (ii) by reason of any condemnation, taking, seizing or similar event with respect to any properties or assets of Exide U.S. or any of its Subsidiaries or (iii) under any policy of insurance required to be maintained under Section 8.03.

“Refinancing” shall mean the refinancing and repayment or other satisfaction in full of all amounts outstanding under, and the termination of all commitments in respect of, all Indebtedness to be Refinanced.

“Refinancing Documents” shall mean all of the agreements, documents and instruments executed or delivered in connection with the Refinancing.

“Register” shall have the meaning provided in Section 13.17.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System as from to time in effect and any successor to all or any portion thereof.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or any portion thereof.

“Release” shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”) (42 U.S.C. Section 9601 et seq.).

“Rent Reserve” shall mean, a reserve established by the Administrative Agent in an amount of up to three months rent payments made by any U.S. ABL Borrower or Specified Foreign Borrowing Base ABL Subsidiary Guarantor for each facility at which Inventory of such U.S. ABL Borrower or Specified Foreign Borrowing Base ABL Subsidiary Guarantor is located, in each case, that is not subject to a Collateral Access Agreement (as reported to the Administrative Agent by Exide U.S. from time to time as requested by the Administrative Agent), as such amount may be adjusted from time to time by the Administrative Agent in its Permitted Discretion taking into account any statutory provisions detailing the extent to which landlords may make claims against Inventory located thereon.

“Replaced Lender” shall have the meaning provided in Section 1.13.

“Replacement Lender” shall have the meaning provided in Section 1.13.

“Reportable Event” shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period under ERISA has been waived under subsection .22, .23, .25, .27, or .28 of PBGC Regulation Section 4043.

“Required Appraisal” shall have the meaning provided in Section 8.11(i).

“Required Lenders” shall mean each of (x) the TL Required Lenders and (y) the ABL Required Lenders.

“Restricted” shall mean, when referring to cash or Cash Equivalents of Exide U.S. or any of its Subsidiaries, that such cash or Cash Equivalents are subject to any Lien, permitted under this Agreement, in favor of any Person other than the Collateral Agent for the benefit of the Secured Creditors; provided that cash and Cash Equivalents, in an aggregate amount not exceeding $10,000,000 at any time, that are held in accounts maintained in Asia, Australia or New Zealand and are not generally available for use by Exide U.S. or its Subsidiaries outside of Asia, Australia and/or New Zealand, shall be treated as “Restricted”.

“Restructuring Charges” shall mean non-recurring and other one-time costs incurred by Exide U.S. in connection with the reorganization of its and its Subsidiaries’ business, operations and structure in respect of (i) the implementation of lean manufacturing initiatives, (ii) plant closures and the consolidation, relocation or elimination of operations, (iii) related severance costs and other costs incurred in connection with the termination, relocation and training of employees, and (iv) legal, consulting, employee retention and other advisor fees incurred in connection with the Chapter 11 Cases and the related Plan of Reorganization.

“Returns” shall have the meaning provided in Section 7.19.

“Revolver Event of Default” shall mean shall mean any Event of Default under Section 10.03 as a result of the Borrowers failing to be in compliance with Section 8.14A, 9.03A, 9.04A, 9.05A, 9.06A, 9.08 or 9.10A.

“Revolving Loan” shall have the meaning provided in Section 1.01(d) and shall include all Agent Advances and all Mandatory Borrowings.

“Revolving Loan Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule I directly below the column entitled “Revolving Loan Commitment,” as the same may be (x) reduced from time to time or terminated pursuant to Sections 3.02, 3.03 and/or 10, as applicable, (y) increased pursuant to Section 1.15 and (z) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 or 13.04(b).

“Revolving Loan Maturity Date” shall mean May 15, 2012.

“RL Facility Percentage” of any ABL Lender at any time shall be that percentage which is equal to a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such ABL Lender at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that if any such determination is to be made after the Total Revolving Loan Commitment (and related sub-commitments) has (or have) terminated, the determination of such percentages shall be made immediately before giving effect to such termination (but giving effect to subsequent assignments effected in accordance with the relevant requirements of this Agreement).

“S&P” shall mean Standard & Poor’s Ratings Services, a division of McGraw Hill, Inc.

“Scheduled Existing Indebtedness” shall mean Third Party Scheduled Existing Indebtedness and Intercompany Scheduled Existing Indebtedness.

“Scheduled Repayment” shall have the meaning provided in Section 4.02(b).

“Scheduled Repayment Date” shall have the meaning provided in Section 4.02(b).

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Section 4.04(b)(ii) Certificate” shall have the meaning provided in Section 4.04(b)(ii).

“Secured Creditors” shall have the meaning provided in the respective Security Documents, which shall in each case be consistent with the Guarantee and Security Principles.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement Collateral” shall mean all collateral in which any security interest is granted pursuant to the Security Agreements.

“Security Agreements” shall mean the U.S. Security Agreement and each Foreign Security Agreement.

“Security Document” shall mean and include each of the U.S. Security Agreement, the U.S. Pledge Agreement, each Mortgage, each Foreign Security Agreement, each Foreign Pledge Agreement and, after the execution and delivery thereof, each Additional Security Document (including each Additional Mortgage).

“Senior Officer” shall mean (i) senior executive management of Exide U.S., (ii) the general counsel of Exide U.S. and (iii) the division presidents of Exide U.S. and its Subsidiaries.

“Senior Secured Notes” shall mean Exide U.S.’s 10 1/2% Senior Secured Notes due 2013. As used herein, the term “Senior Secured Notes” shall include any Exchange Senior Secured Notes issued pursuant to the Senior Secured Notes Indenture in exchange for theretofore outstanding Senior Secured Notes, as contemplated by the definition of Exchange Senior Secured Notes.

“Senior Secured Notes Cap Certificate” shall have the meaning provided in Section 8.01(p).

“Senior Secured Notes Documents” shall mean the Senior Secured Notes Indenture, the Senior Secured Notes and each other agreement, document or instrument relating to the issuance of the Senior Secured Notes, as in effect on the Effective Date and as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Senior Secured Notes Indenture” shall mean the indenture, dated as of March 18, 2005, among Exide U.S., certain Domestic Subsidiaries of Exide U.S. and SunTrust Bank, as Trustee, as in effect on the Effective Date and, except as otherwise provided herein, as thereafter amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Senior Subordinated Convertible Notes” shall mean Exide U.S.’s Floating Rate Convertible Senior Subordinated Notes due 2013. As used herein, the term “Senior Subordinated Convertible Notes” shall include any Exchange Senior Subordinated Convertible Notes issued pursuant to the Senior Subordinated Convertible Notes Indenture in exchange for theretofore outstanding Senior Subordinated Convertible Notes, as contemplated by the definition of Exchange Senior Subordinated Convertible Notes.

“Senior Subordinated Convertible Notes Documents” shall mean the Senior Subordinated Convertible Notes Indenture, the Senior Subordinated Convertible Notes and each other agreement, document or instrument relating to the issuance of the Senior Secured Notes, as in effect on the Effective Date and as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Senior Subordinated Convertible Notes Indenture” shall mean the indenture, dated as of March 18, 2005, among Exide U.S. and SunTrust Bank, as Trustee, as in effect on the Effective Date and as thereafter amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Settlement Date” shall have the meaning provided in Section 1.04(b).

“Shareholder Subordinated Note” shall mean an unsecured junior subordinated note issued by Exide U.S. (and not guaranteed or supported in any way by any Subsidiary of Exide U.S.) in the form of Exhibit R, as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Significant Asset Sale” shall mean each Asset Sale which generates Net Sale Proceeds of at least $10,000,000.

“Solvency Certificate” shall have the meaning provided in Section 5.15(a).

“Spanish Holdco” shall mean Exide Transportation Holding Europe S.L., a company organized under the laws of Spain; provided that, to the extent acceptable to the Administrative Agent in its sole discretion, Exide U.S. may designate another Wholly-Owned Foreign Subsidiary as the Spanish Holdco.

“Specified Foreign Borrowing Base ABL Subsidiary Guarantor” shall mean each Foreign Borrowing Base ABL Subsidiary Guarantor located in Canada.

“Specified Foreign Currency Funding Capacity” at any date of determination, for any ABL Lender, shall mean the ability of such ABL Lender to fund Revolving Loans denominated in Euros, as set forth in the records of the Administrative Agent pursuant to the receipt by the Administrative Agent of a notification in writing by such ABL Lender to the Administrative Agent within 3 Business Days of such ABL Lender becoming an ABL Lender hereunder.

“Specified Foreign Currency Loan” shall have the meaning provided in Section 16.01.

“Specified Foreign Currency Participation” shall have the meaning provided in Section 16.01.

“Specified Foreign Currency Participation Fee” shall have the meaning provided in Section 16.06.

“Specified Foreign Currency Participation Settlement” shall have the meaning provided in Section 16.02(i).

“Specified Foreign Currency Participation Settlement Amount” shall have the meaning provided in Section 16.02(ii).

“Specified Foreign Currency Participation Settlement Date” shall have the meaning provided in Section 16.02(i).

“Specified Foreign Currency Participation Settlement Period” shall have the meaning provided in Section 16.02(i).

“Specified U.S. Subsidiaries” shall mean each of GNB Battery Technologies Japan, Inc., Exide de Mexico S de R.L. de C.V., Exide Technologies (Shanghai) Company Limited, Exide Manx, Limited and Exide Al Dobowi.

“Standby Letter of Credit” shall have the meaning provided in Section 2.01(a).

“Start Date” shall have the meaning provided in the definition of Applicable Margin.

“Stated Amount” of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met, but after giving effect to all previous drawings made thereunder), provided that except as such term is used in Section 2.02, the “Stated Amount” of each Euro Denominated Letter of Credit shall be, on any date of calculation, the U.S. Dollar Equivalent of the maximum amount available to be drawn in Euros thereunder (determined without regard to whether any conditions to drawing could then be met but after giving effect to all previous drawings made thereunder).

“Sterling” and “£” shall mean freely transferable lawful money of the United Kingdom (expressed in pounds sterling).

“Subsidiaries Guaranty” shall mean and include the U.S. Subsidiaries Guaranty, each Foreign Subsidiaries Guaranty and any other guaranty executed and delivered by any Subsidiary of Exide U.S. pursuant to any of Sections 8.11 and/or 9.13.

“Subsidiary” of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through one or more Subsidiaries of such Person and (ii) any partnership, association, limited liability company, joint venture or other entity (other than a corporation) in which such Person directly or indirectly through one or more Subsidiaries of such Person, has more than a 50% Equity Interest at the time.

“Subsidiary Guarantor” shall mean each Subsidiary of Exide U.S. that executes and delivers any Subsidiaries Guaranty, unless and until such time as the respective Subsidiary is released from all of its obligations under any relevant Subsidiaries Guaranty in accordance with the terms and provisions thereof.

“Supermajority Lenders” of any Tranche shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if (x) all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated and (y) the percentage “50%” contained therein were changed to “66-2/3%”.

“Swingline Expiry Date” shall mean the date that is five Business Days prior to the Revolving Loan Maturity Date.

“Swingline Lender” shall mean DBNY, or any Person serving as a successor Administrative Agent hereunder, in its capacity as a lender of Swingline Loans.

“Swingline Loan” shall have the meaning provided in Section 1.01(e).

“Syndication Agents” shall have the meaning provided in the first paragraph of this Agreement.

“Syndication Date” shall mean the earlier of (i) the 90th day following the Initial Borrowing Date and (ii) the date upon which the Administrative Agent determines (and notifies Exide U.S. and the Lenders) that the primary syndication (and resultant addition of Persons as Lenders pursuant to Section 13.04(b)) has been completed.

“Synthetic Lease” shall mean a lease transaction under which the parties intend that (i) the lease will be treated as an “operating lease” by the lessee and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

“Taxes” shall have the meaning provided in Section 4.04(a).

“Term Loan Commitment” shall mean the U.S. Borrower Term Loan Commitment, European Borrower U.S. Dollar Term Loan Commitment or European Borrower Euro Term Loan Commitment of any Lender, as applicable.

“Term Loan Maturity Date” shall mean May 15, 2012.

“Term Loans” shall mean and include U.S. Borrower Term Loans and European Borrower Term Loans.

“Termination Event” shall mean (i) the acceleration of the maturity of any Term Loans pursuant to the provisions of Section 10 hereof or (ii) the failure of the relevant Borrower to pay any principal of, or interest on, any Term Loans on, or within 5 Business Days after, the relevant Maturity Date.

“Test Period” shall mean each period of four consecutive Fiscal Quarters then last ended, in each case taken as one accounting period.

“Third Party Scheduled Existing Indebtedness” shall have the meaning provided in Section 7.20.

“TL Borrowers” shall mean the U.S. Borrower and the European Borrower.

“TL Creditors” shall mean each Agent and each TL Lender.

“TL Credit Party” shall mean and include the U.S. Borrower, the European Borrower and each TL Guarantor, as well as any other Subsidiary of Exide U.S. which at any time provides any guarantee or security in respect of the TL Obligations.

“TL Event of Default” shall mean shall mean any Event of Default under Section 10.03 as a result of the Borrowers failing to be in compliance with Section 8.14B, 9.03B, 9.04B, 9.05B, 9.06B or 9.10B.

“TL Guarantors” shall mean the U.S. Subsidiary Guarantors, the U.S. Borrower, the Foreign Joint Subsidiary Guarantors and the Foreign TL Subsidiary Guarantors.

“TL Lenders” shall mean Lenders with outstanding Term Loans.

“TL Obligations” shall mean all obligations (including guaranty obligations) of every nature of each TL Credit Party from time to time owed to Agents (including former Agents), TL Lenders or any of them (but not in their capacities as ABL Lenders, Issuing Lender or Swingline Lender) under any Credit Document, whether for principal, premium, interest (including interest accruing after the filing of a petition in bankruptcy or a similar proceeding with respect to such Credit Party), fees, expenses (including Expenses), indemnification (including, without limitation, pursuant to Section 13.01) or otherwise.

“TL Permitted Liens” shall have the meaning provided in Section 9.03B.

“TL Repayment Percentage” of any Tranche of Term Loans at any time shall be a fraction (expressed as a percentage) (x) the numerator of which is the aggregate principal amount of outstanding Term Loans of such Tranche (using the U.S. Dollar Equivalent of any amounts denominated in Euros) and (y) the denominator of which is the sum of the aggregate principal amount of all outstanding Term Loans at such time (using the U.S. Dollar Equivalent of any amounts denominated in Euros).

“TL Required Lenders” shall mean Lenders, the sum of whose outstanding principal (taking the U.S. Dollar Equivalent of any outstanding Euro Denominated Term Loans) of Term Loans (or, if prior to the occurrence of the Credit Events on the Initial Borrowing Date, whose U.S. Borrower Term Loan Commitments, European Borrower U.S. Dollar Term Loan Commitments and European Borrower Euro Term Loan Commitments, taking the U.S. Dollar Equivalent of any such European Borrower Euro Term Loan Commitments) as of any date of determination represent greater than 50% of the sum of all outstanding principal (taking the U.S. Dollar Equivalent of any outstanding Euro Denominated Term Loans) of Term Loans (or, if prior to the occurrence of the Credit Events on the Initial Borrowing Date, the sum of all U.S. Borrower Term Loan Commitments, European Borrower U.S. Dollar Term Loan Commitments and European Borrower Euro Term Loan Commitments, taking the U.S. Dollar Equivalent of any such European Borrower Euro Term Loan Commitments) of Lenders at such time.

“Total Borrowing Base” shall mean, as of any date of determination, the sum of the U.S. Borrowing Base and the Foreign Borrowing Base.

“Total Commitment” shall mean, at any time, the sum of the Total Term Loan Commitment and the Total Revolving Loan Commitment.

“Total European Borrower Euro Term Loan Commitment” shall mean, at any time, the sum of the European Borrower Euro Term Loan Commitments of each of the Lenders with such a Commitment at such time.

“Total European Borrower U.S. Dollar Term Loan Commitment” shall mean, at any time, the sum of the European Borrower Term Loan Commitments of each of the Lenders with such a Commitment at such time.

“Total Revolving Loan Commitment” shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Lenders at such time.

“Total Term Loan Commitment” shall mean, at any time, the sum of the Total U.S. Borrower Term Loan Commitment, the Total European Borrower U.S. Dollar Term Loan Commitment and the Total European Borrower Euro Term Loan Commitment.

“Total U.S. Borrower Term Loan Commitment” shall mean, at any time, the sum of the U.S. Borrower Term Loan Commitments of each of the Lenders with such a Commitment at such time.

“Total Unutilized Revolving Loan Commitment” shall mean, at any time, an amount equal to the remainder of (x) the Total Revolving Loan Commitment as in effect at such time less (y) the Aggregate RL Facility Exposure at such time; provided that for purposes of the definition of Applicable Commitment Fee Percentage (and as the term “Total Unutilized Revolving Loan Commitment” is used therein) only, “Aggregate RL Facility Exposure” shall be determined as provided in the definition thereof but for such purposes excluding Agent Advances and the obligations described in clause (iii) of the definitions of Aggregate RL Facility Exposure (and, in each case, treating same as if they were not outstandings).

“Trade Letter of Credit” shall have the meaning set forth in Section 2.01(a).

“Tranche” shall mean the respective facilities and commitments utilized in making Loans hereunder, with there being seven separate Tranches (i.e., U.S. Borrower Term Loans, European Borrower U.S. Dollar Term Loans, European Borrower Euro Term Loans, U.S. ABL Borrowers Revolving Loans, European Borrower Revolving Loans, U.S. ABL Borrowers Swingline Loans and European Borrower Swingline Loans; provided that for purposes of the definition of “Supermajority Lenders”, “Majority Lenders” and Section 13.12(a), there shall be deemed to be four separate Tranches (i.e., U.S. Borrower Term Loans, European Borrower U.S. Dollar Term Loans, European Borrower Euro Term Loans and Revolving Loans).

“Transaction” shall mean, collectively, (i) the consummation of the Refinancing, (ii) the entering into of the Credit Documents and the incurrence of all Loans and the issuance of all Letters of Credit on the Initial Borrowing Date, and (iii) the payment of fees and expenses in connection with the foregoing.

“Treaty” shall mean the Treaty establishing the European Community being the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986, the Maastricht Treaty (which was signed at Maastricht on February 7, 1992) and the Treaty of Amsterdam (which was signed in Amsterdam on October 2, 1997).

“Type” shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan, a Eurodollar Loan, a Euro Denominated Loan (other than a Euro Denominated Swingline Loan) or a Euro Denominated Swingline Loan.

“U.S.” or “United States” shall mean the United States of America.

“U.S. ABL Borrowers Revolving Loans” shall have the meaning provided in Section 1.01(d) and shall include all Agent Advances made to the U.S. ABL Borrowers.

“U.S. ABL Borrowers Revolving Note” shall have the meaning provided in Section 1.05(a).

“U.S. ABL Borrowers Swingline Loan” shall have the meaning provided in Section 1.01(f).

“U.S. ABL Borrowers Swingline Note” shall have the meaning provided in Section 1.05(a).

“U.S. ABL Borrowers” shall have the meaning provided in the first paragraph of this Agreement.

“U.S. ABL Borrowers Obligations” shall mean all amount owing to the Administrative Agent, the Collateral Agent, any Issuing Lender or any ABL Lender by any U.S. ABL Borrower pursuant to the terms of this Agreement or any other Credit Document.

“U.S. Borrower Guaranteed Obligations” shall mean the principal and interest on each European Borrower U.S. Dollar Term Note, each European Borrower Euro Term Note, each European Borrower Revolving Note, the European Borrower Swingline Note, and each European Borrower U.S. Dollar Term Loan, each European Borrower Euro Term Loan, each European Borrower Revolving Loan and each European Borrower Swingline Loan made under this Agreement, all reimbursement obligations and Unpaid Drawings with respect to each Letter of Credit issued for the account of the European Borrower, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of the European Borrower and each other Foreign Credit Party to each Lender, each Agent, each Issuing Lender and the Collateral Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Credit Document and the due performance and compliance by the European Borrower and each other Foreign Credit Party with all the terms, conditions and agreements contained in the Credit Documents to which it is a party.

“U.S. Borrower Guaranteed Party” shall mean the European Borrower and each Subsidiary of Exide U.S. party to any Interest Rate Protection Agreement or Other Hedging Agreement with any Secured Creditor.

“U.S. Borrower Letter of Credit” shall mean each Letter of Credit (which may be denominated in U.S. Dollars or Euros) issued for the account of the U.S. ABL Borrowers pursuant to Section 2.01 and designated as such by the U.S. ABL Borrowers in the respective Letter of Credit Request.

“U.S. Borrower Letter of Credit Outstandings” shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding U.S. Borrower Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings (taking the U.S. Dollar Equivalent of all amounts payable in Euros) in respect of all U.S. Borrower Letters of Credit.

“U.S. Borrower Term Loan” shall have the meaning provided in Section 1.01(a).

“U.S. Borrower Term Loan Commitment” shall mean, with respect to each Lender, the amount set forth opposite such Lender’s name in Schedule I (as in effect on the Initial Borrowing Date) directly below the column entitled “U.S. Borrower Term Loan Commitment”, as the same may be terminated pursuant to Sections 3.03 and/or 10.

“U.S. Borrower Term Note” shall have the meaning provided in Section 1.05(a).

“U.S. Borrower’s Guaranty” shall mean the guaranty of the U.S. Borrower pursuant to Section 14.

“U.S. Borrowers” shall mean Exide U.S. and the U.S. ABL Borrowers.

“U.S. Borrowing Base” shall mean, as of any date of determination, the result of:

(a) 85% of the amount of Eligible U.S. Accounts, plus

(b) 85% times the then extant Net Orderly Liquidation Value of U.S. Borrowers’ Eligible U.S. Inventory, minus

(c) the aggregate amount of reserves, if any, established by the Administrative Agent under Section 1.01(g) with respect to the U.S. Borrowing Base.

“U.S. Collection Account” shall mean each account established at a U.S. Collection Bank subject to a Cash Management Control Agreement into which funds shall be transferred as provided in Section 4.03(b).

“U.S. Collection Banks” shall have the meaning provided in Section 4.03(b)(i).

“U.S. Credit Party” shall mean Exide U.S., each U.S. ABL Borrower and each U.S. Subsidiary Guarantor.

“U.S. Disbursement Account” shall mean each checking and/or disbursement account of Exide U.S. and its Domestic Subsidiaries for their general corporate purposes, including for the purpose of paying Exide U.S’ and its Domestic Subsidiaries’ trade payables and other operating expenses.

“U.S. Dollar Denominated Letter of Credit” shall mean each Letter of Credit denominated in Dollars.

“U.S. Dollar Denominated Letter of Credit Outstandings” shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding U.S. Dollar Denominated Letters of Credit at such time and (ii) the aggregate amount of all Unpaid Drawings with respect to U.S. Dollar Denominated Letters of Credit at such time.

“U.S. Dollar Denominated Loan” shall mean all Loans denominated in U.S. Dollars, which shall include each U.S. Borrower Term Loan, each European Borrower U.S. Dollar Term Loan, each Revolving Loan made in Dollars and each Swingline Loan made in Dollars, as well as each Loan converted into Dollars in accordance with the provisions of Section 1.14.

“U.S. Dollar Denominated Revolving Loan” shall mean all Revolving Loans incurred in U.S. Dollars.

“U.S. Dollar Denominated Swingline Loan” shall mean all Swingline Loans incurred in U.S. Dollars.

“U.S. Dollar Equivalent” of an amount denominated in a currency other than U.S. Dollars shall mean, at any time for the determination thereof, the amount of U.S. Dollars which could be purchased with the amount of such currency involved in such computation at the spot exchange rate therefor as quoted by the Administrative Agent as of 11:00 A.M. (New York time) on the date two Business Days prior to the date of any determination thereof for purchase on such date (or, in the case of (1) any determination pursuant to Section 1.14 or 13.23 or Section 26 (or any analogous provision) of any Subsidiaries Guaranty or (2) with respect to Euro Denominated Swingline Loans, on the date of determination); provided that for purposes of (x) determining compliance with Sections 1.01(c), (e) and (g), 2.01(c), 4.02(a) and 6.01 and (y) calculating Fees pursuant to Section 3.01 (except Fees which are expressly required to be paid in a currency other than U.S. Dollars pursuant to Section 3.01), the U.S. Dollar Equivalent of any amounts denominated in a currency other than U.S. Dollars shall be revalued on a monthly basis using the spot exchange rates therefor as quoted in the Wall Street Journal (or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent) on the last Business Day of each calendar month, provided, however, that at any time during a calendar month, if the Aggregate RL Facility Exposure (for the purposes of the determination thereof, using the U.S. Dollar Equivalent as recalculated based on the spot exchange rate therefor as quoted in the Wall Street Journal (or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent) on the respective date of determination pursuant to this exception) would exceed 85% of the Total Revolving Loan Commitment, then in the sole discretion of the Administrative Agent or at the request of the Required Lenders, the U.S. Dollar Equivalent shall be reset based upon the spot exchange rates on such date as quoted in the Wall Street Journal (or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent), which rates shall remain in effect until the last Business Day of such calendar month or such earlier date, if any, as the rate is reset pursuant to this proviso. Notwithstanding anything to the contrary contained in this definition, at any time that a Default or an Event of Default then exists, the Administrative Agent may revalue the U.S. Dollar Equivalent of any amounts outstanding under the Credit Documents in a currency other than U.S. Dollars in its sole discretion.

“U.S. Dollars”, “Dollars” and the sign “$” shall each mean freely transferable lawful money of the United States of America.

“U.S. GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time; provided that determinations in accordance with U.S. GAAP for purposes of Applicable Margins and Sections 4.02, 8.14A, 8,14B and 9, including defined terms as used therein, and for all purposes of determining the Leverage Ratio, are subject (to the extent provided therein) to Section 13.07(a).

“U.S. GAAS” shall mean generally accepted audit standards in the United States of America as in effect from time to time.

“U.S. Mortgaged Property” shall mean each Real Property located in the United States or any State or territory thereof with respect to which a Mortgage is required to be delivered pursuant to the terms of this Agreement.

“U.S. Pledge Agreement” shall have the meaning provided in Section 5.10(a).

“U.S. Pledge Agreement Collateral” shall mean all of the “Collateral” as defined in the U.S. Pledge Agreement.

“U.S. Security Agreement” shall have the meaning provided in Section 5.11.

“U.S. Security Documents” shall mean and include the U.S. Security Agreement, the U.S. Pledge Agreement, each Mortgage covering a U.S. Mortgaged Property and each Additional Security Document covering assets of a U.S. Credit Party situated in the United States.

“U.S. Subsidiaries Guaranty” shall have the meaning provided in Section 5.09(a) and shall include any counterpart thereof and any other substantially identical guaranty executed and delivered by any Subsidiary of Exide U.S. pursuant to Section 8.11 or 9.13.

“U.S. Subsidiary Guarantor” shall mean (i) each Wholly-Owned Domestic Subsidiary of Exide U.S. as of the Initial Borrowing Date (other than EH International) and (ii) each other Wholly-Owned Domestic Subsidiary of Exide U.S. created, established or acquired after the Initial Borrowing Date which executes and delivers a U.S. Subsidiaries Guaranty, unless and until such time as the respective Domestic Subsidiary ceases to constitute a Domestic Subsidiary or is released from all of its obligations under its U.S. Subsidiaries Guaranty in accordance with the terms and provisions thereof.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

“Unfunded Current Liability” shall mean the amount, if any, by which the actuarial present value of accumulated benefits of any Plan subject to Title IV of ERISA as of the close of its most recent plan year, determined using actuarial assumptions at such time consistent with those prescribed by Financial Account Standards No. 87, exceeds the fair market value of the assets allocable to such liabilities.

“Unpaid Drawing” shall have the meaning provided in Section 2.05(a).

“Unpaid Supplier Reserve” shall mean, at any time, the amount equal to the percentage applicable to Inventory in the calculation of the Foreign Borrowing Base multiplied by the aggregate value of the Eligible Foreign Inventory which the Administrative Agent, acting reasonably and in good faith, considers is or may be subject to a right of a supplier to repossess goods pursuant to Section 81.1 of the Bankruptcy and Insolvency Act (Canada) or any other laws of Canada or any other applicable jurisdiction granting revendication or similar rights to unpaid suppliers, in each case, where such supplier’s right ranks or is capable of ranking in priority to or pari passu with one or more of the Liens granted in the Security Documents.

“Unrestricted” shall mean, when referring to cash or Cash Equivalents of Exide U.S. or any of its Subsidiaries, that such cash or Cash Equivalents are not Restricted.

“Unutilized Revolving Loan Commitment” with respect to any ABL Lender, at any time, shall mean such ABL Lender’s Revolving Loan Commitment at such time, if any, less the sum of (i) the aggregate outstanding principal amount of Revolving Loans (taking the Dollar Equivalent of any such Loans denominated in Euros) made by such ABL Lender (but in no event including any Swingline Loans or Agent Advances) and then outstanding and (ii) the sum of such ABL Lender’s L/C Participation Percentage of the Stated Amount of each Letter of Credit and any Unpaid Drawings (taking the Dollar Equivalent of any amounts expressed in Euros) relating thereto.

“Wholly-Owned Domestic Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person that is a Domestic Subsidiary of such Person.

“Wholly-Owned Foreign Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person that is not a Domestic Subsidiary of such Person.

“Wholly-Owned Subsidiary” shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director’s qualifying shares and/or other nominal amounts of shares required by applicable law to be held by Persons other than such Person) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% Equity Interest at such time; provided that any Foreign Subsidiary of such Person at least 90% of whose capital stock or other Equity Interests are owned by such Person and/or one or more Wholly-Owned Subsidiaries (determined after giving effect to this proviso) of such Person at such time shall be deemed to be a Wholly-Owned Subsidiary of such Person.

“Written” (whether lower or upper case) or “in writing” shall mean any form of written communication or a communication by means of telex, facsimile device, telegraph or cable.

SECTION 12. The Agents.

12.01 Appointment. (a)  Each Lender hereby irrevocably designates and appoints DBNY as Administrative Agent for such Lender (for purposes of this Section 12, the term “Administrative Agent” shall mean DBNY in its capacities as Administrative Agent and as Collateral Agent hereunder and pursuant to the Security Documents) to act as specified herein and in the other Credit Documents, and each such Lender hereby irrevocably authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to or required of the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Each of the Agents may perform any of their respective duties under this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein by or through its respective officers, directors, agents, employees or affiliates (it being understood and agreed, for avoidance of doubt and without limiting the generality of the foregoing, that the Administrative Agent and/or Collateral Agent may perform any of its duties under the Security Documents by or through one or more of its affiliates).

(b) The provisions of this Section 12 are solely for the benefit of the Agents and the Lenders, and neither Exide U.S. nor any of its Subsidiaries shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, each Agent shall act solely as agent for the Lenders, and each Agent assumes no (and shall not be deemed to have assumed any) obligation or relationship of agency or trust with or for Exide U.S. or any of its Subsidiaries.

12.02 Nature of Duties. (a)  No Agent shall have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither any Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The duties of the Agents shall be mechanical and administrative in nature; no Agent shall have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note and nothing in this Agreement or in any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein, provided that the Agents shall be deemed to be a trustee and agent and stand in a fiduciary relationship with respect to the Lenders and the holders of Notes for purposes of any Security Document governed by the laws of a jurisdiction located outside the United States where the Agents shall determine, based on advice of local counsel, that same is necessary or desirable for purposes of realizing the benefits intended to be conferred pursuant to such Security Document, and the Lenders hereby irrevocably designate each of the Agents as their trustee and agent for such purpose and authorize each of the Agents to at any time and from time to time take all actions (including, without limitation, making demand for all amounts then due and payable and the exercise of other remedies) on their behalf in accordance with the terms of such Security Document without the necessity of any notice to or further consent from any Lender, and the Lenders hereby agree to indemnify the Agents (and each of their respective officers, directors, trustees, employees, representatives and agents) and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys’ and consultants’ fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, the taking of any action or any omission to take action under any such Security Document unless such action is taken or omitted to be taken with gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(b) Notwithstanding any other provision of this Agreement or any provision of any other Credit Document, each of the Syndication Agents, Documentation Agents and Joint Lead Arrangers and Joint Bookrunners designated as such on the cover page hereof is named as such for recognition purposes only, and in their respective capacities as such shall have no powers, duties, responsibilities or liabilities with respect to this Agreement or the other Credit Documents or the transactions contemplated hereby and thereby; it being understood and agreed that each of the Syndication Agents, Documentation Agents and Joint Lead Arrangers and Joint Bookrunners designated as such on the cover page hereof shall be entitled to all indemnification and reimbursement rights in favor of “Agents” as, and to the extent, provided for under Sections 12.07 and 13.01. Without limitation of the foregoing, neither Syndication Agent, Documentation Agent, nor Joint Lead Arranger and Joint Bookrunner designated as such on the cover page hereof shall, solely by reason of this Agreement or any other Credit Documents, have any fiduciary relationship in respect of any Lender or any other Person.

12.03 Certain Rights of the Agents. The Agents shall have the right to request instructions from the Required Lenders at any time. If any Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Required Lenders; and such Agent shall not incur liability to any Lender by reason of so refraining. Without limiting the foregoing, neither any Lender nor the holder of any Note shall have any right of action whatsoever against any Agent or any of its employees, directors, officers, agents or affiliates as a result of such Agent or such other person acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

12.04 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected (and shall have no liability to any Person) in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order, telephone message or other document or conversation that such Agent believed, in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision), to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by such Agent (which may be counsel for the Credit Parties) and, with respect to other matters, upon advice of independent public accountants or other experts selected by it.

12.05 Notice of Default, etc. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless such Agent has actually received written notice from a Lender or any Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that any Agent receives such a notice, such Agent shall give prompt notice thereof to the Lenders. The Agents shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that, unless and until any Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders (as determined by such Agent in its sole discretion).

12.06 Nonreliance on Agents and Other Lenders. Independently and without reliance upon any Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make its own independent investigation of the financial condition and affairs of Exide U.S. and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and, except as expressly provided in this Agreement, no Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. No Agent or their respective affiliates nor any of their respective officers, directors, agents or employees shall be responsible to any Lender or the holder of any Note for, or be required or have any duty to ascertain, inquire or verify the accuracy of, (i) any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, (ii) the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document, (iii) the financial condition of Exide U.S. and any of its Subsidiaries, (iv) the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, (v) the satisfaction of any of the conditions precedent set forth in Section 5 or 6, or (vi) the existence or possible existence of any Default or Event of Default.

12.07 Indemnification. (a)  To the extent any Agent (or any affiliate thereof) is not reimbursed and indemnified by the Borrowers, the Lenders will reimburse and indemnify such Agent (and any affiliate thereof) in proportion to their respective “percentages” as used in determining the Required Lenders (determined as if there were no Defaulting Lenders), for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent (or any affiliate thereof) in performing its respective duties hereunder or under any other Credit Document or in any way relating to or arising out of this Agreement or any other Credit Document, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(b) Any Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Credit Document (except actions expressly required to be taken by it hereunder or under the Credit Documents) unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

(c) The agreements in this Section 12.07 shall survive the payment of all Obligations.

12.08 Agents in their Individual Capacities. With respect to its obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, each Agent shall have the rights and powers specified herein for a “Lender” and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term “Lender”, “Required Lenders”, “Supermajority Lenders”, “Majority Lenders”, “holders of Notes” or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Each Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to, any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

12.09 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

12.10 Resignation of the Agents. (a)  The Administrative Agent may resign from the performance of all its respective functions and duties hereunder and/or under the other Credit Documents (including, without limitation, its functions and duties as Collateral Agent) at any time by giving 30 Business Days’ prior written notice to the Lenders and, unless a Default or an Event of Default under Section 10.05 then exists, Exide U.S. Any such resignation by an Agent hereunder shall also constitute its resignation (if applicable) as an Issuing Lender, Swingline Lender and Fronting Lender, in which case the resigning Agent (x) shall not be required to issue any further Letters of Credit or make any additional Swingline Loans or Specified Foreign Currency Loans hereunder and (y) shall maintain all of its rights as Issuing Lender, Swingline Lender or Fronting Lender, as the case may be, with respect to any Letter of Credit issued by it, or Swingline Loans or Specified Foreign Currency Loans made by it, prior to the date of such resignation. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

(b) Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent, hereunder and/or under the other Credit Documents who shall be a commercial bank or trust company acceptable to Exide U.S., which acceptance shall not be unreasonably withheld or delayed (provided that Exide U.S.’s approval shall not be required if an Event of Default then exists).

(c) If a successor Administrative Agent shall not have been so appointed within such 30 Business Day period, the Administrative Agent with the consent of Exide U.S. (which consent shall not be unreasonably withheld or delayed, provided that Exide U.S.’s consent shall not be required if an Event of Default then exists), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder and/or under the other Credit Documents until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

(d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 30th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Lenders appoint a successor Administrative Agent as provided above, provided that, with respect to the Administrative Agent’s obligations a Collateral Agent, it shall continue to serve as Collateral Agent until a successor Administrative Agent is appointed as provided above.

(e) Upon a resignation of any Agent pursuant to this Section 12.10, such Agent shall remain indemnified to the extent provided in this Agreement and the other Credit Documents and the provisions of this Section 12 shall continue in effect for the benefit of such Agent for all of its actions and inactions while serving as such Agent.

12.11 Collateral Matters. (a)  Each Lender authorizes and directs the Collateral Agent to enter into the Security Documents for the benefit of the Lenders and the other Secured Creditors. Each Lender hereby agrees, and each holder of any Note or participant in Letters of Credit by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Security Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Security Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Documents.

(b) The Lenders hereby authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations at any time arising under or in respect of this Agreement or the Credit Documents or the transactions contemplated hereby or thereby, (ii) constituting property being sold or otherwise disposed of (to Persons other than Exide U.S. and its Subsidiaries) upon the sale or other disposition thereof in compliance with Section 9.02, (iii) if approved, authorized or ratified in writing by the Required Lenders (or all of the Lenders hereunder, to the extent required by Section 13.12) or (iv) as otherwise may be expressly provided in the relevant Security Documents. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 12.11.

(c) The Collateral Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Borrower or any of its Subsidiaries or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 12.11 or in any of the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

12.12 Delivery of Information. The Administrative Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Administrative Agent from any Borrower, any Subsidiary, the Required Lenders, any Lender or any other Person under or in connection with this Agreement or any other Credit Document except (i) as specifically provided in this Agreement or any other Credit Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Administrative Agent at the time of receipt of such request and then only in accordance with such specific request.

12.13 Special Appointment of Collateral Agent (Germany). (a) Without prejudice to the generality of Section 12.11:

(i) each TL Creditor that is or will become party to this Agreement hereby appoints by its acceptance of the benefits of the German Security, appoints on the terms set out in this Section 12.13, the Collateral Agent as trustee (Treuhaender) and administrator for the purpose of holding in trust (Treuhand) and administering, enforcing and releasing the German Security for the Secured Creditors;

(ii) the Collateral Agent accepts its appointment as a trustee (Treuhaender) and administrator of the German Security on the terms and subject to the conditions set out in this Agreement; and

(iii) the Secured Creditors agree that, in relation to the German Security, no Secured Creditor shall exercise any independent power to enforce any German Security or take any other action in relation to the enforcement of the German Security, or make or receive any declarations in relation thereto.

(b) The Collateral Agent shall hold and administer any German Security which is security assigned, transferred or pledged under German law to it as a trustee (Treuhaender) for the benefit of the Secured Creditors.

(c) Furthermore, each Secured Creditor hereby authorizes (bevollmaechtigt) the Collateral Agent (with the right of sub-delegation) to enter into any documents evidencing German Security and to make and accept all declarations and take all actions as it considers necessary or useful in connection with any German Security on behalf of such Secured Creditor. The Collateral Agent shall further be entitled to rescind, release, amend and/or execute new and different documents securing the German Security. The Collateral Agent is released from the restrictions arising under section 181 of the German Civil Code (Buergerliches Gesetzbuch) (restrictions on self-dealing).

(d) The Secured Creditors and the Collateral Agent agree that all rights and claims to be constituted by an abstract acknowledgement of indebtedness to be entered into by certain Credit Parties and the Collateral Agent and all proceeds held by the Collateral Agent pursuant to or in connection with such abstract acknowledgement of indebtedness are held by the Collateral Agent with effect from the date of such abstract acknowledgement of indebtedness on trust (treuhänderisch) for the Secured Creditors and will be administered in accordance with this Agreement. The Secured Creditors and the Collateral Agent agree further that the respective Credit Parties’ obligations under such abstract acknowledgement of indebtedness shall not increase the total amount of the secured Obligations under the Security Documents relating to German Security and shall not result in any additional liability of any of the Credit Parties or otherwise prejudice the rights of any of the Credit Parties under any Credit Document. Accordingly, payment of the obligations under such abstract acknowledgement of indebtedness shall, to the same extent, discharge the corresponding secured Obligations and vice versa.

12.14 Special Appointment of Collateral Agent (France). (a) Without prejudice to the generality of Section 12.11:

(i) each Lender and each other Secured Creditor (as “mandants” under French Law), by executing this Agreement (or an Assignment and Assumption Agreement), irrevocably appoints the Collateral Agent to act as agent (“mandataire” under French Law) under and in connection with the Foreign Security Documents governed by French law and any documents relating thereto (collectively, the “French Collateral Documents”) and irrevocably authorizes the Collateral Agent (i) to execute on its behalf the French Collateral Documents to which it is a party, and (ii) to perform the duties and to exercise the rights, powers and discretions of the Secured Creditors that are specifically delegated to it pursuant to this Agreement or the French Collateral Documents in connection with such French Collateral Documents, together with any other incidental rights, powers and discretions which are incidental thereto and (iii) to give any discharge for any monies payable under the French Collateral Documents; and

(ii) each Lender and each other Secured Creditor irrevocably authorizes the Collateral Agent for and on its behalf to exercise the rights, powers and discretions which are specifically delegated to it by the terms of the French Collateral Documents and this Agreement, together with all rights, powers and discretions which are incidental thereto and to give any discharge for any monies payable under the French Collateral Documents.

(b) Notwithstanding Section 13.08 hereof, the provisions of this Section 12.14 shall be governed by the laws of the France.

12.15 Special Appointment of Collateral Agent (Quebec). (a) Without limiting the powers of the Administrative Agent and the Collateral Agent hereunder and under the Security Documents, each ABL Creditor (for its benefit and the benefit of its affiliates), (all such ABL Creditors (for their benefit and the benefit of their respective affiliates) are collectively called, for purposes of this Section 12.15, the “Quebec Secured Parties”) and the Collateral Agent (in its sole capacity as the initial holder of the Bonds (as defined below)) hereby acknowledges and agrees that the Collateral Agent shall, for the purposes of holding any security granted under the Security Documents pursuant to the laws of the Province of Quebec to secure payment of bonds (or any similar instruments) issued by Exide Canada Corporation or any other Credit Party (collectively, the “Quebec Security Granting Parties”) (which bonds as amended, restated, replaced, modified or supplemented at any time, for purposes of this Section 12.15, shall be hereinafter referred to as the “Bonds”), be the holder of an irrevocable power of attorney (“fondé de pouvoir”) (within the meaning of Article 2692 of the Civil Code of Quebec) for all present and future Quebec Secured Parties and holders of the Bonds. Each of the Quebec Secured Parties and the Collateral Agent (solely in its capacity as the initial holder of the Bonds) hereby ratifies the appointment of and constitutes, to the extent necessary, the Collateral Agent as the holder of such irrevocable power of attorney (“fondé de pouvoir”) in order to hold security granted by any one of the Quebec Security Granting Parties under the Credit Documents in the Province of Quebec to secure payment of the Bonds. Each assignee Quebec Secured Party and each assignee holder of Bonds shall be deemed to have confirmed and ratified the constitution of the Collateral Agent as the holder of such irrevocable power of attorney (“fondé de pouvoir”) by execution of the relevant agreements relating to such assignment. The Collateral Agent agrees to act in such capacity. Furthermore, the Collateral Agent hereby agrees and each of the other Quebec Secured Parties hereby appoints the Collateral Agent to act in the capacity of the holder and depositary of the Bonds on its own behalf as Collateral Agent and for and on behalf and for the benefit of all present and future Quebec Secured Parties. Each assignee Quebec Secured Party shall be deemed to have confirmed and ratified the constitution of the Collateral Agent as such holder and depositary of the Bonds by execution of the relevant agreements relating to such assignment.

(b) The parties hereto expressly waive the provisions and protection of Section 32 of An Act Respecting Special Powers of Legal Persons (Québec). The Collateral Agent may acquire and be the holder of the Bonds or other titles of indebtedness. Each of parties hereto acknowledges and agrees that the Bonds constitute a title of indebtedness as such term is used in Article 2692 of the Civil Code of Quebec.

(c) Notwithstanding Section 13.08 hereof, the provisions of this Section 12.15 shall be governed by the laws of the Province of Quebec and the federal laws of Canada applicable therein.

12.16 Special Appointment of Collateral Agent (Belgium). (a) Without prejudice to the generality of Section 12.11, each TL Creditor that is or will become party to this Agreement hereby authorizes and directs, by its acceptance of the benefits of the Foreign Security Agreements over the business assets of any Belgian Credit Party (the “Belgian Pledges on Business Assets”) hereby authorizes and directs, Deutsche Bank Luxembourg SA (“DBL”) to be the collateral agent for the purpose of the Belgian Pledges on Business Assets. The provisions applicable to the Collateral Agent shall apply mutatis mutandis to DBL for the purpose of the Belgian Pledges on Business Assets.

(b) Without prejudice to the rights of the TL Creditors under the Belgian Pledges on Business Assets, each such TL Creditor agrees that DBL shall be the obligee of the Belgian Credit Party with respect to such Belgian Pledges on Business Assets and shall be entitled in its own name to claim performance of the secured Obligations thereunder, and there shall be a solidarite active/actieve hoofdelijkheid between DBL and the TL Creditors in relation thereto.

12.17 Special Appointment of Collateral Agent (Austria). (a) Without prejudice to the generality of Section 12.11:

(i) each TL Creditor that is or will become party to this Agreement hereby assigns and transfers, by its acceptance of the benefits of the Austrian Security assigns and transfers on the terms set forth in this Section, to the Collateral Agent as nominee (“Treuhaender”) for the purpose of holding, accepting, administering, enforcing and releasing in its own name but for the account (“treuhaendig”) of each TL Creditor: (x) all obligations guaranteed by the respective Foreign Subsidiary Guarantor by executing its Guaranty which obligations are secured by the Austrian Security and (y) the Austrian Security of the Secured Creditors;

(ii) the Collateral Agent accepts the above assignment and transfer and its appointment as a nominee (“Treuhaender”) of all obligations secured by the applicable Guaranty and takes over all such obligations and accepts its appointment as a nominee (“Treuhaender”) of the Austrian Security on the terms and subject to the conditions set out in this Agreement; and

(iii) the TL Creditors agree that, in relation to the Austrian Security, no TL Creditor may dispose of any obligation which is secured by the Foreign Subsidiaries Guaranty or by the Austrian Security or take any other action in relation to any obligation which is secured by the Foreign Subsidiaries Guaranty or the Austrian Security, or make or receive any declarations in relation thereto in its own name but only by directing the Collateral Agent as nominee (“Treuhaender”) to act in the name of the Collateral Agent but for the account of the TL Creditors since the Collateral Agent is holding all such obligations secured by the applicable Guaranty or the Austrian Security in its own name.

(b) The Collateral Agent shall:

(i) hold and administer any obligation which is secured by the Austrian Security; and

(ii) hold and administer any Austrian Security which is pledged under Austrian law (“verpfaendet”) or otherwise transferred (“uebertragen”) in accordance with Austrian law to any of the TL Creditors under an accessory security right (“akzessorische Sicherheit”).

(c) Each TL Creditor hereby authorizes the Collateral Agent to accept, as its nominee (“Treuhaender”), any Austrian Security created in favor of such TL Creditor.

Furthermore, each TL Creditor hereby authorizes the Collateral Agent (with the right of sub-delegation) to enter in its own name but for the account of (“treuhaendig”) the TL Creditor into any documents evidencing Austrian Security and to make and accept all declarations and take all actions as it considers necessary or useful in connection with any Austrian Security in favor of such TL Creditor. The Collateral Agent shall further be entitled to rescind, release, amend and/or execute new and different documents securing the Austrian Security.

(d) The Collateral Agent shall, upon the request of a TL Creditor, re-assign and re-transfer any obligation which is secured by the applicable Guaranty or the Austrian Security or any claim and/or right or asset or proceeds arising from the Austrian Security or any accessory security right which is held by the Collateral Agent on behalf of such TL Creditor as nominee (“treuhaendig”) upon a respective request of such Lender, Issuing Lender or Secured Creditor in accordance with the request and the terms and conditions of this Agreement without undue delay.

(e) Notwithstanding Section 13.08 hereof, the provisions of this Section 12.17 shall be governed by the laws of Austria.

12.18 Special Appointment of Collateral Agent (Italy). (a) Without prejudice to the generality of Section 12.11:

(i) each Lender and each other Secured Creditor (as “mandante” under Italian law), by executing this Agreement, irrevocably appoints the Collateral Agent to act as agent (“mandatario con rappresentanza” under Italian law) under and in connection with the Foreign Security Documents governed by Italian law (collectively, the “Italian Collateral Documents”) and irrevocably authorizes the Collateral Agent (x) to execute on its behalf the Italian Collateral Documents, and (y) to perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the Italian Collateral Documents, together with any other incidental rights, powers and discretions; and

(ii) each Lender and each other Secured Creditor irrevocably authorizes the Collateral Agent for and on its behalf to exercise the rights, powers and discretions which are specifically delegated to it by the terms of the Italian Collateral Documents and this Agreement, together with all rights, powers and discretions which are incidental thereto and to give any discharge for any monies payable under the Italian Collateral Documents.

(b) Notwithstanding Section 13.08 hereof, the provisions of this Section 12.18 shall be governed by Italian law.

12.19 Special Appointment of Collateral Agent (Poland). (a) Without prejudice to the generality of Section 12.11:

(i) each TL Creditor that is or will become party to this Agreement by its acceptance of the benefits of the applicable Guaranty and/or any Foreign Security Document governed by Polish law (collectively, the “Polish Collateral Documents”), hereby (as “mocodawca” under Polish law) irrevocably appoints the Collateral Agent to act as agent (as “pe 3nomocnik” under Polish law) under and in connection with the Polish Collateral Documents and irrevocably authorizes the Collateral Agent (i) to execute on its behalf the Polish Collateral Documents, and (ii) to perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the Polish Collateral Documents, together with any other incidental rights and powers, including, without limitation, the ability to act as the pledge agent (“administrator zastawu”) within the meaning of Art. 4 of the Polish Law on the registered pledge and pledge register dated December 6, 1996; and

(ii) each TL Creditor that is or will become party to this Agreement by its acceptance of the benefits of the Polish Collateral Documents, hereby irrevocably authorizes the Collateral Agent for and on its behalf to exercise the rights, powers and discretions which are specifically delegated to it by the terms of each of the Polish Collateral Documents and this Agreement, together with all rights, powers and discretions which are incidental thereto and to give any discharge for any monies payable under any Polish Collateral Documents.

(b) Notwithstanding Section 13.08 hereof, the provisions of Section 12.19 shall be governed by the laws of Poland.

12.20 Special Appointment of Collateral Agent (Spain); Etc. (a) Without prejudice to the generality of Section 12.11:

(i) each TL Creditor (as “mandante” and “poderante” under Spanish law), by executing this Agreement, irrevocably appoints the Collateral Agent to act as agent with binding powers (“mandatario con pderes de representacion” under Spanish law) under and in connection with the Foreign Security Documents governed by Spanish law (collectively, the “Spanish Collateral Documents”) and irrevocably authorizes the Collateral Agent (i) to execute on its behalf the Spanish Collateral Documents, and (ii) to perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the Spanish Collateral Documents, together with any other incidental rights, powers and discretions; and

(ii) each TL Creditor irrevocably authorizes the Collateral Agent for and on its behalf to exercise the rights, powers and discretions which are specifically delegated to it by the terms of each of the Spanish Collateral Documents and this Agreement, together with all rights, powers and discretions which are incidental thereto and to give any discharge for any monies payable under any Spanish Collateral Documents.

(b) Notwithstanding Section 13.08 hereof, the provisions of Section 12.20(a) shall be governed by the laws of Spain.

(c) Notwithstanding anything to the contrary contained in this Agreement or any other Credit Document, and solely for purposes of this Section 12.20(c) and each Spanish Collateral Document pursuant to which the Collateral Agent has been granted a Lien over Real Property located in Spain (each, a “Spanish Mortgage”), the Collateral Agent shall be deemed to have been granted an assignment of European Borrower Term Loans by each TL Lender (on a pro rata basis) in an aggregate amount equal to the aggregate amount of Obligations secured under each Spanish Mortgage.

12.21 Special Appointment of Collateral Agent (Denmark).Without prejudice to the generality of Section 12.11:

(i) each TL Creditor that is or will become party to this Agreement hereby irrevocably appoints the Collateral Agent to act as agent under and in connection with the Foreign Security Documents governed by Danish law (collectively, the “Danish Collateral Documents”) and irrevocably authorizes the Collateral Agent (i) to execute on its behalf the Danish Collateral Documents, and (ii) to perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the Danish Collateral Documents, together with any other incidental rights and powers, including, without limitation, the ability to act as Collateral Agent with respect thereto; and

(ii) each TL Creditor that is or will become party to this Agreement hereby irrevocably authorizes the Collateral Agent for and on its behalf to exercise the rights, powers and discretions which are specifically delegated to it by the terms of each of the Danish Collateral Documents and this Agreement, together with all rights, powers and discretions which are incidental thereto and to give any discharge for any monies payable under any Danish Collateral Documents.

SECTION 13. Miscellaneous.

13.01 Payment of Expenses, etc. The Borrowers jointly and severally agree to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agents (including, without limitation, the reasonable fees and disbursements of White & Case LLP and local and foreign counsel) in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and of the Agents in connection with any amendment, waiver or consent relating hereto or thereto, and of each Agent in connection with its syndication efforts with respect to this Agreement; (ii) pay all reasonable out-of-pocket costs and expenses of each Agent, each Issuing Lender and each of the Lenders in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel) and the protection of the rights of each Agent, each Issuing Lender and each of the Lenders thereunder (including, without limitation, the reasonable fees and disbursements of counsel (including in-house counsel) for each Agent, each Issuing Lender and each of the Lenders); (iii) pay and hold each of the Agents, each Issuing Lender and each of the Lenders harmless from and against any and all present and future stamp, documentary, transfer, sales and use, value added, excise and other similar taxes with respect to the foregoing matters, the performance of any obligation under this Agreement or any other Credit Document or any payment thereunder, and save each of the Agents, each Issuing Lender and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Agents, such Issuing Lender or such Lender) to pay such taxes; and (iv) indemnify each Agent, each Issuing Lender and each Lender, their respective officers, directors, employees, representatives, trustees and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, costs, expenses and disbursements incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent, any Issuing Lender or any Lender is a party thereto and whether or not any such investigation, litigation or other proceeding is between or among any Agent, any Issuing Lender, any Lender, any Credit Party or any third Person or otherwise) related to the entering into and/or performance of this Agreement or any other Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the Transaction or the consummation of any other transactions contemplated by any Document or the exercise or enforcement of any of their rights or remedies provided herein or in the other Credit Documents (but excluding any such liabilities, obligations, losses, damages, penalties, claims, actions, costs, expenses and disbursements to the extent incurred by reason of the gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision) of the Person to be indemnified), or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property at any time owned, leased or operated by any Credit Party or any of its Subsidiaries, the Release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned, leased or operated by any Credit Party or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim in connection with or relating to any Credit Party, any of its Subsidiaries or any of their operations or activities or any Real Property at any time owned, leased or operated by any Credit Party or any of its Subsidiaries, in each case, including, without limitation, the reasonable fees and disbursements of counsel and independent consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any such liabilities, obligations, losses, damages, penalties, claims, actions, costs, expenses and disbursements to the extent incurred by reason of the gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision) of the Person to be indemnified)). To the extent that the undertaking to indemnify, pay or hold harmless any Agent, any Issuing Lender or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers hereby agree to make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

13.02 Right of Setoff. (a)  In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Agent, each Issuing Lender and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to Exide U.S. or any of its Subsidiaries or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Agent, such Issuing Lender or such Lender (including, without limitation, by Affiliates, branches and agencies of such Agent, such Issuing Lender or such Lender wherever located) to or for the credit or the account of Exide U.S. or any of its Subsidiaries against and on account of the Obligations of Exide U.S. or such Subsidiary, as the case may be, to such Agent, such Issuing Lender or such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 13.06(b), all participations by any Lender in any Swingline Loans or Letters of Credit as required pursuant to the provisions of this Agreement and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Agent, such Issuing Lender or such Lender shall have made any demand hereunder and although said Obligations shall be contingent or unmatured. Each Borrower agrees that any Lender purchasing participations in one or more Letters of Credit issued, or Swingline Loans made, to it as required by the provisions of this Agreement, or purchasing participations as required by Section 13.06(b), may, to the fullest extent permitted by law, exercise all rights (including without limitation the right of setoff) with respect to such participations as fully as if such Lender is a direct creditor of such Borrower with respect to such participations in the amount thereof.

(b) NOTWITHSTANDING THE FOREGOING SUBSECTION (a), AT ANY TIME THAT THE LOANS OR ANY OTHER OBLIGATION SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO LENDER OR THE ADMINISTRATIVE AGENT SHALL EXERCISE A RIGHT OF SETOFF, LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY NOTE UNLESS IT IS TAKEN WITH THE CONSENT OF THE REQUIRED LENDERS OR APPROVED IN WRITING BY THE ADMINISTRATIVE AGENT, IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY OR ENFORCEABILITY OF THE LIENS GRANTED TO THE COLLATERAL AGENT PURSUANT TO THE SECURITY DOCUMENTS OR THE ENFORCEABILITY OF THE NOTES AND OTHER OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY LENDER OR THE ADMINISTRATIVE AGENT OF ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE REQUIRED LENDERS OR THE ADMINISTRATIVE AGENT SHALL BE NULL AND VOID. THIS SUBSECTION (b) SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS AND THE ADMINISTRATIVE AGENT HEREUNDER.

13.03 Notices. (a) Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to any Borrower, at the address specified opposite its signature below; if to any Lender, at its address specified for such Lender on Schedule II; and if to the Administrative Agent, at its Notice Office; or, as to any Borrower or any of the Agents, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to Exide U.S. and the Administrative Agent. All such notices and communications shall be mailed, telegraphed, telexed, telecopied or cabled or sent by overnight courier, and shall be effective when received.

(b) Without in any way limiting the obligation of Exide U.S. and its Subsidiaries to confirm in writing any telephonic notice permitted to be given hereunder, any Agent, any Swingline Lender (in the case of a Borrowing of Swingline Loans) or any Issuing Lender (in the case of the issuance of a Letter of Credit), as the case may be, may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by such Agent, such Swingline Lender or such Issuing Lender in good faith to be from an Authorized Officer. In each such case, each of the Borrowers hereby waive the right to dispute such Agent’s, such Swingline Lender’s or such Issuing Lender’s record of the terms of such telephonic notice.

13.04 Benefit of Agreement. (a)  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, no Borrower may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of each of the Lenders and, provided further, that, although any Lender may (without the consent of any Credit Party) transfer, assign or grant participations in its rights hereunder, such Lender shall remain a “Lender” for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments or Loans hereunder except as provided in Section 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a “Lender” hereunder and, provided further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note, or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment or of a mandatory repayment of Loans shall not constitute a change in the terms of such participation, that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof and that any amendment or modification to the financial definitions in this Agreement (other than a modification of the percentages set forth in the definition of “Applicable Margin”) shall not constitute a reduction in any rate of interest or fees for purposes of this clause (i), notwithstanding the fact that such amendment or modification actually results in such a reduction), (ii) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Security Documents) supporting the Obligations in which such participant is participating. In the case of any such participation, (A) the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation, (B) following a Conversion Event each participant in respect of any Term Loans shall be entitled to receive from relevant Borrowers any incremental costs and indemnities (including, without limitation, pursuant to Section 1.10, 1.11, 2.06 and 4.04) directly from the applicable Borrowers to the same extent as if it were the direct Lender as to which its interests were assigned after the occurrence of a Conversion Event as opposed to a participant therein, which incremental costs shall be calculated without regard to Section 1.12 and (C) each participant in respect of any Term Loans shall have acknowledged in writing that it is bound by the terms of the Re-allocation Agreement.

(b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Revolving Loan Commitment (and related outstanding Obligations hereunder), and/or its outstanding Term Loans to (i) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company, (ii) one or more Lenders or (iii) in the case of any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor as a Lender or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $1,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such Revolving Loan Commitments (and related outstanding Obligations hereunder) and/or outstanding principal amount of Term Loans hereunder to one or more Eligible Transferees (treating (I) any fund that invests in bank loans and (II) any other fund that invests in bank loans and is managed by the same investment advisor as such fund or by an Affiliate of such investment advisor, as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that (i) at such time Schedule I shall be deemed modified to reflect the Revolving Loan Commitments and/or outstanding Term Loans, as the case may be, of such new Lender and of the existing Lenders, (ii) upon request of assigning or assignee Lender, and upon surrender of the old Notes (if any) or a lost Note(s) indemnity in form reasonably satisfactory to the Administrative Agent, new Notes will be issued, at the Borrowers’ expense, to such new Lender and to the assigning Lender, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Revolving Loan Commitments and/or outstanding Term Loans, as the case may be, (iii) except in the case of assignments made by the Agents prior to the Syndication Date and as part of the primary syndication of the Loans and Commitments, the consent of the Administrative Agent and, so long as no Default or Event of Default then exists and is continuing, the Borrowers shall be required in connection with any such assignment pursuant to clause (y) of this Section 13.04(b) (which consent shall not be unreasonably withheld or delayed), (iv) the consent of the Swingline Lender, the Fronting Lender (unless such assignment is to a Person that will not be a Participating Specified Foreign Currency Lender) and each Issuing Lender shall be required in connection with any assignment of Revolving Loan Commitments pursuant to this Section 13.04(b) (which consent shall not be unreasonably withheld or delayed), (v) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500, (vi) at the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a TL Lender hereunder, the respective assignee shall have acknowledged in writing (which may be in the executed Assignment and Assumption Agreement) that it is bound by the terms of the Re-Allocation Agreement and (vii) each assignment by any Participating Specified Foreign Currency Lender shall require a Specified Foreign Currency Participation Settlement with respect to such Participating Specified Foreign Currency Lender unless the Fronting Lender agrees in its sole discretion that the respective assignee shall succeed such Participating Foreign Currency Lender as a Participating Foreign Currency Lender itself, in which case such assignee shall acquire the Specified Foreign Currency Participation of the respective assignor and, provided further, that such transfer or assignment will not be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.17. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments and/or outstanding Term Loans, as the case may be. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall, to the extent legally entitled to do so, provide to Exide U.S. and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a Section 4.04(b)(ii) Certificate) described in Section 4.04(b)(ii) to the extent such forms would provide a complete exemption from or reduction in United States withholding tax. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Lender hereunder, the respective assignee Lender shall, to the extent legally entitled to do so, provide to the European Borrower and the Administrative Agent the appropriate Netherlands Forms or such other forms or certificates described in Section 4.04(c) to the extent the European Borrower requests the assigned Lender to provide such forms or certificates and such forms or certificates would provide a complete exemption from or reduction in Netherlands withholding tax. To the extent that prior to the occurrence of a Termination Event an assignment of all or any portion of a Lender’s Commitments and related outstanding Obligations pursuant to Section 1.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment). Notwithstanding anything to the contrary contained above, at any time after the termination of the Total Revolving Loan Commitment, if any Revolving Loans or Letters of Credit remain outstanding, assignments may be made as provided above, except that the respective assignment shall be of a portion of the outstanding Revolving Loans of the respective ABL Lender and its participation in Letters of Credit and its obligation to make Mandatory Borrowings, although any such assignment effected after the termination of the Total Revolving Loan Commitment shall not release the assigning ABL Lender from its obligations as a participant with respect to outstanding Letters of Credit or to fund its share of any Mandatory Borrowing (although the respective assignee may agree, as between itself and the respective assigning ABL Lender, that it shall be responsible for such amounts).

(c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with prior notification to the Administrative Agent (but without the consent of the Administrative Agent or any Borrower), any Lender which is a fund may pledge all or any portion of its Notes or Loans to its trustee or to a collateral agent or to another creditor providing credit or credit support to such Lender in support of its obligations to such trustee, such Collateral Agent or a holder of, or any other representative of a holder of, such obligations, or such other creditor, as the case may be. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder.

13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and any Agent or any Lender shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Agent or any Lender to any other or further action in any circumstances without notice or demand.

13.06 Payments Pro Rata. (a)  The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party, it shall, except as otherwise provided in this Agreement, distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

(b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

(c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

13.07 Calculations; Computations. (a)  The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with U.S. GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by Exide U.S. to the Lenders), provided that (i) except as otherwise specifically provided herein, all computations determining the Applicable Margins, Excess Cash Flow, and compliance with Sections 4, 8.14A, 8,14B and 9, including in each case definitions used therein, shall, in each case, utilize United States accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the historical consolidated audited financial statements of Exide U.S. delivered to the Lenders pursuant to Section 7.09(b) for the fiscal year of Exide U.S. ended March 31, 2006, (ii) to the extent expressly required pursuant to the provisions of this Agreement, certain calculations shall be made on a Pro Forma Basis, and (iii) for purposes of determining compliance with any incurrence or expenditure tests set forth in Sections 8 and/or 9, any amounts so incurred or expended (to the extent incurred or expended in a currency other than Dollars) shall be converted into U.S. Dollars on the basis of the exchange rates (as shown on Reuters ECB page 37 or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent) as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate U.S. Dollar limitation provided for therein (and to the extent the respective incurrence or expenditure test regulates the aggregate amount outstanding at any time and it is expressed in terms of U.S. Dollars, all outstanding amounts originally incurred or spent in currencies other than U.S. Dollars shall be converted into U.S. Dollars on the basis of the exchange rates (as shown on Reuters ECB page 37 or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent) as in effect on the date of any new incurrence or expenditures made under any provision of any such Section that regulates the U.S. Dollar amount outstanding at any time).

(b) All computations of interest, ABL Unused Fees and other Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, ABL Unused Fees or Fees are payable.

13.08 Governing Law; Submission to Jurisdiction; Venue. (a)  THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN OF THE SUBSIDIARIES GUARANTIES AND SECURITY DOCUMENTS, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, in each case located within the City of New York and, by execution and delivery of this Agreement, each Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Borrower hereby irrevocably designates, appoints and empowers Corporation Service Company, presently located at 1133 Avenue of the Americas, Suite 3100, New York, New York, 10036, as its authorized designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such authorized designee, appointee and agent shall cease to be available to act as such, each Borrower agrees to designate a new authorized designee, appointee and agent in New York City on the terms and for the purposes of this provision reasonably satisfactory to the Administrative Agent under this Agreement. Each Borrower hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Borrower, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or any other Credit Document brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Borrower. Each Borrower further irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Borrower, as the case may be, at its address for notices pursuant to Section 13.03, such service to become effective 30 days after such mailing. Each Borrower hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any Agent, any Lender or the holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Borrower in any other jurisdiction.

(b) EACH BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

13.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts executed by all the parties hereto shall be lodged with each Borrower and the Administrative Agent.

13.10 Effectiveness. This Agreement shall become effective on the date (the “Effective Date”) on which each of the Borrowers, each Agent and each of the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same (including by way of facsimile or other electronic transmission) to the Administrative Agent at the Notice Office or at the office of the Administrative Agents’ counsel. The Administrative Agent will give Exide U.S. and each Lender prompt written notice of the occurrence of the Effective Date.

13.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

13.12 Amendment or Waiver; etc.u> (a)  Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and (A) in the case of (x) any amendment, modification or waiver of Sections 1.01(g) (or any of the definitions used in establishing reserves thereunder (provided that no amendment, modification or waiver of any such definition pursuant to this clause (A) shall allow for extensions of credit pursuant to the Total Revolving Loan Commitment at any time to exceed the amount of the Total Revolving Loan Commitment at such time)), 4.03(b) through 4.03(f), inclusive (or any of the definitions used therein affecting the cash dominion requirements set forth in Section 5) 8.01(n), 8.01(o), 8.14A, 9.03A, 9.04A, 9.05A, 9.06A, 9.08 (or any of the financial definitions used in determining compliance with Section 9.08 (but only for purposes of Section 9.08)), Section 9.10A, Section 10.03 (to the extent providing for or relating to any Revolver Event of Default), the definition of Borrowing Base, Compliance Period, Discretionary Amount, Discretionary Uses, Dominion Period, Excess Availability, Fixed Charge Coverage Ratio, Fixed Charges, Payment Conditions, Revolver Event of Default or any of the definitions used in determining the amount of any Borrowing Base (provided that no amendment, modification or waiver of any such definition pursuant to this clause (A) shall allow for extensions of credit pursuant to the Total Revolving Loan Commitment at any time to exceed the amount of the Total Revolving Loan Commitment at such time) or any provision of clause (x) of the remedies paragraph following Section 10.13, (y) any waiver of any Revolver Event of Default or (z) any amendment, modification or waiver of any condition precedent set forth in Section 6 with respect to the making of Revolving Loans, Swingline Loans or the issuance of Letters of Credit, the ABL Required Lenders, (B) in the case of (x) any amendment, modification or waiver of Sections 8.14B, 9.03B, 9.04B, 9.06B or 9.10B, Section 10.03 (to the extent providing for or relating to any TL Event of Default), the definition of TL Event of Default, any provision of clause (y) of the remedies paragraph following Section 10.13 or (y) any waiver of any TL Event of Default, the TL Required Lenders and (C) in the case of any other change, waiver, discharge or termination of any other term or provision of this Agreement or any other Credit Document, the Required Lenders (although additional parties may be added to (and annexes may be modified to reflect such additions), and Subsidiaries of Exide U.S. may be released from the Subsidiaries Guaranties and the Security Documents in accordance with the provisions hereof and thereof without the consent of the other Credit Parties party thereto or the Required Lenders), provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) (with Obligations being directly affected thereby in the case of the following clause (i)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated maturity of any Letter of Credit beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest (other than as a result of any waiver of the applicability of any post-default increase in interest rates) or Fees thereon, or reduce or forgive the principal amount thereof (except to the extent paid in cash) (it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in any rate of interest or fees for purposes of this clause (i), notwithstanding the fact that such amendment or modification actually results in such a reduction), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents, (iii) amend, modify or waive any provision of this Section 13.12 (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the U.S. Borrower Term Loans, European Borrower U.S. Dollar Term Loans, European Borrower Euro Term Loans and the Revolving Loan Commitments on the Effective Date), (iv) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Effective Date), (v) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement or (vi) release Exide U.S.’s Guaranty; provided further, that no such change, waiver, discharge or termination shall (p) without the consent of the Fronting Lender, amend, modify or waive any provision of Section 16 or alter its rights or obligations with respect to Specified Foreign Currency Loans, (q) without the consent of the Supermajority Lenders of the affected Tranche, increase the advance rate percentages contained in the definition of “U.S. Borrowing Base” or “Foreign Borrowing Base” from the percentages set forth in such definitions in Section 11 on the Effective Date (or as same may be amended from time to time pursuant to this clause (q)) in a manner which would have the effect of increasing availability thereunder as determined in good faith by the Administrative Agent or the Collateral Agent, (r) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender), (s) without the consent of each Issuing Lender affected thereby, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (t) without the consent of the Swingline Lender, alter its rights or obligations with respect to Swingline Loans, (u) without the consent of each Agent affected thereby, amend, modify or waive any provision of Section 12 as same applies to such Agent or any other provision as same relates to the rights or obligations of such Agent, (v) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (w) except in cases where additional extensions of term loans and/or revolving loans are being afforded substantially the same treatment afforded to the Term Loans and Revolving Loans pursuant to this Agreement as originally in effect, without the consent of the Majority Lenders of each Tranche which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below, alter the required application of any prepayments or repayments (or commitment reduction), as between the various Tranches, pursuant to Section 4.01 or 4.02 (excluding Section 4.02(b)) (although the Required Lenders may waive, in whole or in part, any such prepayment, repayment or commitment reduction, so long as the application, as amongst the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered), (x) without the consent of the Majority Lenders of the respective Tranche affected thereby, amend the definition of Majority Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Majority Lenders on substantially the same basis as the extensions of Loans and Commitments are included on the Effective Date), (y) except in cases where additional extensions of term loans are being afforded substantially the same treatment afforded to the Term Loans pursuant to Section 1.14 (as originally in effect) and except for technical amendments which are consistent with the intent of the provisions of such Section and do not adversely affect the protections afforded to the Lenders pursuant to said Section, without the consent of the Majority Lenders of each Tranche adversely affected thereby, amend, modify or waive any provisions of Section 1.14 or (z) without the consent of the Supermajority Lenders of the respective Tranche, reduce the amount of or extend the date of, any Scheduled Repayment, (except that, if additional Loans are made pursuant to a given Tranche, the Scheduled Repayments of such Tranche may be increased on a proportionate basis without the consent otherwise required by this clause (z)), or amend the definition of Supermajority Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Supermajority Lenders on substantially the same basis as the extensions of Loans and Commitments are included on the Effective Date). Notwithstanding anything to the contrary contained above in this Section 13.12(a) or any other provision of any Credit Document, the Administrative Agent may (but shall not be required to) make, without the consent of the Lenders,  and Exide U.S. agrees to enter into and deliver (and to cause its Subsidiaries to enter into and deliver) any amendments, supplements or other modifications to any Credit Document, which the Administrative Agent shall determine in its sole discretion are of a formal, minor or technical nature and would not be materially adverse to the interests of any Lend

(b) If, in connection with any proposed change, waiver, discharge or termination of or to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Exide U.S. shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders (or, at the option of Exide U.S. if the respective Lender’s consent is required with respect to less than all Tranches (or related Commitments), to replace only the respective Tranche or Tranches of Commitments (and related Obligations) and/or Loans of the respective non-consenting Lender which gave rise to the need to obtain such Lender’s individual consent) with one or more Replacement Lenders pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate the Revolving Loan Commitment of such non-consenting Lender (if such Lender’s consent is required as a result of its Revolving Loan Commitment), and/or repay outstanding Obligations under each Tranche of such Lender which gave rise to the need to obtain such Lender’s consent, in accordance with Sections 3.02(b) and/or 4.01, provided that, unless the Commitments which are terminated and Loans and other Obligations which are repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B), the Required Lenders (determined both (x) after giving effect to the proposed action and (y) as if the Commitments, Loans and related Obligations being terminated and/or repaid (and not replaced) were not outstanding) shall specifically consent thereto, provided further, that Exide U.S. shall not have the right to replace a Lender, terminate its Commitment or repay its Loans or other Obligations solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).

13.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.06, 4.04, 12.07, 13.01 and 13.17, shall survive the execution and delivery of this Agreement and the making and repayment of the Loans and the other Obligations.

13.14 Domicile of Loans and Commitments. Each Lender may transfer and carry its Loans and/or Commitments at, to or for the account of any branch office, subsidiary or affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective Lender prior to such transfer, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

13.15 Confidentiality. (a)  Each of the Lenders agrees that it will use its reasonable efforts not to disclose without the prior consent of any Borrower (other than to its directors, employees, auditors, counsel or other professional advisors, to affiliates or to another Lender if the Lender or such Lender’s holding or parent company in its sole discretion determines that any such party should have access to such information) any information with respect to Exide U.S. or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement; provided that any Lender may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate (x) in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors or (y) in connection with any request or requirement of any such regulatory body, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) to comply with any law, order, regulation or ruling applicable to such Lender, and (e) to any creditor or any prospective transferee or participant in connection with any contemplated transfer or participation of any of the Obligations or any interest therein by such Lender; provided that such creditor or prospective transferee or participant agrees to be bound by this Section 13.15 to the same extent as such Lender.

(b) Each Borrower hereby acknowledges and agrees that each Lender may share with any of its affiliates or its investment advisors any information related to Exide U.S. or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of such entities), provided that such Persons shall be subject to the provisions of this Section 13.15 to the same extent as such Lender and shall only use such information in connection with matters relating to this Agreement.

(c) Each Borrower hereby represents and acknowledges that, to the best of its knowledge, neither any Agent nor any Lender, nor any employees or agents of, or other persons affiliated with, any Agent or any Lender, have directly or indirectly made or provided any statement (oral or written) to such Borrower or to any of its employees or agents, or other persons affiliated with or related to such Borrower (or, so far as such Borrower is aware, to any other person), as to the potential tax consequences of the Transaction.

(d) Notwithstanding anything contained in this Agreement or in any other document, agreement or understanding relating to the transactions contemplated by this Agreement, each party (and each employee, representative, or other agent of such party) is authorized to disclose to any and all persons, beginning immediately upon commencement of discussions regarding the transactions contemplated by this Agreement, and without limitation of any kind, the U.S. federal, state or local tax treatment and tax structure of such transactions, and all materials of any kind (including opinions or other tax analyses) that are provided to such party (or any employee, representative, or other agent of such party) relating to such tax treatment and tax structure. For purposes of this authorization, the “tax treatment” of a transaction means the purported or claimed tax treatment of the transaction, and the “tax structure” of a transaction means any fact that may be relevant to understanding the purported or claimed tax treatment of the transaction. None of the parties to the transactions contemplated by this Agreement provides U.S. tax advice, and each party should consult its own advisors regarding its participation in the transactions contemplated by this Agreement.

13.16 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

13.17 Register. The Borrowers hereby designate the Administrative Agent, and the Administrative Agent agrees, to serve as the Borrowers’ agent, solely for purposes of this Section 13.17, to maintain a register at one of its offices in New York, New York (the “Register”) on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrowers’ obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and/or Loans prior to such recordation all amounts owing to the transferor with respect to such Commitments and/or Loans shall remain owing to the transferor. The registration of an assignment or transfer of all or part of any Commitments and/or Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Commitment and/or Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Commitment and/or Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender. The Register shall be available for inspection by the Borrowers, any Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice. The Borrowers agree to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature that may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.17.

13.18 English Language. This Agreement and all other Credit Documents shall be in the English language, except as required by applicable local law (in which event certified English translations thereof shall, upon the request of the Administrative Agent, be provided by Exide U.S. to the Administrative Agent). All documents, certificates, reports or notices to be delivered or communications to be given or made by any party hereto pursuant to the terms of this Agreement or any other Credit Document shall be in the English language or, if originally written in another language, shall, upon request of the Administrative Agent, be accompanied by an accurate English translation upon which the other parties hereto shall have the right to rely for all purposes of this Agreement and the other Credit Documents.

13.19 Special Provisions Regarding Pledges of Equity Interests in, and Promissory Notes Owed by, Persons Not Organized in Qualified Jurisdictions. The parties hereto acknowledge and agree that the provisions of the various Security Documents executed and delivered by the Credit Parties require that, among other things, all promissory notes (including, without limitation, Intercompany Notes) issued by, and Equity Interests in, various Persons owned by the respective Credit Party be pledged, and delivered for pledge, pursuant to the Security Documents. The parties hereto further acknowledge and agree that each Credit Party shall be required to take all actions under the laws of the jurisdiction in which such Credit Party is organized to create and perfect all security interests granted pursuant to the various Security Documents and to take all actions under the laws of each Qualified Jurisdiction to perfect the security interests in the Equity Interests of, and promissory notes (including, without limitation, Intercompany Notes) issued by, any Person organized under the laws of said jurisdictions. Except as provided in the immediately preceding sentence, to the extent any Security Document requires or provides for the pledge of promissory notes (including, without limitation, Intercompany Notes) issued by, or Equity Interests in, any Person organized under the laws of a jurisdiction other than those specified in the immediately preceding sentence, it is acknowledged that, as of the Initial Borrowing Date, no actions have been required to be taken to perfect, under local law of the jurisdiction of the Person who issued the respective promissory notes or whose Equity Interests are pledged, under the Security Documents. The Borrowers hereby agree that, following any request by the Administrative Agent or Required Lenders to do so, each Borrower shall, and shall cause its Subsidiaries to, take such actions (including, without limitation, the execution of Additional Security Documents, the making of any filings and the delivery of appropriate legal opinions) under the local law of any jurisdiction with respect to which such actions have not already been taken as are determined by the Administrative Agent or Required Lenders to be necessary or desirable in order to fully perfect, preserve or protect the security interests granted pursuant to the various Security Documents under the laws of such jurisdictions. If requested to do so pursuant to this Section 13.19, all such actions shall be taken in accordance with the provisions of this Section 13.19 and Section 8.11 and within the time periods set forth therein. All conditions and representations contained in this Agreement and the other Credit Documents shall be deemed modified to the extent necessary to effect the foregoing and so that same are not violated by reason of the failure to take actions under local law (but only with respect to Equity Interests in, and promissory notes issued by, Persons organized under laws of jurisdictions other than Qualified Jurisdictions) not required to be taken in accordance with the provisions of this Section 13.19, provided that to the extent any representation or warranty would not be true because the foregoing actions were not taken, the respective representation of warranties shall be required to be true and correct in all material respects at such time as the respective action is required to be taken in accordance with the foregoing provisions of this Section 13.19 or pursuant to Section 8.11.

13.20 Powers of Attorney; etc. Exide U.S. is hereby authorized by, and on behalf of, the European Borrower and U.S. ABL Borrowers to give Notices of Borrowing, Notices of Conversion and other notices and directions in connection with the extensions of credit and repayments thereof to be made pursuant to this Agreement to the European Borrower (including without limitation notices as to the application of proceeds of such extensions of credit). The European Borrower and each U.S. ABL Borrower hereby grants to Exide U.S. an irrevocable power-of attorney, in the name of such Borrower, to take the actions contemplated above in this Section 13.20 and in the last sentence of Section 1.13 hereof. Furthermore, the European Borrower agrees that the Agents and the Lenders may at any time rely upon any notices, instructions or other information furnished by Exide U.S.

13.21 Waiver of Sovereign Immunity. Each of the Borrowers, in respect of itself, its Subsidiaries, its process agents, and its properties and revenues, hereby irrevocably agrees that, to the extent that such Borrower, its Subsidiaries or any of its properties has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, from any legal proceedings, whether in the United States, any other Qualified Jurisdiction or elsewhere, to enforce or collect upon the Loans or any Credit Document or any other liability or obligation of such Borrower or any of its Subsidiaries related to or arising from the transactions contemplated by any of the Credit Documents, including, without limitation, immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, such Borrower, for itself and on behalf of its Subsidiaries, hereby expressly waives, to the fullest extent permissible under applicable law, any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the United States, any other Qualified Jurisdiction, or elsewhere. Without limiting the generality of the foregoing, each Borrower further agrees that the waivers set forth in this Section 13.21 shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

13.22 Judgment Currency. (a)  The Credit Parties’ obligations hereunder and under the other Credit Documents to make payments in the respective Applicable Currency (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by any Agent or the respective Lender of the full amount of the Obligation Currency expressed to be payable to the such Agent or such Lender under this Agreement or the other Credit Documents. If for the purpose of obtaining or enforcing judgment against any Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the Euro Equivalent or the U.S. Dollar Equivalent thereof, as the case may be, and, in the case of other currencies, the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the day on which the judgment is given (such day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, each Borrower covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate or exchange prevailing on the Judgment Currency Conversion Date.

For purposes of determining the U.S. Dollar Equivalent or the Euro Equivalent or any other rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

13.23 Limitation on Additional Amounts. Notwithstanding anything to the contrary contained in Section 1.10, 1.11, 2.06 or 4.04 unless a Lender gives notice to the Borrower that it is obligated to pay an amount under any such Section within six months after the later of (x) the date the Lender incurs the respective increased costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or (y) the date such Lender has actual knowledge of its incurrence of the respective increased costs, Taxes, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital, then such Lender shall only be entitled to be compensated for such amount by the Borrower pursuant to said Section 1.10, 1.11, 2.06 or 4.04, as the case may be, to the extent the costs, Taxes, loss, expense liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs six months prior to such Lender giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to said Section 1.10, 1.11, 2.06 or 4.04. This Section 13.23 shall have no applicability to any Section of this Agreement other than said Sections 1.10, 1.11, 2.06 or 4.04.

13.24 Post Closing Actions. Notwithstanding anything to the contrary contained in this Agreement or the other Credit Documents, the parties hereto acknowledge and agree that Exide U.S. and its Subsidiaries shall be required to take the actions specified in Schedule 13.24 as promptly as practicable, and in any event within the time periods set forth in Schedule 13.24. The provisions of Schedule 13.24 shall be deemed incorporated by reference herein as fully as if set forth herein in its entirety. All provisions of this Credit Agreement and the other Credit Documents (including, without limitation, all conditions precedent, representations, warranties, covenants, events of default and other agreements herein and therein) shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods required above, rather than as otherwise provided in the Credit Documents); provided that (x) to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Initial Borrowing Date the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section 13.24 and (y) all representations and warranties relating to the Security Documents shall be required to be true immediately after the actions required to be taken by this Section 13.24 have been taken (or were required to be taken). The acceptance of the benefits of each Credit Event shall constitute a covenant and agreement by each Borrower to each of the Lenders that the actions required pursuant to this Section 13.24 will be, or have been, taken within the relevant time periods referred to in this Section 13.24 and that, at such time, all representations and warranties contained in this Credit Agreement and the other Credit Documents shall then be true and correct in all material respects without any modification pursuant to this Section 13.24. The parties hereto acknowledge and agree that the failure to take any of the actions required above, within the relevant time periods required above, shall give rise to an immediate Event of Default pursuant to this Agreement.

13.25 USA Patriot Act Notice. Each Lender hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub.: 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify, and record information that identifies each Borrower, which information includes the name of each Borrower and other information that will allow such Lender to identify each Borrower in accordance with the Patriot Act, and each Borrower agrees to provide such information from time to time to any Lender.

13.26 Classified Information. Notwithstanding anything to the contrary contained in this Agreement or any other Credit Document, no Lien or security interest over any materials or information which is (or are) classified or required to be treated as confidential by the U.S. government or any agency thereof may be enforced in a manner than would not be permitted under applicable law (including, without limitation, the Department of Defense Industrial Security Regulation and Industrial Security Manual for Safeguarding Classified Information (Department of Defense Regulation 5220.22-M)).

13.27 Certain Intercreditor Arrangements.

(a) ABL/TL Intercreditor Provisions. Each of the Lenders hereby agrees to be bound by the terms set forth in Annex N to the U.S. Security Agreement (the “ABL/TL Intercreditor Provisions”), the terms of which are deemed incorporated herein by reference.

(b) Agreement Regarding ABL Credit Parties and TL Credit Parties.

(i) For avoidance of doubt, it is understood and agreed that certain Foreign Subsidiaries of Exide U.S., each of which constitutes a Foreign TL Credit Party, which guarantee the TL Obligations have granted security interests in their property and other assets securing only the TL Obligations, and that as of the date of this Agreement, no such security interests have been provided by the Foreign TL Credit Parties to secure any ABL Obligations. It is understood and agreed by all parties hereto that the ABL/TL Intercreditor Provisions do not apply to any security interests granted to secure the TL Obligations by the Foreign TL Credit Parties, and that any assets or property pledged by any Foreign TL Credit Party to secure (or which are subject to a Lien to secure) any TL Obligations shall not be subject to the ABL/TL Intercreditor Provisions (and shall not require that parallel security interests be granted in support of the ABL Obligations).

(ii) For avoidance of doubt, it is further understood and agreed that certain Foreign Subsidiaries of Exide U.S., each of which constitutes a Foreign ABL Credit Party, which guarantee the ABL Obligations have granted security interests in their property and other assets securing only the ABL Obligations, and that as of the date of this Agreement, no such security interests have been provided by any Foreign ABL Credit Party to secure any TL Obligations. It is understood and agreed by all parties hereto that the ABL/TL Intercreditor Provisions do not apply to any security interests granted to secure the ABL Obligations by the Foreign ABL Credit Parties, and that any assets or property pledged by any ABL Credit Party to secure (or which are subject to a Lien to secure) any ABL Obligations shall not be subject to the ABL/TL Intercreditor Provisions (and shall not require that parallel security interests be granted in support of the TL Obligations).

(c) Agreement Regarding Amendment to Existing Intercreditor Agreement. Each of the Lenders hereby authorizes the Administrative Agent to enter into an amendment to the Existing Intercreditor Agreement, pursuant to clause (x) of the proviso to Section 8.3 thereof, to clarify that this Agreement is the “First-Lien Credit Agreement” under, and pursuant to the terms of, the Existing Intercreditor Agreement.

13.28 Exide U.S. as Agent for the U.S. ABL Borrowers. Each U.S. ABL Borrower hereby irrevocably appoints Exide U.S. as its agent and attorney-in-fact for all purposes under this Agreement and each other Credit Document, which appointment shall remain in full force and effect unless and until the Administrative Agent shall have received prior written notice signed by the respective appointing U.S. ABL Borrower that such appointment has been revoked. Each U.S. ABL Borrower hereby irrevocably appoints and authorizes Exide U.S. (i) to provide the Administrative Agent with all notices with respect to Loans and Letters of Credit obtained for the benefit of any U.S. ABL Borrower and all other notices and instructions under this Agreement or any other Credit Document and (ii) to take such action as Exide U.S. deems appropriate on its behalf to obtain Loans and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement and the other Credit Documents. It is understood that the handling of the Credit Account and the Collateral of the U.S. ABL Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the U.S. ABL Borrowers in order to utilize the collective borrowing powers of the U.S. ABL Borrowers in the most efficient and economical manner and at their request, and that the Lenders shall not incur liability to any U.S. ABL Borrower as a result hereof, except for liability of a Lender that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Lender. Each U.S. ABL Borrower expects to derive benefit, directly or indirectly, from the handling of the Credit Account and the Collateral in a combined fashion since the successful operation of each U.S. ABL Borrower is dependent on the continued successful performance of the integrated group. To induce the Lenders to do so, and in consideration thereof, each U.S. ABL Borrower hereby jointly and severally agrees to indemnify each Lender and hold each Lender harmless against any and all liability, expense, loss or claim of damage or injury, made against any Lender by any U.S. ABL Borrower or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Credit Account and Collateral of the U.S. ABL Borrowers as herein provided, (b) the Lenders’ relying on any instructions of Exide U.S., or (c) any other action taken by the Lenders hereunder or under the other Credit Documents, except that the U.S. ABL Borrowers will have no liability to any Lender, the Administrative Agent or the Collateral Agent with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Lender, the Administrative Agent or the Collateral Agent, as the case may be.

13.29 TL Lender Acknowledgment. Each TL Lender acknowledges that it is subject to and bound by the Re-Allocation Agreement. The Re-allocation Agreement is an agreement solely amongst the TL Lenders (and their successors and assigns) and is not an agreement to which Exide U.S. or any of its Subsidiaries is party. As more fully provided therein, the Re-allocation Agreement can only be amended by the parties thereto in accordance with the provisions thereof.

13.30 Secured Hedging Agreements. On or prior to the date on which Exide U.S. or any other U.S. ABL Borrower shall enter into any Interest Rate Protection Agreement or Other Hedging Agreement with one or more Lenders or any affiliate thereof, or within 30 days after the entering into of the respective such agreement, Exide U.S. shall, if it wishes that the respective Interest Rate Protection Agreement or Other Hedging Agreement be secured pursuant to the U.S. Security Documents, notify the Administrative Agent in writing whether such Secured Hedging Agreement is to be (x) equally and ratably secured with the ABL Obligations of the U.S. ABL Borrowers (a “Pari Passu ABL Hedging Agreement”) or (y) equally and ratably secured with the TL Obligations of the U.S. Borrower (a “Pari Passu TL Hedging Agreement”), in each case pursuant to the U.S. Security Documents and in accordance with the Guaranty and Security Principles. If Exide U.S. shall fail to deliver such notice within the time period described above, such Interest Rate Protection Agreement or Other Hedging Agreement shall not be secured pursuant to the U.S. Security Documents, and shall not constitute a Secured Hedging Agreement (as defined in the respective U.S. Security Documents) for purposes thereof. The parties hereto understand and agree that the provisions of this Section 13.30 are made for the benefit of the Lenders and their affiliates which become parties to Secured Hedging Agreements, and agree that any amendments or modifications to the provisions of this Section 13.30 shall not be effective with respect to any Secured Hedging Agreement entered into prior to the date of respective amendment or modification of this Section 13.30 (without the written consent of the relevant parties thereto which become Secured Creditors in accordance with this Section 13.30).

13.31 Release of U.S. ABL Borrowers. In the event that all of the Equity Interests of one or more U.S. ABL Borrowers (other than Exide U.S.) is sold or otherwise disposed of or liquidated in compliance with the requirements of Section 9.02 (or such sale, other disposition or liquidation has been approved in writing by the Required Lenders (or all Lenders if required by Section 13.12)) and the proceeds of such sale, disposition or liquidation are applied in accordance with the provisions of Section 4.02(c), to the extent applicable, such U.S. ABL Borrower shall, upon consummation of such sale or other disposition (except to the extent that such sale or disposition is to Exide U.S. or any of its Wholly-Owned Subsidiaries), be released from this Agreement and each remaining U.S. ABL Borrower agrees that, with no action on its part required, the remaining U.S. ABL Borrowers shall remain jointly and severally liable for all U.S. ABL Borrowers Obligations.

13.32 ABL Covenants; TL Covenants. Notwithstanding anything to the contrary contained in this Agreement, (x) at such time that the Total Revolving Loan Commitment has been terminated, no Letters of Credit, U.S. Borrower Revolving Notes, European Borrower Revolving Notes, U.S. Borrower Swingline Notes or European Borrower Swingline Notes are outstanding and all Revolving Loans and Swingline Loans, together with all interest and Fees applicable thereto and all other ABL Obligations (other than any indemnities described in Section 13.13 which are not then due and payable) incurred hereunder, are paid in full in cash, the terms of Sections 8.14A, 9.03A, 9.04A, 9.05A, 9.06A, 9.08 and 9.10A shall cease to apply to Exide U.S. and its Subsidiaries and (y) at such time that the Total Term Loan Commitment has been terminated, no U.S. Borrower Term Notes, European Borrower U.S. Dollar Term Notes, or European Borrower Euro Term Notes are outstanding and all Term Loans, together with all interest and Fees applicable thereto and all other TL Obligations (other than any indemnities described in Section 13.13 which are not then due and payable) incurred hereunder, are paid in full in cash, the terms of Sections 8.14B, 9.03B, 9.04B, 9.05B, 9.06B and 9.10B shall cease to apply to Exide U.S. and its Subsidiaries.

SECTION 14. The U.S. Borrower’s Guaranty.

14.01 The U.S. Borrower’s Guaranty. In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and to induce the Lenders or any of their respective Affiliates to enter into Interest Rate Protection Agreements or Other Hedging Agreements, and in recognition of the direct benefits to be received by the U.S. Borrower from the proceeds of the Loans, the issuance of the Letters of Credit and the entering into of Interest Rate Protection Agreements or Other Hedging Agreements, the U.S. Borrower hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the U.S. Borrower Guaranteed Obligations to the Guaranteed Creditors. If any or all of the U.S. Borrower Guaranteed Obligations to the Guaranteed Creditors becomes due and payable hereunder, the U.S. Borrower unconditionally promises to pay such indebtedness to the Guaranteed Creditors, on demand, together with any and all expenses which may be incurred by the Guaranteed Creditors in collecting any of the U.S. Borrower Guaranteed Obligations. This U.S. Borrower’s Guaranty is a guaranty of payment and not of collection. This U.S. Borrower’s Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. If any claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the U.S. Borrower Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the European Borrower or any other U.S. Borrower Guaranteed Party), then and in such event the U.S. Borrower agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the U.S. Borrower, notwithstanding any revocation of this U.S. Borrower’s Guaranty or any other instrument evidencing any liability of the European Borrower or any U.S. Borrower Guaranteed Party, and the U.S. Borrower shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

14.02 Bankruptcy. Additionally, the U.S. Borrower unconditionally and irrevocably, guarantees the payment of any and all of the U.S. Borrower Guaranteed Obligations to the Guaranteed Creditors whether or not due or payable by the European Borrower or any other U.S. Borrower Guaranteed Party upon the occurrence of any of the events specified in Section 10.05, and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand.

14.03 Nature of Liability. The liability of the U.S. Borrower hereunder is exclusive and independent of any security for or other guaranty of the U.S. Borrower Guaranteed Obligations whether executed by the U.S. Borrower, any other guarantor or by any other party, and the liability of the U.S. Borrower hereunder is not affected or impaired by (a) any direction as to application of payment by the European Borrower, any other U.S. Borrower Guaranteed Party or any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the U.S. Borrower Guaranteed Obligations, or (c) any payment on or in respect of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the European Borrower or any other U.S. Borrower Guaranteed Party or (e) any payment made to the Guaranteed Creditors on the U.S. Borrower Guaranteed Obligations which any such Guaranteed Creditor repays to the European Borrower or any other U.S. Borrower Guaranteed Party pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and the U.S. Borrower waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, or (f) any action or inaction of the type described in Section 14.05, or (g) the lack of validity or enforceability of any Credit Document or any other instrument relating thereto.

14.04 Independent Obligation. No invalidity, irregularity or unenforceability of all or any part of the U.S. Borrower Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this U.S. Borrower’s Guaranty, and this U.S. Borrower’s Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full in cash of the U.S. Borrower Guaranteed Obligations. The obligations of the U.S. Borrower hereunder are independent of the obligations of the European Borrower, any other U.S. Borrower Guaranteed Party, any other guarantor or any other party, and a separate action or actions may be brought and prosecuted against the U.S. Borrower whether or not action is brought against the European Borrower, any other U.S. Borrower Guaranteed Party, any other guarantor or any other party and whether or not the European Borrower, any other U.S. Borrower Guaranteed Party, any other guarantor or any other party be joined in any such action or actions. The U.S. Borrower waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the European Borrower or any other U.S. Borrower Guaranteed Party or other circumstance that operates to toll any statute of limitations as to the European Borrower or such other U.S. Borrower Guaranteed Party shall operate to toll the statute of limitations as to the U.S. Borrower.

14.05 Authorization. The U.S. Borrower authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

(a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the U.S. Borrower Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this U.S. Borrower’s Guaranty made shall apply to the U.S. Borrower Guaranteed Obligations as so changed, extended, renewed, increased or altered;

(b) take and hold security for the payment of the U.S. Borrower Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the U.S. Borrower Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

(c) exercise or refrain from exercising any rights against the European Borrower, any other U.S. Borrower Guaranteed Party or others or otherwise act or refrain from acting;

(d) release or substitute any one or more endorsers, guarantors, the European Borrower, any other U.S. Borrower Guaranteed Party or other obligors;

(e) settle or compromise any of the U.S. Borrower Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the European Borrower or any other U.S. Borrower Guaranteed Party to their respective creditors other than the Guaranteed Creditors;

(f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the European Borrower or any other U.S. Borrower Guaranteed Party to the Guaranteed Creditors regardless of what liability or liabilities of the European Borrower or such other U.S. Borrower Guaranteed Party remain unpaid;

(g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document, any Interest Rate Protection Agreement or Other Hedging Agreement or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document, any Interest Rate Protection Agreement or Other Hedging Agreement or any of such other instruments or agreements; and/or

(h) take any other action that would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the U.S. Borrower from its liabilities under this U.S. Borrower’s Guaranty.

14.06 Reliance. It is not necessary for the Guaranteed Creditors to inquire into the capacity or powers of the European Borrower or any other U.S. Borrower Guaranteed Party or the officers, directors, partners or agents acting or purporting to act on its or their behalf, and any U.S. Borrower Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

14.07 Subordination. Any of the indebtedness of the European Borrower or any other U.S. Borrower Guaranteed Party now or hereafter owing to the U.S. Borrower is hereby subordinated to the U.S. Borrower Guaranteed Obligations of the European Borrower or such other U.S. Borrower Guaranteed Party owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of the European Borrower or such other U.S. Borrower Guaranteed Party to the U.S. Borrower shall be collected, enforced and received by the U.S. Borrower for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the U.S. Borrower Guaranteed Obligations of the European Borrower or such other U.S. Borrower Guaranteed Party to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of the U.S. Borrower under the other provisions of this U.S. Borrower’s Guaranty. Prior to the transfer by the U.S. Borrower of any note or negotiable instrument evidencing any of the indebtedness of the European Borrower or any other U.S. Borrower Guaranteed Party to the U.S. Borrower, the U.S. Borrower shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, the U.S. Borrower hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this U.S. Borrower’s Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all U.S. Borrower Guaranteed Obligations have been irrevocably paid in full in cash.

14.08 Waiver. (a) The U.S. Borrower waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against the European Borrower or any other U.S. Borrower Guaranteed Party, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the European Borrower or any other U.S. Borrower Guaranteed Party, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor’s power whatsoever. The U.S. Borrower waives any defense based on or arising out of any defense of the European Borrower or any other U.S. Borrower Guaranteed Party, any other guarantor or any other party, other than payment in full in cash of the U.S. Borrower Guaranteed Obligations, based on or arising out of the disability of the European Borrower, any other Guaranteed Party, any other guarantor or any other party, or the unenforceability of the U.S. Borrower Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the European Borrower or any other U.S. Borrower Guaranteed Party other than payment in full in cash of the U.S. Borrower Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by any Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against the European Borrower, any other U.S. Borrower Guaranteed Party or any other party, or any security, without affecting or impairing in any way the liability of the U.S. Borrower hereunder except to the extent the U.S. Borrower Guaranteed Obligations have been paid in full in cash. The U.S. Borrower waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the U.S. Borrower against the European Borrower any other U.S. Borrower, Guaranteed Party or any other party or any security.

(b) The U.S. Borrower waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this U.S. Borrower’s Guaranty, and notices of the existence, creation or incurring of new or additional U.S. Borrower Guaranteed Obligations. The U.S. Borrower assumes all responsibility for being and keeping itself informed of the European Borrower’s and each other U.S. Borrower Guaranteed Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the U.S. Borrower Guaranteed Obligations and the nature, scope and extent of the risks which the U.S. Borrower assumes and incurs hereunder, and agrees that the Guaranteed Creditors shall have no duty to advise the U.S. Borrower of information known to them regarding such circumstances or risks.

(c) Until such time as the U.S. Borrower Guaranteed Obligations have been paid in full in cash, the U.S. Borrower hereby waives all rights of subrogation which it may at any time otherwise have as a result of this U.S. Borrower’s Guaranty (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) to the claims of the Guaranteed Creditors against the European Borrower, any other U.S. Borrower Guaranteed Party or any other guarantor of the U.S. Borrower Guaranteed Obligations and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from the European Borrower, any other U.S. Borrower Guaranteed Party or any other guarantor which it may at any time otherwise have as a result of this U.S. Borrower’s Guaranty.

(d) The U.S. Borrower hereby acknowledges and affirms that it understands that to the extent the U.S. Borrower Guaranteed Obligations are secured by Real Property located in California, the U.S. Borrower shall be liable for the full amount of the liability hereunder notwithstanding the foreclosure on such Real Property by trustee sale or any other reason impairing the U.S. Borrower’s or any Guaranteed Creditor’s right to proceed against any U.S. Borrower Guaranteed Party or any other guarantor of the U.S. Borrower Guaranteed Obligations. In accordance with Section 2856 of the California Code of Civil Procedure, the U.S. Borrower hereby waives:

(i) all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to the U.S. Borrower by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Code of Civil Procedure;

(ii) all rights and defenses that the U.S. Borrower may have because the U.S. Borrower Guaranteed Obligations are secured by Real Property located in California, meaning, among other things, that: (A) the Guaranteed Creditors may collect from the U.S. Borrower without first foreclosing on any real or personal property collateral pledged by any Credit Party, and (B) if the Guaranteed Creditors foreclose on any Real Property collateral pledged by any Credit Party, (1) the amount of the U.S. Borrower Guaranteed Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) the Guaranteed Creditors may collect from the U.S. Borrower even if the Guaranteed Creditors, by foreclosing on the Real Property collateral, have destroyed any right the U.S. Borrower may have to collect from any U.S. Borrower Guaranteed Party, it being understood that this is an unconditional and irrevocable waiver of any rights and defenses the U.S. Borrower may have because the U.S. Borrower Guaranteed Obligations are secured by Real Property (including, without limitation, any rights or defenses based upon Section 580a, 580d or 726 of the California Code of Civil Procedure); and

(iii) all rights and defenses arising out of an election of remedies by the Guaranteed Creditors, even though that election of remedies, such as a non-judicial foreclosure with respect to security for the U.S. Borrower Guaranteed Obligations, has destroyed the U.S. Borrower’s rights of subrogation and reimbursement against any U.S. Borrower Guaranteed Party by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

(e) The U.S. Borrower warrants and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law of public policy, such waivers shall be effective only to the maximum extent permitted by law.

14.09 Payments. All payments made by the U.S. Borrower pursuant to this Section 14 shall be made in the respective Applicable Currency in which the U.S. Borrower Guaranteed Obligations are then due and payable (giving effect, in the circumstances contemplated by Section 1.14, to any conversion occurring pursuant thereto). All payments made by the U.S. Borrower pursuant to this Section 14 will be made without setoff, counterclaim or other defense, and shall be subject to the provisions of Sections 4.03, 4.04 and 13.22.

SECTION 15. Nature of U.S. ABL Borrower Obligations

15.01 Nature of U.S. Borrower Obligations. Notwithstanding anything to the contrary contained elsewhere in this Agreement, it is understood and agreed by the various parties to this Agreement that all U.S. ABL Borrowers Obligations to repay principal of, interest on, and all other amounts with respect to, all U.S. ABL Borrowers Revolving Loans and U.S. Borrower Letter of Credit Outstandings and all other U.S. ABL Borrowers Obligations pursuant to this Agreement and under any U.S. Borrower Revolving Note (including, without limitation, all fees, indemnities, taxes and other U.S. ABL Borrowers Obligations in connection therewith or in connection with the related Commitments) shall constitute the joint and several obligations of each of the U.S. ABL Borrowers. In addition to the direct (and joint and several) obligations of the U.S. ABL Borrowers with respect to U.S. ABL Borrowers Obligations as described above, all such U.S. ABL Borrowers Obligations shall be guaranteed pursuant to, and in accordance with the terms of, the U.S. Borrower’s Guaranty and the U.S. Subsidiaries Guaranty.

15.02 Independent Obligation. The obligations of each U.S. ABL Borrower with respect to the U.S. ABL Borrowers Obligations are independent of the obligations of each other U.S. ABL Borrower or any Guarantor under its Guaranty of such U.S. ABL Borrowers Obligations, and a separate action or actions may be brought and prosecuted against each U.S. ABL Borrower, whether or not any other U.S. ABL Borrower or any such Guarantor is joined in any such action or actions. Each U.S. ABL Borrower waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any U.S. ABL Borrower or other circumstance which operates to toll any statute of limitations as to any U.S. ABL Borrower shall, to the fullest extent permitted by law, operate to toll the statute of limitations as to each ABL U.S. Borrower.

15.03 Authorization. Each of the U.S. ABL Borrowers authorizes the Administrative Agent and the Lenders without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

(a) exercise or refrain from exercising any rights against any other U.S. ABL Borrower or any Guarantor or others or otherwise act or refrain from acting;

(b) release or substitute any other U.S. ABL Borrower, endorsers, Guarantors or other obligors;

(c) settle or compromise any of the U.S. ABL Borrowers Obligations of any other U.S. ABL Borrower or any other Credit Party, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any U.S. ABL Borrower to its creditors other than the Lenders;

(d) apply any sums paid by any other ABL U.S. Borrower or any other Person, howsoever realized to any liability or liabilities of such other U.S. ABL Borrower or other Person regardless of what liability or liabilities of such other U.S. ABL Borrower or other Person remain unpaid; and/or

(e) consent to or waive any breach of, or act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise, by any other Borrower or any other Person.

15.04 Reliance. It is not necessary for the Administrative Agent or any other Lender to inquire into the capacity or powers of any U.S. ABL Borrower or any of its Subsidiaries or the officers, directors, members, partners or agents acting or purporting to act on its behalf, and any U.S. ABL Borrowers Obligations made or created in reliance upon the professed exercise of such powers shall constitute the joint and several obligations of the U.S. ABL Borrowers hereunder.

15.05 Contribution; Subrogation. No U.S. ABL Borrower shall have any rights of contribution or subrogation with respect to any other U.S. ABL Borrower as a result of payments made by it hereunder, in each case unless and until the Total Commitment has been terminated and all U.S. ABL Borrowers Obligations have been paid in full.

15.06 Waiver. Each U.S. ABL Borrower waives any right to require the Administrative Agent or the other Lenders to (i) proceed against any other U.S. ABL Borrower, any Guarantor or any other party, (ii) proceed against or exhaust any security held from any U.S. ABL Borrower, any Guarantor or any other party or (iii) pursue any other remedy in the Administrative Agent’s or the Lenders’ power whatsoever. Each U.S. ABL Borrower waives any defense based on or arising out of suretyship or any impairment of security held from any U.S. ABL Borrower, any Guarantor or any other party or on or arising out of any defense of any other U.S. ABL Borrower, any Guarantor or any other party other than payment in full in cash of the U.S. ABL Borrowers Obligations, including, without limitation, any defense based on or arising out of the disability of any other U.S. ABL Borrower, any Guarantor or any other party, or the unenforceability of the U.S. ABL Borrowers Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other U.S. ABL Borrower, in each case other than as a result of the payment in full in cash of the U.S. ABL Borrowers Obligations.

15.07 Several Obligations of the Foreign Credit Parties. Notwithstanding any provision contained in this Agreement or any other Credit Document, neither the European Borrower nor any Foreign Subsidiary of Exide U.S. shall be responsible for or be deemed to have guaranteed any Obligations in respect of U.S. Borrower Term Loans, U.S. ABL Borrowers Revolving Loans, U.S. ABL Borrowers Swingline Loans, or U.S. Borrower Letters or Credit or any other Obligations of any U.S. Credit Party under this Agreement or under any of the other Credit Documents.

SECTION 16. Revolving Loans; Intra-Lender Issues.

16.01 Specified Foreign Currency Participations. Notwithstanding anything to the contrary contained herein, all Revolving Loans which are denominated in Euros (each, a “Specified Foreign Currency Loan”) shall be made solely by the ABL Lenders (including the Fronting Lender) who are not Participating Specified Foreign Currency Lenders (as defined below). Each ABL Lender acceptable to the Fronting Lender (in its sole discretion) that does not have Specified Foreign Currency Funding Capacity (a “Participating Specified Foreign Currency Lender”) shall irrevocably and unconditionally purchase and acquire and shall be deemed to irrevocably and unconditionally purchase and acquire from the Fronting Lender, and the Fronting Lender shall sell and be deemed to sell to each such Participating Specified Foreign Currency Lender, without recourse or any representation or warranty whatsoever, an undivided interest and participation (a “Specified Foreign Currency Participation”) in each Revolving Loan which is a Specified Foreign Currency Loan funded by the Fronting Lender in an amount equal to such Participating Specified Foreign Currency Lender’s RL Facility Percentage of the Borrowing that includes such Revolving Loan. Such purchase and sale of a Specified Foreign Currency Participation shall be deemed to occur automatically upon the making of a Specified Foreign Currency Loan by the Fronting Lender, without any further notice to any Participating Specified Foreign Currency Lender. The purchase price payable by each Participating Specified Foreign Currency Lender to the Fronting Lender for each Specified Foreign Currency Participation purchased by it from the Fronting Lender shall be equal to 100% of the principal amount of such Specified Foreign Currency Participation (i.e., the product of (i) the amount of the Borrowing that includes the relevant Revolving Loan and (ii) such Participating Specified Foreign Currency Lender’s RL Facility Percentage), and such purchase price shall be payable by each Participating Specified Foreign Currency Lender to the Fronting Lender in accordance with the settlement procedure set forth in Section 16.02 below. The Fronting Lender and the Administrative Agent shall record on their books the amount of the Revolving Loans made by the Fronting Lender and each Participating Specified Foreign Currency Lender’s Specified Foreign Currency Participation and Funded Specified Foreign Currency Participation therein, all payments in respect thereof and interest accrued thereon and all payments made by and to each Participating Specified Foreign Currency Lender pursuant to this Section 16.01. This Section 16 shall not affect the obligations of any ABL Lender that does not have Specified Foreign Currency Funding Capacity and that is not a Participating Specified Foreign Currency Lender to make Specified Foreign Currency Loans in accordance with the terms and conditions set forth in the other Sections of this Agreement.

16.02 Settlement Procedures for Specified Foreign Currency Participations. Each Participating Specified Foreign Currency Lender’s Specified Foreign Currency Participation in the Specified Foreign Currency Loans shall be in an amount equal to its RL Facility Percentage of all such Specified Foreign Currency Loans. However, in order to facilitate the administration of the Specified Foreign Currency Loans made by the Fronting Lender and the Specified Foreign Currency Participations, settlement among the Fronting Lender and the Participating Specified Foreign Currency Lenders with regard to the Participating Specified Foreign Currency Lenders’ Specified Foreign Currency Participations shall take place in accordance with the following provisions:

(i) The Fronting Lender and the Participating Specified Foreign Currency Lenders shall settle (a “Specified Foreign Currency Participation Settlement”) by payments in respect of the Specified Foreign Currency Participations as follows: So long as any Specified Foreign Currency Loans are outstanding, Specified Foreign Currency Participation Settlements shall be effected upon the request of the Fronting Lender through the Administrative Agent on such Business Days as requested by the Fronting Lender and as the Administrative Agent shall specify by a notice by telecopy, telephone or similar form of notice to each Participating Specified Foreign Currency Lender requesting such Specified Foreign Currency Participation Settlement (each such date on which a Specified Foreign Currency Participation Settlement occurs herein called a “Specified Foreign Currency Participation Settlement Date”), such notice to be delivered no later than 2:00 p.m. (New York time) at least one Business Day prior to the requested Specified Foreign Currency Participation Settlement Date; provided that the Fronting Lender shall have the option but not the obligation to request a Specified Foreign Currency Participation Settlement Date and, in any event, shall not request a Specified Foreign Currency Participation Settlement Date prior to the occurrence of an Event of Default; provided further, that if (x) such Event of Default is cured or waived in writing in accordance with the terms hereof, (y) no ABL Obligations have yet been declared due and payable under Article 10 and (z) the Administrative Agent has actual knowledge of such cure or waiver, all prior to the Administrative Agent’s giving notice to the Participating Specified Foreign Currency Lenders of the first Specified Foreign Currency Participation Settlement Date under this Agreement, then the Administrative Agent shall not give notice to the Participating Specified Foreign Currency Lenders of a Specified Foreign Currency Participation Settlement Date based upon such cured or waived Event of Default. If on any Specified Foreign Currency Participation Settlement Date the total principal amount of the Specified Foreign Currency Loans made or deemed made by the Fronting Lender during the period ending on (but excluding) such Specified Foreign Currency Participation Settlement Date and commencing on (and including) the immediately preceding Specified Foreign Currency Participation Settlement Date (or the Restatement Effective Date in the case of the period ending on the first Specified Foreign Currency Participation Settlement Date) (each such period herein called a “Specified Foreign Currency Participation Settlement Period”) is greater than the principal amount of Specified Foreign Currency Loans repaid during such Specified Foreign Currency Participation Settlement Period to the Fronting Lender, each Participating Specified Foreign Currency Lender shall pay to the Fronting Lender (through the Administrative Agent), no later than 11:00 a.m. (New York time) on such Specified Foreign Currency Participation Settlement Date, an amount equal to such Participating Specified Foreign Currency Lender’s ratable share of the amount of such excess. If in any Specified Foreign Currency Participation Settlement Period the outstanding principal amount of the Specified Foreign Currency Loans repaid to the Fronting Lender in such period exceeds the total principal amount of the Specified Foreign Currency Loans made or deemed made by the Fronting Lender during such period, the Fronting Lender shall pay to each Participating Specified Foreign Currency Lender (through the Administrative Agent) on such Specified Foreign Currency Participation Settlement Date an amount equal to such Participating Specified Foreign Currency Lender’s ratable share of such excess. Specified Foreign Currency Participation Settlements in respect of Specified Foreign Currency Loans shall be made in Euros.

(ii) If any Participating Specified Foreign Currency Lender fails to pay to the Fronting Lender on any Specified Foreign Currency Participation Settlement Date the full amount required to be paid by such Participating Specified Foreign Currency Lender to the Fronting Lender on such Specified Foreign Currency Participation Settlement Date in respect of such Participating Specified Foreign Currency Lender’s Specified Foreign Currency Participation (such Participating Specified Foreign Currency Lender’s “Specified Foreign Currency Participation Settlement Amount”) with the Fronting Lender, the Fronting Lender shall be entitled to recover such unpaid amount from such Participating Specified Foreign Currency Lender, together with interest thereon (in the same respective currency or currencies as the relevant Specified Foreign Currency Loans) at the Base Rate plus 2.00%. Without limiting the Fronting Lender’s rights to recover from any Participating Specified Foreign Currency Lender any unpaid Specified Foreign Currency Participation Settlement Amount payable by such Participating Specified Foreign Currency Lender to the Fronting Lender, the Administrative Agent shall also be entitled to withhold from amounts otherwise payable to such Participating Specified Foreign Currency Lender an amount equal to such Participating Specified Foreign Currency Lender’s unpaid Specified Foreign Currency Participation Settlement Amount owing to the Fronting Lender and apply such withheld amount to the payment of any unpaid Specified Foreign Currency Participation Settlement Amount owing by such Participating Specified Foreign Currency Lender to the Fronting Lender.

16.03 Obligations Irrevocable. The obligations of each Participating Specified Foreign Currency Lender to purchase from the Fronting Lender a participation in each Specified Foreign Currency Loan made by the Fronting Lender and to make payments to the Fronting Lender with respect to such participation, in each case as provided herein, shall be irrevocable and not subject to any qualification or exception whatsoever, including any of the following circumstances:

(i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents or of any Loans, against the Borrowers or any other Credit Party;

(ii) the existence of any claim, setoff, defense or other right which the Borrowers or any other Credit Party may have at any time against the Administrative Agent, any Participating Specified Foreign Currency Lender, or any other Person, whether in connection with this Agreement, any Specified Foreign Currency Loans, the transactions contemplated herein or any unrelated transactions;

(iii) any application or misapplication of any proceeds of any Specified Foreign Currency Loans;

(iv) the surrender or impairment of any security for any Specified Foreign Currency Loans;

(v) the occurrence of any Default or Event of Default;

(vi) the commencement or pendency of any events specified in Section 10.05, in respect of the Borrowers or any of its Subsidiaries or any other Person; or

(vii) the failure to satisfy the applicable conditions precedent set forth in Section 5 or 6.

16.04 Recovery or Avoidance of Payments. In the event any payment by or on behalf of any ABL Borrower or any other Credit Party received by the Administrative Agent with respect to any Specified Foreign Currency Loan made by the Fronting Lender is thereafter set aside, avoided or recovered from the Administrative Agent in connection with any insolvency proceeding or due to any mistake of law or fact, each Participating Specified Foreign Currency Lender shall, upon written demand by the Administrative Agent, pay to the Fronting Lender (through the Administrative Agent) such Participating Specified Foreign Currency Lender’s RL Facility Percentage of such amount set aside, avoided or recovered, together with interest at the rate and in the currency required to be paid by the Fronting Lender or the Administrative Agent upon the amount required to be repaid by it.

16.05 Indemnification by Lenders. Each Participating Specified Foreign Currency Lender agrees to indemnify the Fronting Lender (to the extent not reimbursed by the Borrowers and without limiting the obligations of the ABL Borrowers hereunder or under any other Credit Document) ratably for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Fronting Lender in any way relating to or arising out of any Specified Foreign Currency Loans or any action taken or omitted by the Fronting Lender in connection therewith; provided that no Participating Specified Foreign Currency Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the Fronting Lender (as determined by a court of competent jurisdiction in a final non-appealable judgment). Without limiting the foregoing, each Participating Specified Foreign Currency Lender agrees to reimburse the Fronting Lender promptly upon demand for such Participating Specified Foreign Currency Lender’s ratable share of any costs or expenses payable by the Borrowers to the Fronting Lender in respect of the Specified Foreign Currency Loans to the extent that the Fronting Lender is not promptly reimbursed for such costs and expenses by the ABL Borrowers. The agreement contained in this Section 16.05 shall survive payment in full of all Specified Foreign Currency Loans.

16.06 Specified Foreign Currency Loan Participation Fee. In consideration for each Participating Specified Foreign Currency Lender’s participation in the Specified Foreign Currency Loans made by the Fronting Lender, the Fronting Lender agrees to pay to the Administrative Agent for the account of each Participating Specified Foreign Currency Lender, as and when the Fronting Lender receives payment of interest on its Specified Foreign Currency Loans, a fee (the “Specified Foreign Currency Participation Fee”) at a rate per annum equal to the Applicable Margin on such Specified Foreign Currency Loans minus 0.25% on the Unfunded Specified Foreign Currency Participation of such Participating Specified Foreign Currency Lender in such Specified Foreign Currency Loans of the Fronting Lender. The Specified Foreign Currency Participation Fee in respect of any unfunded Specified Foreign Currency Participation in a Specified Foreign Currency Loan shall be payable to the Administrative Agent in the Available Currency in which the respective Specified Foreign Currency Loan was funded when interest on such Specified Foreign Currency Loan is received by the Fronting Lender. If the Fronting Lender does not receive payment in full of such interest, the Specified Foreign Currency Participation Fee in respect of the unfunded Specified Foreign Currency Participation in such Specified Foreign Currency Loans shall be reduced proportionately. Any amounts payable under this Section 16.06 by the Administrative Agent to the Participating Specified Foreign Currency Lenders shall be paid in Euros (or, if different, the currency in which such interest payments are actually received).

16.07 Defaulting Lenders; Etc. Notwithstanding anything to the contrary contained above, (x) no ABL Lender may become a Participating Specified Foreign Currency lender at any time its is a Defaulting Lender, and (y) if any Participating Specified Foreign Currency Lender at any time becomes a Defaulting Lender or if the Fronting Lender reasonably determines that the credit quality of any then existing Participating Specified Foreign Currency Lender has suffered a material adverse change, the Fronting Lender shall have the right to, by notice to the affected ABL Lender, (i) terminate such ABL Lender’s status as a Participating Specified Foreign Currency Lender for Revolving Loans and (ii) declare a Specified Foreign Currency Participation Date to occur with respect to such affected ABL Lender.

* * * *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

EXIDE TECHNOLOGIES, as a Borrower and a Guarantor By:

Name:
Title:

EXIDE GLOBAL HOLDING NETHERLANDS C.V., as a Borrower By: Exide Technologies, its general partner By:

Name:
Title:

DIXIE METALS COMPANY, as a Borrower By:

Name:
Title:

EXIDE ILLINOIS, INC., as a Borrower By:

Name:
Title:

GNB BATTERY TECHNOLOGIES JAPAN, INC., as a Borrower By:

Name:
Title:

REFINED METALS CORPORATION, as a Borrower By:

Name:
Title:

INGALLS POWER PRODUCTS, as a Borrower By:

Name:
Title:

EXIDE DELAWARE LLC, as a Borrower By: Exide Technologies, its sole manager By:

Name:
Title:

RBD LIQUIDATION, LLC, as a Borrower By: Exide Technologies, its sole manager By:

Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH, Individually and as Administrative Agent By:

Name:
Title:
By:

Name:
Title:

IN WITNESS WHEREOF, the undersigned hereby acknowledges and agrees to the ABL/TL Intercreditor Provisions referenced in Section 13.27 above:

EXIDE DANMARK A/S

By:

Name:

Title:

Table of Contents

Page

SECTION 1. Amount 1.01 1.02 1.03 1.04 1.05 1.06 1.07 1.08 1.09 1.10 1.11 1.12 1.13	and Terms of Credit
Commitments
Minimum Borrowing Amounts, etc.
Notice of Borrowing
Disbursement of Funds
Notes
Conversions
Pro Rata Borrowings
Interest
Interest Periods
Increased Costs; Illegality; etc.
Compensation
Change of Lending Office
Replacement of Lenders

1.14	Special Provisions Applicable to Lenders Upon the Occurrence of a Termination Event

1.15 SECTION 2. 2.01 2.02 2.03 2.04 2.05 2.06 SECTION 3. 3.01	Incremental Commitments
Letters of Credit
Letters of Credit
Minimum Stated Amount
Letter of Credit Requests
Letter of Credit Participations
Agreement to Repay Letter of Credit Drawings
Increased Costs
Fees; Commitments
Fees

3.02	Voluntary Termination or Reduction of Revolving Loan Commitments and Adjustments of Revolving Loan Commitments

3.03 SECTION 4. 4.01 4.02	Mandatory Reduction of Commitments Prepayments; Repayments; Taxes Voluntary Prepayments Mandatory Repayments and Commitment Reductions

4.03	Method and Place of Payment; Maintenance of Accounts; Statement of Accounts

4.04
SECTION 5.
5.01
5.02
5.03
5.04
5.05
5.06
5.07
5.08
5.09
5.10
5.11
5.12
5.13
5.14
5.15
5.16
5.17
5.18
5.19
SECTION 6.
6.01
6.02
6.03
6.04
6.05
SECTION 7.
7.01
7.02
7.03
7.04
7.05
7.06
7.07
7.08
7.09
7.10
7.11
7.12
7.13
7.14
7.15
7.16
7.17
7.18
7.19
7.20
7.21
7.22
SECTION 8.
8.01
8.02
8.03
8.04
8.05
8.06
8.07
8.08
8.09
8.10
Net Payments
Conditions Precedent to Credit Events on the Initial Borrowing Date
Execution of Agreement; Notes
Officer’s Certificate
Opinions of Counsel
Company Documents; Proceedings
Adverse Change, etc.
Litigation
Existing Intercreditor Agreement.
Consummation of the Refinancing
Subsidiaries Guaranties; Intercompany Subordination Agreement
Pledge Agreements
U.S. Security Agreement
Foreign Security Agreements
Mortgages; Title Insurance; Surveys; etc.
Consent Letter.
Solvency Certificates; Insurance Certificates; etc.
Financial Statements; Pro Forma Financial Statements; Projections
Payment of Fees
Initial Borrowing Base Certificate; Excess Availability.
Field Examinations
Conditions Precedent to All Credit Events
No Default; Representations and Warranties
Notice of Borrowing; Letter of Credit Request; etc.
Borrowing Base Limitations
Senior Secured Notes Indenture Test.
Fixed Charge Coverage Test
Representations and Warranties
Company Status
Company Power and Authority
No Violation
Litigation
Use of Proceeds; Margin Regulations
Governmental Approvals
Investment Company Act
True and Complete Disclosure
Financial Condition; Financial Statements
Security Interests.
Compliance with ERISA
Capitalization
Subsidiaries
Intellectual Property, etc.
Compliance with Statutes; Agreements, etc.
Environmental Matters
Properties
Labor Relations
Tax Returns and Payments
Scheduled Existing Indebtedness
Insurance
Subordination, Etc.
Affirmative Covenants
Information Covenants
Books, Records and Inspections
Insurance
Payment of Taxes
Existence; Franchises
Compliance with Statutes; etc.
Compliance with Environmental Laws
ERISA
Good Repair
End of Fiscal Years; Fiscal Quarters

8.11	New Subsidiaries; Additional Security; Additional Guaranties; Actions with Respect to Non-Credit Party Subsidiaries; Further Assurances

8.12 8.13 8.14	Use of Proceeds Ownership of Subsidiaries Permitted Acquisitions

8.14A ABL Permitted Acquisitions Covenant.

8.14B TL Permitted Acquisitions Covenant.

8.15 8.16 8.17 SECTION 9. 9.01 9.02 9.03 9.03A 9.03B 9.04 9.04A 9.04B 9.05 9.05A 9.05B 9.06 9.06A 9.06B 9.07 9.08 9.09	Maintenance of Company Separateness
Performance of Obligations
Conduct of Business
Negative Covenants
Changes in Business; etc.
Consolidation; Merger; Sale or Purchase of Assets; etc.
Liens
ABL Liens Covenant
TL Liens Covenant
Indebtedness
ABL Indebtedness Covenant
TL Indebtedness Covenant
Advances; Investments; Loans
ABL Advances; Investments; Loans
TL Advances; Investments; Loans
Restricted Payments; etc.
ABL Restricted Payments; etc.
TL Restricted Payments; etc.
Transactions with Affiliates
Fixed Charge Coverage Ratio
Capital Expenditures

9.10	Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; Issuances of Capital Stock; etc.

9.10A ABL Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; Issuances of Capital Stock; etc. Covenant.

9.10B TL Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; Issuances of Capital Stock; etc. Covenant.

9.11
9.12
9.13
9.14
9.15
SECTION 10.
10.01
10.02
10.03
10.04
10.05
10.06
10.07
10.08
10.09
10.10
10.11
10.12
10.13
SECTION 11.
SECTION 12.
12.01
12.02
12.03
12.04
12.05
12.06
12.07
12.08
12.09
12.10
12.11
12.12
12.14
12.15
12.16
12.17
12.18
12.19
12.20
12.21
SECTION 13.
13.01
13.02
13.03
13.04
13.05
13.06
13.07
13.08
13.09
13.10
13.11
13.12
13.13
13.14
13.15
13.16
13.17
13.18
Limitation on Issuance of Equity Interests
Limitation on Certain Restrictions on Subsidiaries
Limitation on the Creation of Subsidiaries and Joint Ventures
Designated Senior Debt
No Additional Deposit Accounts; etc.
Events of Default; Remedies
Payments
Representations, etc.
Covenants
Default Under Other Agreements
Bankruptcy, etc.
ERISA
Security Documents
Guaranties
Judgments
Ownership
Denial of Liability
Governmental Action
Existing Intercreditor Agreement
Definitions
The Agents
Appointment
Nature of Duties
Certain Rights of the Agents
Reliance by Agents
Notice of Default, etc.
Nonreliance on Agents and Other Lenders
Indemnification
Agents in their Individual Capacities
Holders
Resignation of the Agents
Collateral Matters
Delivery of Information
Special Appointment of Collateral Agent (France)
Special Appointment of Collateral Agent (Quebec)
Special Appointment of Collateral Agent (Belgium)
Special Appointment of Collateral Agent (Austria)
Special Appointment of Collateral Agent (Italy)
Special Appointment of Collateral Agent (Poland)
Special Appointment of Collateral Agent (Spain); Etc.
Special Appointment of Collateral Agent (Denmark).
Miscellaneous
Payment of Expenses, etc.
Right of Setoff
Notices
Benefit of Agreement
No Waiver; Remedies Cumulative
Payments Pro Rata
Calculations; Computations
Governing Law; Submission to Jurisdiction; Venue
Counterparts
Effectiveness
Headings Descriptive
Amendment or Waiver; etc.
Survival
Domicile of Loans and Commitments
Confidentiality
Waiver of Jury Trial
Register
English Language

13.19	Special Provisions Regarding Pledges of Equity Interests in, and Promissory Notes Owed by, Persons Not Organized in Qualified Jurisdictions

13.20
13.21
13.22
13.23
13.24
13.25
13.26
13.27
13.28
13.29
13.30
13.31
SECTION 14.
14.01
14.02
14.03
14.04
14.05
14.06
14.07
14.08
14.09
SECTION 15.
15.01
15.02
15.03
15.04
15.05
15.06
15.07
SECTION 16.
16.01
16.02
16.03
16.04
16.05
16.06
16.07
Powers of Attorney; etc.
Waiver of Sovereign Immunity
Judgment Currency
Limitation on Additional Amounts
Post Closing Actions
USA Patriot Act Notice
Classified Information
Certain Intercreditor Arrangements.
Exide U.S. as Agent for the U.S. ABL Borrowers
TL Lender Acknowledgment
Secured Hedging Agreements
Release of U.S. ABL Borrowers
The U.S. Borrower’s Guaranty
The U.S. Borrower’s Guaranty
Bankruptcy
Nature of Liability
Independent Obligation
Authorization
Reliance
Subordination
Waiver
Payments
Nature of U.S. ABL Borrower Obligations
Nature of U.S. Borrower Obligations
Independent Obligation
Authorization
Reliance
Contribution; Subrogation
Waiver
Several Obligations of the Foreign Credit Parties
Revolving Loans; Intra-Lender Issues
Specified Foreign Currency Participations
Settlement Procedures for Specified Foreign Currency Participations
Obligations Irrevocable
Recovery or Avoidance of Payments
Indemnification by Lenders
Specified Foreign Currency Loan Participation Fee
Defaulting Lenders; Etc

SCHEDULE I List of SCHEDULE II SCHEDULE III SCHEDULE IV SCHEDULE V SCHEDULE VI SCHEDULE VII	Lenders and Commitments Lender Addresses [RESERVED] Eligible Inventory Locations Initial Qualified Jurisdictions Guaranty and Security Principles TL Indebtedness Definitions

SCHEDULE 2.01(c)
SCHEDULE 5.09
SCHEDULE 5.10
SCHEDULE 5.12
SCHEDULE 5.13
SCHEDULE 7.11
SCHEDULE 7.12
SCHEDULE 7.13
SCHEDULE 7.19
SCHEDULE 7.20
SCHEDULE 7.21
SCHEDULE 9.03
SCHEDULE 9.05
SCHEDULE 9.07
SCHEDULE 9.15
SCHEDULE 11(A)
SCHEDULE 11(B)
SCHEDULE 13.24
Existing Letters of Credit
Certain Non-Wholly Owned Subsidiaries
Pledge Agreements
Foreign Security Agreements
Real Properties
Plans
Capitalization
Subsidiaries
Tax Matters
Scheduled Existing Indebtedness
Insurance
Existing Liens
Existing Investments
Transactions with Affiliates
Deposit Accounts
Restructuring Charges
Non-Credit Party Subsidiaries
Post Closing Actions

EXHIBIT A-1 -
EXHIBIT A-2
EXHIBIT B-1
EXHIBIT B-2
EXHIBIT B-3
EXHIBIT B-4
EXHIBIT B-5
EXHIBIT B-6
EXHIBIT B-7
EXHIBIT C
EXHIBIT D
EXHIBIT E-1
EXHIBIT E-2
EXHIBIT F
EXHIBIT G-1
EXHIBIT G-2
EXHIBIT G-3
EXHIBIT G-4
EXHIBIT H
EXHIBIT I
EXHIBIT J
EXHIBIT K
EXHIBIT L
EXHIBIT M
EXHIBIT N
EXHIBIT O
EXHIBIT P
EXHIBIT Q
EXHIBIT R
Form of - - - - - - - - - - - - - - - - - - - - - - - - - - - -	Notice of Borrowing
Notice of Conversion/Continuation
Form of U.S. Borrower Term Note
Form of European Borrower U.S. Dollar Term Note
Form of European Borrower Euro Term Note
Form of U.S. Borrower Revolving Note
Form of European Borrower Revolving Note
Form of U.S. Borrower Swingline Note
Form of European Borrower Swingline Note
Form of Letter of Credit Request
Form of Section 4.04(b)(ii) Certificate
Form of Opinion of Jones Day
Form of Opinion of AKD Prinsen Van Wijmen
Form of Officers’ Certificate
Form of U.S. Subsidiaries Guaranty
Form of Foreign ABL Subsidiaries Guaranty
Form of Foreign Joint Subsidiaries Guaranty
Form of Foreign TL Subsidiaries Guaranty
Form of Intercompany Subordination Agreement
Form of U.S. Pledge Agreement
Form of U.S. Security Agreement
Form of Solvency Certificate
Form of Consent Letter
Form of Borrowing Base Certificate
Form of Joinder Agreement
Form of Assignment and Assumption Agreement
Form of Incremental Commitment Agreement
Form of Intercompany Note
Form of Shareholder Subordinated Note